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File No. 333-141974
Filed Pursuant to Rule 424(b)(4)

PROSPECTUS SUPPLEMENT NO. 3 DATED APRIL 2, 2008

(To Prospectus Dated November 20, 2007)

O2DIESEL CORPORATION

12,805,987 Shares of Common Stock

Sticker Supplement to Prospectus

        This prospectus supplement supplements the prospectus dated November 20, 2007, of O2Diesel Corporation, relating to the sale by Fusion Capital II, LLC of up to 12,805,987 shares of our common stock. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supercedes the information contained in the prospectus.

        Investing in our common stock involves certain risks. See "Risk Factors" beginning on page 3 of the prospectus for a discussion of these risks.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ANNUAL REPORT ON FORM 10-KSB

        On March 31, 2008, O2Diesel Corporation filed an Annual Report on Form 10-KSB (the "10-KSB") for the year ended December 31, 2007. The text of the 10-KSB, including Exhibits 31 and 32 thereto, is attached hereto as Annex A to this Prospectus Supplement No. 3 and incorporated herein by reference.

Annex A

Form 10-KSB for 12/31/2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB

(Mark One)
☒ Annual report under section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2007
OR
☐ Transition report under section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition Period from to .

Commission file number: 001-32228

O2Diesel Corporation
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-2023525 (I.R.S. Employer Identification No.)
100 Commerce Drive Suite 301 Newark, Delaware (Address of principal executive offices)	19713 (Zip Code)
Issuer's telephone number: (302) 266-6000 Securities registered under Section 12(b) of the Exchange Act:
Title of Class	Name of exchange on which registered
Common Stock, $0.0001 par value	The American Stock Exchange

Securities registered under Section 12(g) of the Exchange Act: Common Stock, None
(Title of class)

         Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act) Yes ☐    No ☒

         State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the Past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act.)

         Registrant's revenues for its most recent fiscal year: $358,464

         The aggregate market value of the voting stock held by non-affiliates of the registrant on March 19, 2008 computed by the average bid and asked price as of March 19, 2008, at which the stock was sold, was $21,824,668, assuming solely for purposes of this calculation that all directors and executive officers of the issuer are "affiliates." This determination of affiliate status is not necessarily a conclusive determination for other purposes.

         On March 19, 2008, the registrant had 87,298,674 shares of common stock, $0.0001 par value per share, issued and outstanding.

         TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT: Yes ☐    No ☒

DOCUMENTS INCORPORATED BY REFERENCE

         Documents incorporated by reference are listed in the Exhibit Index.

O2Diesel Corporation
(A Development Stage Company)

TABLE OF CONTENTS TO
ANNUAL REPORT ON FORM 10-KSB
FOR THE YEAR ENDED DECEMBER 31, 2007

NOTE REGARDING FORWARD LOOKING STATEMENTS

        This annual report on Form 10-KSB contains forward-looking statements concerning O2Diesel Corporation ("O2Diesel," the "Company" or the "Registrant") and the Company's future operations, plans and other matters. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "might", or "will" be taken or occur or be achieved) are not statements of historical fact and may be "forward looking statements" which include statements relating to, among other things, the ability of O2Diesel to successfully compete in the fuel additive and fuel distribution businesses.

        O2Diesel cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Such forward-looking statements are based on the beliefs of O2Diesel's management as well as on assumptions made by and information currently available to O2Diesel at the time such statements were made. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products and failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. "O2Diesel" and "CityHome" are trademarks of O2Diesel Corporation.

PART I

Item 1.    Description Of Business

(a) Form and Year of Organization

        O2Diesel Corporation ("O2Diesel" or the "Company") is a development stage company and has developed a proprietary additive product designed to enable distillate liquid transportation fuels to burn cleaner by facilitating the addition of ethanol as an oxygenate to these fuels. To date, the Company's operations continue to be primarily focused on raising capital, performing product tests and demonstrations and bringing its product to market.

        O2Diesel's predecessor, Dynamic Ventures, Inc., was incorporated in the State of Washington on April 24, 2000. Dynamic Ventures, Inc. changed its name to O2Diesel Corporation effective June 10, 2003, in contemplation of the reverse acquisition of AAE Technologies International Plc ("AAE"). On July 15, 2003, O2Diesel acquired all of the issued and outstanding share capital of AAE in exchange for 17,847,039 shares of its common stock (the "Offer"). As a result of this transaction, the former shareholders of AAE acquired control of the combined companies. The acquisition of AAE has been accounted for as a capital transaction followed by a recapitalization as AAE was considered to be the accounting acquirer. Accordingly, the consolidated financial statements of AAE are now treated as the historical financial statements of O2Diesel for all periods presented.

        On June 15, 2004, the American Stock Exchange ("AMEX" or "Exchange") approved an application to list 46,518,898 shares of our common stock under the symbol OTD. Subsequent to this date, the Exchange has approved additional applications to list 72,830,013 shares of the Company's common stock so that the total number of shares approved for listing is now 119,348,911. Our shares began to trade on the exchange on July 1, 2004.

        On December 29, 2004, the Company consummated a merger (the "Reincorporation Merger") with and into its wholly owned subsidiary, O2Diesel Delaware Corporation, a Delaware corporation ("O2Diesel Delaware") in order to reincorporate in the State of Delaware (the "Reincorporation"). The Reincorporation Merger was affected pursuant to an Agreement and Plan of Merger entered into between the Company and O2Diesel Delaware on December 29, 2004. The Reincorporation was submitted to a vote of, and approved by, the Company's shareholders at its annual meeting held on August 16, 2004. As a result of the Reincorporation, the legal domicile of the Company is now Delaware. The merger became effective on December 31, 2004.

        The Company's audited consolidated financial statements for the year ended December 31, 2007, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At December 31, 2007, the Company had a working capital surplus of $848,207 and has accumulated losses of $43,912,832. However $2,333,959 of the working capital is restricted cash which is primarily intended to be used for operational costs associated with developing markets in Europe. The lack of adequate working capital and continuing losses, as well as the uncertain conditions regarding the Company's AMEX listing status as stated below, create an uncertainty about the Company's ability to continue as a going concern. Management has concluded that additional equity must be raised in 2008 in order for the Company to have sufficient cash to execute its business plan and to be in compliance with the AMEX listing requirements.

Listing on AMEX

        The Company has been actively involved in raising equity to fund its working capital requirements and to fulfill the listing standards of the AMEX. On June 29, 2007, the Company was notified by AMEX that it was not in compliance with the listing standards of the Exchange because of its continuing losses and the fact that our shareholders' equity had fallen below $6.0 million. In accordance with a plan submitted to the AMEX on July 27, 2007, the Company raised $0.5 million from a potential $10.0 million private placement, $2.52 million in a separate private placement and $1.25 million in a third private placement. In addition, the Company had intended to raise additional new equity in conjunction with its acquisition of ProEco Energy Company ("ProEco"). We anticipated that these actions would enable us to meet or exceed the equity requirements of the Exchange. On September 13, 2007, the AMEX approved this plan.

        On January 8, 2008, the Company announced that due to the unfavorable market conditions for raising capital for ethanol plants, the Company and ProEco had entered into an agreement to extend the Share Exchange Agreement and the maturity date of the loan from the Company to ProEco until January 31, 2008. These agreements were subsequently extended again until February 29, 2008. On March 19, 2008, the Company and ProEco entered into a letter agreement terminating the Share Exchange Agreement and extending the maturity date of the loan from February 29, 2008 until November 30, 2008. The Company and ProEco have agreed to continue to develop a new fuel-grade ethanol plant (the "Ethanol Plant") when conditions in the capital markets improve.

        Management has evaluated this project based on its assessment of the challenges to financing projects of this nature, posed by the present debt and equity markets, as well as the limited likelihood that a buyer will be identified for this project in the near future. Accordingly, the Company believes that it is prudent not to assign a value to this asset. As such, an impairment charge of $1,288,614 was warranted and this adjustment was recorded in December 2007.

        On February 7, 2008, the Company received a notice from the AMEX that due to this deferral of the ProEco project, the Company was no longer demonstrating progress consistent with the July 27, 2007 plan and was commencing action to de-list the Company's common stock. The Company filed an appeal of the AMEX's action on February 12, 2008 and is waiting to present the Company's plan to remain on the Exchange at a hearing scheduled for April 15, 2008.

        If the Company's common stock were to be de-listed by the AMEX, the Company believes its shares would continue to be traded as a bulletin board stock.

        Since July 2003, the Company has raised approximately $37 million for its operations.

(b) Business of O2Diesel Corporation

Principal Products and Markets:

        O2Diesel has developed a proprietary additive product designed to facilitate the use of renewable components that improve the performance of distillate liquid transportation fuels. By facilitating the addition of ethanol to diesel and biodiesel blends, such oxygenated blends assist in the combustion process to provide a clean burning fuel. O2Diesel has further refined its product into a series of additive blends for a variety of fuel applications. The Company's core product, O2D05, is a proprietary surfactant derived from renewable sources such as soybean oil, other vegetable oils, or animal fats. The additive stabilizes and enhances the blending of fuel grade ethanol with diesel fuel. Blending O2D05 with ethanol and various grades of diesel fuel in turn creates a proprietary clean burning fuel called O2DieselTM. Extensive testing at independent laboratories and in real world fleet trials has been carried out to quantify the benefits and operability of this fuel as well as other O2DieselTM fuel blends in a wide range of engine types and ages. These tests have demonstrated that the use of the fuel can produce significant and verifiable reductions in emissions. As an example, test data has shown the following reductions in harmful emissions:

        Up to a 70% reduction in visible smoke;

        Up to a 46% reduction in particulate matter ("PM");

        Up to a 23% reduction in carbon monoxide;

        Up to a 6% reduction of oxides of nitrogen ("NOx").

        By way of background, fuel ethanol has been blended with gasoline for over 25 years in the U.S. and even longer in Brazil, with the combined benefits of improving air quality, reducing the use of petroleum based fuels and increasing the demand for agricultural products. Because of the incompatibility of diesel fuel and ethanol in a stand-alone environment, it has not been possible to combine ethanol and diesel fuel to produce a stable motor fuel. The Company's additive, O2D05, permits diesel fuel to be blended with ethanol to produce a fuel that is suited for use by centrally fueled truck and bus fleets, off-road diesel equipment and other diesel powered machinery. However, some changes were necessary to prepare vehicles and equipment to use the fuel, as well as to the storage and delivery systems used to dispense it.

        The Company originally identified the U.S., Canada and Brazil as its first target markets, with an initial focus on the U.S. and Brazil. Since that time, the Company has developed additional strategic partnerships to expand its markets on a broader global basis. In 2008, we will continue to work with a large strategic partner in the ethanol industry to develop the European market for the Company's products as well as an important supplier of alternative energy solutions and technology to develop the Asian market. O2Diesel's strategy, with the support and resources of its commercial partners, is to create end-user demand from centrally fueled on and off-road diesel fleets, as well as large scale industrial operations that require significant diesel fuel supply, such as ports and military installations.

        Potential customers in the Company's global markets include:

  •
  Urban truck and delivery fleets;

  •
  Municipal transit authorities (public and private);

  •
  Government fleets (municipal, state, and federal);

  •
  Port logistical equipment;

  •
  Construction equipment;

  •
  Mobile or stationary power generators;

  •
  Railroads;

  •
  Military (non-tactical) vehicles.

        The U.S. market for diesel fuel is large and growing. It has been estimated by the Energy Information Administration that the use of diesel fuel in the U.S. exceeds 65 billion gallons per year and is expected to grow by approximately 1% in 2008.

        Basic to the success of the Company's sales program is the availability of abundant supplies of fuel grade ethanol. According to statistics compiled by the Renewable Fuels Association, domestic ethanol plants in 2007 produced 6.5 billion gallons of ethanol, an increase of 33% over 2006. At the end of 2007, there were 142 plants producing ethanol with another 65 under construction or expansion, which, at completion, are expected to have an annual capacity of about 13.4 billion gallons. At present, the Company does not anticipate any supply problems in securing sufficient quantities of ethanol for use in the U.S. and Canada.

        At the end of 2007, four customers in the U.S. and one customer in India were using the Company's fuel on a regular basis. Two U.S. Air Force bases and four bus fleets were using the fuel on a trial basis. Typically, first-time users of O2DieselTM want to test the fuel in a small portion of their fleets before committing all of their vehicles to its use. These trials typically last for a period of three months or more and involve 10% or less of the vehicles in a prospective fleet.

        In March 2004, O2Diesel began operations in Brazil through its 75% owned subsidiary, O2Diesel Químicos Ltda. Brazil is one of the pioneers in the use of ethanol and has a long history of manufacturing ethanol as a by-product from the production of sugar. Due to the low cost and availability of ethanol, Brazil's transportation sector has used large amounts of this renewable fuel for the last three decades. Fuel ethanol has become an important fuel in Brazil due to its positive effects on the creation of jobs in the sugar industry and as a means of reducing the country's dependence on imported diesel fuel, of which Brazil is a net importer. Moreover, both the Brazilian government and the sugar producers have sought various means to increase the demand for sugar and sugar derivatives. The Company has determined that, similar to the U.S., it must hire and train its own sales force to achieve meaningful sales in Brazil.

        According to market studies, approximately 9 billion gallons of diesel fuel are consumed by Brazil's transport sectors. As in the U.S. market, we initially targeted centrally fueled truck and bus fleets as our customers. Brazil experienced the same profile of testing by potential customers as that found in the U.S. During 2004, one sugar mill tested O2DieselTM in only a small portion of its truck fleet. In 2005, Brazil added an additional sugar mill customer, a municipal transit system and one waste fleet to its users of the fuel. During 2006 and 2007, the Company successfully concluded these demonstrations. At the beginning of 2008, we were continuing this demonstration activity with a municipal bus fleet in Curitiba, the third largest city in Brazil. The Company has expanded its South America activity by entering into a distribution agreement with a European-based energy trading company. Utilizing our staff in Brazil for technical support, we are working with this distributor to develop first fleet demonstrations and later commercial accounts in Columbia and Paraguay.

        To summarize, the current potential customers for O2DieselTM in Brazil include the following:

  •
  Trucks — sugar / alcohol mills

  •
  Trucks — transport companies

  •
  Buses — large municipalities.

Later, our Brazilian subsidiary will seek to widen its market to include:

  •
  Trucks — non-transport companies

  •
  Buses — intercity.

        In Europe and Asia, our market focus continues to be on centrally fueled bus fleets and large trucking fleets.

        In North America, we expect to distribute our product, O2D05, directly to jobbers. "Jobbers" is a term in the fuel industry to describe companies that have a supply infrastructure that facilitates the purchase, blending, storage and delivery of fuel, which may include O2DieselTM. After purchasing our additive, jobbers will be responsible for all of the logistics necessary to blend the components to produce O2DieselTM. In most cases, they will purchase diesel and ethanol and blend these with our additive. At the time of sale of the O2DieselTM, the jobber will deliver the fuel using its own transportation fleet, common carriers or fuel trucks of its customer.

        In Europe and Asia, we intend to distribute our product to large distributors who will operate under exclusive contracts covering specific geographic regions. As of December 31, 2007, we have maintained our exclusive distribution agreement in Asia.

        In all our markets we also intend to have our sales force market O2DieselTM directly to large centrally fueled fleets of vehicles and equipment, where the user would typically have its own refueling infrastructure. In these cases, we must arrange for the delivery of O2DieselTM to the customer's central fueling location. In limited situations, O2D05 by itself may be sold to large, central fleet customers, but in these cases, the customer must have the proper facilities to blend diesel fuel with fuel grade ethanol and additive. In most situations, we or the customer will contract with jobbers or other fuel transportation companies to blend and deliver the O2DieselTM.

        To plan for the logistics necessary to deliver O2DieselTM, we are continuing our efforts to establish a reliable network of ethanol producers and providers of fuel transportation services. To that end, we have established supply relationships with sixteen jobbers (fuel blending and distribution companies) in the U.S. and with two jobbers in Europe. We continue to negotiate supply agreements with ethanol distributors in order to obtain stable pricing for this commodity. Additional progress towards creating a network was achieved in 2007, but more needs to be accomplished to arrive at the point where we have a seamless distribution network to serve our major markets.

        For large centrally fueled fleets, the methods of distribution will be substantially the same for customers regardless of the market. However, the distribution of fuel in Brazil poses a potentially greater challenge than those in the U.S. and Europe, particularly due to legal restrictions imposed on the sales and distribution of ethanol and the structure of the fuel distribution markets. This occurs because there are only a few companies in Brazil that deliver petroleum fuels to the end user. As such, we have fewer choices from which to select partners in Brazil to establish an infrastructure for the distribution of our fuel.

Competitive business conditions and position in the marketplace:

        In general, competition to O2Diesel's technology may be split into three categories:

        1. Ethanol-diesel blended fuel technologies (e-diesel);

        2. Exhaust after treatment technologies;

        3. "Other" fuels.

        Within the first category, which comprises e-diesel fuel technologies, we believe there are a number of competitor companies that have or are attempting to develop fuel additives to compete with our technology. Based on limited market information, and even though some of the competing technologies are owned by larger and better financed corporations, it appears that none of the technologies are as advanced. Other cost effective diesel fuel additive technologies which would be expected to compete with our technology, such as metallic combustion improvers, are subject to significant regulatory issues that may affect their commercial viability. Various exhaust after treatment technologies are available in the marketplace to reduce emissions. Many of these technologies are designed for use on new vehicles, and, as such, may take several years to have an impact on emissions over a large vehicle population. In addition, these after treatment technologies may have higher implementation costs including the cost of vehicle retrofits, which may also be expensive. For this reason, we do not view exhaust after treatment technologies as being in direct competition to O2DieselTM. In 2007, we tested several of these devices with our fuel to confirm that additional benefits can be achieved when the two technologies are used together, such as reduced maintenance costs and enhanced control of emissions. In every case tested, the data shows that after treatment technology is compatible and synergistic with our technology.

        Ultra-Low Sulfur Diesel ("ULSD") with and without bio-diesel has lower emissions than low sulfur diesel ("LSD"). Beginning in mid-2006, the diesel fuel specifications for the U.S. changed to require the use of ULSD for all on-highway use. ULSD is defined as having less than 15 parts per million sulfur. Combusting this low level of sulfur not only gives lower emissions but is necessary to allow current exhaust after treatment technologies to work effectively. ULSD is more expensive to produce than its predecessor, LSD, but is now supplied throughout the U.S. as a result of mandated change in the fuel specification. In 2005 and 2006, we demonstrated that our product not only works effectively with a base blend of ULSD, but also improves the lubricity elements of the base blend. In 2007, we continued to pursue a long-term strategy of working with refiners and distributors of ULSD as a means of broadening the market for both fuels — ULSD and O2DieselTM. Biodiesel is an ester containing hydrocarbon derived from renewable sources and blends of this component with ULSD is a viable alternative to ULSD alone. A blend of 20% biodiesel in ULSD has been legislatively designated as an "EPACT fuel" and is used by the military to fulfill governmental requirements for reducing the use of petroleum. Biodiesel has had quality and some other drawbacks, among which can include cost, lack of availability, emission increases as well as handling, storage and usage issues.

        During 2005 and 2006, we had one of our customers in our City HomeTM initiative successfully use a blend of biodiesel and O2DieselTM fuel. Our work with the Department of Defense ("DoD") has resulted in a new alternative fuel combining our additive technology, ULSD and biodiesel. In addition to our proprietary solubilizing agent and cetane improver, this fuel also has technology to improve the low temperature flow properties of the fuel which is necessary for cold temperature operation. This fuel, with about 28% renewable components, was shown to perform equal to straight ULSD while providing additional operational benefits in an urban transit system at the end of 2007. To our knowledge, it is the highest concentration of complementary renewable sourced components used for winter applications.

        Below is a table which gives a brief overview of the advantages and disadvantages of the broad ranges of technologies that may be considered as competing with O2Diesel's fuel technologies. This summary is not intended to be all-inclusive for competing technologies.

Lower Emissions Options	Advantages	Disadvantages
Bio-diesel	Renewable content lowers the most regulated emissions and governmental incentives.	Variable quality, availability, price, storage/handling & distribution
Exhaust Gas After Treatment	Effective and an OEM hardware addition to meet 2007 model year vehicle emission needs	High cost, owner resistance and maintenance issues
Gas to Liquid & Fischer Tropsch	Clean fuel and number of feedstock options	High production cost, long lead time, price
Hydrogen Gas/Fuel Cells	Ultra clean vehicles	Still at early research stage
Diesel-Water	Reduces both PM and NOx	Poor fuel stability, reduced power, special equipment and maintenance issues

        In Brazil, there are both domestic and foreign companies seeking to develop an ethanol diesel blending additive, but we believe that none of these potential competitors have perfected their respective technologies.

Sources and availability of raw materials:

        O2Diesel has a cooperation agreement with Cognis Deutschland GmbH ("Cognis") for the manufacture and marketing of the Company's additive globally. Cognis has manufacturing facilities in or near each country in which we intend to sell our product. According to Cognis, these plants have sufficient capacity to produce enough product to allow us to meet our budgeted sales for the United States, Europe, India and Brazil for the next twelve months. Cognis has informed us that it does not anticipate there will be any shortages of raw material over the next twelve months. To date, Cognis has supplied all the additive required.

Dependence on one or a few major customers:

        At the end of 2007, the Company was still a development stage company and we reported additive sales of only $337,089 for the year. In 2008, we started the year with four North American customers and one Indian customer and have not reached the stage when we can start to develop a customer profile sufficiently large enough to allow us to affirmatively state that we will not be dependent on just one or even a few major customers. However, given the usage of diesel fuel in our target markets, U.S., Canada, Brazil, Europe and Asia, the drive of local and national governments to press for cleaner air legislation, and the mandates for our potential customers to comply with these legislative requirements, it is unlikely that we will be dependent in any of these markets on one or even a few large customers. Notwithstanding the foregoing, we have almost no sales history and cannot yet know for certain what our likely customer base will be or if one will develop at all.

        Because of the many fuel distribution companies in the U.S. and Canada, it is unlikely that we will be dependent upon one or only a few large companies to distribute O2DieselTM. However, this may not be true for Brazil. For example, in Brazil, the country's fuel distribution network is concentrated among a small number of large companies. Thus, it is possible, and perhaps likely, that we could become dependent on one or two large distributors for the sale of O2DieselTM in Brazil. O2Diesel cooperates on a non-exclusive basis with Brazil's largest fuel distributor, BR, the distribution arm of the state-owned mineral oil company, Petrobrás.

        In India, we have signed an exclusive agreement with one distributor for the market in that country. In Europe, we are exploring distribution agreements on a country by country basis.

Patents/Trademarks:

        The Company has 82 patents granted or applications pending for nine different proprietary fuel and additive product inventions registered with the international WIPO (PCT) Registration System. Seven inventions currently have 40 patents granted, and 23 applications pending in 22 different countries in Europe, North America, South America and Asia. Two additional inventions currently have 19 patent applications pending and are about to undergo examination in 16 different countries. In August 2008, one of these inventions could be the subject of further patent applications in several additional countries worldwide which are members of the Patent Cooperation Treaty. During this period, O2Diesel's intellectual property rights over its additive products are protected through its registration with the WIPO (PCT) Registration System and its pending national patent applications.

        As part of our cooperation agreement with Cognis, we, along with Cognis, are the joint owners of all patents covering both the use and composition of O2D05. All legal costs associated with preparing, filing and administering the jointly owned patents are shared equally by the Company and Cognis. We also have a number of patents that have been issued that relate to the predecessor technology of O2D05. As a strategic measure, we continue to fund all costs necessary to maintain some of these patents. O2Diesel is the sole owner of these latter patents, which in general cover the use and composition of its prior generation technology.

        We have registered a trademark in the U.S. and the European Union for a mark which includes the words and numbers O2DieselTM as well as a figurative logo of the words. We also registered trademarks for "CityHome" (and design) in eight classes of goods and services, "TODAY'S CLEAN AIR SOLUTION TOMORROW'S BRIGHTER FUTURE" and "CITYHO2ME", each covering one class of goods and services.

Government Approvals:

        In the U.S., O2DieselTM is subject to regulation at the federal, state and local levels. In addition, organizations such as the American Society for Testing & Material ("ASTM") and the National Conference on Weights & Measures ("NCWM") set uniform industry product quality standards and test methods which are often adopted by legislative bodies and regulatory agencies.

        These laws and regulations are modified over time and these changes may favor or disfavor one product over another. This is particularly true in the case of incentives that are either available or are becoming available for the expanded use of cleaner-burning fuels like O2DieselTM or other emissions reduction technologies.

        In the U.S., O2DieselTM is continuing the process to obtain regulatory approvals at various levels of government. At the federal level, the primary regulatory body from which the necessary approvals are required is the U.S. Environmental Protection Agency ("EPA"). The EPA requires the registration of all fuels for on-highway commercial use. The process of becoming a registered fuel for on-highway use is complex, costly and time-consuming. The Company has registered its base additive (O2D05) with the EPA as well as two other additive packages (O2D5000 and O2D5005). The latter package is more robust with respect to the fuel's water tolerance at low temperatures. O2DieselTM has also submitted emissions testing and other required data as part of EPA's Tier 1 fuel registration to demonstrate that O2DieselTM does not generate additional air emissions as compared to diesel fuel. In 2007, EPA completed its initial review of the registration of O2DieselTM as a Tier 1 atypical fuel. Tier 2 requirements are triggered if sales exceed $10 million in annual revenue. Tier 2 tests are intended to detect potential adverse health effects related to the inhalation of any additional emissions.

        The Company has received several review questions from EPA related to the applications of the newer additive packages and the blended fuel. In response to these and subsequent review questions, the Company has submitted an extensive compilation of emission reduction and engine performance data from its demonstrations and real-world trials as well as a substantial literature review of the benefits of e-diesel blends. It has been the Company's position in this submission that O2DieselTM is "substantially similar" to current in use e-diesel certified fuels and that the Company's fuel products continue to support emissions reductions over the useful life of diesel engines, either with or without aftertreatment devices. At the end of 2007, the Agency was continuing its review of this submission.

        States set strict requirements for the sale and distribution of motor fuels, and provide certain incentives for the use of cleaner-burning fuels. Certain states also levy disincentives for the use of "dirtier" fuels, often in the form of monetary penalties. With the exception of California and Texas, which are permitted to set stricter state standards, all state motor fuel environmental regulations are governed by EPA policies set forth in the Clean Air Act. In addition to environmental issues, many states have other regulations regarding the sale of fuel to which the Company may be subjected.

        In 2003, O2DieselTM achieved regulatory recognition (known as "verification") in California granted by the California Air Resources Board ("CARB") for O2DieselTM as an "alternative diesel fuel," thus making the fuel eligible for state and local incentives. During this same period, the Division of Measurement Standards ("DMS") of the California Department of Food & Agriculture designated O2DieselTM as a "developmental engine fuel" which is a requirement for a fuel to be marketed legally in the state if it lacks a specification from a peer reviewed body such as ASTM. In 2006, the Company submitted several programs to complete the protocols to allow O2DieselTM to be classified as a Diesel Emissions Control Strategy (DECS) fuel by CARB. Given the base fuel changes, along with the Agency's rule changes, O2Diesel has had to rework its original test plan. At the end of 2007, we were continuing to work through these issues, including Tier 1, Tier 2 and Tier 3 Multimedia Assessment. The Company's focus in California in 2008 will continue to demonstrate how the use of O2DieselTM not only reduces emissions, but more importantly, improves the performance of various aftertreatment hardware technologies, thereby assisting them to be verified at higher tier levels than they can achieve when used alone. Being a Verified Technology will allow O2Diesel to be competitive in this large market. As a condition to permitting the sale of O2DieselTM in California, CARB mandated, among other things, that in the case of storage or use of O2DieselTM, fuel storage tank vents, vehicle tank vents and fill openings must be fitted with flame arrestors.

        In August 2004, Nevada's Division of Environmental Regulation approved O2DieselTM as an "alternative fuel". Nevada requires that state, county and municipal fleets of 10 or more vehicles must use an alternative fuel rather than regular transportation fuels such as gasoline or diesel fuel.

        Ethanol and diesel fuel blends do not have an ASTM specification. In 2006, a member of the Company became the Chairman of the E-Diesel task force. This task force submitted a specification for the purpose of proposing a ballot for incorporation of this fuel as an ASTM specification and received the initial results of this vote during the December 2006 ASTM meeting. Throughout 2007, the task force continued to answer inquiries regarding the fuel and submitted a revised ballot based upon these initial comments. Subsequent ballots in 2007 showed a reduced number of negative votes which the task force has continued to respond to. It is expected that a revised ballot will be submitted to ASTM during the second quarter of 2008 so that it can be discussed and voted on during the June ASTM international meeting.

        In Canada, there are fewer limits or restrictions on the introduction of new motor fuel products like O2DieselTM, despite the fact that the key federal regulatory agencies — Environment Canada and Natural Resources Canada — tend to follow the general policies set by the United States. One important quasi-governmental organization that serves a regulatory control function is the Canadian General Standards Board ("CGSB"), which works in a manner similar to ASTM. Fuels sold in Canada on a widespread basis will ultimately be subject to an industry and government consensus-based product specification. Across Canada and among the provinces, various tax and other incentives are in place to encourage the expanded production and use of biomass-based transportation fuels.

        Various governmental approvals are required to sell O2DieselTM in Brazil. These approvals are administered and granted by two Brazilian agencies — ANP and IBAMA. ANP is the National Fuel Regulation Agency and IBAMA is the National Environment Protection Agency. Approvals are needed from both agencies before O2DieselTM may be sold in Brazil. In 2004, we submitted applications to both agencies and received limited, but favorable approvals from each. ANP has classified O2DieselTM as an alternative diesel fuel. In addition, IBAMA, approved O2DieselTM for off road (e.g. in mining) and railroad applications. Also, in response to requests that we submitted to ANP, it granted approval for O2DieselTM to be sold to specific customers and for specific regions in Brazil.

        In Europe, the regulatory environment surrounding alternative fuels is largely centered on biodiesel. Since ethanol-diesel is a new technology in the European Union, the Company is working on a country by country basis to better define e-diesel regulatory requirements and how they can be supplemented by changes to the existing regulatory structure. Like in the United States, alternative fuels are allowed for individual test demonstrations in most European countries, but must be approved by the country's appropriate governmental agency on a case-by-case basis. In 2007, O2Diesel received the required government approvals in France from the DRIRE and the DIREM, the regulatory bodies responsible for the Environment and Fuel specifications and applications for the use of O2DieselTM in demonstrations in that country. Similarly, the Company was able to obtain permission from the Spanish regulatory authorities to utilize the fuel in demonstrations in that country.

        In India, the Company sells its base additive directly to its exclusive distributor for this market. The distributor bears the responsibility for blending the final e-diesel product and to fulfill the local and national regulatory requirements needed to market the final product.

Effect of existing or probable governmental regulations:

        Regulations may affect new motor fuel products by raising barriers to entry (thus keeping out untested products that lack proof of claims for performance) or by providing incentives for products that help achieve public policy goals. O2DieselTM began an intensive engine and fleet testing program in 1999 which will continue through 2008. This testing is designed to provide proof to federal, state and local regulatory bodies as well as to the U.S. military that O2DieselTM has a positive impact in reducing emissions that contribute to ground-level ozone in urban areas, and that it will reduce toxic particulate matter emissions. Some of these agencies may provide incentives for the use of such products in cases where the benefits of using the products can be verified.

        Regulations for motor fuels may have the effect of limiting competition from products that cannot prove their claims to regulators, while giving others that can an advantage in the marketplace. Moreover, the availability of federal, state and local incentives to encourage the use of verified products may make O2DieselTM a cost-effective fuel for fleets seeking to comply with tougher new air quality regulations. As an example of these incentives, the U.S. government permits a credit against excise tax for ethanol blended with diesel fuel. In prior years, this incentive was computed differently, was more complex and was subject to a number of limitations, the most significant being that it did not apply to ethanol diesel blends used in off-road vehicles and equipment.

        On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004 (P.L. 108-357). This new law made important changes to the existing law by allowing a refundable excise tax credit for ethanol blended with diesel fuel. The new law, which is called the "Volume Ethanol Excise Tax Credit" (VEETC) extends the credit through December 31, 2010. Generally, it provides that a credit may be taken at $0.51 per gallon for ethanol blended with diesel fuel used for both on-road and off-road applications. O2DieselTM, when blended with the appropriate ethanol, qualifies for this excise tax credit.

        The Company is not aware of any incentives for the use of its additive or fuel in Brazil and is in the process of exploring Europe and Asia for available incentives.

        The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") comprehensively revised the laws affecting corporate governance, accounting obligations and corporate reporting for companies, such as O2Diesel, with equity or debt securities registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In particular, the Sarbanes-Oxley Act established: (1) new requirements for audit committees, including independence, expertise, and responsibilities; (2) requirements with respect to the establishment and evaluation of disclosure controls and procedures and internal control over financial reporting, and the audit of internal control over financial reporting; (3) additional responsibilities for the Chief Executive Officer and Chief Financial Officer of the reporting company with respect to financial statements and other information included in Exchange Act reports; (4) new standards for auditors and regulation of audits; (5) increased disclosure and reporting obligations for the reporting company and its directors and executive officers; and new and increased civil and criminal penalties for violations of the securities laws. Beginning with the 2007 annual report, Company management is required to make a statement in their Sarbanes-Oxley Act Section 302 certification that the Company designed, under their direction, internal controls over financial reporting that would provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Estimate of the amount of time spent during each of the last two fiscal years on research and development activities:

        O2Diesel has an agreement with Cognis for the joint development of co-solvency additive products as well as the joint ownership of patents covering such products. Pursuant to the terms of this agreement, O2Diesel is not required to devote time or incur any research and development expenditures for the work performed by Cognis, but we are required to share equally in the legal costs to prepare, file and maintain all joint patent applications and issued patents. See section below — Costs and effects of complying with environmental laws.

Costs and effects of complying with environmental laws:

        O2Diesel is faced with very few costs for it to comply with environmental laws and regulations. However, we have incurred substantial costs in carrying out tests to demonstrate that the use of our product will enable customers to comply with environmental laws and regulations. In the case of O2DieselTM, many of the tests required by the U.S. government have been funded by governmental appropriations. More specifically, in 2007, we incurred expenses of approximately $1.4 million in the U.S. in connection with governmental sponsored projects and tests. Most of the costs incurred in these government test programs were reimbursed by appropriations from the U.S. Departments of Energy and Defense. For a more detailed description of government appropriations, see Note 4 to the Financial Statements.

        At the start of 2008, the Company had government test programs in progress with total remaining costs of approximately $1.1 million. A wide array of tests and product demonstrations are being carried out under these programs.

        Included are product demonstrations in Nevada, North Dakota and Louisiana to test O2DieselTM in non-tactical military equipment. Other test programs underway include completing the protocols to allow O2DieselTM to be classified as a Diesel Emissions Control Strategy fuel by the California Air Resources Board. O2Diesel is conducting demonstrations with a number of school bus and transit agencies testing O2DieselTM as well as O2DieselTM blended with B20 in various weather conditions, engine types, and uses. These demonstrations have been developed to show not only the emission benefits obtainable by the use of our product, but also the maintenance cost reductions achievable from the use of various blends of O2DieselTM. Still other tests will provide emissions and engine performance data to support our efforts to obtain an ASTM specification as well as a military procurement specification for the fuel. Based on the government funding in place, we believe that approximately 80% of the costs to conduct all of these tests may be funded by appropriations from the U.S. Departments of Energy and Defense.

        In 2007, we did not conduct additional research and development projects in Brazil. However, we continued a fleet demonstration in Curibita as a further effort to obtain approvals for O2DieselTM from the agencies that are responsible for the country's petroleum industry and environmental laws. Brazil's environmental agency, IBAMA, has classified O2DieselTM as an alternative diesel fuel, and ANP, Brazil's national petroleum agency, has granted approvals in specific cases for the sale and use of O2DieselTM.

        For 2008, we do not anticipate spending any funds on various product and vehicle tests in Brazil with regard to environmental laws.

Employees:

        At present, O2Diesel has fourteen full-time employees, thirteen of which are in the U.S. and one is in Europe. We have one part-time employee. During this past year, we have relied on consultants to assist in commercializing our technology and to help us in key technical areas. We expect to continue this practice in 2008. At present, we employ seven consultants in the U.S.; three in marketing and business development, one laboratory technician, one chemist; and two in regulatory affairs. The Company has entered into separate consulting contracts with two shareholders of its Brazilian subsidiary for the purpose of providing office rent and administrative services and in lieu of employment contracts with these two individuals. In Europe, we employ two consultants, one for general management and business development and one for regulatory affairs.

        We will add new personnel in 2008 based on the pace of our commercialization. Under our business plan, we do not anticipate the need to add employees in the U.S. or Brazil, but we do plan to add technical positions for our European market testing and development in 2008. We anticipate continuing to employ eleven consultants serving in most of the same capacities in 2008 as in 2007.

(c) Reports to Security Holders:

        We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning filers. We also maintain a web site at http://www.O2Diesel.com that provides additional information about our company and links to documents we file with the SEC. The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee; and the Code of Business Conduct and Ethics are also available on the Company's website.

Item 2.    Description of Property

        O2Diesel owns no real property. We rent 4,950 square feet of office space located at 100 Commerce Drive, Suite 301, Newark, Delaware, 19713, under a five-year lease entered into in December 2003. This space serves as the corporate headquarters of the group. The aggregate cost of this office space over the lease term is $392,875, plus common area charges that are billed monthly to the Company. We also have a small laboratory of about 2,000 square feet in Bear, Delaware, rented under a two year lease for $1,400 per month, which expires on November 30, 2009.

        In July 2005, we entered into a month to month lease for office space of about 650 square feet in Sao Paulo, Brazil, which can be cancelled with a thirty day notice at a cost of about $900 per month.

        In September 2006, we entered into a one year lease for office space of approximately 1,350 square feet in Brussels, Belgium at a cost of 2,240€ per month.

        We own office furniture and equipment costing approximately $269,000 (including approximately $43,000 in ProEco assets) and test and fuel storage equipment costing approximately $383,000.

        During 2007, there were approximately $169,621 of additions of test equipment, $67,585 to office furniture and equipment consisting of furniture, computers and related equipment and $1,288,614 of additions to construction in progress (before impairment charges of $1,288,614). Of these amounts, $0, $42,620 and $1,288,614, respectively, were attributable to the consolidation of ProEco. In February 2006, the Company purchased a used truck and outfitted it to be able to provide mobile fueling to equipment at an NREL project in Wyoming. The truck had a cost of $28,813 and has $10,806 of accumulated depreciation as of December 31, 2007.

Item 3.    Legal Proceedings

        O2Diesel is not a party to any legal proceedings as of the date of this report.

Item 4.    Submission of Matters to a Vote of Security Holders

        No matters were submitted to a vote of the stockholders through solicitation of proxies or otherwise during the fourth quarter of the year ended December 31, 2007.

PART II

Item 5.    Market for Common Equity and Related Stockholder Matters

Market Information:

        O2Diesel's common stock is traded on the American Stock Exchange (AMEX) under the symbol "OTD".

        The following table sets forth, for the periods indicated, the range of the high and low sale prices for O2Diesel's common stock:

Quarter Ended	High	Low
December 31, 2007	$0.54	$0.31
September 30, 2007	0.62	0.37
June 30, 2007	0.70	0.50
March 31, 2007	0.92	0.69
December 31, 2006	0.91	0.68
September 30, 2006	1.28	0.78
June 30, 2006	2.82	0.92
March 31, 2006	0.87	0.40

Source of Information: Yahoo Finance

Holders of Common Equity:

        As of March 19, 2008, there were 87,298,674 shares of our common stock outstanding, held by approximately 9,250 stockholders of record.

Dividends:

        To date, we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board.

AMEX Listing Standards

        On June 29, 2007, the Company was notified by AMEX that it was not in compliance with the listing standards of the Exchange because it lacked the requisite amount of stockholders' equity. The Company was asked to submit a plan by July 27, 2007 advising AMEX of actions the Company would be taking to bring it into compliance with the continued listing standards by December 29, 2008.

        On July 27, 2007, the Company filed a plan with the Exchange describing the steps it plans to take to return to full compliance. The Company has entered into a common stock purchase agreement with Fusion Capital II, LLC to raise up to $10 million in new equity over a twenty-five month period starting on February 16, 2007. Also, the Company announced a private placement in which we raised an additional $2.52 million in July and August 2007. As noted below, the Company intended to raise additional new equity in conjunction with the acquisition of ProEco. We anticipated that these actions would enable us to meet or exceed the equity requirements of the Exchange.

        On September 13, 2007, the Company received a written notice from the AMEX indicating that AMEX had reviewed and accepted the Company's plan to regain listing qualifications compliance. With the acceptance of the plan, the Company will be able to continue its listing during the plan period pursuant to an extension granted until December 29, 2008. The AMEX notice also advised the Company that, in addition to the previously disclosed deficiency with respect to Section 1003(a)(iii) of the AMEX Company Guide, it had triggered an additional deficiency with respect to Section 1003(a)(ii) of the AMEX Company Guide which requires listed companies to have at least $4.0 million of stockholders' equity when it has sustained losses from continuing operations and/or net losses in its four most recent fiscal years.

        During the interim period until December 29, 2008, the Company must continue to provide AMEX staff with updates regarding initiatives set forth in its plan of compliance. The Company will be subject to periodic review by AMEX staff during the interim period. If the Company is not in compliance with the listing standards on December 29, 2008, or the Company does not make progress consistent with the plan during the interim period, the AMEX would likely initiate procedures to de-list the Company's common stock. If the Company's common stock were to be de-listed by the AMEX, the Company believes its shares would continue to be traded as a bulletin board stock.

        The consolidated financial statements in this report do not include any adjustments to reflect other anticipated private placements or the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should management be unsuccessful in obtaining financing on terms acceptable to the Company.

        On January 8, 2008, the Company announced that due to the unfavorable market conditions for raising capital for ethanol plants, the Company and ProEco entered into a letter agreement that modified the terms of the Share Exchange Agreement, dated January 12, 2007. Pursuant to this letter agreement, the parties agreed to extend the maturity date of the outstanding $1.4 million loan from the Company to ProEco from December 15, 2007 to January 31, 2008. In addition, the parties agreed that ProEco may negotiate with other parties regarding the development of the Ethanol Plant and the Company may enter into any similar transaction with respect to the design, construction and operation of ethanol power plants and/or biodiesel plants. On February 2, 2008, the parties announced a further extension of the maturity date on the loan from January 31, 2008 to February 29, 2008. On March 19, 2008, the Company and ProEco entered into a letter agreement terminating the Share Exchange Agreement and extending the maturity date of the loan from February 29, 2008 until November 30, 2008. The parties are redefining their long-term relationship with regard to the development of the Ethanol Plant. On February 7, 2008, the Company received a notice from the AMEX that due to the deferral of the ProEco project, the Company was no longer demonstrating progress consistent with the July 27, 2007 plan and was commencing action to de-list the Company's common stock. The Company filed an appeal of the AMEX's action on February 12, 2008 and is waiting to present its argument to remain on the Exchange at a hearing scheduled for April 15, 2008.

Recent Sales of Unregistered Securities over the past three years:

        During the past three years, the Company sold the following securities. For these issuances, the common stock and the warrants were issued to the accredited investors in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated under the Securities Act. All securities were issued for working capital requirements.

Series A 0% Convertible Preferred Stock Private Placement

        Pursuant to a Convertible Preferred Stock Purchase Agreement between the Company and the purchaser named therein (the "Series A Purchaser") dated as of March 3, 2004, the Company issued to the Series A Purchaser, 800,000 shares of Series A 0% Convertible Preferred Stock, par value $.0001 ("Series A Preferred Stock"). The offering resulted in gross proceeds of approximately $3,200,000 to the Company, prior to the deduction of fees and commissions. The sale of the Series A Preferred Stock was exempt from registration pursuant to Regulation S promulgated under the Securities Act.

        The Series A Preferred Stock was initially convertible into the Company's common stock at a variable conversion ratio which was the lesser of (a) $4.00 as adjusted as provided in the Series A Certificate of Designation (the "Series A Fixed Conversion Price") or (b) eighty percent (80%) of the lowest closing bid price for the Common Stock in the ten business days preceding the date of conversion, but, in no case, less than 50% of the Series A Fixed Conversion Price. In September 2004, we renegotiated the conversion formula with the holder of these shares. The revised minimum price at which the shares may be converted is equal to twenty-five percent (25.0%) of the Fixed Conversion Price, or $1.00 per share. Pursuant to the amended agreement, the Series A Purchaser may not convert Series A Preferred Stock into our common stock for a period of two (2) years following the closing date of this transaction. Under the revised agreement, in no event will the Series A Purchaser receive more than 8,000,000 or less than 2,000,000 shares of the Company's common stock upon conversion of the Series A Preferred Stock.

        The Series A Purchaser was granted an option to purchase additional shares of the Company's common stock equal to the difference between the number of shares of common stock actually received upon conversion and the number of shares that would have been received at a conversion price of $1.82. The exercise price shall be the Series A Fixed Conversion Price.

Series B 0% Convertible Preferred Stock Private Placement

        Pursuant to a Convertible Preferred Stock Purchase Agreement between the Company and the purchaser named therein (the "Series B Purchaser") dated as of March 29, 2004, the Company issued to the Series B Purchaser, 750,000 shares of Series B 0% Convertible Preferred Stock, par value $.0001 ("Series B Preferred Stock"). The offering resulted in gross proceeds of approximately $3,000,000 to the Company, prior to the deduction of fees and commissions. The sale of the Series B Preferred Stock was exempt from registration pursuant to Regulation S promulgated under the Securities Act.

        The Series B Preferred Stock was initially convertible into the Company's common stock at a variable conversion ratio which was the lesser of (a) $3.65 as adjusted as provided in the Series B Certificate of Designation (the "Series B Fixed Conversion Price") or (b) eighty percent (80%) of the lowest closing bid price for the Common Stock in the ten business days preceding the date of conversion, but, in no case, less than 50% of the Series B Fixed Conversion Price. In September 2004, we renegotiated the conversion formula with the holder of these shares. The revised minimum price at which the shares may be converted is equal to twenty-seven and four tenths per cent (27.4%) of the Series B Fixed Conversion Price, or $1.00 per share. Pursuant to the amended agreement, the Series B Purchaser may not convert Series B Preferred Stock into our common stock for a period of two (2) years following the closing date of this transaction. Under the revised agreement, in no event will the Series B Purchaser receive more than 7,500,000 or less than 2,054,795 shares of the Company's common stock upon conversion of the Series B Preferred Stock.

        The Series B Purchaser was granted an option to purchase additional shares of the Company's common stock equal to the difference between the number of shares of common stock actually received upon conversion and the number of shares that would have been received at a conversion price of $1.82. The exercise price shall be the Series B Fixed Conversion Price.

        In April 2006, the holders of both the Series A and Series B Convertible Preferred Stock exercised all of their conversion rights and converted 1,550,000 shares of Convertible Preferred Stock into 15,500,000 shares of common stock.

$2.0 and $3.0 Million Private Placements

        In a series of two private placements of the Company's common stock in 2005, the Company raised $4,833,192 after payment of an 8% commission and other expenses, and issued 7,535,981 shares of common stock at a price of $0.70 per share. Subscribers to this private placement received for each two shares of common stock purchased one warrant to purchase one additional share of common stock. The warrant expires twenty-four months following the closing of the private placement. Each warrant is exercisable at a price of $0.70 per share during the first twelve months following the close of the private placement, or at an exercise price of $1.05 per share in the second twelve months following the close of the private placement. The total number of warrants issued was 3,757,990.

$2.3 Million Private Placement

        On October 24, 2005, the Company issued 3,228,070 shares of common stock at a purchase price of $0.7125 per share in a private placement for total proceeds of $2,300,000.

        As part of this sale, the Company also issued warrants to purchase 1,614,035 shares of common stock at an exercise price of $1.425 per share during the period of six months to forty-two months subsequent to issuance or at a cashless exercise if a registration statement is not effective within one year of issuance. The warrants expire forty-two months after the date of issuance.

        As part of the transaction, the Company agreed to sell up to an additional $700,000 of its common stock to the Purchaser at a purchase price of $0.7125 per share for 982,456 shares. The Company also issued warrants to purchase 491,228 shares of common stock at an exercise price of $1.425 per share during the period of six months to forty-two months subsequent to issuance or at a cashless exercise if a registration statement is not effective within one year of issuance. The warrants expire forty-two months after the date of issuance. The purchaser had 180 days following the date of the Purchase Agreement to acquire additional shares. This offer expired unexercised on March 20, 2006.

        The Company agreed to issue warrants to purchase 1,614,035 shares of common stock at an exercise price of $0.7125 per share to its advisor in connection with this transaction. The warrants expire forty-two months after the date of issuance.

$3.6 Million Private Placement

        On December 16, 2005, the Company issued 6,419,840 shares of the Company's common stock in a private placement, for total proceeds of 3,000,000€, or approximately $3.6 million at the then current exchange rates.

        As part of the transaction, the Company issued warrants to purchase 2,853,262 shares of common stock at an exercise price of $0.85 per share during the period six to forty-two months subsequent to the date of issuance or at an exercise price of $1.13 per share during the period forty-three to sixty-six months after the date of issuance. The warrants expire sixty-six months after the date of issuance.

$4.0 and $2.5 Million Private Placements

        On April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement ("$4.0 million Purchase Agreement") with a UK investor (the "Investor") for 5,333,333 shares of common stock at a purchase price of $0.75 per share in a private placement for total proceeds of $4,000,000 (the "$4.0 million Private Placement"). As part of this sale, the Company also issued warrants to purchase 2,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months subsequent to issuance. The warrants expire forty-two months after the date of issuance. Also on April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement ("$2.5 million Purchase Agreement") with a different European investor (the "2nd Investor") for 3,333,333 shares of common stock at a purchase price of $0.75 per share in a private placement for total proceeds of $2,500,000 (the "$2.5 million Private Placement") before payment of a 9% commission and other expenses. As part of this sale, the Company also issued warrants to purchase 1,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months subsequent to issuance. The warrants expire forty-two months after the date of issuance.

        Subsequent to entering into these agreements, the Company entered into an identical amendment to each agreement which (i) modified the amount of liquidated damages to a maximum of 8% of the purchase price and (ii) added that shareholder approval will be obtained prior to the Company issuing the shares of common stock issuable upon exercise of the warrants. There were no other changes to either agreement. Both transactions closed and the warrants were issued on April 27, 2006.

$1.0 Million Private Placement

        On November 9, 2006, the Company issued 1,371,742 shares of the Company's common stock at a purchase price of $0.729 per share in a private placement for total proceeds of $1,000,000. The transaction closed and the funds were received on November 22, 2006.

        As part of the sale, the Company issued warrants to purchase 685,871 shares of common stock at an exercise price of $0.972 per share during the period of six months to sixty-six months subsequent to issuance. The warrants expire sixty-six months after the date of issuance.

Warrants

        On February 3, 2006, the Company offered existing warrant holders from the $2.0 million and $3.0 million Private Placements and the $2.3 million Private Placement an opportunity to exercise their warrants at the reduced price of $0.35 per share. On February 27, 2006, the Warrant Offering expired and the Company received proceeds of $592,692 (after expenses) for the exercise of warrants to purchase 1,864,035 shares of common stock. Between May 31 to June 12, 2006, several other existing warrant holders elected to exercise their warrants at the contract price identified in their warrant documentation. Proceeds for these exercises were $865,452 (after expenses) for the purchase of 1,287,857 shares of common stock.

        On April 27, 2007, the Company offered existing warrant holders an opportunity to exercise their warrants at the reduced price of $0.50 per share. If all eligible warrant holders had exercised their warrants at the reduced price, the Company would have received proceeds of approximately $4.3 million. The warrant offer was originally set to expire on May 25, 2007, however on May 9, 2007, the Company extended this reduced price offer until June 8, 2007. As of May 15, 2007, the Company amended the offer to grant the warrant holders who tender their warrants additional shares of Common Stock if the Company enters into any agreement for the sale of shares of Common Stock at less than $0.50 per share to June 8, 2008. The offer expired on June 8, 2007, without any of the warrant holders exercising at the reduced price.

$10.0 Million Private Placement

        On February 16, 2007, the Company entered into a common stock purchase agreement (the "Purchase Agreement") with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"). Pursuant to the Purchase Agreement, at the Company's discretion, the Company may sell up to $10.0 million of the Company's common stock to Fusion Capital from time to time over a 25-month period. The Company has reserved for issuance up to 12,000,000 shares of the Company's common stock for sale to Fusion Capital under this agreement. Subject to earlier termination at the Company's discretion, Fusion Capital's purchases commenced after June 8, 2007 when the SEC declared effective the registration statement related to the transaction. The Company has issued to Fusion Capital 805,987 shares of the Company's common stock as a commitment fee for entering into the Purchase Agreement.

        Concurrently with entering into the Purchase Agreement, the Company entered into a registration rights agreement with Fusion Capital (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the Purchase Agreement. After the SEC has declared effective the registration statement, generally the Company has the right but not the obligation from time to time to sell shares of the Company's common stock to Fusion Capital in amounts between $100,000 and $1 million depending on certain conditions. The Company has the right to control the timing and amount of any sales of the Company's shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price of the shares of common stock without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of the Company's common stock on any business day that the price of the Company's common stock is below either $0.50 or $0.60, depending on the transaction size of the purchase. The agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

        During the year ended December 31, 2007, the Company executed five separate transactions under this agreement, selling a total of 970,994 shares of common stock at an average price of $0.515 per share for total proceeds of $500,000.

$2.52 Million Private Placement

        Between June 26, 2007 and July 16, 2007, the Company entered into Agreements with five European institutional and private investors for the sale of 6,123,346 shares of the Company's common stock at a purchase price of approximately $0.41 per share in a private placement, for total proceeds of $2,517,710 before commissions. As a condition to the enforceability of these agreements against the Company, the investors were required to fund the purchase price in an escrow account, which funds were received between June 19, 2007 and July 31, 2007. The Company closed this transaction on July 20, 2007 and August 20, 2007.

        As part of the sale, the Company issued warrants to purchase 1,530,827 shares of common stock at an exercise price of $0.62 per share during the period of six months to sixty-six months subsequent to issuance. The warrants expire sixty-six months after the date of issuance.

Stock Repurchase

        On July 17, 2007, the Company repurchased 100,000 shares of its common stock for treasury for an aggregate purchase price of $40,100. The purchase price was $0.401 per share, which was the daily volume weighted average for the five trading days prior to the day the Company's board of directors approved the repurchase.

Energenics Transactions

        On October 17, 2007, the Company entered into a private financing agreement and a joint venture transaction with Energenics Holdings Pte Ltd ("Energenics Holdings") to provide funding and commercial support to develop the Asian market for O2DieselTM, the Company's ethanol diesel fuel blend.

        The parties entered into a Common Stock and Warrant Purchase Agreement (the "Energenics Agreement"), as amended on December 10, 2007 (the "Amendment"), pursuant to which Energenics Holdings agreed to purchase 3,333,333 shares of the Company's common stock in a private placement, for total proceeds of approximately $1.25 million. The effective per share price of $0.375 represents 121% of the market price on the AMEX on the day prior to the signing of the Amendment. As part of the transaction, the Company agreed to issue a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.375 per share, which warrant will be issued upon the closing of the transactions contemplated by the Energenics Agreement and shall be exercisable from the date that is six months following the date of issuance until October 17, 2012 ("Investment Warrant").

        The parties also entered into a Shareholders Agreement in which Energenics Holdings and the Company will jointly develop the market for O2DieselTM in Asia through O2Diesel Asia Limited ("O2Diesel Asia"). Energenics agreed to pay the Company $750,000 for a fifty percent (50%) equity interest in O2Diesel Asia. The balance of the interest in O2Diesel Asia will be held by O2Diesel Europe Limited, a wholly-owned subsidiary of the Company. For the past year, pursuant to the Supply and Distribution Agreement, dated September 15, 2006, O2Diesel has supplied its additive to Energenics for the blending and distribution of O2DieselTM in the Asian Pacific and South Asia.

        The parties entered into a License agreement whereby O2Diesel Europe Limited (formerly AAE Technologies International Plc) will license to O2Diesel Asia certain patents and know-how that are required to make and sell O2DieselTM in the territory in exchange for certain payments pursuant to the Shareholders Agreement. In addition, the Company entered into a similar License agreement with O2Diesel Asia, pursuant to which the Company will pay to O2Diesel Asia a royalty based on sales of the Company's product in the territory.

        As part of the transaction, upon the purchase of certain quantities of O2D05 or the equivalent, the Company will also issue a warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.375 per share, which warrant shall be exercisable during the period from the date of issuance until October 17, 2012 ("JV Warrant").

        Also, as part of the transaction, upon the achievement by Energenics Holdings of certain levels of additional purchases of O2D05 or the equivalent, the Company will issue additional warrants to purchase up to an aggregate of 6,500,000 shares of common stock at a price per share equal to the lesser of $0.375 or 121% of the closing price per share (rounded to the nearest cent) of the Company's common stock on the AMEX on the date such warrants are earned ("Market Development Warrants," and, collectively with the Investment Warrant and the JV Warrant, the "Warrants"). The Market Development Warrants are exercisable from the date of issuance to October 17, 2012.

        Due to market conditions in the global credit markets, Energenics Holdings has been able to fund only a portion of this transaction. The Company has received $1,250,000 in two deposits on November 14, 2007 and December 21, 2007 and Energenics Holdings has committed to remit the remaining $750,000 to fulfill the Shareholders Agreement. The Company anticipates closing the transaction early in the second quarter of 2008.

Item 6. Management's Discussion and Analysis or Plan Of Operation

Business Plan:

        The Company is classified as a development stage company as shown on our consolidated financial statements for the year ended December 31, 2007. In 2007, we have not experienced sales of our O2D05 additive and O2DieselTM in sufficient volumes to cause our status as a development stage company to terminate. We anticipate that a change in our status as a development stage company will not occur until 2009 at the earliest. During 2008, we intend to devote our efforts to generating sales to our targeted customers in the U.S., Asia, and South America; and continuing to improve our logistics network for the delivery of our products. In addition, we plan to continue a series of product tests and demonstrations that relate directly to our sales efforts, including having O2DieselTM designated as a Diesel Emissions Control Strategy (DECS) fuel in California, attaining an ASTM specification for our additives and O2DieselTM; obtaining EPA verification and registration for O2DieselTM and several additional additives; obtaining approval for a DoD procurement specification for a blended fuel containing O2DieselTM and biodiesel and expanding our presence in the European market through test and demonstration efforts as well as regulatory certification. Finally, the Company intends to expand its participation in the broader biofuels industry through acquisition, strategic partnerships or joint venture arrangements that will provide operating revenue streams to support our working capital needs as well as our equity requirements.

North America:

        Our focus for North America continues to be to target key geographical areas and specific diesel markets based upon:

  •
  High-population centers under strict air quality regulations;

  •
  Municipal transit and school bus fleets with an emphasis on public policy and a positive environmental image;

  •
  Large concentrations of urban-based, centrally fueled fleets of trucks and buses;

  •
  Off-road diesel powered equipment;

  •
  Diesel equipment used by port facilities and large-scale mining operations;

  •
  Military installations in non-combat vehicles.

        In the U.S., O2Diesel's sales and marketing efforts will be focused on fleet and port sales in the state of California where DESC solutions have been mandated, general fleet customers (municipal or private transits, commercial vehicles or off-road applications) seeking higher usage of alternative fuels, and non-tactical vehicle fleet usage within the DoD. Until we have commercialized our technology in the US, no significant resources will be devoted to Canada.

        We maintain a small internal sales force to advance our sales efforts. Since 2004, our sales force has identified a number of potential customers that fit the profile to use O2DieselTM. These have been mainly centrally fueled fleets that were served by jobbers. In selling to these customers, we have overcome several challenges that were primarily centered on the logistics for delivering O2DieselTM to the customer. O2Diesel has implemented several parallel strategies to attain our sales goals, and we are continuing to perfect these strategies in all of our global markets.

        The first element of our strategy deals with the general distribution channel for O2DieselTM fuel. Here, we have adopted two methodologies. First, we have signed distribution agreements with 16 jobbers, who in turn have centrally fueled fleets as their customers. We sell our additive directly to these jobbers and, if required, assist them in purchasing ethanol by either locating ethanol suppliers or purchasing and reselling ethanol to them. However, we will only purchase ethanol as an accommodation to a jobber, because we do not wish to tie-up our limited working capital to finance the purchase of ethanol. In some cases, we will obtain potential customers or test demonstrations directly and then take initial responsibility for the logistics required to deliver O2DieselTM to the customer. To achieve this end, we continue to work with fuel distributors that have the ability to blend diesel fuel, ethanol and additives for delivery to a customer's central fueling location. Under either method, the jobbers blend our additive and ethanol with diesel fuel and then sell O2DieselTM to their customers.

        Whether we work with the jobber initially or after we have already identified our customer, the Company must assure the quality and reliability of the distribution of O2DieselTM. To achieve this, our sales force and technical staff work jointly with both the jobber and the customers to assist in the transition from the use of regular diesel fuel to O2DieselTM. A key part of working with each customer is to provide safety and training materials covering the use of our fuel. In addition, O2Diesel's technical staff works with each customer in the process of purchasing and installing flame arrestors and other devices for customer vehicles and storage facilities. In some cases, we are responsible for sourcing and installing these devices while, in other cases, our technical staff has only an oversight role. Finally, our technical staff will work with the customer to insure that its storage facilities are clean and are compatible for storing and dispensing O2DieselTM.

        Under our second distribution method, we will market directly to large centrally fueled fleets, government municipalities and others that operate centrally fueled fleets of diesel powered equipment and maintain their own blending and storage facilities. These target customers may initially include truck, bus and school bus fleets, construction and mining companies as well as port facilities, and, later on, railroads, agricultural users, and the military. In this regard, the Company experienced expanded commercial success in 2007 with its activities at the Port of Long Beach and is currently pursuing additional opportunities in this market segment. Our efforts in the on-road truck, bus and school fleet markets will require successful EPA registration for O2DieselTM.

        Additionally, the Company announced that the U.S. Air Force had approved the expansion of its successful test demonstration with a USAF base in Nevada and has increased this to include two additional bases in North Dakota and Louisiana. Upon the successful conclusion of these two demonstrations, the Company expects to complete the development of a formal purchasing specification for O2DieselTM that will allow for full scale commercial supply of its product to non-tactical equipment throughout all DoD installations.

        Under this distribution method, we will supply our additive and may purchase the ethanol for delivery to the fleet operator, although our clear preference is to not finance the purchase of ethanol for our customers. In the process of transitioning a customer's fleet to O2DieselTM, we need to put in place the same logistical support to insure that fuel is delivered on a timely basis. With these large fleet customers, our technical staff works closely with each in all facets necessary to prepare the vehicles or other equipment to use O2DieselTM. This includes a review of the customer's fueling facilities for cleanliness and compatibility to O2DieselTM, arranging for the cleaning of tanks and filtering systems as necessary, as well as either purchasing and installing flame arrestors and other devices or assisting the customer to do so.

        Through both distribution methods, we have continued to establish and improve the logistics network required for the delivery of O2DieselTM to fleet and demonstration customers alike. These efforts have centered on developing strategic relationships with ethanol producers and distributors in order to improve both quality consistency and price stability. At the end of 2007, the Company continued to maintain a negotiated supply agreement with an ethanol industry group to obtain a supply of limited amounts of ethanol at preferential pricing for our Midwestern customers.

        In another logistical initiative, the Company had previously entered into an agreement to acquire an 80% ownership share in ProEco, which was planning to build a 56 million gallon Ethanol Plant in South Dakota. As described earlier, this project has been deferred due to the current unfavorable market conditions for raising capital for ethanol plant construction. In 2008, the Company plans to continue its efforts to acquire ethanol production capacity in order to obtain a reliable source of high quality, competitively priced ethanol for the Company to use in developing its commercial markets.

        A final element of our marketing strategy has been to implement fleet demonstrations that document the effectiveness of our product. Many of these demonstrations have been funded under government grants and appropriations, however others have been supported directly by the Company. In 2004, we developed a sales and marketing concept styled as CityHomeTM, which we have used successfully as an important component of our test/demonstration strategy. This program stressed the environmental benefits of our fuel and was designed to improve the air quality in urban locations. In short, CityHomeTM provided a means for municipal transit agencies to convert their fleets to O2DieselTM without having to pay the higher costs of our fuel.

        Through an innovative cost sharing concept with companies that wish to be good corporate citizens (sponsors), we designed a program which permitted the municipalities to purchase our fuel at costs which are the same as what they pay for regular diesel fuel. Corporate sponsors, generally with a national or international presence, have paid sponsorship fees to O2Diesel to take part in a clean air program for one or more of the communities participating in a CityHomeTM program. In return for sponsorship payments, each sponsor has been given access to currently unused advertising space on buses and other advertising assets owned by the municipality. Sponsorship fees become additional revenue for us and are recognized as such when the related advertising is displayed and all other criteria for revenue recognition have been met. Costs that are intended to be supported by the sponsorship fees are recorded separately in the related expense line in our statement of operations. With regard to the advertising space, since the CityHomeTM program is still limited in the number of installations and since we have been unable to assess the fair market value of the advertising space received, we have assigned no value to the space at the time of the receipt. We are recognizing the value associated with the advertising space when we enter into a contractual arrangement with a third party. The Company will consider assigning a fair value to the advertising space received at the time of the initial sale when such fair value is more readily determinable, based upon a history of cash transactions.

        To date, we have used this initiative as an important component of our test/demonstration strategy and have been successful in attracting fuel distributors to work with us to get this initiative started. However, while we have received sponsorship funding for several CityHomeTM programs, fleet demonstrations executed under this program have required significant financial support from the Company. As a result, we have decided to limit new CityHomeTM programs to instances where we are assured of a level of sponsorship funding needed to cover all expenses of the demonstration. In 2006, we had four municipal fleets in smaller cities in the Midwest use O2DieselTM in CityHomeTM installations. At the end of 2007, we had successfully concluded three of these programs as well as an initiative in the Midwest with a company that operates both school bus and tour bus fleets. The Company currently is continuing its longest running CityHomeTM program in Lincoln, Nebraska as well as a small school bus fleet in Chicago.

Europe

        In Europe, the Company continued its efforts to define the EU regulatory requirements and to identify market opportunities for testing and potential commercialization. Our efforts in this region focused on developing fuel blending capability, identifying flame arrestor and other hardware requirements for fleet fueling, working with local and EU regulators to clarify the application of existing regulations to ethanol-diesel as an alternative fuel, establishing procedures to be used to manage fleet conversions to our fuel and discussing test demonstration opportunities. The Company has implemented demonstration programs with municipal bus fleets in France and Spain. These demonstrations are funded by government grants and the Company. Upon successful conclusion of these demonstrations, it is anticipated that the Company will have fulfilled the requirements to be able to market O2DieselTM in these countries on a commercial basis. We have identified several additional fleet demonstration opportunities in Spain, the Netherlands and Belgium. We expect these or other potential customers to develop into new demonstration programs in 2008.

Asia

        In Asia, we negotiated an exclusive distribution agreement in 2006 with an Asian supplier of alternative fuels and its wholly owned subsidiary to provide funding and commercial support to develop a market in certain countries in South Asia and Asia Pacific for the Company's products. In 2007, this company announced that it had concluded a successful trial demonstration of the fuel and is supplying portions of a large municipal fleet in Karnataka, India.

South America

        In Brazil, O2Diesel is targeting customers on a very focused basis. In general, these will be miller fleets (sugar and ethanol producers), municipal bus and other fleets, and to a lesser extent centrally fueled truck fleets. Up until 2006, we had established a small sales force and technical staff in Brazil. The roll out of our product has been much slower than planned. Obtaining government approvals and gaining market awareness has taken longer than we anticipated. In addition, the cost of ethanol in Brazil has historically fluctuated throughout the year, making it difficult to produce our blended fuel at a consistently cost competitive level. In response to these matters, we have made a decision to follow a less aggressive marketing strategy for Brazil. We have reduced our overhead and scaled back our marketing plans and staff until we have a solid base of customers in Brazil. During 2006-2007, we successfully completed our demonstrations in four test fleets, and continued our support of a municipal bus fleet in Curitiba.

        Brazil's fuel distribution system is more concentrated than in the U.S. As a consequence, O2Diesel must join with one or more large fuel distributors that can blend and deliver O2DieselTM to customers in Brazil. O2Diesel has decided to cooperate on a non-exclusive basis with Brazil's largest fuel distributor, BR, the distribution arm of the state-owned mineral oil company Petrobrás. Failure to attract additional distribution partners to cover other parts of Brazil will likely set back our timetable for achieving market penetration in that country.

        At the beginning of 2008, the Company has succeeded in verifying its technology in several demonstration fleets and has seen a reduction in the market price of ethanol. However, just as in the U.S., we have found that commercial success in Brazil will depend on reliable, cost competitive supplies of ethanol. It is the Company's intention to identify strategic partners in the ethanol industry in Brazil in order to negotiate such supply contracts.

        In April, 2007, the Company announced the appointment of Fair Energy, S.A. as our distributor for several new markets in Central and South America. Demonstration programs in Columbia, Paraguay and Bolivia are targeted by the Company over the next several quarters. The first of these demonstrations was initiated in the fourth quarter of 2007 in Asunción, Paraguay's capital.

Cash Requirements and Risk Factors:

Cash Requirements

        Based on current projected levels of operations and expenditures, we will need to raise additional funds over the next twelve months. At December 31, 2007, we do not have any bank trade facilities. However, if the Company achieves significant sales, we plan to apply for trading lines with banks in the U.S., Europe or Brazil as a means to finance our working capital needs.

        Given our projected level of expenses and the cash on hand as shown on our consolidated audited balance sheet at December 31, 2007, it is clear that we lack adequate cash to conduct our business according to our business plan. Throughout 2007, the Company received nearly $4.3 million (before expenses) from various private placements. In addition, we still have the opportunity to raise additional funds in 2008 from our $10.0 million agreement with Fusion Capital in 2007, assuming we meet certain conditions. Even with the capital raised in 2007, it will be necessary to raise substantial additional funds in 2008 to allow us to execute our business plan and to be in compliance with the AMEX's listing standards.

        There can be no assurance that we will be successful in our efforts to raise additional funds. Nor can there be any assurance that the Company will generate sales and collect cash to offset our operating expenses. As shown in the consolidated audited statements of operations contained in this report, we have generated only $358,464 in total revenues for calendar year 2007. As of the date of this report, we have only minimal orders on hand for either our additives or O2DieselTM. Lastly, there can be no assurance that actual events will not differ from those anticipated, or that general economic conditions may not vary significantly in ways that could negatively impact our operations and cash position.

Risk Factors

Technical and Logistical Issues and the Availability of Ethanol

        Significant technical and logistical issues have affected our ability to generate sales in 2005, 2006 and 2007. While we have either solved or made substantial progress with these challenges over these three years, they have impeded our efforts to commercialize O2DieselTM fuel. In general, these challenges fall into the following categories: (1) logistics of delivering, storing and dispensing O2DieselTM fuel, (2) sourcing and installation of flame arrestors and other devices in vehicles and storage facilities, (3) negotiating reliable, price-competitive supplies of fuel grade ethanol, and (4) obtaining regulatory approval and an industry accepted specification for our "e-diesel" (ethanol-diesel) fuel. O2Diesel has devised several strategies to meet these challenges and has undertaken a variety of activities to overcome them and to position O2DieselTM as a premium clean-burning fuel.

  (1)
  Logistics of delivery, storing and dispensing O2DieselTM fuel:    We have signed distribution agreements with sixteen jobbers, who in turn have centrally fueled fleets as their customers. We sell additive directly to these jobbers and, when required, assist them in locating ethanol supplies in order to blend these components with diesel and then sell our fuel to their customers. Alternatively, our sales force plans to sell our additive directly to companies, governmental port facilities and others that operate large centrally fueled fleets. To date, such customers have included centrally fueled truck fleets and cargo handling facilities at a major port, however our sales force plans to market to bus fleets, construction fleets, municipalities, and agricultural users. In these transactions, the Company maintains a similar working relationship with the customer's blending facilities as it does with third party jobbers. Whether we sell to the jobber or directly to the fleet customer, a key part of the relationship is to provide safety and technical training regarding the use of the fuel. In addition, our technical staff also works with customers to insure that its storage facilities are clean and are compatible for storing and dispensing O2DieselTM.

  (2)
  Sourcing and installation of flame arrestors and other devices:    As part of the process by which O2DieselTM was approved for sale in California, the California Air Resources Board established several conditions that we must adhere to on an ongoing basis. An important condition is that all storage tanks in which O2Diesel is stored and all vehicles that use the fuel must be fitted with devices know as flame arrestors. These are safety devices which are intended to prevent a fire in case a spark or other type of ignition might inadvertently enter the fill inlet of a fuel tank. In 2004 and 2005, this issue proved to be a serious obstacle and negatively impacted our ability to efficiently commercialize our technology in the U.S. Even though this technology had been used for many years, flame arrestors in the required sizes and designs were not yet available as an "off the shelf" item for use with our fuel at that time. In addition, the Company was required to conduct significant research and development efforts to identify (and in some cases design) flame arrestors, adaptors, primer pumps and other equipment for vehicles that use O2DieselTM in different climates and driving conditions. Since that time, the flame arrestor challenge has largely been resolved for the vehicles within O2Diesel's target markets. Our technical staff works closely with each customer with regard to purchasing and installing flame arrestors and other devices for customer vehicles and storage facilities. We will work with customers to source and install these devices either directly or in a supervisory role

  (3)
  Negotiating reliable, price-competitive supplies of fuel grade ethanol:    We have confirmed that it is important to carefully select ethanol suppliers, because there is a wide range of fuel grade ethanol in the marketplace. It is critical that the ethanol component of O2DieselTM be of a consistently high quality and that it meet certain other specifications. We continue to work closely with the industry to identify ethanol suppliers who meet our criteria. In 2007, we maintained a contract with an ethanol industry group to provide a supply of limited amounts of ethanol at preferential pricing for our Midwestern customers. In addition, the Company announced its intention to purchase a controlling interest in ProEco, an engineering company that is intending to build a new ethanol manufacturing facility in South Dakota. While this project has been deferred due to conditions in the financing markets for such construction projects, it remains the Company's intention to obtain ownership interest in ethanol producing facilities so that we can assure competitively priced, high quality ethanol for use in our commercialization efforts.

    In order to ensure fuel quality, we have developed a quality control function that constantly tests the ethanol, the diesel blended with our additive and the final blended fuel used by our customers. We have established our own laboratory facility to support and enhance our quality control standards, as well as to carry out the tests that are necessary to prepare a fleet for conversion to use O2DieselTM. Additionally, the Company has installed several testing devices in the field so that samples can be evaluated more efficiently than with a centralized laboratory alone.

  (4)
  Obtaining regulatory approval and an industry accepted specification for our "e-diesel" (ethanol-diesel) fuel: As previously described in the Government Approvals section, the Company is continuing its efforts to certify its additives and O2DieselTM blends under the requirements of the EPA, the CARB and the ASTM. Our progress with these certification requirements will support our efforts to develop an alternative fuel specification for the DoD. Obtaining each of these approvals is critical to successful commercialization of the Company's products.

        The Company has taken several steps since 2005 to overcome these problems and to support the introduction of O2DieselTM fuel to new customer opportunities. First, we have assembled documentation regarding the design requirements of flame arrestors and equipment used in our markets to serve as a basis for a catalogue of flame arrestors and parts that can be used for a wide variety of engine/vehicle types and customer applications. We have identified several equipment vendors who we now work with so that needed equipment can be delivered to customer locations quickly and at competitive prices. To support these efforts further, we have developed a modest parts inventory at our laboratory facility so that in the event of an emergency, required parts can be supplied to our customers. Second, we have developed a checklist of procedures to be used by our technicians (in conjunction with our customer) to prepare a comprehensive fleet profile of hardware requirements, tank cleaning procedures and the time required to perform the work necessary to bring a fleet on-line. In addition, we have developed a training program that will enable our technicians to teach our customer's fleet maintenance staff about handling and storing O2DieselTM fuel, fleet modification and maintenance issues that can be expected. Third, to support our implementation efforts, we commissioned a third party engineering consulting firm to review our written safety training procedures as well as to conduct on-site reviews of four of our customer locations in order to evaluate the adequacy of the training and the quality of safety procedure implementation. The ensuing report from the consultant indicated that our safety program requirements were well conceived and were being followed quite closely at all locations. Additional safety procedures to enhance this program continue to be evaluated.

        All of these issues have led to greater lead times than expected to convert fleets from using regular diesel to O2DieselTM. In fact, we have seen that the time it takes to do the conversion work can be the most important factor in bringing on more customers to use our fuel. Other factors, such as the availability of the customer's vehicles for conversion, the degree of participation provided by the customer's maintenance employees and the flexibility provided to O2Diesel employees in assisting the implementation process (due to union, insurance or safety reasons) can all add to the length of time to accomplish these conversion tasks. The Company anticipates that the work completed since 2005 will allow us to bring all of these factors into the implementation planning process so that we can avoid the costs and delays we experienced in the past.

        Another challenge to our commercialization strategy in 2007 has been the price and availability of ethanol. The Company has seen that even with a reliable supplier, the price of this commodity can be volatile as a result of a number of factors, such as the overall supply and demand, the level of government supports and the availability and the price of competing products. For example, starting in the second quarter of 2006, many petroleum refiners began replacing methyl tertiary butyl ether (MTBE) in gasoline with ethanol. This replacement has caused the demand for ethanol to increase dramatically, with a corresponding increase in its price. Similarly, the demand for corn has increased significantly, since this commodity is the primary ingredient in the production of ethanol. In addition, since most ethanol is transported by rail, freight costs continue to play a larger role in its price, particularly when the end users are geographically distant from the production facilities. While production quantities of ethanol have continued to increase, the rise in its production and distribution costs have made the cost of O2DieselTM increase in relation to convention diesel fuel throughout 2007. It is the Company's strategy going forward to help control the costs of ethanol by continuing our contract with the ethanol industry group at preferred prices and continuing our efforts to acquire production capacity from projects like the ProEco acquisition.

        These challenges have presented significant hurdles to commercializing our technology. In many cases, we have overcome these obstacles by the application of technical resources, payments to support our customers and a high level of customer service. All of this has been time-consuming and has slowed our ability to bring our product to market. But it has also created a base of knowledge which is helpful as we continue our efforts to commercialize our technology in the U.S., Europe, and other markets. We have been encouraged to see a port facility and a municipal bus fleet that have been successfully utilizing the fuel for approximately three years. Even with this technical knowledge, we will need to continue to refine our efforts in this area as well as attain the appropriate regulatory certification in order to bring on greater numbers of customers and to better predict the cost and timing of work required to have fleets conform to the requirements of using our product.

Listing on AMEX

        The Company has been actively involved in raising equity to fund its working capital requirements and to fulfill the listing standards of the AMEX. In December 2004, the Company was notified by AMEX that it had not met the required listing standards because of its continuing losses and the fact that our shareholders' equity had fallen below $2.0 million. In accordance with a plan submitted to the AMEX on February 15, 2005, and subsequently revised on April 5, 2006, the Company raised $1.45 million pursuant to the exercise of warrants and the closing of three private placements totaling $7.5 million. On July 17, 2006, the Company received a letter from the AMEX indicating that the Company had regained compliance with the listing requirements of the Exchange.

        On June 29, 2007, the Company was notified by AMEX that it was not in compliance with the listing standards of the Exchange because of its continuing losses and the fact that our shareholders' equity had fallen below $6.0 million. In accordance with a plan submitted to the AMEX on July 27, 2007, the Company raised $0.5 million from a potential $10.0 million private placement, $2.52 million in a separate private placement and $1.25 million in a third private placement. In addition, the Company had intended to raise additional new equity in conjunction with its acquisition of ProEco. We anticipated that these actions would enable us to meet or exceed the equity requirements of the Exchange. On September 13, 2007, the AMEX approved this plan.

        On January 8, 2008, the Company announced that due to the unfavorable market conditions for raising capital for ethanol plants, the Company and ProEco had entered into an agreement to extend the Share Exchange Agreement and the maturity date of the loan from the Company to ProEco until January 31, 2008. These agreements were subsequently extended again until February 29, 2008. On March 19, 2008, the Company and ProEco entered into a letter agreement terminating the Share Exchange Agreement and extending the maturity date of the loan from February 29, 2008 until November 30, 2008. The Company and ProEco have agreed to continue to develop the Ethanol Plant when conditions in the capital markets improve. On February 7, 2008, the Company received a notice from the AMEX that due to this deferral of the ProEco project, the Company was no longer demonstrating progress consistent with the July 27, 2007 plan and was commencing action to de-list the Company's common stock. The Company filed an appeal of the AMEX's action on February 12, 2008 and is waiting to present the Company's plan to remain on the Exchange at a hearing scheduled for April 15, 2008.

        If the Company's common stock were to be de-listed by the AMEX, the Company believes its shares would continue to be traded as a bulletin board stock.

Research & Development:

        The Company has 82 patents granted or applications pending for nine different proprietary fuel and additive product inventions registered with the international WIPO (PCT) Registration System. Seven inventions currently have 40 patents granted, and 23 applications pending in 22 different countries in Europe, North America, South America and Asia. Two additional inventions currently have 19 patent applications pending and about to undergo examination in 16 different countries. In August 2008, one of these inventions could be the subject of further patent applications in several additional countries worldwide which are members of the Patent Cooperation Treaty. During this period, O2Diesel's intellectual property rights over its additive products are protected through its registration with the WIPO (PCT) Registration System and its pending national patent applications.

        As part of our cooperation agreement with Cognis, we, along with Cognis, are the joint owners of all patents covering both the use and composition of O2D05. All legal costs associated with preparing, filing and administering the jointly owned patents are shared equally by the Company and Cognis. We also have a number of patents that have been issued that relate to the predecessor technology of O2D05. As a strategic measure, we continue to fund all costs necessary to maintain some of these patents. O2Diesel is the sole owner of these latter patents, which in general cover the use and composition of its prior generation technology.

        We have registered a trademark in the U.S. and the European Union for a mark which includes the words and numbers O2DieselTM as well as a figurative logo of the words. We also registered trademarks for "CityHome" (and design) in eight classes of goods and services, "TODAY'S CLEAN AIR SOLUTION TOMORROW'S BRIGHTER FUTURE" and "CITYHO2ME", each covering one class of goods and services.

        During 2007, we incurred substantial costs in carrying out tests to demonstrate that the use of our product will enable customers to comply with environmental laws and regulations. More specifically, in 2007, we incurred expenses of approximately $1.4 million in the U.S. in connection with governmental sponsored projects and tests. Most of the costs incurred in these government test programs were reimbursed by appropriations from the U.S. Departments of Energy and Defense.

        At the start of 2008, we have government test programs in progress with total remaining costs to complete of approximately $1.1 million. Under these programs a wide array of engine tests and product demonstrations are to be conducted to further prove the emissions benefits of O2DieselTM and to show that the fuel performs well in specific applications.

        Included in the foregoing programs is a product demonstration in Nevada to test O2DieselTM in non-tactical military equipment. Other programs underway include completing the protocols to allow O2DieselTM to be classified as a Diesel Emissions Control Strategy fuel by the California Air Resources Board. O2DieselTM is conducting demonstrations with a number of school bus and transit agencies testing O2DieselTM as well as O2DieselTM blended with B20 in various weather conditions, engine types, and uses. Still other tests have included using O2DieselTM in large mining equipment as well as seeking to obtain a military procurement specification for the fuel. In January 2006, we initiated a project to develop a fuel that would meet EPA's alternative fuel requirements for the military. Based on the government funding in place, we believe that approximately 80% of the costs to conduct these tests may be funded by appropriations from the U.S. Departments of Energy and Defense.

        We will also continue to devote time and to invest in the design and development of flame arrestor technology. We have found that this is more labor intensive and time consuming rather than requiring large outlays of capital. Most of the design work has been performed by our own personnel and consultants with the actual fabrication work contracted out to specialized manufacturers. We expect this work to continue in 2008.

        In 2007, we did not conduct additional research and development projects in Brazil. However, we continued a fleet demonstration in Curitiba as a further effort to obtain approvals for O2DieselTM from the agencies that are responsible for the country's petroleum industry and environmental laws.

        These approvals are administered and granted by two Brazilian agencies—ANP and IBAMA. ANP is the National Fuel Regulation Agency and IBAMA is the National Environment Protection Agency. Approvals are needed from both agencies before O2DieselTM may be sold in Brazil. In 2004, we submitted applications to both agencies and received limited, but favorable approvals from each. ANP has classified O2DieselTM as an alternative diesel fuel. In addition, IBAMA, approved O2DieselTM for off road (e.g. in mining) and railroad applications. Also, in response to requests that we submitted to ANP, it granted approval for O2DieselTM to be sold to specific customers and for specific regions in Brazil. In 2005, O2Diesel fuel received approvals from the environmental and health secretaries of the Cities of Rio de Janeiro, Curitiba and Maringá.

        O2Diesel fuel has also become the first alternative fuel to be certified by the TECPAR's national certification program Transporte Limpo (Clean Transport). For 2007, we do not anticipate spending any funds on various product and vehicle tests in Brazil.

Employees:

        At present, O2Diesel has fourteen full-time employees, thirteen of which are in the U.S., one is in Europe and no employees at ProEco. We have one part-time employee. During this past year, we have relied on consultants to assist in commercializing our technology and to help us in key technical areas. We expect to continue this practice in 2008. At present, we employ seven consultants in the U.S.; three in marketing and business development, one laboratory technician, one chemist; and two in regulatory affairs. The Company has entered into separate consulting contracts with two shareholders of its Brazilian subsidiary for the purpose of providing office rent and administrative services and in lieu of employment contracts with these two individuals. In Europe, we employ two consultants, one for general management and business development and one for regulatory affairs.

        We will add new personnel in 2008 based on the pace of our commercialization. Under our business plan, we do not see the need to add employees in the U.S. or Brazil, but we do plan to add technical positions for our European market testing and development in 2008. We anticipate continuing to employ eleven consultants serving in most of the same capacities in 2008 as in 2007.

Item 7.    Financial Statements

        The Company's Consolidated Financial Statements are filed with and begin on Page F-1 of this Report.

Item 8.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

        There were no disagreements with accountants on accounting and financial disclosures during the fiscal year 2007 that were not previously disclosed.

Item 8A.    Controls and Procedures

        Disclosure adjustment to Internal Controls:

        EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. O2Diesel's Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2007. The term "disclosure controls and procedures," as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company's management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Our management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and our management necessarily applies its judgment in evaluation the cost-benefit relationship of possible controls and procedures. Based on the evaluation of our disclosure controls and procedures as of December 31, 2007, our Chief Executive Officer and Chief Financial Officer concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.

        CHANGES IN INTERNAL CONTROLS OVER FINANCIAL REPORTING. During the most recent fiscal year, there have not been any changes in the Company's internal controls over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect internal controls over financial reporting.

Item 8B.    Other Information

        There were no disclosures of any information required to be filed on Form 8-K during the fourth quarter of 2007 that were not filed.

PART III

Item 9.    Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance With Section 16(a) of the Exchange Act

        The following sets forth the names and ages, as of March 19, 2008, of the nominees for election to the Board of Directors, as well as the directors whose terms will continue, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Name	Age	Position
Hendrik Rethwilm	43	Director
Karim Jobanputra	44	Director
David L. Koontz	65	Director
Alan R. Rae	49	Chief Executive Officer, President and Director
E. Holt Williams	65	Director
Arthur E. Meyer	80	Chairman, Board of Directors
Jeffrey L. Cornish	56	Director
Gerson Santos-Leon	48	Director
David Shipman	60	Chief Financial Officer

        Hendrik Rethwilm has been a Director since July 15, 2003 and serves on the Governance and Compensation Committees. From 1993-1999, he worked with PricewaterhouseCoopers in its corporate finance department focusing on financial and organizational restructuring of medium-to-large sized companies. Subsequently, from 2000-2001, Mr. Rethwilm worked with a subsidiary of Ericsson, the Swedish mobile phone producer, as a financial executive advising on mobile eCommerce. During his tenure with Ericsson, Mr. Rethwilm also developed a venture capital arm within Ericsson Consulting to invest in companies developing applications for the mobile eCommerce sector. Currently, Mr. Rethwilm is self-employed and provides consulting services to various companies in the areas of corporate finance and business development. He previously served on the board of directors of Rapidtron, Inc., a company that trades on the OTCBB under the symbol "RPDT", but resigned effective December 31, 2003.

        Karim Jobanputra has been a Director since July 15, 2003. Mr. Jobanputra is an entrepreneur and owns companies that do business mostly in the Middle East and Europe. Mr. Jobanputra has experience in the areas of corporate finance and international business development, and also works as a self-employed consultant based in the United Kingdom. For the past five years he has provided consulting services to companies in the areas of corporate finance and business development in the Asian and Middle East markets, including Indonesia, Qatar, Saudi Arabia, India and China.

        David L. Koontz has been Chief Financial Officer for WLG, Inc. since August, 2005. From July 15, 2003 to August 6, 2005 he was the Chief Financial Officer and Secretary of the Company and has been a Director of the Company since July 15, 2003. He joined the AAE Group in September 2002, serving first as the Chief Financial Officer and Secretary of O2Diesel, Inc. Prior to joining the Company, Mr. Koontz had worked primarily as an independent business consultant, mostly with businesses located in Asia, for the period January 2000 to September 2002. During 1999, Mr. Koontz acted as a consultant and chief financial officer for an apparel company in Boulder, Colorado. Mr. Koontz was a partner with Arthur Andersen & Co. until 1988 and holds a CPA certificate. Mr. Koontz currently serves on the Board of Directors and Audit Committee of RGGL, Inc.

        Alan R. Rae has been the Chief Executive Officer and a Director of the Company since July 15, 2003, the Secretary since August 6, 2005 and President between July 15, 2003 to July 28, 2005 and since September 20, 2007. Mr. Rae joined the AAE Technologies group of companies in 1997, and has served as a Director and an executive of several companies within the group. In August 1999, he became a Director and President of AAE Technologies, Inc. (now O2Diesel Inc.), and in October 2000 became a Director and Chief Operating Officer of AAE Technologies International PLC and continues to hold these positions in both companies. Mr. Rae was a Director and the Chief Executive Officer of AAE Holdings plc (UK) from October 1998 until September 2001. He was the Chief Executive Officer and a Director of AAE Technologies Ltd. from October 1997 until September 2001. Mr. Rae currently serves on the Board of Directors and Compensation Committee of ReoStar Energy Corporation.

        E. Holt Williams has been a Director since May 31, 2005 and is the Chairman of the Audit Committee and is a member of the Governance Committee. He has served as the Chairman, CEO and also as the CFO for Coastal Equipment Inc. for over 27 years. He headed both the domestic and foreign operations of the company, which were centered in the Gulf States of the US and in Asia. Prior to entering the private sector, Mr. Williams practiced as a certified public accountant with an international accounting firm. He has also been active in buying and selling real estate in Houston, Texas. Mr. Williams is a member of and has served in various capacities on a number of professional, charitable and civic groups such as U.S. Chamber of Commerce; Singapore American Chamber of Commerce; Houston Foreign Affairs Group; Georgetown University McDonough School of Business and various other civic, school and church related organizations. He holds a B.S. degree in Accounting and an M.B.A. In addition, he maintains professional certification as a CPA.

        Arthur E. Meyer has been Chairman of the Board since May 31, 2005 and serves on the Compensation, Governance and Audit Committees. He has served as the Executive Vice President and Vice Chairman of Board of Mohawk Oil Company Canada Limited until its sale to Husky Oil Co. Ltd. Mr. Meyer has a long history of experience in crude oil refining, product development, distribution and marketing. He has a wide background in all facets of the petroleum industry in Canada, including building the first ethanol plant in Canada as well as managing the blending and marketing of Gasohol in Canada. Mr. Meyer has been member of the Board of several oil companies in Canada, and has served on the Boards of a number of universities and other organizations, including the University of Calgary, Northern Alberta Institute of Technology, Consulting Engineers of Canada, National

Biotechnology Committee and the FBC Foundation of Calgary. Mr. Meyer holds a degree in Mechanical Engineering from the University of Saskatchewan.

        Jeffrey L. Cornish has been a Director since May 31, 2005 and serves on the Audit and Compensation Committees. He currently serves as President of Performance Transportation Services (PTS). Prior to his service with PTS, Mr. Cornish was the Senior Vice President-Finance, Chief Financial Officer and Chief Information Officer for Pilot Travel Centers LLC for many years. He has rich and varied experiences in executing joint ventures, developing large financing vehicles to support large-scale growth of petroleum retailing businesses and restaurant franchisee operations. Mr. Cornish has held several other senior financial management positions, including senior level director and consulting positions for Coopers & Lybrand and Price Waterhouse. He has served on several municipal and Chamber of Commerce boards and holds a BA degree in Accounting and an MBA in Finance. He holds professional certifications as a CPA and a CMA.

        Gerson Santos-Leon is serving as the R&D Corporate Director of the Abengoa Bioenergy Group. He is responsible for developing technologies for the conversion of renewable biomass resources to ethanol, related co-products and utilization technology. Prior to his service at Abengoa, Mr. Santos-Leon led the Biofuels Program at the U.S. Department of Energy Office. He has served on a number of management boards responsible for evaluating and developing energy programs and has over twenty years of experience in the energy sector developing nuclear and renewable technologies. Mr. Santos-Leon holds a Chemical Engineering degree.

        David H. Shipman has been the Chief Financial Officer of the Company since October 1, 2005. Prior to joining the Company, Mr. Shipman was the Vice President/Chief Operating Officer at Kurz-Hastings, Inc. ("Kurz"). Prior to his position as Chief Operating Officer at Kurz, he served as the company's Chief Financial Officer and Controller for 18 years. Before his service with Kurz, he spent four years as a management consultant at Deloitte Haskins & Sells and three years as an officer in the United States Air Force. Mr. Shipman holds a professional certification as a CPA, and has an M.B.A., Finance from the Wharton School, a B.A., English from Trinity College and a M.S. Communications from Boston University.

Audit Committee

        On May 27, 2004, the Board established and approved an Audit Committee. The Audit Committee has three members, Mr. E. Holt Williams (Chairman), Mr. Jeffrey L. Cornish and Mr. Arthur E. Meyer. The Board has determined that two directors who serve as members of the Audit Committee, Mr. Williams and Mr. Cornish, are "financial experts" as defined in SEC rules.

Code of Business Conduct and Ethics

        On June 29, 2004, the Board adopted a Code of Business Conduct and Ethics ("Code of Conduct") that applies to all of the Company's employees. A copy of the Code of Conduct is available on our website http:/www.o2diesel.com. The Code of Conduct addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations, (including insider trading laws); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. We intend to post notice of any waiver from, or amendment to, any provision of our Code of Conduct on our web site.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

        To our knowledge, based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, except for one director, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2007. Director Arthur Meyer filed a Form 4 in connection with the purchase of shares one day late. This missed filing was inadvertent and the required filing has since been made.

Item 10.    Executive Compensation

        The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Named Executive Officers for the fiscal years ended December 31, 2006 and December 31, 2007.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3),(4)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(7)			Total ($)
Alan Rae Chief Executive Officer	2007 2006	$ $	254,000 254,000	$ $	100,000 0	$ $	0 0	$ $	18,350 13,610	$ $	0 0	$ $	0 0	$ $	26,653 30,531		$ $	399,003 298,141
Richard Roger President & COO	2007 2006	$ $	145,833 250,000	$ $	75,000 0	$ $	218,334 0	$ $	47,639 108,890	$ $	0 0	$ $	0 0	$ $	124,340 15,012	(6)	$ $	611,146 373,902
David H. Shipman Chief Financial Officer	2007 2006	$ $	210,000 177,500	$ $	0 0	$ $	0 0	$ $	20,825 46,550	$ $	0 0	$ $	0 0	$ $	20,513 17,967		$ $	251,338 242,017

(1)
In addition to his position as the Chief Executive Officer, Mr. Rae serves on the Board of Directors, but does not receive any compensation for service as a Director. On March 26, 2007, the Board of Directors increased David Shipman's salary to $210,000, effective as of January 1, 2007.

(2)
Pursuant to the terms of his employment agreement, Mr. Roger received a special bonus of $75,000 in January 2007.

On August 29, 2007, the Board of Directors established a bonus plan for Mr. Rae for the year ended December 31, 2007. Pursuant to the terms of this bonus plan, Mr. Rae could earn up to $150,000 based on the achievement of certain goals and key management objectives. In 2007, Mr. Rae was awarded $100,000 under this bonus plan.

(3)
On November 16, 2006, the Board of Directors approved a grant of 500,000 shares of restricted stock to Mr. Roger, pursuant to the terms of the Company's 2004 Stock Incentive Plan (the "Stock Incentive Plan") and Mr. Roger's employment agreement, and the award was revised by the terms of his Separation Agreement. Mr. Roger received his first award of 166,667 shares on January 1, 2007, which were valued at $0.82 per share. Pursuant to his Separation Agreement, of the remaining shares, 166,667 shares vested on the date of the Separation Agreement and 166,666 shares of restricted stock will vest on July 31, 2008, and Mr. Roger agreed not to sell or transfer these shares until after July 31, 2008. The shares that vested on July 31, 2007 were valued at $0.49 per share.

(4)
These amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with Statement of Financial Accounting Standards 123(R) ("SFAS 123(R)") for awards pursuant to the Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company's audited financial statements for the fiscal year ended December 31, 2007.

(5)
The Company maintains a voluntary 401(k) plan for its employees and did not make any contributions in 2007. The Company does not maintain any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

(6)
On August 1, 2007, Mr. Roger left his employment with the Company. In connection with his leaving, Mr. Roger nad the Company entered into a Separation Agreement, dated August 1, 2007, and Mr. Roger will receive severance payments, which is included in the "All Other Compensation" column and health benefits from the Company in accordance with his Employment Agreement.

(7)
The following table provides additional information about the amounts that appear in the "All Other Compensation" amounts in the Summary Compensation Table for 2007.

Name	Year	Car Allowance	Health Insurance Premiums	Severance Payments	All Other Compensation
A. Rae	2007	$12,000	$14,653	$0	$26,653
R. Roger	2007	$7,000	$13,174	$104,166	$124,340
D. Shipman	2007	$12,000	$8,513	$0	$20,513

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Alan Rae	8/29/2007		$150,000
	11/9/2007								250,000	$1.50	$18,250

(1)
On August 29, 2007, the Board of Directors established a bonus plan for Mr. Rae for the year ended December 31, 2007. Pursuant to the terms of this bonus plan, Mr. Rae could earn up to $150,000 based on the achievement of certain goals and key management objectives. In 2007, Mr. Rae was awarded $100,000 under this bonus plan for his efforts regarding the fundraising of $10.0 million in common stock, the closing of a $2.52 million private placement; the efforts on the raising of financing for the ProEco Energy Company transaction and the continued efforts to obtain regulatory certification for O2Diesel™ with the CARB, EPA and ASTM.

(2)
On November 9, 2007, the Board of Directors awarded Mr. Rae a stock option for 250,000 shares of common stock. The amount included in the above table reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007, in accordance with SFAS 123(R) for awards pursuant to the Stock Incentive Plan. Assumptions used in the calculation of this amount are included in footnote 2 to the Company's audited financial statements for the fiscal year ended December 31, 2007.

        There were no other stock based awards under the Stock Incentive Plan in 2007 to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table sets forth the outstanding equity awards of the Named Executive Officers as of December 31, 2007.

	Option Awards						Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan Rae Chief Executive Officer	1,500,000	(1)			$1.50	7/14/2013
Richard Roger President & COO(3)							166,666	(2)	$53,333
David H. Shipman Chief Financial Officer	301,500	(4)	148,500		$1.50	10/1/2015

(1)
Mr. Rae's option vested 34% on July 15, 2004 and 16.5% every six months thereafter.

(2)
On November 16, 2006, the Board of Directors approved a grant of 500,000 shares of restricted stock to Mr. Roger, pursuant to the terms of the Company's Incentive Plan and Mr. Roger's employment agreement, and the award was revised by the terms of his Separation Agreement. Mr. Roger received his first award of 166,667 shares on January 1, 2007, which were valued at $0.82 per share. Pursuant to his Separation Agreement, of the remaining shares, 166,667 shares vested on the date of the Separation Agreement and 166,666 shares of restricted stock will vest on July 31, 2008, and Mr. Roger agreed not to sell or transfer these shares until after July 31, 2008. The shares that vested on July 31, 2007 were valued at $0.49 per share.

(3)
All of Mr. Roger's 1,200,000 options vested on August 1, 2007, the date of his Separation Agreement, and in accordance with the Stock Incentive Plan, Mr. Roger had thirty days to exercise these options. Mr. Roger's options expired unexercised on August 31, 2007.

(4)
Mr. Shipman's option vested 34% on October 1, 2006 and 16.5% every six months thereafter.

(5)
Mr. Roger had 166,666 shares of restricted stock awarded on November 16, 2006 that were not vested on December 31, 2007. These shares were valued using the closing price per share on December 31, 2007, which was $0.32.

OPTION EXERCISES AND STOCK VESTED

        There were no options exercised during the year ended December 31, 2007. A portion of the restricted stock awarded to Richard Roger in 2006 vested in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(1)
Richard Roger	—	—	333,333	$220,834

(1)
This column includes the shares of restricted stock awarded on November 16, 2006 that vested on January 1, 2007 and July 31, 2007. On January 1, 2007, 166,667 shares of restricted stock vested at the average of the high and low price of common stock on December 29, 2006, which was $0.805 and on July 31, 2007, 166,667 shares of restricted stock vested at the average of the high and low price of common stock on July 30, 2007, which was $0.52.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

        The Company maintains a voluntary 401(k) plan for its employees and did not make any contributions in 2007. The Company does not maintain any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Company has the following Employment Agreements with its Named Executive Officers:

Alan Rae, Chief Executive Officer

        In July 2003, the Company entered into an Employment Agreement with Alan R. Rae, to serve as our President and Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Rae is entitled to an annual base salary of $254,000 per year and is eligible to receive an annual bonus, at the discretion of the Board, of 100% of his base salary. He is also entitled to reimbursement for health insurance premiums and a car allowance. Pursuant to the agreement, the Company granted Mr. Rae 1,500,000 stock options at an exercise price of $1.50 per share in 2005, which were granted pursuant to the Company's Stock Incentive Plan and were approved by the Board on September 29, 2005. On November 11, 2005, Mr. Rae relinquished his options to the Company to purchase 250,000 shares of common stock. The agreement continues in effect until terminated by either Mr. Rae or the Company by written notice or upon the death or disability of Mr. Rae. If the agreement is terminated by disability, Mr. Rae is entitled to receive his salary until he begins to receive disability benefits, to receive a prorated portion of any bonus he would otherwise have been entitled to receive and to be paid for any accrued but unused vacation. The agreement also provides that any inventions discovered by Mr. Rae during service to the Company shall be the property of the Company, and contains confidentiality, non-disparagement and non-competition provisions.

        On November 9, 2007, the Board of Directors appointed Mr. Rae as the Company's President.

Richard Roger, Chief Operating Officer

        On June 9, 2005, the Company entered into an Employment Agreement with Richard Roger to serve as our President and Chief Operating Officer. The terms of Mr. Roger's Employment Agreement are substantially similar to the terms of Mr. Rae's Employment Agreement, as described above, except that Mr. Roger is entitled to an annual base salary of $250,000 per year and 1,250,000 stock options, of which 1,000,000 shares were approved by the Board on September 29, 2005 and 250,000 shares were approved by the Board on November 11, 2005. The Board agreed if Mr. Roger leaves the Company before all of the additional 250,000 shares vest, the remaining unvested portion will be granted to the executive officer who relinquished these options. Effective July 2005, Mr. Roger was promised 500,000 shares of restricted stock at par value, vesting annually in equal amounts over three years commencing on January 1, 2007, with payment of the third award to be made on January 1, 2009.

        On August 1, 2007, the Company entered into a Separation Agreement with Mr. Roger. Mr. Roger will receive severance payments and health benefits from the Company in accordance with his Employment Agreement. Mr. Roger's Separation Agreement includes continuing obligations relating to confidentiality, non-competition and non-solicitation. The Separation Agreement also provides for a release by Mr. Roger of any and all claims he may have against the Company. In addition, all of Mr. Roger's options vested as of the date of the Separation Agreement and in accordance with the Incentive Plan, Mr. Roger had thirty days to exercise these options, which expired unexercised. Finally, 166,666 of the remaining shares will vest on July 31, 2008. Mr. Roger agreed not to sell or transfer these shares until after that date.

David H. Shipman, Chief Financial Officer

        Effective October 1, 2005, the Company entered into an Employment Agreement with David H. Shipman to serve as our Chief Financial Officer. The terms of Mr. Shipman's Employment Agreement are substantially similar to the terms of Mr. Rae's Employment Agreement, as described above, except that Mr. Shipman is entitled to an annual base salary of $177,500 per year and 450,000 stock options, which were approved by the Board on September 29, 2005. On March 26, 2007, the Company amended Mr. Shipman's employment agreement, increasing his salary to $210,000, effective as of January 1, 2007.

Compensation Upon a Change of Control

        Each of these employment agreements provides for certain compensation in the event of termination without cause or a change in control. In either event, the Company will (i) continue to make monthly payments of base salary and health insurance premiums for 12 months (15 months for Mr. Rae), (ii) pay a pro-rated bonus to which the executive would have otherwise been eligible, (iii) cause any unvested options granted to the executive to vest immediately, (iv) pay the executive for any unused accrued vacation time, and (v) reimburse the executive for expenses that would otherwise be entitled. In the case of Mr. Rae, the Company will reimburse his expenses reasonably incurred in connection with his and his family's repatriation to the United Kingdom. In general, the employment agreement defines a change in control if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

DIRECTOR COMPENSATION

        The following table sets forth the aggregate compensation paid or accrued by the Company to the Directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur E. Meyer Chairman	$60,000		$14,199				$74,199
Hendrik Rethwilm	$30,000		$—				$30,000
Karim Jobanputra	$30,000		$—				$30,000
David L. Koontz	$30,000		$—				$30,000
E. Holt Williams	$35,000		$7,100				$42,100
Jeffrey L. Cornish	$33,000		$7,100				$40,100
Gerson Santos-Leon	$—		$—				$—
Alan Rae(1)	$—		$—				$—

(1)
In addition to his position as the Chief Executive Officer, Mr. Rae serves on the Board of Directors, but does not receive any compensation as a Director. The compensation reflected in the Summary Compensation Table represents his total compensation for the years 2006 and 2007.

(2)
In addition to his director fees, Mr. Williams was paid an additional $5,000 for serving as the Audit Committee chairman.

In addition to his director fees, Mr. Cornish was paid an additional $3,000 for serving as the Compensation Committee chairman.

In addition to being a director of the Company, Mr. Gerson Santos Leon serves as the Director of R&D and Corporate Development for Abengoa Bioenergy R&D ("ABRD"). ABRD's corporate policy states employees who serve as outside directors must assign all director compensation to ABRD. Accordingly, Mr. Santos Leon's director's fees for 2007 in the amount of $30,000 were paid directly to ABRD.

(3)
On August 31, 2007, the Company decided to freeze the payment of any fees to directors until market conditions improve.

(4)
These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R) for awards pursuant to the Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company's audited financial statements for the fiscal year ended December 31, 2007.

Options for directors vest over the first three years of the ten-year option term, 34% in the first year and 16.5% every six months thereafter.

(5)
As of December 31, 2007, each director had outstanding options to purchase the indicated number of shares of the Company common stock: Arthur E. Meyer, 400,000; Hendrik Rethwilm, 750,000; Karim Jobanputra, 750,000; David L. Koontz, 200,000; E. Holt Williams, 200,000; and Jeffrey L. Cornish, 200,000.

Item 11.   Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Composition Plan Information

        The following table provides information as of December 31, 2007 related to the equity compensation plans in effect at that time:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans
Equity Compensation Plans approved by shareholders	6,175,000	$1.45	3,575,000
Equity Compensation Plans not approved by shareholders	0	0	0

Totals	6,175,000	$1.45	3,575,000

        The following table sets forth certain information as of December 31, 2007, regarding the beneficial ownership of the Company's common stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the named executive officers, (iii) each director, or nominee for director, of the Company, and (iv) all current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with SEC rules computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person.

        Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 87,298,674 shares of common stock outstanding on March 19, 2008. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2007 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

Directors, Officers and 5% Shareholders	Shares Directly and Beneficially Owned	Percent
Abengoa Bioenergy R&D Inc. c/o Crochet & Crochet Squaidelile, Geneva, Switzerland	9,273,102	10.6%
UBS AG 100 Liverpool Street London EC2m2RH	8,000,000	9.2%
Standard Bank Plc 25 Dowgate Hill London EC4R 2SB	5,000,000	5.7%
Alan Rae (a) 100 Commerce Drive, Suite 301 Newark, Delaware 19713	2,107,736	2.4%
Karim Jobanputra 100 Commerce Drive, Suite 301 Newark, Delaware 19713	774,000	*
Hendrik Rethwilm 100 Commerce Drive, Suite 301 Newark, Delaware 19713	750,000	*
Arthur Meyer 100 Commerce Drive, Suite 301 Newark, Delaware 19713	343,000	*
David H. Shipman 100 Commerce Drive, Suite 301 Newark, Delaware 19713	306,500	*
David Koontz 100 Commerce Drive, Suite 301 Newark, Delaware 19713	290,512	*
E. Holt Williams 100 Commerce Drive, Suite 301 Newark, Delaware 19713	208,395	*
Jeffrey Cornish 100 Commerce Drive, Suite 301 Newark, Delaware 19713	167,000	*

*
Less than 1%.

(a)
Mrs. Victoria Rae (spouse) owns 599,235 shares of the Company's common stock and Mr. Rae disclaims beneficial ownership of the shares held by Mrs. Victoria Rae.

Item 12. Certain Relationships and Related Transactions, and Director Independence

Review and Approval of Related Person Transactions.

        The Company has operated under a Code of Conduct for many years. The Company's Code of Conduct requires all employees, officers and directors, without exception, to avoid engagement in activities or relationships that conflict, or would be perceived to conflict, with the Company's interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company than could be obtained from an unrelated person.

        The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. The Company has not adopted written procedures for reviewing related person transactions. The Company reviews all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions, if any, that are determined to be directly or indirectly material to the company or a related person are disclosed.

Director Independence

        In accordance with AMEX rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with AMEX's independence standards as set forth in Section 803A of the AMEX Company Guide. Based on these standards, at its meeting held on March 20, 2008, the Board determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and stockholder of the Company: Mr. Meyer, Mr. Rethwilm, Mr. Williams, Mr. Cornish and Mr. Santos-Leon.

Item 13. Exhibits

        (a) Exhibits

        Exhibits included or incorporated by reference in this document are set forth in the Exhibit Index below.

3.1(1)	Certificate of Amendment, amending the Certificate of Incorporation
3.2(2)	Amended and Restated Bylaws
3.3(3)	Certificate of Eliminating Reference to the Company's Series A Convertible Preferred stock and Series B Convertible Preferred Stock from the Certificate of Incorporation of O2Diesel Corporation, dated December 6, 2006
4.1(4)	Specimen Stock Certificate
10.1(5)	Form of Employment Agreement between O2Diesel Corporation and Alan Rae*
10.2(5)	Cooperation agreement between Cognis and AAE+
10.3(6)	Letter dated September 23, 2003 from the California Air Resources Board
10.4(7)	Employment Agreement by and between O2Diesel Corporation and Richard Roger*
10.5(8)	Employment Agreement by and between O2Diesel Corporation and David Shipman*
10.6(9)	Common Stock and Warrant Purchase Agreement by and between O2Diesel Corporation and Abengoa Bioenergy R&D, Inc.
10.7(9)	Commercial Agreement by and between O2Diesel Corporation and Abengoa Bioenergy R&D, Inc.
10.8(9)	Form of Warrant for Abengoa Bioenergy R&D, Inc.
10.9(10)	Form of Incentive Stock Option Agreement*

10.10(11)	Common Stock and Warrant Agreement, by and between O2Diesel Corporation and Energenics Holdings Pte Ltd+
10.11(11)	Supply and Distribution Agreement+
10.12(11)	Form of Warrant
10.13(11)	Form of Additional Warrant
10.14(11)	Amendment No. 1 to Common Stock and Warrant Purchase Agreement+
10.15(12)	Form of Restricted Stock Agreement*
10.16(13)	Share Exchange Agreement, by and among O2Diesel Corporation, ProEnergy Company, Inc., and its shareholders
10.17(14)	Common Stock Purchase Agreement, dated as of February 16, 2007, by and between O2Diesel Corporation and Fusion Capital Fund II, LLC
10.18(14)	Registration Rights Agreement, dated as of February 16, 2007, by and between O2Diesel Corporation and Fusion Capital Fund II, LLC
10.19(15)	O2Diesel Corporation 2004 Stock Incentive Plan, as amended.*
10.20(13)	Amendment No. 1 to David Shipman's Employment Agreement*
10.21(13)	Supply and Distribution Agreement, by and between O2Diesel Corporation and Fair Energy S.A.+
10.22(16)	Form of Common Stock and Warrant Purchase Agreement for $2.52 million Private Placement
10.23(16)	Form of Warrant for $2.52 million Private Placement
10.24(17)	Separation Agreement with Richard Roger*
10.25(18)	Common Stock and Warrant Purchase Agreement, dated as of October 17, 2007, by and between O2Diesel Corporation and Energenics Holdings Pte Ltd+
10.26(18)	Licence Agreement, dated as of November 9, 2007, by and between O2Diesel Europe Limited and O2Diesel Asia Limited
10.27(18)	Licence Agreement, dated as of November 9, 2007, by and between O2Diesel Corporation and O2Diesel Asia Limited+
10.28(18)	Shareholders Agreement, dated October 17, 2007, by and between O2Diesel Europe Limited, Energenics Holdings Pte Ltd. and O2Diesel Asia Limited+
10.29(18)	Form of Investment Warrant
10.30(18)	Form of JV Warrant
10.31(18)	Form of Market Development Warrant
10.32(18)	Amendment No. 1 to Common Stock and Warrant Purchase Agreement, dated as of December 10, 2007, by and between O2Diesel Corporation and Energenics Holdings Pte Ltd
10.33(18)	Form of Additional Warrant
10.34(18)	Letter Agreement, effective as of January 2, 2008, by and between O2Diesel Corporation and ProEco Energy Company
10.35(18)	Letter Agreement, effective as of February 2, 2008, by and between O2Diesel Corporation and ProEco Energy Company
21(18)	Subsidiaries of O2Diesel Corporation
23.1(18)	Consent of Mayer Hoffman McCann P.C.
31.1(18)	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2(18)	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1(18)	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(1)
Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006, and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2007, filed with the SEC on November 14, 2007, and incorporated herein by reference.

(3)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on December 11, 2006, and incorporated herein by reference.

(4)
Previously filed as an exhibit to the Company's registration statement on Form SB-2 filed with the SEC on June 30, 2000, as amended on September 19, 2000, November 3, 2000, and December 22, 2000, and incorporated herein by reference.

(5)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on July 30, 2003, and incorporated herein by reference.

(6)
Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2003, filed with the SEC on November 19, 2003, and incorporated herein by reference.

(7)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on August 3, 2005, and incorporated herein by reference.

(8)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on October 5, 2005, and incorporated herein by reference.

(9)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on November 2, 2005, and incorporated herein by reference.

(10)
Previously filed as an exhibit to the Company's current report on Form 8-K/A filed with the SEC on July 28, 2006 and incorporated herein by reference.

(11)
Previously filed as an exhibit to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2006, filed with the SEC on November 14, 2006 and incorporated herein by reference.

(12)
Previously filed as an exhibit to the Company's current report on Form 8-K filed on December 19, 2006 and incorporated herein by reference.

(13)
Previously filed as an exhibit to the Company's annual report on Form 10-KSB for the year ended December 31, 2007, filed with the SEC on March 27, 2007, and incorporated herein by reference.

(14)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on February 20, 2007 and incorporated herein by reference.

(15)
Previously filed as Annex C to the Company's Proxy Statements filed with the SEC on June 5, 2006, and incorporated herein by reference.

(16)
Previously filed as an exhibit to the Company's current report on Form 8-K/A filed with the SEC on July 20, 2007 and incorporated herein by reference.

(17)
Previously filed as an exhibit to the Company's current report on Form 8-K filed with the SEC on August 3, 2007 and incorporated herein by reference.

(18)
Filed herewith.

*
Indicates a management contract or compensatory plan.

+
Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended or Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Item 14.    Principal Accountant Fees and Services

        During our fiscal year ended December 31, 2005, Ernst & Young LLP served as the Company's auditors and during our fiscal years ended December 31, 2006 and 2007, Mayer Hoffman McCann P.C. served as the Company's auditors. Following are the fees billed by Mayer Hoffman McCann P.C. and Ernst & Young LLP for the fiscal years ended December 31, 2006 and 2007:

	2007	2006
Audit Fees Mayer Hoffman McCann P.C.	$73,743	$173,445
Tax Fees Mayer Hoffman McCann P.C.	30,744	28,356
Audit Related Fees Mayer Hoffman McCann P.C.	73,594	28,067
Ernst & Young LLP	37,700	33,346
Total Fees
Mayer Hoffman McCann P.C.	178,081	229,868
Ernst & Young LLP	37,700	33,346

	$215,781	$263,214

•
"Audit fees" are fees paid for professional services for the audit of our consolidated financial statements as well as SAS 100 reviews and work related to quarterly filings.

•
"Tax fees" are fees primarily for tax compliance in connection with filing US income tax returns in 2007 and 2006 for the 2006 and 2005 tax returns.

•
"Audit Related fees" are fees billed to us for services not included in the first two categories. For Mayer Hoffman McCann P.C., this would include SEC filings and consents, accounting consultations on matters addressed during the audit or interim reviews and Sarbanes-Oxley 404 compliance. Ernst & Young LLP fees were primarily for SEC filings and consent fees.

Non-Audit Services

        The Audit Committee has considered the compatibility of non-audit services with the auditor's independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

O2DIESEL CORPORATION
By:	/s/ ALAN R. RAE Alan R. Rae Chief Executive Officer and Director March 31, 2008

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

	TITLE	DATE

/s/ ALAN R. RAE Alan R. Rae	Director and Chief Executive Officer (Principal Executive Officer)	March 31, 2008
/s/ DAVID H. SHIPMAN David H. Shipman	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2008
/s/ ARTHUR MEYER Arthur Meyer	Chairman	March 31, 2008
/s/ DAVID L. KOONTZ David L. Koontz	Director	March 31, 2008
/s/ KARIM JOBANPUTRA Karim Jobanputra	Director	March 31, 2008
/s/ HENDRIK RETHWILM Hendrik Rethwilm	Director	March 31, 2008
/s/ E. HOLT WILLIAMS E. Holt Williams	Director	March 31, 2008

/s/ JEFFREY CORNISH Jeffery Cornish	Director	March 31, 2008
/s/ GERSON SANTOS-LEON Gerson Santos-Leon	Director	March 31, 2008

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet as of December 31, 2007	F-2
Consolidated Statements of Operations for the years ended December 31, 2007 and 2006 and the period from October 14, 2000 (inception) through December 31, 2007	F-3
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2007 and 2006 and the period from October 14, 2000 (inception) through December 31, 2007	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006 and the period from October 14, 2000 (inception) through December 31, 2007	F-10
Notes to Consolidated Financial Statements	F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
O2Diesel Corporation

        We have audited the accompanying consolidated balance sheet of O2Diesel Corporation (a development stage company) as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2007 and 2006 and for the period from October 14, 2000 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of O2Diesel Corporation as of December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 and for the period from October 14, 2000 (inception) through December 31, 2007, in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's accumulated losses and lack of available working capital raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mayer Hoffman McCann P.C.

Plymouth Meeting, Pennsylvania
March 28, 2008

O2DIESEL CORPORATION
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
December 31, 2007

ASSETS
CURRENT ASSETS
Cash	$581,645
Restricted cash	2,333,959
Accounts receivable	115,536
Other receivables	192,619
Unbilled appropriations	145,576
Inventory	174,447
Prepaid expenses, parts and deposits	209,428

Total current assets	3,753,210

FIXED ASSETS
Office furniture and equipment	268,828
Fuel and test equipment	382,971

651,799
Less accumulated depreciation	(283,742)

Total fixed assets	368,057

TOTAL ASSETS	$4,121,267

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,774,248
Accrued expenses	568,442
Deferred grants	475,980
Deferred marketing program	86,333

Total current liabilities	2,905,003

TOTAL LIABILITIES	2,905,003

STOCKHOLDERS' EQUITY
Preferred stock: par value of $0.0001; 20,000,000 shares authorized; none issued and outstanding	—
Common stock: par value of $0.0001; 135,000,000 shares authorized; 86,666,837 issued and outstanding	8,667
Additional paid-in capital	45,123,009
Unearned compensation	(14,668)
Accumulated other comprehensive income	12,088
Deficit accumulated during the development stage	(43,912,832)

Total stockholders' equity	1,216,264

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,121,267

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2007	Year Ended December 31, 2006	October 14, 2000 (inception) through December 31, 2007
Revenue:
Additive related sales	$337,089	$167,063	$775,412
Sponsorship income	21,375	83,871	169,248

	358,464	250,934	944,660
Expenses:
Cost of goods sold	249,252	119,367	575,559
ProEco operating expenses	400,673	—	400,673
Selling and marketing	1,419,111	1,217,731	9,265,965
Product testing and government grants, net	621,830	(394,982)	1,599,613
General and administrative	7,538,400	7,416,679	33,087,430

Total operating expense	10,264,266	8,358,795	44,929,240
Operating loss	(9,870,802)	(8,107,861)	(43,984,580)
Other income (expense):
Interest expense	(10,342)	(8,223)	(132,865)
Interest income	39,232	126,543	234,598
Foreign currency gain/(loss), net	306,661	395,104	805,444
Loss on impairment of construction in progress	(1,288,614)	—	(1,288,614)
Other (expense)/income, net	(2,527)	(13,718)	307,543

Total other income (expense)	(955,590)	499,706	(73,894)

Loss before provision (benefit) for income taxes	(10,826,392)	(7,608,155)	(44,058,474)
Benefit for income taxes	—	—	145,642

Net loss	(10,826,392)	(7,608,155)	(43,912,832)
Deemed dividend to preferred stockholders	—	(5,581,133)	(6,200,005)

Net loss allocable to common stockholders	$(10,826,392)	$(13,189,288)	$(50,112,837)

Net loss per common share (basic and diluted)	$(0.14)	$(0.20)	$(1.30)

Weighted average shares of common shares outstanding	79,144,383	65,723,876	56,938,276
Recapitalization resulting from the AAE Technologies International PLC acquisition	—	—	(18,270,114)

Weighted average shares of common shares outstanding—giving effect to the recapitalization	79,144,383	65,723,876	38,668,162

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

for the years ended December 31, 2007 and 2006 and the
Period from October 14, 2000 (inception) through December 31, 2007

	Preferred Stock		Common Stock
					Unearned Compensa- tion	Common Stock Subscribed	Additional Paid-In Capital
	Shares	Amount	Shares	Amount
Balance at October 14, 2000 (Inception)
Common stock issued in exchange for interest in wholly owned subsidiaries	—	$—	43,008,772	$430,088	$—	$—	$3,603,415
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—
Common stock issued on various dates during 2001	—	—	24,181,038	241,810	—	—	1,268,031

Balance at December 31, 2001	—	—	67,189,810	671,898	—	—	4,871,446
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—
Common stock issued at $0.225 per share on various dates during 2002	—	—	703,282	7,033	—	—	515,657

Balance at December 31, 2002	—	—	67,893,092	678,931	—	—	5,387,103
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—
Common stock issued on various dates during 2003	—	—	555,556	5,556	—	—	119,444
Common stock issued for consulting services	—	—	200,000	2,000	—	—	43,000
Common stock issued for remaining interest in subsidiaries on July 15, 2003	—	—	4,356,200	43,562	—	—	46,323
Common stock issued upon exercise of stock options on various dates during 2003	—	—	8,670,881	86,709	—	—	1,131,595
Recapitalization resulting from AAE acquisition on July 15, 2003	—	—	(56,928,690)	(814,283)	—	—	814,283
Common stock issued at $1.50 per share on various dates during 2003	—	—	3,333,333	333	—	—	4,999,667
Expenses related to 2003 issuance of common stock and recapitalization	—	—	—	—	—	—	(795,650)
Subscriptions for 754,900 shares of common stock at $1.50 per share on various dates during 2003	—	—	—	—	—	1,132,350	—

Balance at December 31, 2003	—	—	28,080,372	2,808	—	1,132,350	11,745,765

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

for the years ended December 31, 2007 and 2006 and the
Period from October 14, 2000 (inception) through December 31, 2007 (Continued)

	Preferred Stock		Common Stock
					Unearned Compensa- tion	Common Stock Subscribed	Additional Paid-In Capital
	Shares	Amount	Shares	Amount
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—
Common stock issued at $1.50 per share on various dates in 2004	—	—	1,070,451	107	—	(1,132,350)	1,535,770
Preferred stock issued on various dates during 2004	1,550,000	155	—	—	—	—	5,478,609

Balance at December 31, 2004	1,550,000	155	29,150,823	2,915	—	—	18,760,144
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—
Common stock issued for consulting services	—	—	63,750	6	—	—	63,094
Warrants issued for consulting services in 2005	—	—	—	—	—	—	135,000
Common stock issued at $0.70 per share on various dates in 2005	—	—	7,515,981	752	—	—	4,832,439
Common stock issued at $0.7125 per share on various dates in 2005	—	—	3,228,070	322	—	—	2,090,178
Common stock issued at $0.564 per share on various dates in 2005	—	—	6,419,840	642	—	—	3,599,658

Balance at December 31, 2005	1,550,000	155	46,378,464	4,637	—	—	29,480,513
Net loss	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—
Comprehensive loss	—	—	—	—	—	—	—
Common stock issued via exercise of warrants on various dates in 2006	—	—	3,151,892	315	—	—	1,457,829
Common stock issued for consulting services in 2006	—	—	56,250	6	—	—	50,994
Conversion of preferred stock into common stock on various dates in 2006	(1,550,000)	(155)	15,500,000	1,550	—	—	(1,395)
Common stock issued at $0.75 per share in 2006	—	—	8,666,666	867	—	—	6,256,282
Common stock issued at $0.729 per share in 2006	—	—	1,371,742	138	—	—	979,367
Fair value of unvested stock options upon adoption of SFAS 123(R)	—	—	—	—	(376,031)	—	376,031
Amortization of unearned compensation	—	—	—	—	250,890	—	—
Fair value of stock options issued in 2006	—	—	—	—	—	—	1,476,684

Balance at December 31, 2006	—	—	75,125,014	7,513	(125,141)	—	40,076,305

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

for the years ended December 31, 2007 and 2006 and the
Period from October 14, 2000 (inception) through December 31, 2007 (Continued)

	Preferred Stock		Common Stock
					Unearned Compensa- tion	Common Stock Subscribed		Additional Paid-In Capital
	Shares	Amount	Shares	Amount
Net loss	—	—	—	—	—		—	—
Foreign currency translation adjustment	—	—	—	—	—		—	—
Comprehensive loss	—	—	—	—	—		—	—
Common stock issued to employee	—	—	333,333	33	—		—	273,266
Fair value of unearned shares related to commitment shares	—	—	805,987	80	—		—	668,889
Unearned common stock issued for commitment shares	—	—	(465,170)	(47)	—		—	(386,044)
Fusion shares issued at various prices in 2007	—	—	970,994	97	—		—	499,903
Common stock issued for consulting services	—	—	540,000	54	—		—	263,446
Common stock issued at $0.405 per share in 2007	—	—	2,993,346	299	—		—	1,109,944
Repurchase of shares	—	—	—	—	—		—	—
Retirement of repurchased shares	—	—	(100,000)	(10)	—		—	(40,090)
Common stock issued at $0.417 per share in 2007	—	—	3,130,000	313	—		—	1,194,821
Common stock issued at $0.375 per share in 2007	—	—	3,333,333	334	—		—	1,249,666
Amortization of unearned compensation	—	—	—	—	110,473		—	(24,727)
Fair value of stock options issued in 2006 and 2007	—	—	—	—	—		—	237,631

Balance at December 31, 2007	—	$—	86,666,837	$8,667	$(14,668)	$		$45,123,009

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

for the years ended December 31, 2007 and 2006 and the
Period from October 14, 2000 (inception) through December 31, 2007

	Common Stock Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficit)
Balance at October 14, 2000 (Inception)
Common stock issued in exchange for interest in wholly owned subsidiaries	$—	$—	$—	$(4,138,684)	$(105,181)
Net loss	—	—	—	(1,406,709)	(1,406,709)
Foreign currency translation adjustment	—	(4,476)	—	—	(4,476)

Comprehensive loss	—	—	—	—	(1,411,185)

Common stock issued on various dates during 2001	—	—	—	—	1,509,841

Balance at December 31, 2001	—	(4,476)	—	(5,545,393)	(6,525)
Net loss	—	—	—	(1,712,803)	(1,712,803)
Foreign currency translation adjustment	—	(74,085)	—	—	(74,085)

Comprehensive loss	—	—	—	—	(1,786,888)

Common stock issued at $0.225 per share on various dates during 2002	—	—	—	—	522,690

Balance at December 31, 2002	—	(78,561)	—	(7,258,196)	(1,270,723)
Net loss	—	—	—	(4,230,296)	(4,230,296)
Foreign currency translation adjustment	—	179,689	—	—	179,689

Comprehensive loss	—	—	—	—	(4,050,607)

Common stock issued on various dates during 2003	—	—	—	—	125,000
Common stock issued for consulting services	—	—	—	—	45,000
Common stock issued for remaining interest in subsidiaries on July 15, 2003	—	—	—	(409,614)	(319,729)
Common stock issued upon exercise of stock options on various dates during 2003	—	—	—	—	1,218,304
Recapitalization resulting from AAE acquisition on July 15, 2003	—	—	—	—	—
Common stock issued at $1.50 per share on various dates during 2003	—	—	—	—	5,000,000
Expenses related to 2003 issuance of common stock and recapitalization	—	—	—	—	(795,650)
Subscriptions for 754,900 shares of common stock at $1.50 per share on various dates during 2003	(180,000)	—	—	—	952,350

Balance at December 31, 2003	(180,000)	101,128	—	(11,898,106)	903,945
Net loss	—	—	—	(6,728,014)	(6,728,014)
Foreign currency translation adjustment	—	(97,446)	—	—	(97,446)

Comprehensive loss	—	—	—	—	(6,825,460)

Common stock issued at $1.50 per share on various dates in 2004	180,000	—	—	—	583,527
Preferred stock issued on various dates during 2004	—	—	—	—	5,478,764

Balance at December 31, 2004	—	3,682	—	(18,626,120)	140,776

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

for the years ended December 31, 2007 and 2006 and the
Period from October 14, 2000 (inception) through December 31, 2007 (Continued)

	Common Stock Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficit)
Net loss	—	—	—	(6,852,165)	(6,852,165)
Foreign currency translation adjustment	—	2,329	—	—	2,329

Comprehensive loss	—	—	—	—	(6,849,836)

Common stock issued for consulting services in 2005	—	—	—	—	63,100
Warrants issued for consulting services in 2005	—	—	—	—	135,000
Common stock issued at $0.70 per share on various dates in 2005	—	—	—	—	4,833,191
Common stock issued at $0.7125 per share on various dates in 2005	—	—	—	—	2,090,500
Common stock issued at $0.564 per share on various dates in 2005	—	—	—	—	3,600,300

Balance at December 31, 2005	—	6,011	—	(25,478,285)	4,013,031
Net loss	—	—	—	(7,608,155)	(7,608,155)
Foreign currency translation adjustment	—	(10,392)	—	—	(10,392)

Comprehensive loss	—	—	—	—	(7,618,547)

Common stock issued via exercise of warrants on various dates in 2006	—	—	—	—	1,458,144
Common stock issued for consulting services in 2006	—	—	—	—	51,000
Conversion of preferred stock into common stock on various dates in 2006	—	—	—	—	—
Common stock issued at $0.75 per share in 2006	—	—	—	—	6,257,149
Common stock issued at $0.729 per share in 2006	—	—	—	—	979,505
Fair value of unvested stock options upon adoption of SFAS 123(R)	—	—	—	—	—
Amortization of unearned compensation	—	—	—	—	250,890
Fair value of stock options issued in 2006	—	—	—	—	1,476,684

Balance at December 31, 2006	—	(4,381)	—	(33,086,440)	6,867,856

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

for the years ended December 31, 2007 and 2006 and the
Period from October 14, 2000 (inception) through December 31, 2007 (Continued)

	Common Stock Subscriptions Receivable	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficit)
Net loss	—	—	—	(10,826,392)	(10,826,392)
Foreign currency translation adjustment	—	16,469	—	—	16,469

Comprehensive loss	—	—	—	—	(10,809,923)

Common stock issued to employee	—	—	—	—	273,299
Fair value of unearned shares related to commitment shares	—	—	—	—	668,969
Unearned common stock issued for commitment shares	—	—	—	—	(386,091)
Fusion shares issued at various prices in 2007	—	—	—	—	500,000
Common stock issued for consulting services	—	—	—	—	263,500
Common stock issued at $0.405 per share in 2007	—	—	—	—	1,110,243
Repurchase of shares	—	—	(40,100)	—	(40,100)
Retirement of repurchased shares	—	—	40,100	—	—
Common stock issued at $0.417 per share in 2007	—	—	—	—	1,195,134
Common stock issued at $0.375 per share in 2007	—	—	—	—	1,250,000
Amortization of unearned compensation	—	—	—	—	85,746
Fair value of stock options issued in 2006 and 2007	—	—	—	—	237,631

Balance at December 31, 2007	$—	$12,088	$—	$(43,912,832)	$1,216,264

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			October 14, 2000 (inception) through December 31, 2007
	Years Ended December 31,
	2007	2006
Cash flows from operating activities
Net loss	$(10,826,392)	$(7,608,155)	$(43,912,832)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	97,612	87,127	381,376
Amortization	—	—	7,786
Write off of patent	—	—	337,329
Write off of obsolete inventory	—	—	5,925
Loss on sale/disposal of furniture & equipment	1,724	18,044	10,252
Loss on impairment of construction in progress	1,288,614	—	1,288,614
Non cash contributions	—	5,312	5,312
Common stock and warrants issued for consulting services	263,500	51,000	517,600
Common stock issued to employee	273,299	—	273,299
Common stock issued for commitment shares	282,878	—	282,878
Amortization of unearned compensation	323,377	1,727,574	2,050,951
Changes in operating assets and liabilities:
Accounts receivable	(101,761)	(275)	(115,536)
Other receivables	576,008	(614,957)	(192,619)
Inventory, prepaid expenses and other current assets	(55,500)	(74,347)	(535,376)
Accounts payable	1,083,195	(66,365)	1,774,248
Accrued expenses	175,213	130,756	557,284
Deferred grants	466,021	(286,137)	475,980
Deferred marketing program	(148,167)	(172,533)	86,333

Cash flows used in operating activities	(6,300,379)	(6,802,956)	(36,701,196)
Cash flows from investing activities
Restricted cash	1,310,468	(91,267)	(2,333,959)
Purchase of furniture and equipment	(1,525,820)	(137,752)	(2,054,701)
Proceeds from sale of furniture & equipment	—	1,250	13,150
Purchase of patent	—	—	(345,115)

Cash flows used in investing activities	(215,352)	(227,769)	(4,720,625)
Cash flows from financing activities
Net proceeds from issuance of preferred stock	—	—	5,478,764
Net proceeds from private placement	—	—	5,953,757
Purchase of treasury stock	(40,100)	—	(40,100)
Net proceeds from issuance of common stock	4,055,377	8,694,798	30,605,870

Cash flows provided by financing activities	4,015,277	8,694,798	41,998,291
Effect of exchange rate changes on cash	16,469	(11,294)	5,175
Net (decrease) increase in cash	(2,483,985)	1,652,779	581,645
Cash at beginning of period	3,065,630	1,412,851	—

Cash at end of period	$581,645	$3,065,630	$581,645

Cash paid for interest	$10,342	$8,223	$123,513
Cash paid for income taxes	None	None	None

Non-cash transactions: Conversion of Bridge loan to common stock at 9/30/2003, $2,322,500. Conversion of preferred to common stock at various dates during 2006, $1,550,000.

See Notes to Consolidated Financial Statements

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The Company and Basis of Presentation

The Company

        O2Diesel Corporation ("O2Diesel" or the "Company") is in the development stage and has developed a proprietary additive product designed to enable distillate liquid transportation fuels to burn cleaner by facilitating the addition of ethanol as an oxygenate to these fuels. To date, the Company's operations have continued to be focused on raising capital, performing research and development, and bringing its product to market.

        O2Diesel's predecessor, Dynamic Ventures, Inc., was incorporated in the State of Washington on April 24, 2000. Dynamic Ventures, Inc. changed its name to O2Diesel Corporation effective June 10, 2003, in contemplation of the reverse acquisition of AAE Technologies International Plc (AAE). On July 15, 2003, O2Diesel acquired all of the issued and outstanding shares of AAE in exchange for 17,847,039 shares of its common stock. As a result of this transaction, the former shareholders of AAE acquired control of the combined companies. The acquisition of AAE has been accounted for as a capital transaction followed by a recapitalization. AAE was considered to be the accounting acquirer. Accordingly, the historical financial statements of AAE are considered to be those of O2Diesel for all periods presented.

        In conjunction with the reverse acquisition, the Company completed a private placement of its common stock whereby it issued 3,333,333 shares of common stock at $1.50 per share. Of the $5.0 million raised, approximately $800,000 was used to pay the costs of the reverse acquisition and private placement, $1.0 million was used to repay a bridge loan that was made in contemplation of the transaction, and the balance of $3.2 million was used to fund the ongoing developmental activities of the Company. Subsequent to its first private placement, the Company undertook to raise an additional $3.5 million through a follow-on private placement of our common stock (the "Follow-On Private Placement"). In the Follow-On Private Placement, we raised $1,535,770, before expenses, and issued 1,025,784 shares of our common stock at a price of $1.50 per share.

        On June 15, 2004, the American Stock Exchange ("AMEX" or "Exchange") approved an application to list 46,518,898 shares of our common stock under the symbol OTD. Subsequent to this date, the Exchange has approved additional applications to list 72,830,013 shares of the Company's common stock so that the total number of shares approved for listing is now 119,348,911. Our shares began to trade on the Exchange on July 1, 2004.

        O2Diesel was reincorporated in the state of Delaware in a transaction that became effective on December 31, 2004.

Basis of presentation

        The Company's consolidated financial statements for the year ended December 31, 2007, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We have reclassified certain prior-year amounts to conform to the current year's presentation.

        At December 31, 2007, the Company had a working capital surplus of $848,207 and has accumulated losses of $43,912,832. However $2,333,959 of the working capital is restricted in use to operational costs associated with developing markets in Europe. The lack of adequate working capital and continuing losses, as well as the uncertain conditions regarding the Company's AMEX listing status as stated below, create an uncertainty about the Company's ability to continue as a going concern.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. The Company and Basis of Presentation (Continued)

Management has concluded that additional equity must be raised in 2008 in order for the Company to have sufficient cash to execute its business plan and to be in compliance with the AMEX listing requirements.

AMEX Listing

        On June 29, 2007, the Company was notified by AMEX that it was not in compliance with the listing standards of the Exchange because it lacked the requisite amount of stockholders' equity. The Company was asked to submit a plan by July 27, 2007 advising AMEX of actions the Company would be taking to bring it into compliance with the continued listing standards by December 29, 2008.

        On July 27, 2007, the Company filed a plan with the Exchange describing the steps it plans to take to return to full compliance. The Company has entered into a common stock purchase agreement with Fusion Capital Fund II, LLC to raise up to $10 million in new equity over a twenty-five month period starting on February 16, 2007. Also, the Company announced a private placement in which we raised an additional $2.52 million in July and August 2007. As noted below, the Company intends to raise additional new equity in conjunction with the acquisition of the ProEco Energy Company ("ProEco"). We believe these actions will enable us to meet or exceed the equity requirements of the Exchange.

        On September 13, 2007, the Company received a written notice from the AMEX indicating that AMEX had reviewed and accepted the Company's plan to regain listing qualifications compliance. With the acceptance of the plan, the Company was allowed to continue its listing during the plan period pursuant to an extension granted until December 29, 2008. The AMEX notice also advised the Company that, in addition to the previously disclosed deficiency with respect to Section 1003(a)(iii) of the AMEX Company Guide, it had triggered an additional deficiency with respect to Section 1003(a)(ii) of the AMEX Company Guide which requires listed companies to have at least $4.0 million of stockholders' equity when it has sustained losses from continuing operations and/or net losses in its four most recent fiscal years. During the interim period until December 29, 2008, the Company was required to provide AMEX staff with updates regarding initiatives set forth in its plan of compliance.

        The Company previously stated that, as a result of the U.S. ethanol industry experiencing several economic and logistical challenges to the general expansion of production capacity, increased prices for corn, declining prices for ethanol and thinning supplies of skilled labor required by experienced EPC contractors, the estimated timetable to obtain the financing and start construction of the Ethanol Plant was shifted to the second half of 2008. Subsequent to this announcement, and prior to providing AMEX with a formal update regarding our compliance plan initiatives, AMEX advised us on February 7, 2008 that it was going to proceed with an application to the SEC to remove O2Diesel Corporation stock from listing and registration on AMEX. On February 12, 2008, the Company appealed the delisting determination by requesting an oral hearing to present an update on its AMEX listing compliance plan. This hearing is scheduled for April 15, 2008.

        If the Company's common stock were to be de-listed by the AMEX, the Company believes its shares would continue to be traded as a bulletin board stock.

        The consolidated financial statements in this report do not include any adjustments to reflect the anticipated private placements or the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should management be unsuccessful in obtaining financing on terms acceptable to the Company.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. The Company and Basis of Presentation (Continued)

        Since July 2003, the Company has raised approximately $37 million for its operations.

2. Summary of Significant Accounting Policies

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and all subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. Based on Financial Accounting Standards Board ("FASB") Interpretation No. 46R, Consolidation of Variable Interest Entities" ("FIN 46R"), the Company is the holder of the majority of the risks and rewards relating to ProEco. As such, the Company is considered to be the "primary beneficiary" of ProEco, deemed to be a variable interest entity ("VIE"), and has included ProEco's assets, liabilities and operating results in its consolidated financial statements for the year ended December 31, 2007.

Variable Interest Entity (VIE)

        In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to make significant decisions about its activities; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Based on these guidelines, the Company has determined that ProEco is a VIE beginning with the third quarter of 2007. Prior to that period, activity with ProEco was not material.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2007, cash deposits exceeded federally insured limits which are generally $100,000 per financial institution.

Restricted Cash

        On December 16, 2005, the Company completed a private placement of its common stock, whereby it received approximately $3.6 million which is restricted to operational costs associated with developing markets in Europe. Prior to 2005, restricted cash consisted of cash held in the Company's bank account pursuant to the provisions set forth in documents to the acquisition of AAE on July 15, 2003. The restricted funds associated with the acquisition of AAE were released in equal amounts on October 15, 2003, and January 15, 2004. Beginning in 2008, the Company was permitted to utilize these funds for current non-European operating purposes and used approximately $467,000 during the first quarter of calendar 2008.

Fair Value of Financial Instruments

        The carrying amounts of cash and cash equivalents, accounts receivable, due to/from related parties, other receivables, accounts payable, accrued expenses, deferred marketing program accruals, and deferred grants approximate fair value because of their short-term nature.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk and Allowance for Doubtful Accounts

        The Company provides an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. The Company does not require collateral and it does not charge finance fees on outstanding trade receivables. The allowance is determined by analyzing historical data and trends, as well as specific customers' financial condition. Past-due or delinquency status is based upon the credit terms of that specific customer from the date of delivery. Charges for doubtful accounts are recorded in selling and marketing expenses. Trade accounts receivables are written off to the allowance for doubtful accounts when collection appears unlikely. Customer concentrations, in excess of 10% of additive sales, were as follows:

Period	# of Customers	% of Additive Sales
Year ended December 31, 2007	1	71.9%
Year ended December 31, 2006	1	33.6%
	3	43.6%	(total)
From October 14, 2000 (inception)	1	38.5%
To December 31, 2007

Inventories

        Inventories, consisting of fuel additive held at third party locations, are stated at the lower of cost, as determined using the first in, first out (FIFO) method, or market value.

Furniture, Equipment and Depreciation

        Furniture and equipment are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives of fixed assets are as follows:

  Office furniture and equipment: 3 to 5 years
  Fuel and test equipment: 5 to 20 years

        Depreciation expense recorded in the accompanying Consolidated Statements of Operations was $97,612, $87,127 and $381,376 for the years ended December 31, 2007, and 2006, and the period October 14, 2000 (inception) through December 31, 2007, respectively.

Accounting for Impairment of Long-Lived Assets

        The carrying value of intangible assets and other long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

        In light of the postponement of the Ethanol Plant project, due to unfavorable market conditions, the Company has re-examined the carrying value of the construction in progress asset. Management has evaluated this project based on its assessment of the challenges to financing projects of this nature, posed by the present debt and equity markets, as well as the limited likelihood that a buyer will be identified for this project in the near future. Accordingly, the Company believes that it is prudent not

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

to assign a value to this asset. As such, an impairment charge of $1,288,614 was warranted and this adjustment was recorded in December 2007.

Revenue Recognition

        The Company sells its product directly to its customers and revenue is recognized and recorded upon the passage of title of the product to the customer and following confirmation that the customer is utilizing the final blended fuel.

        The Company has developed the CityHomeTM program to serve as an element of its sales/marketing and product demonstration strategy. This program involves the sale of our additive, the receipt of sponsorship fees and the potential sale of advertising space. Sponsorship fees will become additional revenue for us and will be recognized as such when a sponsorship agreement is signed and the fees have been invoiced and payment is assured. Costs that are intended to be supported by the sponsorship fees are recorded separately in the related expense line in our statements of operations. With regard to the advertising space, since we have been unable to assess the fair market value of the advertising space received, we assign no value to the space at the time of receipt. We are recognizing the value associated with the advertising space when we enter into a contract arrangement with a third party. The Company will consider assigning a fair value to the advertising space received at the time of the initial sale when such fair value is more readily determinable, based upon a history of cash transactions.

        The Company has supported certain fleet equipment conversion costs in these CityHomeTM initiatives and has also been required to bear the incremental costs of the blended fuel, where it is experienced. Whenever the expected costs of the program are determined to be in excess of the contracted sponsorship fees and related fuel additive revenue, the Company records the loss for the contract as an expense and a deferred liability to be amortized over the life of the contract. As of December 31, 2007, costs remaining to be amortized for CityHomeTM programs were recorded on the balance sheet as Deferred Marketing Program in the amount of $86,333. The Company recorded $100,627, $251,762 and $1,222,003 in costs for the CityHomeTM initiatives in excess of sponsorship fees during the years ended December 31, 2007, December 31, 2006 and the period October 14, 2000 (inception) through December 31, 2007, respectively.

Shipping and Handling Costs

        The Company classifies costs associated with shipping and handling activities within cost of goods sold in the consolidated statements of operations. Shipping and handling costs for the years ended December 31, 2007, and 2006, and the period October 14, 2000, (inception) through December 31, 2007, were $17,623, $14,600 and $69,315, respectively.

Research and Development Costs

        Research and development costs are expensed as incurred.

Product Test and Demonstration Appropriations

        The Company receives appropriations from governmental agencies to fund certain of its research and development efforts. The Company evaluates the conditions of each appropriation and either increases revenue, decreases expenses or reduces the cost of fixed assets depending upon the attributes

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

of the underlying grant. Appropriations activities are not recognized until there is reasonable assurance that the Company will comply with the conditions of the grant and that the grant will be received.

Advertising Expenses

        Advertising costs are expensed as incurred. Advertising expense was $0, $0 and $450,000 for the years ended December 31, 2007, and 2006, and the period October 14, 2000 (inception) through December 31, 2007, respectively.

Net Loss Per Common Share (Basic and Diluted)

        Basic net loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share gives effect to all dilutive potential common shares outstanding during the period using the if-converted method. Diluted net loss per share excludes all potential dilutive common shares if their effect is anti-dilutive. The weighted average number of shares used to compute basic and diluted loss per common share is the same since the effect of the dilutive securities is anti-dilutive.

Accounting for Stock-Based Compensation

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), which replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and supersedes Accounting Principles Board ("APB") Opinion No. 25 ("APB 25"). Prior to January 1, 2006, the Company's share-based employee compensation plan was accounted for under the recognition and measurement provisions of APB 25 and related Interpretations, as permitted by SFAS 123. The Company did not recognize stock-based compensation cost in its statement of operations for periods prior to December 31, 2005 as all options granted had an exercise price equal to or higher than the market value of the underlying common stock on the date of grant. However, compensation expense was recognized under APB 25 for certain options granted to non-employees of the Company based upon the intrinsic value. SFAS 123(R) requires all share-based payments, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim period after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS 123 will no longer be an alternative to financial statement recognition.

        Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective transition method. As a result, the Company's net loss before taxes was $1,727,574 higher, for the year ended December 31, 2006 and for the period October 14, 2000 (inception) through December 31, 2007, than if it had continued to account for share-based compensation under APB 25.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        The Company implemented a Stock Incentive Plan (the "Incentive Plan") in 2004 for which the Board of Directors has authorized 7,212,957 shares of common stock to be reserved for future issuance under the Plan. At December 31, 2005, the Company had committed to award 7,750,000 options to purchase common stock to certain officers, employees and directors, of which 5,950,000 options had been approved and granted by the Board of Directors. As of June 30, 2006, one employee who had been promised (but not granted) 600,000 options left the employment of the Company and forfeited the promised options. Four other employees received new promises for 350,000 options, resulting in net commitments from the Company of 7,500,000 options to purchase common stock. The Company obtained approval from the shareholders at the annual meeting on July 6, 2006 to increase the number of common shares available for issuance under the Incentive Plan in order to effectuate the grant of the remaining stock options promised to plan participants. Subsequent to this approval, the Board of Directors granted the promised 350,000 options and an additional 1,200,000 options to six other employees and consultants and one director. During August 2006, one employee who had been granted 100,000 options left the employment of the Company and forfeited them under the terms of the Incentive Plan. In November 2006, one employee was granted an additional 100,000 options. During 2007, four employees left the employment of the Company and forfeited an aggregate of 1,575,000 options (including 1,450,000 options awarded to one officer) under the terms of the Incentive Plan. In addition, as a result of previously approved agreements, an officer of the Company was awarded 250,000 options in November 2007 which he had previously relinquished.

        Stock options generally vest over three years and will expire ten years from the effective date. However, the Company has the latitude under the Incentive Plan to issue options at various stages of vesting. Once these options are granted by the Board of Directors under the provisions of the plan, the Company will record a compensation charge for the difference between the fair value of the common stock and the exercise price of the options on the date of issuance if the fair value of the common stock exceeds the exercise price of the option on that date.

        The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used with this model were as follows:

	2007	2006	2005
Expected life	3 years	3 years	3 years
Dividend yield	0%	0%	0%
Volatility range*	73%	72%–209%	59%–120%
Risk-free interest rate*	4.16%	4.64%–5.09%	3.39%–3.96%

    *
    Depending on the date of grant.

Income Taxes

        Income taxes are accounted for using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". Under SFAS 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefits are based on the changes in the asset or liability from

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

period to period. If available evidence suggests that it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recorded to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change.

        In June, 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48) which was effective for fiscal years beginning after December 15, 2006. This interpretation clarified the accounting for uncertainty in income taxes recognized in accordance with SFAS 109. Specifically, FIN 48 clarifies the application of SFAS 109 by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods of income taxes, as well as the required disclosure and transition. This interpretation was effective for fiscal years beginning after December 15, 2006. Effective January 1, 2007, the Company adopted FIN 48 and has determined that such adoption did not have a significant affect on the Company's consolidated financial position and results of operations.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Subsidiaries

        The Company has foreign subsidiaries whose local currency has been determined to be the functional currency. For these foreign subsidiaries, the assets and liabilities have been translated using the current exchange rates, and the income and expenses have been translated using the weighted average of historical exchange rates during the reporting period. The adjustments resulting from translation have been recorded separately in shareholders' (deficit) equity as "other comprehensive income (loss)" and are not included in determining the consolidated net loss.

        The Company began operations in Brazil in March of 2004 by establishing a 75% owned subsidiary. The Brazilian subsidiary recognized $0, $0 and $7,682 in revenue during the years ended December 31, 2007 and 2006, and the period October 14, 2000 (inception) through December 31, 2007, respectively, and had total assets less current liabilities (exclusive of intercompany amounts eliminated in consolidation) of $95,201 at December 31, 2007. Transactions in Brazil are denominated in, and the functional currency is, the Brazilian Real. At December 31, 2007, the Brazilian operations had aggregate losses of $2,038,986. The minority stockholder's portion of aggregate losses is not recorded in the consolidated balance sheet since reimbursement of this amount from the minority stockholders is not assured.

        The Company began operations in Spain in April of 2006 by establishing a 100% owned subsidiary. The Spanish subsidiary recognized $12,176, $0 and $12,176 in revenue for the years ended December 31, 2007 and 2006, and the period October 14, 2000 (inception) through December 31, 2007,

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

and had total assets less current liabilities (exclusive of intercompany amounts eliminated in consolidation) of $275,678 at December 31, 2007. Transactions in Spain are denominated in, and the functional currency is, the Euro. At December 31, 2007, the Spanish operations had aggregate losses of $1,933,878.

        The Company expanded its operations in Ireland in August 2007 by establishing a 100% owned subsidiary. At December 31, 2007, this subsidiary had not been an active company.

        On December 31, 2004, the Company ceased operations at two of its wholly-owned subsidiaries in the United Kingdom. In connection with the cessation, the Company recorded an exchange gain in the 2004 consolidated statement of operations of $94,396 to recognize cumulative translation gains previously recorded in other comprehensive income (loss). The subsidiaries were primarily holding companies and had no assets or liabilities as of December 31, 2004. For the years ended December 31, 2007 and December 31, 2006, these subsidiaries incurred no activity.

Segment Reporting

        The Company is a development stage company and has not made sales of its products in commercial volumes. Management believes that the Company currently operates and manages the business as one business segment.

Impairment of Intellectual Property Rights

        Prior to the fourth quarter of 2002, the Company was pursuing the marketability of a technology it had acquired for $424,659. In December 2002, the Company determined that the related product was no longer commercially viable and would no longer be pursued. As a result of this decision, it was determined that the asset would not be recoverable as there was no alternative market for the technology. Accordingly, the net book value of $345,115 was charged to general and administrative expenses during 2002.

3. ProEco Transaction

        On January 12, 2007, the Company entered into a Share Exchange Agreement (the "Agreement") with ProEco Energy Company ("ProEco") and its shareholders ("ProEco Shareholders") to acquire shares equal to 80% of the outstanding capital stock of ProEco in exchange for approximately 9.2 million shares of the Company's common stock (the "Transaction Shares") valued at $0.872 per share for a total purchase price of $8.0 million.

        ProEco, which has had limited operations to date, had been in the process of developing a new fuel-grade Ethanol Plant with planned capacity of at least 100 million gallons per year to be built in two 50 million gallon stages (each a "Train"). Pursuant to the terms of the Agreement, ProEco Shareholders would receive 60% of the Transaction Shares at the time of the closing and would receive the remaining 40% of the Transaction Shares in two equal installments upon the completion of construction of the first Train (20%) and the commencement of construction of the final Train (20%). The remaining 40% of the Transaction Shares would be held in escrow until the conditions for their release had been met. The parties intended the transaction to qualify as a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ProEco Transaction (Continued)

        The Agreement required ProEco to complete a number of steps toward completion of the Ethanol Plant project in order for the closing of the share exchange to occur. At the time of the closing, ProEco was required to have entered into a definitive engineering, procurement and construction ("EPC") contract, with a reputable firm with extensive experience in implementing and completing projects similar to the Ethanol Plant project, and executed marketing agreements for the sale of the production of the Ethanol Plant as well as corn feedstock. Under the terms of the Agreement, ProEco was responsible for having the Ethanol Plant designated as a facility nameplated, or certified, as producing ethanol at a level of at least 100 million gallons of production a year.

        As a condition to the closing of the ProEco share exchange, the Company was obligated to secure the financing necessary to complete the construction costs to build the Ethanol Plant. Accordingly, the Company was required to raise $60 to $70 million in debt and between $30 and $40 million in equity in the first quarter of 2008 for each train.

        Prior to closing, the Company and the ProEco Shareholders were to enter into a stockholder agreement that will, among other things, impose restrictions on the transfer of the Transaction Shares.

        The Common Stock was to be issued to the ProEco shareholders in a transaction that would be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and under Regulation D promulgated under the Securities Act.

        Under the terms of the letter of intent for the Agreement, the Company agreed to enter into a secured loan agreement with ProEco for the purposes of financing the purchase options for the land to be used for the Ethanol Plant and certain engineering and permitting work required for the closing of the ProEco share exchange. The annual interest rate on the loan is 7% and the maturity date of the loan was December 15, 2007.

        Current trends in the ethanol industry have seen increases in the price of corn and other feedstocks as well as a decline in the average selling price of ethanol. For a number of new plant construction projects, the lack of EPC contractor availability has resulted in increased costs and delays in completion dates. On January 8, 2008, the Company announced that due to the unfavorable market conditions for raising capital for ethanol plants, the Company and ProEco had entered into an agreement to extend the Share Exchange Agreement and the maturity date of the loan from the Company to ProEco until January 31, 2008. These agreements were subsequently extended again until February 29, 2008. On March 19, 2008, the Company and ProEco entered into a letter agreement terminating the Share Exchange Agreement and extending the maturity date of the loan from February 29, 2008 until November 30, 2008. The Company and ProEco have agreed to continue to develop the Ethanol Plant when conditions in the capital markets improve. Management has evaluated this project based on its assessment of the challenges to financing projects of this nature, posed by the present debt and equity markets, as well as the limited likelihood that a buyer will be identified for this project in the near future. Accordingly, the Company believes that it is prudent not to assign a value to this asset. As such, an impairment charge of $1,288,614 was warranted and this adjustment was recorded in December 2007.

        Based on FIN 46R, the Company is the holder of the majority of the risks and rewards relating to ProEco. As such, the Company is considered to be the "primary beneficiary" of ProEco, deemed to be a VIE, and has included ProEco's assets, liabilities and operating results in its consolidated financial

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ProEco Transaction (Continued)

statements. (In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to make significant decisions about its activities; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.) Based on these guidelines, the Company has determined that ProEco is a VIE beginning with the third quarter of 2007. Prior to that period, activity with ProEco was not material.

        The following table summarizes the significant assets and liabilities of ProEco as of December 31, 2007:

Cash	$8,310
Accounts payable	351,005
Accrued expenses	31,304

        ProEco expenses, including a $1,288,614 impairment charge and after elimination of intercompany transactions, of $1,679,928, $9,359 and $1,689,287 for the years ended December 31, 2007, and 2006, and the period October 14, 2000 (inception) through December 31, 2007, respectively, are also reflected in the Company's consolidated statements of operations.

        Management has evaluated this project based on its assessment of the challenges to financing projects of this nature, posed by the present debt and equity markets, as well as the limited likelihood that a buyer will be identified for this project in the near future. Accordingly, the Company believes that it is prudent not to assign a value to this asset. As such, an impairment charge of $1,288,614 was warranted and this adjustment was recorded in December 2007.

4. Government Appropriations

Appropriation from the U.S. Department of Energy (1)

        In 2002, the Company received an appropriation of $1,107,734 from the U.S. Department of Energy ("DOE") to test the Company's fuel additive as well as its blended fuel, O2DieselTM. The appropriation was increased to $2,039,651 as of September 15, 2004. This appropriation is managed for the DOE by the National Renewable Energy Laboratory ("NREL") under a contract which, as amended, continues until June 30, 2007. Under the terms of the contract, the Company is reimbursed by NREL for 80% of the costs incurred to complete the Statement of Work as set forth in the contract. The Company charges all expenses as incurred to operations and accrues all amounts receivable under the contract as a reduction to contract expenses when the Company is reasonably certain all conditions of the reimbursement are satisfied. As of December 31, 2007, the Company had incurred cumulative costs of $2,039,651 to complete the contract. From the inception of the contract in December 2002 through December 31, 2007, the Company billed NREL $1,631,720 of which $16,317 is included in other receivables as of December 31, 2007.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Government Appropriations (Continued)

Appropriation from the U.S. Department of Energy (2)

        In 2003, the Company received an appropriation of $1,123,834 to test the Company's fuel additive under the CARB Diesel Emissions Control Strategy (DECS) verification rules. The Company is eligible to receive reimbursements of 80% of costs incurred under a contract up to the appropriation amount, or $899,067. This appropriation is managed for the DOE by NREL which contracted with the Company in the third quarter of 2006. As of December 31, 2007, the Company had incurred cumulative costs of $986,222 towards completion of the contract, leaving a balance of $137,612. From the inception of the contract in August 2006 through December 31, 2007 the Company billed NREL $786,847 of which $57,690 is included in other receivables as of December 31, 2007.

Appropriation from the U.S. Department of Energy (3)

        During 2004 and 2005, the Company received $1,000,000 in available appropriations for the purpose of continued testing and verification of our fuel additive. The Company has submitted its proposal for several possible test projects and expects to enter into a contract, eligible for approximately 80% reimbursement, in the second quarter of 2008.

Appropriation from the U.S. Department of Defense (1)

        In 2003, the Company received an appropriation of $1,000,000 from the DoD to test O2DieselTM fuel in non-strategic military vehicles operated by the U.S. Air Force at Nellis Air Force Base in Las Vegas, Nevada. Under the terms of this Appropriation, a third party is to be paid $200,000 to administer this program on behalf of the DoD. The remaining $800,000 is to be used to fund purchases of O2DieselTM fuel, certain capital equipment and to reimburse the Company for its labor, overhead and out-of-pocket costs required to complete this project. This contract contains a payment schedule based on meeting performance milestones. Thus, upon achieving a milestone, the Company accrues the amount due and submits an invoice for reimbursement. All amounts are expensed as incurred, and all amounts receivable for work completed are treated as a reduction to expense over the period earned. The period of performance for this program ran from October 7, 2003 to December 31, 2004. Through December 31, 2004, the Company had achieved five milestones and, since inception, has billed $360,000 related to this appropriation, of which $160,000 was billed in January, 2005. By its terms, this contract expired on December 31, 2004 and was not extended. No activity under this appropriation has taken place subsequent to March 31, 2005. The work required to achieve the milestones not completed as of December 31, 2004 has been included as part of the Statement of Work for Appropriation (2) from the DoD as is permitted under that contract. However, the funds from Appropriation (1) cannot be applied to Appropriation (2). Through December 31, 2005, the Company had received cash in excess of costs incurred of $296,097 and had recorded Deferred Grants at December 31, 2005 in the Consolidated Balance Sheet. All amounts billed had been received as of December 31, 2005. No additional reimbursements are expected from this appropriation. During the fourth quarter of 2006 the Company was notified by the subcontractor that the contract was officially closed and O2Diesel has no further requirements. Based on this information, the Company applied the previously recorded liability of $296,097 for this contract as an offset to 2006 grant expenses for the year ended December 31, 2006.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Government Appropriations (Continued)

Appropriation from the U.S. Department of Defense (2)

        On January 11, 2005, the Company entered into a contract with a value of $1,085,000 with the DoD. Under this contract, the Company's O2DieselTM fuel is to be tested in a maximum of forty (40) non-tactical vehicles at US Air Force bases in Nevada for an 18 month period. Furthermore, the Company is to complete certain engine testing and other work required for the acceptance of O2DieselTM as a viable alternative fuel for use by the Air Force. Work on this contract commenced on November 1, 2004 and continued through November 30, 2006. Notwithstanding that the agreement for this contract was signed in January 2005, the Company was asked to begin work in 2004 and, by a letter from Innovative Technologies Corporation (ITC), was authorized to incur costs in an amount not to exceed $75,000. This is a time and materials contract that is administered for the DoD by a third party contractor. The Company charges all costs as incurred to expense and accrues all amounts receivable under the contract as a reduction to contract expenses. The contract amount was amended in May 2006 to $1,012,564. As of December 31, 2006, costs totaling $1,011,215 had been incurred and billed, leaving a remaining contract balance of $1,349. As of December 31, 2007, this contract was formally closed.

Appropriation from the U.S. Department of Defense (3)

        The Company received an appropriation during 2005 of approximately $910,000 from the DoD. Concurrent Technologies Corporation (CTC) manages this appropriation on behalf of the DoD. This contract contains a payment schedule based on meeting performance milestones. Four milestones were achieved during 2006 which resulted in issuing $530,000 of invoices during 2006. The primary objective of this contract is to create potential fuels using the Company additive that contains no more than 80% petroleum. If this project is successful, an application will be made to DOE for "alternative fuel" status, creating an incentive for federal customers to use the fuel. Part of this research entails conducting demonstrations in various climates at three Air Force bases, including Nellis Air Force Base (expanded fleet) in Nevada and Minot Air Force Base in North Dakota. As of December 31, 2007, $860,576 in expenses has been incurred, leaving an available contract balance of $49,424. In addition to the $715,000 in expenses that have been invoiced, based on achieving seven milestones through 2007, the Company has recorded Unbilled Appropriations of $145,576 at December 31, 2007 in the Consolidated Balance Sheet.

Appropriation from the U.S. Department of Defense (4)

        In 2005, the Company received an appropriation of approximately $1,100,000 for continued testing and verification of O2DieselTM. The Company entered into a contract for $575,000 in 2007. As of December 31, 2007, lab testing of a new fuel combining O2DieselTM, biodiesel, and diesel had been conducted and field testing had begun at Nellis Air Force Base in Las Vegas, Nevada. Another field test is planned during 2008 at Barksdale Air Force Base in Shreveport, Louisiana.

Appropriation from the U.S. Department of Defense (5)

        In 2006, the Company received an appropriation of approximately $1,000,000 for continued testing and verification of O2Diesel. Of this amount, $688,710 was added during the third quarter of 2007 to the contract described in DoD (4), for a total contract amount of $1,263,710. This contract contains a

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Government Appropriations (Continued)

payment schedule based on meeting performance milestones. Six milestones have been achieved through 2007 which resulted in the issuance of invoices totaling $620,536. Aggregate costs of $144,556 were incurred under this contract resulting in the balance of $475,980 being recorded in Deferred Grants in the Consolidated Balance Sheet at December 31, 2007.

Appropriation from the U.S. Department of Defense (6)

        In 2007, the Company received an appropriation of approximately $1,600,000 for continued testing and verification of O2DieselTM. The Company will submit its proposal for several possible test projects and expects to enter into a contract, eligible for approximately 80% of the appropriation, in the second quarter of 2008.

5. Other Receivables

        Other Receivables consisted of the following at December 31, 2007:

NREL Appropriation	$74,007
Receivables related to product demonstrations in Spain	45,407
VAT receivable (Spain)	57,594
Employee travel advances, etc.	15,611

$192,619

6. Accrued Liabilities

        Accrued liabilities consisted of the following at December 31, 2007:

Legal and professional	$234,721
Payroll-related liabilities	30,304
Severance payments	190,508
Other	112,909

$568,442

7. Income Taxes

        No provision for Federal and state income taxes has been recorded during the periods presented due to the Company's significant operating losses in each year. The income tax benefit reflected in the accompanying consolidated statement of operations is the benefit recognized in Ireland for the periods presented.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Income Taxes (Continued)

reporting purposes. Significant components of the Company's deferred tax asset as of December 31, 2007 are as follows:

Net operating loss carryforwards	$11,831,969
Deferred revenue	453,020
Accrued expenses	255,818

Total deferred tax asset	12,540,807
Valuation allowance	(12,540,807)

Net deferred tax asset	$—

        Management has determined that a valuation allowance equal to 100% of the existing deferred tax asset is appropriate given the uncertainty regarding the ultimate realization of these assets. At December 31, 2007, the Company had Federal and state net operating loss carryforwards of approximately $28.7 million for income tax purposes. If not used, these carryforwards begin to expire in 2021. Federal tax rules impose limitations on the use of net operating losses following certain changes in ownership. If such a change occurs, the limitation would reduce the amount of the benefits that would be available to offset future taxable income each year, starting with the year of ownership change. As a result, certain amounts of the net operating loss carryforwards may expire without being utilized. As of December 31, 2007, the Company had an Irish net operating loss carryforward of approximately $680,000 which can be carried forward indefinitely, a cumulative Spanish loss of approximately $1.78 million and a Brazilian net operating loss of approximately $1.69 million that may be carried forward indefinitely, but which is subject to annual usage limitations.

        In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting and disclosure for uncertainty in tax positions, as defined and prescribes the measurement process and a minimum recognition threshold, for a tax position taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under FIN 48, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

        The Company is subject to the provisions of FIN 48 as of January 1, 2007, and has analyzed filing positions in all of the U.S. federal and state jurisdictions where it is required to file income tax returns, as well as its tax returns in Ireland, Spain and Brazil and all open tax years in these jurisdictions. The Company has identified its U.S. federal tax return and its state tax returns in Delaware and California as "major" tax jurisdictions as defined. Based on the Company's evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years which remain subject to examination by the major U.S. tax jurisdictions (tax years ended December 31, 2004 to December 31, 2007) and for the tax years which remain open for examination in Ireland (December 31, 2007), Spain (December 31, 2007) and Brazil (December 31, 2007). Based on this evaluation, no reserves for uncertain income tax positions have

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Income Taxes (Continued)

been recorded pursuant to FIN 48 during the period ended December 31, 2007 and the Company does not anticipate that it is reasonably possible that any material increase or decrease in its unrecognized tax benefits will occur within twelve months. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

        Upon adoption on January 1, 2007 and as of December 31, 2007, the Company had no unrecognized tax benefits or accruals for the potential payment of interest and penalties. The Company's policy for recording interest and penalties associated with tax audits is to record such items as a component of income or loss before provision (benefit) for income taxes. Penalties are recorded in other expenses, and interest paid or received is recorded in interest expense or interest income, related to the settlement of tax audits for certain prior periods. For the year ended December 31, 2007, there were no penalties or interest recorded relating to the settlement of tax audits.

        Federal tax rules under Section 382 of the Code impose limitations on the use of net operating losses following certain changes in ownership. If such a change occurs, the limitation would reduce the amount of the benefits that would be available to offset future taxable income each year, starting with the year of ownership change. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. Since the Company's formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing shareholders' subsequent disposition of those shares, may have resulted in a change of control, as defined by Section 382, or could result in a change of control in the future upon subsequent disposition. The Company has not currently completed a study to assess whether a change of control has occurred or whether there have been multiple changes of control since the Company's formation due to the significant complexity and cost associated with such study and that there could be additional changes in control in the future. If we have experienced a change of control at any time since the Company's formation, utilization of our NOL carryforwards would be subject to an annual limitation under Section 382. Any limitation may result in the expiration of a portion of the NOL carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being presented as an uncertain tax position under FIN 48.

8. Stockholders' Equity

Recapitalization

        On July 15, 2003, O2Diesel Corporation and AAE Technologies International Plc ("AAE") entered into a merger transaction whereby O2Diesel acquired all of the issued and outstanding share capital of AAE in exchange for the issuance of 17,847,039 shares of common stock of O2Diesel. Although O2Diesel was the legal acquirer, AAE was deemed to be the accounting acquirer. The transaction was accounted for as an AAE capital transaction, accompanied by a recapitalization.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        As a result of the transaction, the historical financial statements of AAE are deemed to be those of the Company for financial reporting purposes. The equity accounts of AAE have been adjusted for the recapitalization to reflect the equity structure of O2Diesel, the legal acquirer. Specifically, the historical stockholders' equity of AAE prior to the transaction has been affected for the equivalent number of shares of O2Diesel common stock received in the transaction, with an offset to paid-in capital; the accumulated deficit of AAE was carried forward after the transaction; and the loss per share for all periods prior to the transaction was restated to reflect the number of equivalent common shares received by AAE in the transaction.

Common Stock Activity

        In connection with the merger between O2Diesel and AAE in July 2003, the Company completed a private placement of 3,333,333 shares of common stock at $1.50 per share. The private placement was partially effectuated through the issuance of a $4 million convertible note that was convertible into the Company's common stock at $1.50 per share. In October 2003, the Company repaid $1,677,500 of the note and the $2,322,500 balance was converted into 1,548,333 shares of common stock. The remaining 1,785,000 shares of common stock issuable under the private placement were issued to other parties in exchange for cash proceeds of $2,677,500. The expenses associated with the merger and subsequent issuances of shares were $795,650 and have been reflected as a reduction of additional paid-in capital.

        Subsequent to its first private placement in 2003, the Company undertook to raise an additional $3.5 million through a follow-on private placement of our common stock (the "Follow-On Private Placement"). In the Follow-On Private Placement, we raised $1,535,570, before expenses, and issued 1,025,784 shares of our common stock at a price of $1.50 per share. The Follow-On Private Placement was closed on March 31, 2004. There was no underwriter involved in the Follow-On Private Placement. Sales of common stock under the Follow-On Private Placement that were completed in non-U.S. transactions were exempt from registration pursuant to Regulation S promulgated under the Securities Act. The sales of common stock under the Follow-On Private Placement to accredited U.S. investors were exempt pursuant to Regulation D promulgated under the Securities Act.

        On July 17, 2007, the Company repurchased 100,000 shares of its common stock for treasury for an aggregate purchase price of $40,100. The purchase price was $0.401 per share, which was the daily volume weighted average for the five trading days prior to the day the Company's board of directors approved the repurchase. In December 2007, management decided to retire these shares.

$2.0 and $3.0 Million Private Placements

        In January 2005, the Company retained a third party to raise, in a series of two private placements of the Company's common stock, $5.0 million at a price of $0.70 per share. This offering price per share represented a discount from the market value of our common stock of approximately ten-percent (10%). The first private placement was for just under $2.0 million ("$2.0 million Private Placement") and the second private placement was for just over $3.0 million ("$3.0 million Private Placement", and together with the $2.0 million Private Placement, the "Private Placements"). As part of this transaction, the Company was obligated to comply with certain conditions in connection with the $2.0 million Private Placement and was also obligated to satisfy still other conditions applicable to the $3.0 million Private Placement. Further, the AMEX requires that shareholder approval be obtained by the

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

Company for the sale of common stock in a transaction if the price of the shares to be sold is less than the greater of book or market value, and the number of shares equal 20% or more of the presently outstanding common stock. In order to comply with this requirement, the Company was required to seek shareholder approval for the $3.0 million Private Placement. No shareholder approval was required for the shares issued in conjunction with the $2.0 million Private Placement.

        Pursuant to the $2.0 million Private Placement, the Company received qualified subscriptions for 2,803,428 shares of its common stock and total proceeds of $1,962,400 before payment of an 8% commission and other expenses. The parties subscribing to these shares agreed to waive certain of the conditions to permit the transaction to be closed as to their respective subscriptions. An initial closing for the $2.0 million Private Placement was held on March 17, 2005 for 1,915,143 shares. A final closing for the remaining 888,285 shares was held on May 20, 2005.

        On June 10, 2005, an initial closing was held for the $3.0 million Private Placement covering 4,583,973 shares of common stock, for total proceeds of $3,208,781, before payment of an 8% commission and other expenses. In addition, the Company received additional subscriptions for 128,580 shares of its common stock and cash of $90,006, before payment of an 8% commission. As part of the terms for the $3.0 million Private Placement, the Company was required to satisfy two conditions in order to close the transaction. As indicated above, the first condition required that shareholder approval be obtained to issue the shares, and this was approved by the Company's shareholders at its annual shareholder meeting held on May 31, 2005. Pursuant to the second condition, the Company was required to expand its senior management team, and it did so by creating the position of Chief Operating Officer and President. The Board of Directors (the "Board") confirmed that both of these conditions had been satisfied as of May 31, 2005. On August 9, 2005, the Company received the final $89,874 (after expense) for the $3.0 million Private Placement, and these transactions are now closed.

        In total, the Company received $4,833,192 (after expenses) from the $2.0 million and $3.0 million Private Placements and it issued 7,535,981 shares of its common stock.

        Subscribers to both of the Private Placements received one warrant to purchase one additional share of common stock for each two shares of common stock purchased. The warrant expires twenty-four months following the closing of the $2.0 million Private Placement and the $3.0 million Private Placement, respectively. Each warrant is exercisable at a price of $0.70 per share during the first twelve months following the close of each Private Placement, or at an exercise price of $1.05 per share in the second twelve months following the close of each Private Placement. The total number of warrants issued was 3,757,990.

$2.3 Million Private Placement

        On October 24, 2005, the Company issued 3,228,070 shares of common stock at a purchase price of $0.7125 per share in a private placement for total proceeds of $2,300,000.

        As part of this sale, the Company also issued warrants to purchase 1,614,035 shares of common stock at an exercise price of $1.425 per share during the period of six months to forty-two months subsequent to issuance or at a cashless exercise if a registration statement is not effective within one year of issuance. The warrants expire forty-two months after the date of issuance.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        As part of the transaction, the Company agreed to sell up to an additional $700,000 of its common stock to the Purchaser at a purchase price of $0.7125 per share for 982,456 shares. The Company also issued warrants to purchase 491,228 shares of common stock at an exercise price of $1.425 per share during the period of six months to forty-two months subsequent to issuance or at a cashless exercise if a registration statement is not effective within one year of issuance. The warrants expire forty-two months after the date of issuance. The purchaser had 180 days following the date of the Purchase Agreement to acquire additional shares. This offer expired unexercised on March 20, 2006.

        The Company agreed to issue warrants to purchase 1,614,035 shares of common stock at an exercise price of $0.7125 per share to its advisor in connection with this transaction. The warrants expire forty-two months after the date of issuance.

$3.6 Million Private Placement

        On December 16, 2005, the Company issued 6,419,840 shares of the Company's common stock in a private placement, for total proceeds of 3,000,000€, or approximately $3.6 million at the then current exchange rates.

        As part of the transaction, the Company issued warrants to purchase 2,853,262 shares of common stock at an exercise price of $0.85 per share during the period six to forty-two months subsequent to the date of issuance or at an exercise price of $1.13 per share during the period forty-three to sixty-six months after the date of issuance. The warrants expire sixty-six months after the date of issuance.

$4.0 and $2.5 Million Private Placements

        On April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement ("$4.0 million Purchase Agreement") with a UK investor (the "Investor") for 5,333,333 shares of common stock at a purchase price of $0.75 per share in a private placement for total proceeds of $4,000,000 (the "$4.0 million Private Placement"). As part of this sale, the Company also issued warrants to purchase 2,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months subsequent to issuance. The warrants expire forty-two months after the date of issuance.

        Also on April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement ("$2.5 million Purchase Agreement") with a different European investor (the "Second Investor") for 3,333,333 shares of common stock at a purchase price of $0.75 per share in a private placement for total proceeds of $2,500,000 (the "$2.5 million Private Placement") before payment of a 9% commission and other expenses. As part of this sale, the Company also issued warrants to purchase 1,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months subsequent to issuance. The warrants expire forty-two months after the date of issuance.

        The purchase price of both transactions represented a discount of approximately 10% in comparison to the prevailing market price of the Company's common stock during the period of negotiations for these private placements.

        Subsequent to entering into these agreements, the Company entered into an identical amendment to each agreement which (i) modified the amount of liquidated damages to a maximum of 8% of the

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

purchase price and (ii) added that shareholder approval will be obtained prior to the Company issuing the shares of common stock issuable upon exercise of the warrants. There were no other changes to either agreement. Both transactions closed on April 27, 2006.

        AMEX requires that shareholder approval be obtained by the Company for the sale of common stock in a transaction if the price of the shares to be sold is less than the greater of book or market value, and the number of shares equal twenty-percent (20%) or more of the presently outstanding common stock. In order to comply with this requirement, the Company was required to obtain shareholder approval for the $4.0 and the $2.5 million Private Placements. Shareholder approval was obtained at the Company's annual shareholder meeting on July 6, 2006.

$1.0 Million Private Placement

        On September 15, 2006, the Company entered into an agreement with an Asian supplier of alternative fuels and its wholly owned subsidiary to provide funding and commercial support to develop a market in certain countries in South Asia and Asia Pacific for the Company's products.

        The parties entered into a Common Stock and Warrant Purchase Agreement ("$1.0 million Purchase Agreement") for 1,371,742 shares of the Company's common stock at a purchase price of $0.729 per share in a private placement for total proceeds of $1,000,000. As a condition of enforceability of the Agreement against the Company, the Asian supplier was required to fund the purchase price in an escrow account, which funds were received and deposited into escrow on October 19, 2006.

        As part of the sale, the Company issued warrants to purchase 685,871 shares of common stock at an exercise price of $0.972 per share during the period of six months to sixty-six months subsequent to issuance. The warrants expire sixty-six months after the date of issuance. The Asian supplier's obligation to purchase the shares is subject to the Company satisfying certain additional conditions.

        The parties also entered into a Supply and Distribution Agreement (the "Supply Agreement"), in which the parties will jointly develop the market for O2DieselTM in South Asia and Asia Pacific during a five year period. As part of the Supply Agreement, the Asian supplier will be the exclusive distributor of O2DieselTM within the territory.

        As part of the transaction, upon certain purchases of O2DieselTM, the Company has agreed to sell up to an additional $250,000 of its common stock to the Asian supplier at a purchase price of $0.729 per share for 342,936 shares and to issue warrants to purchase up to 685,871 shares of common stock at an exercise price of $1.1664 per share. These warrants expire sixty-six months after the date of issuance.

        The purchase price of this transaction represented a discount of approximately 25% in comparison to the prevailing market price of the Company's common stock during the period of negotiations for this private placement.

        On November 9, 2006, the Company entered into Amendment No. 1 to the $1.0 million Purchase Agreement with the Asian supplier. The amendment corrected the minimum purchase amount of additive for the purchase of additional shares by the Asian supplier. There were no other changes to the $1.0 million Purchase Agreement.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        The common stock and the warrants were issued to the accredited investor in a transaction that is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated under the Securities Act.

        The transaction closed and the funds were received on November 22, 2006.

$10.0 Million Private Placement

        On February 16, 2007, the Company entered into a common stock purchase agreement (the "Purchase Agreement") with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"). Pursuant to the Purchase Agreement, at the Company's discretion, the Company may sell up to $10.0 million of the Company's common stock to Fusion Capital from time to time over a twenty-five month period. The Company has reserved for issuance up to 12,000,000 shares of the Company's common stock for sale to Fusion Capital under this agreement. The Company has issued to Fusion Capital 805,987 shares of the Company's common stock as a commitment fee for entering into the Purchase Agreement.

        Concurrent with entering into the Purchase Agreement, the Company entered into a registration rights agreement with Fusion Capital (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company filed a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the Purchase Agreement. Subject to earlier termination at the Company's discretion, Fusion Capital's purchases commenced after June 8, 2007 when the SEC declared effective the registration statement related to the transaction. Generally, the Company has the right but not the obligation from time to time to sell an aggregate of up to 12 million shares of the Company's common stock to Fusion Capital in amounts between $100,000 and $1 million depending on certain conditions. The Company has the right to control the timing and amount of any sales of the Company's shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price of the shares of common stock without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of the Company's common stock on any business day that the price of the Company's common stock is below either $0.50 or $0.60, depending on the transaction size of the purchase. The agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

        During the year ended December 31, 2007, the Company executed five separate transactions under this agreement, selling a total of 970,994 shares of common stock at an average price of $0.515 per share for total proceeds of $500,000.

$2.52 Million Private Placement

        Between June 26, 2007 and July 16, 2007, the Company entered into Agreements with five European institutional and private investors for the sale of 6,123,346 shares of the Company's common stock at a purchase price of approximately $0.41 per share in a private placement, for total proceeds of $2,517,710 before commissions. As a condition to the enforceability of these agreements against the Company, the investors were required to fund the purchase price in an escrow account, which funds were received between June 19, 2007 and July 31, 2007.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        As part of the sale, the Company issued warrants to purchase 1,530,827 shares of common stock at an exercise price of $0.62 per share during the period of six months to sixty-six months subsequent to issuance. The warrants expire sixty-six months after the date of issuance.

        The Company was obligated to file a registration statement with the SEC including the common stock and the shares issuable upon exercise of the warrants within 90 days of the closing date. A Form S-3 registration statement, including these shares and shares issuable upon exercise of the warrants, was filed by the Company on October 18, 2007 and declared effective by the SEC on October 31, 2007. All the costs and expenses incurred in connection with the registration of the common stock and warrants are paid by the Company. The Company closed this transaction on July 20, 2007 and August 20, 2007.

Energenics Transactions

        On October 17, 2007, the Company entered into a private financing agreement and a joint venture transaction with Energenics Holdings Pte Ltd ("Energenics Holdings") to provide funding and commercial support to develop the Asian market for O2DieselTM, the Company's ethanol diesel fuel blend.

        The parties entered into a Common Stock and Warrant Purchase Agreement (the "Energenics Agreement"), as amended on December 10, 2007 (the "Amendment"), pursuant to which Energenics Holdings agreed to purchase 3,333,333 shares of the Company's common stock in a private placement, for total proceeds of approximately $1.25 million. The effective per share price of $0.375 represents 121% of the market price on the AMEX on the day prior to the signing of the Amendment. As part of the transaction, the Company agreed to issue a warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.375 per share, which warrant will be issued upon the closing of the transactions contemplated by the Energenics Agreement and shall be exercisable from the date that is six months following the date of issuance until October 17, 2012 ("Investment Warrant").

        The parties also entered into a Shareholders Agreement in which Energenics Holdings and the Company will jointly develop the market for O2DieselTM in Asia through O2Diesel Asia Limited ("O2Diesel Asia"). Energenics agreed to pay the Company $750,000 for a fifty percent (50%) equity interest in O2Diesel Asia. The balance of the interest in O2Diesel Asia will be held by O2Diesel Europe Limited, a wholly-owned subsidiary of the Company. For the past year, pursuant to the Supply and Distribution Agreement, dated September 15, 2006, O2Diesel has supplied its additive to Energenics for the manufacture and distribution of O2DieselTM in the Asian Pacific and South Asia.

        The parties entered into a License agreement whereby O2Diesel Europe Limited (formerly AAE Technologies International Plc) will license to O2Diesel Asia certain patents and know-how that are required to make and sell O2DieselTM in the territory in exchange for certain payments pursuant to the Shareholders Agreement. In addition, the Company entered into a similar License agreement with O2Diesel Asia, pursuant to which the Company will pay to O2Diesel Asia a royalty based on sales of the Company's product in the Territory.

        As part of the transaction, upon the purchase of a certain quantities of O2D05 or the equivalent, the Company will also issue a warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.375 per share, which warrant shall be exercisable during the period from the date of issuance until October 17, 2012 ("JV Warrant").

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        Also, as part of the transaction, upon the achievement by Energenics Holdings of certain levels of additional purchases of O2D05 or the equivalent, the Company will issue additional warrants to purchase up to an aggregate of 6,500,000 shares of common stock at a price per share equal to the lesser of $0.375 or 121% of the closing price per share (rounded to the nearest cent) of the Company's common stock on the American Stock Exchange on the date such warrants are earned ("Market Development Warrants," and, collectively with the Investment Warrant and the JV Warrant, the "Warrants"). The Market Development Warrants are exercisable from the date of issuance to October 17, 2012.

        The common stock and the Warrants will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

        Due to market conditions in the global credit markets, Energenics Holdings has been able to fund only a portion of this transaction. The Company has received $1,250,000 in two deposits on November 14, 2007 and December 21, 2007 and Energenics Holdings has committed to remit the remaining $750,000 to fulfill the Shareholders Agreement. The Company anticipates closing the transaction early in the second quarter of 2008.

Issuances of Preferred Stock

        In March 2004, the Company approved the designation of two new series of preferred shares. The new preferred shares, which consist of one million five hundred and fifty thousand (1,550,000) shares of Preferred Stock, are Series A and B 0% Convertible Preferred Stock, par value $.0001 (the "Series A Preferred Stock" and "Series B Preferred Stock"). Subsequent to approving the new Series A and Series B Preferred Stock, the Company immediately completed a transaction with a publicly traded investment trust on the London Stock Exchange in which it received approximately $2.8 million, net of all expenses, in exchange for all of the 800,000 shares of its Series A Preferred Stock. Effective March 29, 2004, the Company completed a second transaction with another publicly traded investment trust on the London Stock Exchange in which it received approximately $2.1 million in May 2004, net of all expenses, in exchange for 600,000 shares of its Series B Preferred Stock. As part of the Series B transaction, the remaining 150,000 shares of Series B Preferred Stock were released from escrow to the same publicly traded investment trust, for which the Company received approximately $536,000, net of all expenses.

        The Series A and B Preferred Stock do not pay dividends and shall have no voting power, except as may be provided by state law. The stated value of both the Series A and B Preferred Stock is $10.00 per share ("Stated Value"), and the liquidation preference with respect to a share of the Series A and B Preferred Stock shall be its Stated Value. The Series A and B Preferred Stock shall, as to redemptions and distribution of assets, dissolution, or winding up of the Company, rank (i) prior to any class of the Company's common stock, (ii) prior to any class or series of capital stock hereafter created that, by its terms, ranks junior to the Series A and B preferred Stock, (iii) junior to any class or series of capital stock of the Company hereafter created which by its terms ranks senior to the Series A and B preferred stock. The Series A and B Preferred Stock shall rank pari passu as to one another.

        The Series A and B Preferred Stock may be converted at the option of the holder at any time following two years from the Closing dates for the purchases of the preferred shares, which were March 3, 2004 and March 29, 2004, respectively. Except as specified in the Certificates of Designation, neither the holders of the Series A and Series B Preferred Stock nor the Company may demand that

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

the preferred shares be redeemed. In the event that the Company engages in a transaction or a series of transactions that cause it to consolidate or merge with or into another entity, or permit any other entity to consolidate or merge with or into it, or undergo a change in control, the Company may demand that the holders convert all shares of the Series A and B Preferred Stock into shares of the Company's common stock. If the holders do not comply with such demand, the Company may redeem all shares of the Series A and B Preferred Stock at the Stated Value of each.

        Each share of Series A Preferred Stock is convertible into shares of the Company's common stock, at a variable conversion ratio which is the lesser of (a) $4.00 as adjusted (the "Series A Fixed Conversion Price") or (b) eighty percent (80%) of the lowest closing bid price for the common stock in the ten business days preceding the date of conversion, but, in no case, less than twenty-five percent (25.0%) of the Series A Fixed Conversion Price, as adjusted, or $1.00 per share. Based on the conversion ratio the holder of Series A Preferred Stock will never receive more than 8,000,000 or less than 2,000,000 shares of the Company's common stock upon conversion of the Series A Preferred Stock.

        Each share of Series B Preferred Stock is convertible into shares of the Company's common stock, at a variable conversion ratio which is the lesser of (a) $3.65 as adjusted (the "Series B Fixed Conversion Price") or (b) eighty percent (80%) of the lowest closing bid price for the common stock in the ten business days preceding the date of conversion, but, in no case, less than twenty-seven and four tenths percent (27.4%) of the Series B Fixed Conversion Price, as adjusted, or $1.00 per share. Based on the conversion ratio the holder of Series B Preferred Stock will never receive more than 7,500,000 or less than 2,054,795 shares of the Company's common stock upon conversion of the Series B Preferred Stock.

        The purchaser of the Series A Preferred Stock was granted an option to purchase additional shares of the Company's common stock equal to the difference between the number of shares of common stock actually received upon conversion and the number of shares that would have been received at a conversion price of $1.82. The exercise price shall be the Series A Fixed Conversion Price.

        The purchaser of the Series B Preferred Stock was granted an option to purchase additional shares of the Company's common stock equal to the difference between the number of shares of common stock actually received upon conversion and the number of shares that would have been received at a conversion price of $1.82. The exercise price shall be the Series B Fixed Conversion Price.

        The Company determined that the intrinsic value of the beneficial conversion features embedded in the Series A and Series B Preferred Stock exceeded the proceeds from these Preferred Stock issuances. The Company accreted the value of the beneficial conversion feature through equity and recorded a deemed dividend to preferred stockholders. These dividends amounted to $0, $5,581,133 and $6,200,005 for the years ending December 31, 2007 and 2006 and the period from October 14, 2000 (inception) through December 31, 2007, respectively, and are included in the consolidated statements of operations. The amount recorded for the year ended December 31, 2006 reflected that in April 2006, the holders of both the Series A and Series B Convertible Preferred Stock exercised all of their conversion rights and converted 1,550,000 shares of Convertible Preferred Stock into 15,500,000 shares of common stock.

Warrant Activity

        A wholly-owned subsidiary of the Company entered into a supply and distribution agreement (the "Distribution Agreement") with a distributor dated July 10, 2001 that granted the distributor the right

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

to purchase up to 10% of the outstanding common stock of the Company for $1.00 per share should certain sales targets be achieved. The warrant was to expire on July 10, 2006. None of the sales targets have been achieved under the Distribution Agreement and as of December 10, 2004 this Distribution Agreement was terminated and replaced by a new supply and distribution agreement (the "New Agreement"). Pursuant to this New Agreement, the distributor received a warrant to purchase 600,000 shares of O2Diesel's common stock at a price of $2.00 per share, which expired on May 5, 2007.

        On February 3, 2006, the Company offered existing warrant holders from the $2.0 million and $3.0 million Private Placements and the $2.3 million Private Placement an opportunity to exercise their warrants at the reduced price of $0.35 per share. On February 27, 2006, the Warrant Offering expired and the Company received proceeds of $592,692 (after expenses) for the exercise of warrants to purchase 1,864,035 shares of common stock. Between May 31 and June 12, 2006, several other existing warrant holders elected to exercise their warrants at the contract price identified in their warrant documentation. Proceeds for these exercises were $865,452 (after expenses) for the purchase of 1,287,857 shares of common stock.

        On April 27, 2007, the Company offered existing warrant holders an opportunity to exercise their warrants at the reduced price of $0.50 per share. If all eligible warrant holders had exercised their warrants at the reduced price, the Company would have received proceeds of approximately $4.3 million. The warrant offer was originally set to expire on May 25, 2007, however on May 9, 2007, the Company extended this reduced price offer until June 8, 2007. As of May 15, 2007, the Company amended the offer to grant the warrant holders who tender their warrants additional shares of Common Stock if the Company enters into any agreement for the sale of shares of Common Stock at less than $0.50 per share to June 8, 2008. The offer expired on June 8, 2007, without any of the warrant holders exercising at the reduced price.

Options

        The Company implemented a Stock Incentive Plan (the "Incentive Plan") in 2004 for which the Board of Directors had authorized 7,212,957 shares of common stock to be reserved for future issuance under the Plan. At December 31, 2005, the Company had committed to award 7,750,000 options to purchase common stock to certain officers, employees and directors, of which 5,950,000 options had been approved and granted by the Board of Directors. As of June 30, 2006, one employee who had been promised (but not granted) 600,000 options left the employment of the Company and forfeited the promised options. Four other employees received new promises for 350,000 options, resulting in net commitments from the Company of 7,500,000 options to purchase common stock. The Company obtained approval from the shareholders at the annual meeting on July 6, 2006 to increase the number of common shares available for issuance under the Incentive Plan to 9,750,000 in order to effectuate the grant of the remaining stock options promised to plan participants. Subsequent to this approval, the Board of Directors granted the promised 350,000 options and an additional 1,200,000 options to six other employees and consultants and one director. During August 2006, one employee who had been granted 100,000 options left the employment of the Company and forfeited them under the terms of the Incentive Plan. In November 2006, one employee was granted an additional 100,000 options. During 2007, four employees left their employment with the Company and forfeited an aggregate of 1,575,000 options (including 1,450,000 options awarded to one officer) under the terms of the Incentive Plan. As a result of previously approved agreements, the Board of Directors awarded an officer of the Company 250,000 options in November 2007 which he had previously relinquished to the Company.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        As of December 31, 2007, the Company had granted options to the following groups:

Directors	3,000,000
Officers	1,950,000
Employees & Consultants	1,225,000

Total	6,175,000

        The weighted average fair values of the options granted were $0.07, $1.15 and $0.41 during the years ended December 31, 2007 and 2006, and for the period October 14, 2000 (inception) through December 31, 2007, respectively. The expense related to the fair value of stock options issued during the year ended December 31, 2007 was $18,250. The total value of shares vested during the years ended December 31, 2007, 2006 and for the period October 14, 2000 (inception) through December 31, 2007 was $565,772, $1,544,467 and $2,837,769, respectively. As of December 31, 2007, the compensation cost related to non-vested awards amounted to $316,206 and is expected to be recognized over a weighted average period of 0.73 years.

        The following table shows the outstanding options granted under the Stock Incentive Plan.

	Shares	Weighted Ave Exercise Price	Weighted Ave Remaining Contractual Term
Outstanding at January 1, 2005	500,000	$1.50
Granted	5,450,000	$1.50	7.8
Exercised	—	$—	—
Forfeited or Expired	—	$—	—

Outstanding at December 31, 2005	5,950,000	$1.50	7.8
Granted	1,350,000	$1.28	8.5
	200,000	$1.50	8.5
	100,000	$0.71	8.9
Exercised	—	$—	—
Forfeited or Expired	(100,000)	$1.28	—

Outstanding at December 31, 2006	7,500,000	$1.45	7.9
Granted	250,000	$1.50	10.0
Exercised	—	$—	—
Forfeited or Expired	(1,575,000)	$1.48	—

Outstanding at December 31, 2007	6,175,000	$1.45	8.1

Exercisable at December 31, 2007	5,630,500	$1.46	8.0

Restricted Stock Awards

        On November 16, 2006, the Board of Directors approved the grant of 500,000 shares of restricted stock to Mr. Roger, pursuant to the terms of the Company's 2004 Stock Incentive Plan and Mr. Roger's employment agreement. The terms of the award were that the shares were to be issued on January 1, 2007 with 166,667 shares to vest on January 1, 2007, 166,667 shares to vest on January 1, 2008 and 166,666 shares to vest on January 1, 2009. Under the terms of the agreement, the receipt of shares was contingent on Mr. Roger remaining employed by the Company on the date of vesting. In 2006, there was no FAS 123(R) expense for the grant of restricted stock.

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Stockholders' Equity (Continued)

        On August 1, 2007, the Company entered into a Separation Agreement with Mr. Roger. Pursuant to the Separation Agreement, all of Mr. Roger's options vested as of the date of the Separation Agreement and in accordance with the Incentive Plan, Mr. Roger had thirty days to exercise these options, which expired unexercised. Finally, 166,667 of the remaining shares of Mr. Roger's restricted stock vested on the date of the Separation Agreement and 166,666 of the remaining shares will vest on July 31, 2008. Mr. Roger agreed not to sell or transfer these shares until after that date.

        On May 14, 2007, the Company entered into an investor relations consulting agreement for a term of two months. In exchange for services, the Company paid the consultant a fee of $10,000. In addition, the Company awarded the consultant 50,000 shares of restricted stock. In connection with the stock award, the Company recognized $27,000 of consulting expense during the year ended December 31, 2007.

        On May 16, 2007, the Company entered into a second investor relations consulting agreement for a term of six months. In exchange for services, the Company awarded the consultant 440,000 shares of restricted stock. In connection with the stock award, the Company recognized $213,000 of consulting expense during the year ended December 31, 2007. Pursuant to the terms of the consulting agreement, 220,000 shares, 120,000 shares and 100,000 shares of the restricted stock were earned by the consultant on May 16, 2007, July 16, 2007 and September 17, 2007, respectively. As December 31, 2007, the restrictions on 440,000 shares issued under this contract have lapsed and such shares were earned.

        On September 20, 2005, the Company entered into an investor relations consulting agreement for a term of one year. In exchange for services, the Company paid the consultant $7,250 per month. In addition, the Company awarded the consultant 100,000 shares of restricted stock. For the years ended December 31, 2007, and 2006, and for the period October 14, 2000 (inception) through December 31, 2007, the Company recognized $0, $51,000 and $81,500, respectively, in connection with the stock award. As of December 31, 2007, the restrictions on all 100,000 shares issued under this contract have lapsed and such shares were earned and able to be sold.

        On November 4, 2004, the Company entered into a separate investor relations consulting agreement for a term of four years. In exchange for services, the Company awarded the consultant 50,000 shares of restricted stock as settlement of this agreement, effective November 9, 2007 and recognized $23,500 of consulting expense in 2007.

        The following schedule presents shares of common stock issued and outstanding and reserved for future issuance as of December 31, 2007:

Common Shares Outstanding		86,666,837

Reserved For Future Issuance
Options granted to officers and directors	6,175,000
Unearned restricted stock award to former officer	166,666
Unearned common stock issued for commitment shares	465,170
Warrants	12,683,997	19,490,833

Total shares issued and outstanding and reserved for future issuance at December 31, 2007.		106,157,670

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Related Party Transactions

        A company controlled by a former Chairman of the Board provides office space, accounting and other services to the Company at a cost of approximately $2,500 per month, through June 2007, to the Company's Irish subsidiary. For the years ended December 31, 2007, and 2006, and for the period October 14, 2000, (inception) through December 31, 2007, the Company paid $27,744, $17,956, and $207,595, respectively, to the company controlled by the former Chairman. At December 31, 2007, there was no amount accrued as a payable to this related party.

        Included in other receivables at December 31, 2007 is $15,611 which primarily represents travel advances made to employees. Included in accounts payable at December 31, 2007 is $150,486 which primarily represents directors' fees and travel expenses reimbursable to employees and directors.

        The Company has entered into two separate consulting contracts with two shareholders of its Brazilian subsidiary for the purpose of providing office rent and administrative services and in lieu of employment contracts with these two individuals. These two contracts provide support significant to the operation of the Brazilian subsidiary. For the years ended December 31, 2007 and 2006, and for the period October 14, 2000, (inception) through December 31, 2007, the Company incurred expenses of $147,561, $182,008 and $620,953, respectively, with these related parties.

10. Commitments

Operating leases

        The Company leases certain office equipment under agreements that are accounted for as operating leases. As of December 31, 2007, future minimum lease payments under non-cancelable operating leases were as follows:

2008	$147,829
2009	15,400

Total	$163,229

        Rent expense under the leases with unrelated parties for the years ended December 31, 2007, and 2006, and the period October 14, 2000, (inception) through December 31, 2007, were $217,657, $124,300 and $514,132 respectively.

11. Subsequent Events

        On February 7, 2008, the Company received notice that the staff of the AMEX has determined to proceed with an application to the Securities and Exchange Commission to remove the common stock of the Company from listing and registration on AMEX. This action, which has been appealed by the Company, is being taken because the Company is not in compliance with Section 1003(a)(iii) of the AMEX Company Guide, in that its stockholders' equity is less than $6 million and it has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. In addition, the Company is not in compliance with Section 1003(a)(ii) as its stockholders' equity is less than $4 million and it has sustained losses from continuing operations and/or net losses in three out of four of its most recent fiscal years.

        The Company submitted a plan on July 27, 2007, advising AMEX of the actions the Company has taken, or will take, that would bring it into compliance with the applicable listing standards. AMEX accepted this plan on September 13, 2007. AMEX believes that the Company has not provided

O2DIESEL CORPORATION
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Subsequent Events (Continued)

sufficient evidence to support that the plan will result in the Company regaining compliance by December 29, 2008, largely due to the deferral of the ProEco transaction.

        The Company has submitted a plan to AMEX which it believes will bring it into compliance with the continued listing standards by December 29, 2008. On February 12, 2008, the Company appealed the delisting determination by requesting an oral hearing to present this plan, its progress in achieving the plan and maintaining its AMEX listing. The oral hearing is scheduled for April 15, 2008. The Company's common stock continues to trade on AMEX.

        There is no guarantee that the Company will be successful at maintaining its AMEX listing. If the Company's common stock was to be de-listed by AMEX, the Company expects its shares would continue to be traded as a bulletin board stock.

Exhibit 10.25

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (this “Agreement”) is made as of October 17, 2007 (the “Execution Date”), by and among

O2Diesel Corporation, a Delaware corporation, with file number 3857061 and publicly traded on the American Stock Exchange and having its Principal Executive Offices at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 (the “Company”),

and

Energenics Holdings Pte Ltd, a company incorporated in Singapore with registration number 200612991G and having its registered office at 7 Temasek Bvd, #04-01A Suntec Tower One, Singapore 038987 (the “Purchaser”).

In consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANTS

1.1          Authorization of Common Stock and Warrants.

(a)       The Company has authorized the sale and issuance to the Purchaser of 2,551,020 shares (the “Shares”) of its Common Stock, par value $ 0.0001 per share (the “Common Stock”), and a warrant to purchase up to 1,275,510 shares of Common Stock at a price per share of US$0.50 (the “Investment Warrant”), such Investment Warrant having the terms set forth in the form attached hereto as Exhibit A.

(b)       In connection with the Purchaser’s purchase from the Company of the Company’s equity interest in O2Diesel Asia Limited (the “Joint Venture Transaction”), the Company has authorized the sale and issuance to the Purchaser of a warrant to purchase up to 1,500,000 shares of Common Stock at a price per share of US$0.50 (the “JV Warrant”), such JV Warrant having the terms set forth in the form attached hereto as Exhibit B.

(c)       In connection with an investment by the Purchaser in the development of the geographic market served by the Purchaser pursuant to that certain Supply and Distribution Agreement, by and between the Company and Energenics Pte Ltd, an affiliate of the Purchaser (“Energenics”), dated as of September 15, 2006 (the “Supply Agreement”), the Company has authorized the sale and issuance to the Purchaser of additional warrants to purchase up to an aggregate of 6,500,000 shares of Common Stock at a price per share equal to the lesser of (i) US$0.50, or (ii) 106% of the closing price per share (rounded to the nearest cent) of the Company’s Common Stock on the American Stock Exchange or, if the Company’s Common Stock is not listed on the American Stock Exchange, the closing price or bid per share on such other national securities exchange or quotation system upon which the Company’s Common Stock is listed or quoted, on the date such warrants are earned as described below (the “Market Development Warrants,” and collectively with the Investment Warrant and the JV Warrant, the

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  OMITTED TEXT IS INDICATED BY A “*”.

“Warrants”), such Market Development Warrants having the terms set forth in the form attached hereto as Exhibits C, D and E and the issuance of such Market Development Warrants to be conditioned upon the following purchases of O2D05 or equivalent, pursuant to the Supply Agreement:

Purchases (in liters)	Warrant Coverage
*	1,750,000
*	2,250,000
*	2,500,000

“Purchases” shall mean the total cumulative amount of liters of O2D05 or equivalent purchased by the Purchaser since September 15, 2006 against which Purchaser or Energenics has made full and timely payment, in accordance with the Company’s payment terms.  “Warrant Coverage” shall mean the number of shares of Common Stock purchasable pursuant to a Market Development Warrant issuable to Purchaser for the corresponding amount of Purchases.  The volumes of Purchases above are applicable to a Treat-rate of * parts per million.  If the Treat-rates decrease, then the amounts required to achieve the next level of Purchases shall also be decreased by the same percentage as the percentage decrease in the Treat-rate.  The “Treat-rate” for the purposes of this Schedule shall mean the volume of the O2D05 or equivalent required to stabilize one blended unit of ethanol diesel fuel.

1.2          Sale and Issuance of Shares.  Subject to the terms and conditions hereof, the Company shall issue and sell to the Purchaser and the Purchaser will buy from the Company the Shares at a per share purchase price of US$0.49 (the “Per Share Price”), and at the aggregate purchase price of US$1,249,999.80 (the “Purchase Price”).  The calculation of the Per Share Price consists of 105% of the closing price per share of the Company’s Common Stock on the American Stock Exchange on the day before to the date hereof.

1.3          Sale and Issuance of Investment Warrant.  As further consideration for the Purchaser’s purchase from the Company of the Shares, and subject to the terms hereof, at the Closing, the Company shall issue to the Purchaser the Investment Warrant.

1.4          Issuance of JV Warrant.  In consideration of the Purchaser’s purchase from the Company of the Company’s interest in O2Diesel Asia Limited, and subject to the terms hereof, the Company shall issue to the Purchaser the JV Warrant within thirty business days after the receipt by the Company from the Purchaser or Energenics at or after the Closing of:

(i) a purchase order for a quantity of O2D05 or the equivalent that, together with all other purchase orders received by the Company from the Purchaser or Energenics at or after the Closing, totals * liters or more (collectively, the “Purchase Orders”), and

(ii) full and timely payment on all Purchase Orders in accordance with the Company’s payment terms.

1.5          Issuance of Market Development Warrant.  Upon the achievement by the Purchaser and/or Energenics of any of the three levels of Purchases as described in Section 1.1(c) above, within thirty business days after achievement of such level, the Company shall issue to

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the Purchaser a Market Development Warrant that includes the Warrant Coverage corresponding to the level of Purchases achieved.  By way of example, if on January 1, 2008 Purchaser makes an order for * liters which, together with all other orders made by Purchaser after the Closing, totals * liters, then Purchaser shall receive a Market Development Warrant covering 2,250,000 shares of Common Stock.  Further, the Company would have previously issued to Purchaser a Market Development Warrant covering 1,750,000 shares of Common Stock for having achieving total Purchases of * liters.

2.             CLOSING DATE; DELIVERY

2.1          Closing Date.  It is anticipated that the purchase and sale of the Shares hereunder shall be consummated at a closing (the “Closing”) held at the offices of Arnold & Porter LLP, 1600 Tysons Boulevard, Suite 900, McLean, VA 22102 on October 26, 2007, at 10:00 a.m., local time, or at such other date, time and place upon which the Company and the Purchaser shall agree (the date and time of the Closing is hereinafter referred to as the “Closing Date”).

2.2          Delivery and Payment.

(a)   At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the Shares to be purchased by the Purchaser at the Closing.

(b)   At the Closing, the Purchaser will deliver to the Company the following:

(i)                                     payment of the Purchase Price, by wire transfer per the Company’s instructions; and

(ii)                                  an irrevocable purchase order made by Energenics for 1,000,000 liters of O2DO5, which purchase order shall be backed by an irrevocable letter of credit reasonably acceptable to the Company.

2.3          Escrow of Funds Pending Closing.  Concurrent with the execution of this Agreement, the Purchaser will tender to legal counsel for the Company funds equal to the Purchase Price for the Shares.  Such funds will be held by such counsel in escrow pending notice by the Company and Purchaser of the Closing.  If the Closing has not occurred by the termination date specified in Section 9.1, the parties will instruct counsel to return the funds to the Purchaser.  Such funds shall be delivered to Arnold & Porter LLP, 1600 Tysons Boulevard, McLean, Virginia  22102, Attn.:  Kevin J. Lavin, Esq. by wire transfer to the following account:

Account Name:	Arnold & Porter LLP Client Trust Account
Account No.	3700 3879
ABA No.	254 07 0116
Bank Name:	Citibank FSB
1101 Pennsylvania Avenue, NW
Washington, DC 20004
Note:	O2Diesel Corporation / Equity Subscription

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3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, as of the Closing Date:

3.1          Organization and Standing; Certificate of Incorporation and Bylaws.  The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and to issue the Shares and the Warrants hereunder, and to issue the shares of Common Stock issuable upon exercise of the Warrants.

3.2          Disclosure Documents.  The Disclosure Documents (as hereinafter defined) are true, correct and complete in all material respects, and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since the respective dates as of which information was given in the Disclosure Documents, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the results of operations or affairs of the Company.

4.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1          Preexisting Relationship with Company; Business and Financial Experience.  By reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, the Purchaser has the capacity to protect its own interests in connection with the purchase of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (“Securities Act”).

4.2          Investment Intent; Blue Sky.  It is acquiring the Shares, the Warrants and any shares of Common Stock issued upon exercise of the Warrants for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  It understands that the issuance of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser’s address set forth herein represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.

4.3          Rule 144.  It acknowledges that the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of

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certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.

4.4          Restrictions on Transfer; Restrictive Legends.  It understands that the transfer of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants is restricted by applicable state and Federal securities laws and by the provisions of this Agreement, and that the certificates representing the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be imprinted with legends in the following form restricting transfer except in compliance therewith:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

Without in any way limiting the above, the Purchaser agrees not to make any disposition of all or any portion of the Shares, the Warrants or any shares of Common Stock issued upon exercise of the Warrants unless and until twelve (12) months after the Closing Date.  Notwithstanding anything to the contrary, the legend requirements shall terminate when (i) the security has been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

4.5          Access to Data; Disclosure Documents.  Purchaser acknowledges that it has received all such information as Purchaser deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, including but not limited to the Company’s reports filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”), with the SEC (“Disclosure Documents”).  Purchaser further acknowledges that Purchaser has (a) received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company.  Purchaser has relied solely upon the

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Disclosure Documents, advice of its representatives, if any, and independent investigations made by the Purchaser and/or its representatives, if any, in making the decision to purchase the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and acknowledges that no representations or agreements other than those set forth in this Agreement have been made to the Purchaser in respect thereto.

4.6          Authorization.  All action on the part of the Purchaser’s partners, members, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Shares and the Warrants and the performance of all of the Purchaser’s obligations under this Agreement have been taken or will be taken prior to the Closing.

5.             COVENANTS.

5.1          Registration.

(a)           The Company agrees it shall include the Shares and all shares of Common Stock issued or issuable upon the exercise of the Warrants, including the Common Stock issued pursuant to recapitalizations, stock splits, stock dividends and similar distributions with respect to such shares (the “Registrable Securities”) on the first new registration statement on Form S-3 filed by the Company after January 1, 2008 (the “Registration Statement”) under the Securities Act with the SEC, qualify the Registrable Securities under all applicable state securities laws and include such Registrable Securities in all other applicable compliance, which registration, qualification and compliance shall in no event be later than one year following the Closing Date (“Deadline”).  The Company will pay to the Purchaser, in cash or shares of Common Stock at the Company’s discretion, 1% of the Purchase Price as liquidated damages for every month after the Deadline that it takes for the Registration Statement to be declared effective; provided that the maximum aggregate liquidated damages payable to the Purchaser under this Section 5.1(a) shall not exceed eight percent (8%) of the Purchase Price.  If a Registration Statement is not declared effective eighteen (18) months following the Closing Date, the registration rights set forth in this Section 5.2 may be transferred to any transferee of Registrable Securities.

(b)           The Company will use its reasonable best efforts to cause such Registration Statements to become effective within ninety (90) days from filing, or one hundred twenty (120) days from filing, if such Registration Statement is subject to review by the staff of the SEC, in each case from the initial filing thereof.

(c)           All the costs and expenses incurred in connection with the registration of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

6.             INDEMNIFICATION

6.1          Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, and each subsequent holder of the Registrable Securities (each a “Holder,” and collectively, the “Holders”), the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other persons with

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a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective.  The Company shall notify the Holders promptly of the institution, threat or assertion of any an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

6.2          Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon:  (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) the use

7

by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

6.3          Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed within thirty days of written notice to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

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7.             CONDITIONS TO CLOSING OF THE PURCHASER

The Purchaser’s obligation to purchase the Shares and the Warrants is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:

7.1          Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.

7.2          Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

7.3          Listing.  The Shares and shares of Common Stock issuable upon exercise of the Warrants shall have been authorized for listing on the AMEX, subject to official notice of issuance.

7.4          Compliance and Incumbency Certificates.  The Company shall have delivered to the Purchaser a certificate of the Company, executed by the Chief Executive Officer of the Company, dated as of the date of the Closing and certifying to the fulfillment of the conditions specified in Sections 7.1 and 7.2 of this Agreement.

7.5          Execution of Joint Venture Shareholders Agreement.  Each of the Company, O2Diesel Europe Limited and O2Diesel Asia Limited shall have executed and delivered to the Purchaser a mutually agreeable Shareholders Agreement between O2Diesel Europe Limited, the Company, the Purchaser and O2Diesel Asia Limited establishing, among other things, the rights and duties among the shareholders of O2Diesel Asia Limited.

7.6          Execution of Joint Venture License Agreement.  Each of O2Diesel Europe Limited, O2Diesel Asia Limited shall have executed and delivered to O2Diesel Asia Limited a mutually agreeable License Agreement licensing certain of O2Diesel Europe Limited’s intellectual property with respect to O2DO5.

7.7          Transfer of Shares of O2Diesel Asia Limited.  O2Diesel Europe Limited and the Company shall together have tendered for transfer to the Purchaser 50 Ordinary Shares of O2Diesel Asia Limited.

8.             CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell and issue the Shares and the Warrants is, unless waived in writing by the Company, subject to the fulfillment as of the date of Closing of the following conditions:

8.1          Representations and Warranties Correct.  The representations made in Section 4 hereof by the Purchasers shall be true and correct in all material respects as of the date of Closing.

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8.2          Covenants.  All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of Closing shall have been performed or complied with in all material respects.

8.3          Listing.  The Shares and shares of Common Stock issuable upon exercise of the Warrants shall have been authorized for listing on the American Stock Exchange, subject to official notice of issuance.

8.4          Execution of Joint Venture Shareholders Agreement.  The Purchaser shall have executed and delivered to the Company a mutually agreeable Shareholders Agreement between O2Diesel Europe Limited, the Company, the Purchaser and O2Diesel Asia Limited establishing, among other things, the rights and duties among the shareholders of O2Diesel Asia Limited.

8.5          Execution of Other License Agreement.  O2Diesel Asia Limited shall have executed and delivered to the Company a mutually agreeable License Agreement between O2Diesel Asia Limited and the Company sublicensing certain of O2Diesel Europe Limited’s intellectual property with respect to O2DO5.

8.6          Payment for Transfer of Shares of O2Diesel Asia Limited.  The Purchaser shall have tendered US$750,000 as payment for the transfer of 50 Ordinary Shares of O2Diesel Asia Limited from O2Diesel Europe Limited and the Company.

9.             MISCELLANEOUS

9.1          Termination.  This Agreement may be terminated (a) by mutual agreement of the Company and the Purchaser at any time or (b) by either the Company or the Purchaser if the Closing shall not have occurred by the thirtieth (30th) day following the date of this Agreement.  If this Agreement is terminated in accordance with this Section 9.1 and the transactions contemplated hereby are not consummated, (i) this Agreement shall become null and void and of no further force and effect except that the terms and provisions of this Section 9 shall survive the termination of this Agreement and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of its obligations hereunder.

9.2          Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

9.3          Survival.  The warranties, representations, and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing.

9.4          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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9.5          Entire Agreement; Amendment.  This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

9.6          Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

(a)           if to the Purchaser, to:

Energenics Holdings Pte Limited

7 Temasek Boulevard

Suntec City Tower 1 #04-01A

Singapore 038987

Attn:       Ronen Hazarika

Fax:         +65 6415 1656

(b)           if to the Company, to:

O2Diesel Corporation

100 Commerce Drive

Suite 300

Newark, Delaware 19713

Attn:  Alan Rae

Fax:         302-266-7076

or at such other address as the Company shall have furnished to the Purchasers, with a copy to:

Arnold & Porter, LLP

1600 Tysons Blvd.

Suite 900

McLean, Virginia 22102

Attn:  Kevin J. Lavin

Fax:    703-720-7399

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

9.7          Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of

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another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.8          Expenses.  The Company and the Purchasers shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

9.9          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

9.10        Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.11        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.12        Designation of Forum and Consent to Jurisdiction.  The parties hereto (i) designate the courts of the State of Delaware as the forum where all matters pertaining to this Agreement may be adjudicated, and (ii) by the foregoing designation, consent to the exclusive jurisdiction and venue of such courts for the purpose of adjudicating all matters pertaining to this Agreement.

9.13        Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Agreement.  Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

[Remainder of Page Intentionally Left Blank]

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The foregoing agreement is hereby executed effective as of the date first set forth above.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Name:	Alan R. Rae
Title:	Chief Executive Officer

ENERGENICS HOLDINGS PTE LTD

By:	/s/ Ronen Hazarika
Name:	Ronen Hazarika
Title:	Director

[Signature Page to Common Stock and Warrant Purchase Agreement]

Exhibit 10.26

Dated the 9th day of November 2007

O2DIESEL EUROPE LIMITED

(FORMERLY AAE TECHNOLOGIES INTERNATIONAL PLC)
as Licensor

and

O2DIESEL ASIA LIMITED

as Licensee

LICENCE AGREEMENT

WATSON, FARLEY & WILLIAMS

Singapore

INDEX

Clause		Page

1	INTERPRETATION	1

2	GRANT	3

3	SUB-LICENSING	3

4	FURTHER ASSURANCES	3

5	LICENSEE’S OBLIGATIONS	4

6	PATENT PROSECUTION AND RENEWAL	4

7	PROVISION OF LICENSED KNOW-HOW	4

8	IMPROVEMENTS	5

9	CONFIDENTIALITY	5

10	PROTECTION OF LICENSED PATENTS & THIRD PARTY CLAIMS	6

11	WARRANTIES	7

12	DURATION AND TERMINATION	8

13	GENERAL	9

EXECUTION PAGE		12

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THIS LICENCE is made the 9th day of November 2007

BETWEEN

(1)           O2 DIESEL EUROPE LIMITED (formerly AAE Technologies International Plc), a company registered in the Republic of Ireland (Company No. 327106) whose registered office is at 5 Lapps Quay, Cork, Republic of Ireland (the “Licensor”); and

(2)           O2DIESEL ASIA LIMITED, a company registered in the Republic of Ireland (Company No. 444569) whose registered office is 3 Burlington Road, Dublin 4, Republic of Ireland (the “Licensee”)

(each a “Party” and together the “Parties”).

WHEREAS:

(A)          The Licensor is the sole proprietor of the Licensed Patents used in the manufacture of the Licensed Products.

(B)          The Licensor has agreed to grant and the Licensee has agreed to take an exclusive licence under the Licensed Patents and the Licensed Know-how in the Territory on the terms set out in this Licence.

IT IS AGREED as follows:

1             INTERPRETATION

1.1                               In this Licence except where the context otherwise requires the following terms shall have the following meanings:

“Associated Company”

means, in relation to a company, its parent undertaking or its subsidiary undertaking, or a subsidiary undertaking of its parent undertaking or any other person controlled by or under the same control either directly or indirectly (as defined in sections 258 and 259 of the Companies Act 1985);

“Business of the Licensor”

means the technical and commercial development of oxygenated diesel fuels using ethanol and the development and production of co-solvent technologies that enable the stable blending and storage of diesel fuels containing ethanol;

“Competitor”

means a person, firm or company, not being the Licensor or the licensee’s sub-licencees, engaged in the Business of the Licensor:-

(i)     in the Territory; or

(ii)    outside the Territory into the Territory;

“Confidential Information”

means all information disclosed by one Party to the other in material form (including without limitation in a written document) provided that each such item of information would appear to a reasonable person to be confidential;

“Improvement”	means any improvement, enhancement or modification to the Licensed Products or their method of manufacture;

“Licensed Know-How”

means any methods, techniques, processes, discoveries or inventions (whether patentable or not), specifications, formulae, data and any other substantial and identifiable know-how which relates to the Licensed Products;

“Licensed Patents”

means

1.    the patents and patent applications listed in Schedule 1 to which the Licensor is the sole registered proprietor;

2.     all granted patents and patent applications in the Territory which are equivalent to and/or claim priority from the applications listed at Schedule 1 from time to time and granted patents issuing from such applications together with all re-issues and extensions of such granted patents; and

3.    all patent applications and/or granted patents in the Territory for inventions developed by the Licensor or its Associated Companies which relate to the mixing of diesel fuel and ethanol;

“Licensed Products”

means the O2 Diesel Additive and the O2 Diesel Product and any other product manufactured using, or embodying, (i) the Licensed Patents and/or (ii) Licensed Know-How and/or (iii) any Improvement developed by the Head Licensor;

“O2 Diesel Additive”	means the O2 Diesel proprietary compound that allows the mixing of diesel fuel and ethanol;

“O2 Diesel Product”	means oxygenated diesel fuel comprising base diesel fuel, the O2 Diesel Additive, ethanol and acetane improver;

“Person(s)”	includes any person, firm or company or group of persons or unincorporated body;

“Territory”

means India, Singapore, Thailand, Malaysia, Hong Kong, Australia, New Zealand, and South Africa, including all other countries in Asia in which the Licensor may choose to file further patent applications and any further territories agreed between the parties from time to time in writing.

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1.2          The singular includes the plural and vice versa.

1.3          Headings in this Licence are included for the purpose of ease of reference only and shall not have any effect on its construction.

2              GRANT

2.1          In consideration of the payment of € 1.00 (1 Euro) by the Licensee to the Licensor, receipt of which is hereby acknowledged, the Licensor hereby grants to the Licensee an exclusive licence under the Licensed Patents and the Licensed Know-How, with the right to sub-license subject to clause 3 below, to import, develop, improve, manufacture, have manufactured, use and sell or supply or otherwise deal with and in the Licensed Products in the Territory.

3             SUB-LICENSING

3.1          Subject to clause 3.1(b), the Licensee may grant a sub-licence of its rights under this Licence to any third party provided that such sub-licences include termination provisions equivalent to those provided for in clause 12 of this Licence.

(a)           The Licensee shall promptly inform the Licensor of any sub-licence granted to a third party.

(b)           The Licensee shall not be entitled to grant sub-licences of its rights under this Licence to a Competitor unless such a restriction on the Licensee’s entitlement to sub-licence risks breaching any applicable competition or anti-trust laws and regulations.

3.2          The Licensee shall be responsible for any breach of the sub-licence by any of its sub-licensees as if the breach had been that of the Licensee under this Licence and the Licensee shall indemnify the Licensor against any loss, damages, costs, claims or expenses which are awarded against or suffered by the Licensor as a result of any such breach by the sub-licensee save that this clause 3.2 shall not apply to any breach of any sub-licence by a sub-licensee who is an Associated Company of the Licensor and in respect of which the Licensor shall be deemed to be ultimately responsible.

3.3          No further right or licence is granted by the Licensor to the Licensee by this Licence save as expressly set out in this clause 3.

4             FURTHER ASSURANCES

4.1          The Parties shall execute such formal documents and take any such actions as the Licensor’s advisers consider may be necessary or desirable for:

(a)           registration of this Licence or any sub-licences granted under it with patent offices and other relevant authorities in any particular territory covered by this Licence; and

(b)           enjoyment in full by the Licensee of the rights granted to it pursuant to this Licence.

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5            LICENSEE’S OBLIGATIONS

5.1                             The Licensee shall use reasonable endeavours to ensure that all of the Licensed Products marketed by it and its sub-licensees are of satisfactory quality and comply with all applicable laws and regulations in those parts of the Territory in which they are sold by the Licensee save that, the Licensee shall have no responsibility or liability under this clause in respect of any Licensed Products manufactured by an Associated Company of the Licensor as long as the responsibility or liability does not arise as a direct result of the acts or omissions of the Licensee.

5.2                             The Licensee shall:

(a)                                mark or cause to be marked in a legible manner on some conspicuous part of the packaging of the Licensed Products words indicating, as applicable, either that patents have been applied for or patents have been granted in respect of the Licensed Product and giving the relevant patent application number(s) or patent number(s) and that the Licensed Products are manufactured and supplied by the Licensee under licence comply with all reasonable directions given by the Licensor or its duly authorised representatives;

(b)                               save for where Licensed Products are manufactured by an Associated Company of the Licensor, on request from the Licensor and at the Licensor’s own expense, send samples of the Licensed Products to the Licensor;

(c)                                permit and shall use its best endeavours to obtain permission for the Licensor or its duly authorised representatives at all reasonable times to enter any place where the manufacture of the Licensed Products is carried on for the purpose of inspection of methods of manufacture of the Licensed Products

5.3                             The Licensee shall at all times indemnify and keep indemnified the Licensor against all or any costs, claims, damages, or expenses incurred by the Licensor or for which the Licensor may become liable with respect to any product liability claim arising in the Territory relating to the Licensed Products except where such costs, claims, damages or expenses arise in respect of Licensed Products manufactured by an Associated Company of the Licensor and do not arise as a direct result of the acts or omissions of the Licensee. The Licensee shall maintain adequate product liability insurance and shall ensure that the Licensor’s interest is noted on the policy, which policy the Licensee shall supply to the Licensor on request without unreasonable delay.

5.4                             The Licensee shall use its reasonable endeavours to promote and expand the supply of the Licensed Products throughout the Territory.

6            PATENT PROSECUTION AND RENEWAL

6.1                             The Licensor shall take all such steps or shall procure that all such steps are taken to ensure that:

(a)                                the Licensed Patents are recorded and registered in the name of the Licensee in the Territory;

(b)                               all such acts as it may consider necessary or desirable to obtain the grant of the Licensed Patents in the Territory are performed;

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(c)           all such acts as are necessary to renew and maintain the Licensed Patents in the Territory are performed; and

(d)           the Licensee is kept duly, fully and punctually informed of the status of all Licensed Patents and any requirements from the relevant patent authorities affecting the validity of the Licensed Patents.

6.2          In the event that the Licensor fails or is unable to satisfactorily perform its obligations contained in clause 6.1 for any reason whatsoever, the Licensee shall have the right, but not the obligation, to take such steps as it deems necessary to perform such acts.  This clause shall be without prejudice to the Licensor’s obligations under clause 6.1.

6.3          All reasonable costs and fees payable to patent attorneys and the relevant authorities in respect of clause 6.1 above shall be met by the Licensor.

6.4          The Licensor shall not abandon or allow to lapse any of the Licensed Patents in the Territory.

7              PROVISION OF LICENSED KNOW-HOW

7.1          As soon as possible after the date of this Licence, the Licensor shall provide and continue to provide the Licensee with access to the Licensed Know-How in a format reasonably accessible to the Licensee, save for any Licensed Know-How which the Licensor may not disclose pursuant to an obligation of confidentiality owed to a third party.

7.2          Any Licensed Know-How provided to the Licensee under clause 7.1 shall be used by the Licensee only for the purposes permitted by clause 2.1 above and shall be subject to the provisions of clause 9.

8              IMPROVEMENTS

8.1          If either Party shall at any time devise, discover or acquire rights in any Improvement it shall to the extent that it is not prohibited by law or by any undertaking given to any other person (other than to an Associated Company) or by considerations relating to the securing of a patent:

(a)           promptly notify the other in writing, giving details of it and provide to the other such information or explanations as the other may reasonably require to be able effectively to utilise the same; and

(b)           the Party devising, discovering or acquiring any such Improvement shall grant to the other Party, an irrevocable non-exclusive royalty-free licence with appropriate territorial restrictions, under such application and any patent granted pursuant to it to the other.

8.2          Any information provided by one Party to another under clause 8.1 shall be subject to the provisions of clause 9.

9             CONFIDENTIALITY

9.1          Each Party will take all proper steps to keep confidential all Confidential Information of the other which is disclosed to or obtained by it pursuant to or as a result of this Licence,

5

and will not divulge the same to any third party provided that each Party is permitted to allow access to such Confidential Information by members of its own staff directly or indirectly concerned with the manufacture, use or sale of the Licensed Products.  Upon termination of this Licence, each Party will return to the other any equipment and written data (without retaining copies thereof) provided for the purposes of this Licence.

9.2                               The obligations of confidentiality under this clause 9 shall not apply to any information or material which the recipient Party can prove:

(a)                                  was already known to it prior to its receipt thereof from the disclosing Party;

(b)                                 was subsequently disclosed to it lawfully by a third party who did not obtain the same (whether directly or indirectly) from the disclosing Party; or

(c)                                  was in the public domain at the time of receipt by the recipient Party or has subsequently entered into the public domain other than by reason of the breach of the provisions of this clause or of any obligation of confidence owed by the recipient Party or by any of its subcontractors or sub-licensees to the disclosing Party.

9.3                               The Licensee agrees that it will upon the request of the Licensor but at its own expense take such steps as the Licensor may require to enforce any confidentiality undertaking given by a director or employee or adviser of the Licensee including in particular but without limitation the initiation and prosecution of any legal proceedings and the enforcement of any judgment obtained.  All such steps to be taken by the Licensee shall be taken as expeditiously as possible and the Licensee agrees that in respect of its obligation to enforce confidentiality undertakings time shall be of the essence in complying with the requirements of the Licensor.

9.4                               The Licensor agrees that it will upon the request of Licensee but at its own expense take such steps as the Licensee may require to enforce any confidentiality undertaking given by a director or employee or adviser of the Licensor including in particular but without limitation the initiation and prosecution of any legal proceedings and the enforcement of any judgment obtained.  All such steps to be taken by the Licensor shall be taken as expeditiously as possible and the Licensor agrees that in respect of its obligation to enforce confidentiality undertakings time shall be of the essence in complying with the requirements of the Licensee.

9.5                               The provisions of this clause 9 shall remain in force notwithstanding earlier termination of this Licence.

10           PROTECTION OF LICENSED PATENTS & THIRD PARTY CLAIMS

10.1                        In the event that:

(a)                                  any Licensed Patent is attacked or being a patent application is opposed; or

(b)                                 any application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to the Licensee under any Licensed Patent; or

6

(c)           any unlicensed activities are carried on by any third party which could constitute an infringement of any Licensed Patent; or

(d)           any application is made for a compulsory licence under any Licensed Patent; or

(e)           legal action is commenced or threatened against any Party under the Licensed Patents or in relation to the manufacture, use or sale of any Licensed Product the Party becoming aware of such matter shall forthwith notify the other of any such matters and the parties, including any sub-licensor, shall agree on a course of action.

10.2        If, within 14 days, the parties are unable to agree under clause 10.1, the Licensee shall have the option to take such action, at its own cost, as it considers necessary.

10.3        Where the Licensee elects to take such action :

(a)           The Licensor shall provide all reasonable assistance as the Licensee may require subject to reimbursement of any reasonable expenses so incurred by the Licensor;

(b)           the Licensee shall have in its sole discretion the right to settle with such third party. The Licensor has the right to be consulted in this regard.

10.4        If the Licensee elects not to take any action,

(a)           the Licensor may do so in its place and the Licensee shall provide the Licensor with all reasonable assistance (subject to reimbursement of reasonable costs incurred by the Licensee) and the Licensor shall have in its sole discretion the right to settle with such third party but the Licensee shall have the right to be consulted in this regard.

10.5        Nothing in this Licence shall constitute any representation that:

(a)           any Licensed Patent (if a patent application) shall proceed to grant or if granted shall be valid or

(b)           the Licensed Products do not fall within the scope of any intellectual property rights (including patents) other than the Licensed Patents.

11           WARRANTIES

11.1        The Licensor warrants, represents and undertakes to the Licensee as follows:

(a)           it is the exclusive legal and beneficial owner of all rights, title and interest in the Licensed Patents and so far as it is aware the Licensed Know-How and there are no liens, encumbrances or other charges over any of them;

(b)           Schedule 1 contains a complete and accurate listing of the details of all patents and patent applications and other intellectual property in the Territory relating to the O2 Diesel Additive and the O2 Diesel Product;

(c)           the Licensor is entitled to grant an exclusive license of the rights in the Licensed Patents to the Licensee and has not previously licensed or assigned them;

7

(d)           it is registered as the sole proprietor of the Licensed Patents (or, in the case of patent applications, as the applicant ) and all registrations and filings necessary to preserve the rights of the Licensor have been made and are in good standing;

(e)           it is not aware of any allegation or claim that it is not entitled to the Licensed Patents or to be registered as the exclusive owner of them;

(f)            the Licensed Patents are (or will be, if granted) valid and as far as the Licensor is aware enforceable;

(g)           to the best of its knowledge, there are no allegations or proceedings, pending or threatened, which assert that development, manufacture, use or sale of any Licensed Product infringes or will infringe third party rights or which challenge the validity or enforceability of the Licensed Patents;

(h)           in the event of the Licensor becoming aware of any information which might affect its ability to give the warranties and representations set out above it shall promptly notify the Licensee; and

(i)            the Licensor shall indemnify the Licensee and keep it indemnified against any and all claims, liability and costs, including legal costs, arising from breach or non-performance or the foregoing warranties, representations and undertakings.

11.2        Notwithstanding any other provision of this Licence, no Party shall be liable to the other Party in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by that other Party or its affiliates of an indirect or consequential nature including, without limitation, any economic loss or other loss of turnover, profits, business or goodwill.

12           DURATION AND TERMINATION

12.1        This Licence shall come into force on the date on which it is signed by both parties and shall, unless determined in accordance with clause 12, remain in force until the expiry of the last to expire of the Licensed Patents or, if being patent applications, until there is no further possibility of any of patent applications proceeding to grant.

12.2        The Licensor shall have the right to terminate this Licence forthwith by notice in writing to the Licensee in the event that:

(a)           The Licensee shall fail to perform or observe any of the obligations on its part to be performed or observed under this Licence provided that in a case where the breach is remediable such notice from the Licensor shall also require the Licensee to remedy such breach and if the Licensee so remedies within 60 days of such notice being served such notice to terminate this Licence shall be deemed to be void and of no effect; or

(b)           an interim order is applied for or made, or a petition for a bankruptcy order is presented or a bankruptcy order is made against the Licensee or a receiver or trustee in bankruptcy is appointed of the Licensee’s estate or an administration order is made, or a receiver or administrative receiver is appointed of any of the Licensee’s assets or undertaking or a winding-up resolution or petition is passed or presented (otherwise than for the purposes of reconstruction or amalgamation) or any circumstances arise which entitle the Court or

8

a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order or other similar or equivalent action is taken against or by the Licensee by reason of its insolvency or in consequence of debt, the Licensor shall have no right to terminate pursuant to this clause if any of the above insolvency situations are remedied within 90 days.

12.3        In case of termination of this Licence howsoever arising, and subject to any express provisions set out elsewhere in this Licence or otherwise agreed by the parties in writing:

(a)           all rights and licences shall cease; and

(b)           the Licensee and its sub-licensees shall cease all and any exploitation of the Licensed Patents save that they may continue to deal in any unsold or unused stocks of Licensed Products for a period of 6 months following the date of termination.

12.4        The termination of this Licence howsoever arising shall be without prejudice to the provisions of this clause 12 and to any rights of either Party which may have accrued by or up to the date of such termination.

13           GENERAL

13.1        Without prejudice to the Licensee’s right to sub-licence, save with the prior written agreement of Licensor in its sole discretion, the Licensee shall not assign, transfer, charge, encumber or otherwise deal with the whole or any part of this Licence or its obligations under it.

13.2        In the event that any clause or any part of any clause in this Licence is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken all other clauses or parts of clauses contained in this Licence shall remain in full force and effect and shall not be affected by such finding for the term of this Licence.

13.3        No relaxation, forbearance delay or indulgence by either Party in enforcing any of the terms and conditions of this Licence or the granting of time by either Party to the other shall prejudice affect or restrict the rights and powers of the said Party nor shall any waiver by either Party of any breach of this Licence operate as a waiver of or in relation to any subsequent or any continuing breach of it.

13.4        This Licence may only be amended by a document in writing signed by a duly authorised officer of each Party whose agreement is required.

13.5        The parties shall execute all further documents as may be necessary or desirable to give full effect to the terms of this Licence and to protect the rights of the parties under it.

13.6        This Licence constitutes the entire agreement and understanding of the parties relating to its subject matter. Each of the parties acknowledges and agrees that in entering into this Licence it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Licence or not) other than as expressly set out in this Licence as a warranty or representation. The only remedy available to it for breach of such warranties or representations shall be for breach of contract under the terms of this

9

Licence. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

13.7        No term of this Licence shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act.

13.8        Notices or other communications given pursuant to this Licence by any Party to this Licence to any other Party to this Licence shall be in writing and shall be sufficiently given (a) if delivered by hand or sent by post to the address set forth herein of the Party to which the notice or communication is being given or to such other address as such Party shall communicate to the Party giving the notice or communication; or (b) if sent by facsimile or other electronic means of visible reproduction to the correct facsimile or electronic mail number of the Party to which it is being sent. Any notice, or communication, given or sent by post hereunder, shall be sent by registered post. Any Party serving a notice or making a communication by facsimile or other means of visible electronic reproduction shall promptly confirm such notice or communication by telephoning the Party to whom it is addressed but the absence of such confirmation shall not affect the validity of any such notice or communication. Every notice or communication given in accordance with this Section shall be deemed to have been received as follows:-

Means of Dispatch	Deemed Received

Delivery by hand or courier	The day of delivery;

Facsimile or other means of delivery	At the visible electronic reproduction provided that no delivery error message was subsequently received by the Party making the notice,

provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to have been given or made outside working hours (being 9.00 a.m. to 5.00 p.m. on a Business Day) such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day.  The relevant addressee, address and facsimile number of each Party for the purposes of this Agreement, subject to notification of change under this Clause are:

NAME OF PARTY	ADDRESS/FAX NUMBER

O2Diesel Europe	Attn: Mr. Alan Rae c/o O2Diesel Corp. 100 Commerce Drive Suite 301, Newark, DE 19713 Fax: +1 (302) 266-7076

O2Diesel Asia Limited	Attn: Mr. Alan Rae 100 Commerce Drive Suite 301, Newark, DE 19713

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Fax: +1 (302) 266-7076

And

Mr. Ronen Hazarika c/o Energenics Holdings Pte Limited 7 Temasek Boulevard #04-01A Suntec Tower One Singapore 038987 Fax: +65 6415 1656

A Party shall notify the other of a change in its name, relevant address, address, telephone number or facsimile number for the purposes of this Clause. Such notification shall only be effective on the date specified in the notification as the date on which the change is to take place; or if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

13.9        This Licence shall be governed by and interpreted in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

13.10      This Licence may be executed in any number of counterparts each of which when executed and delivered shall be an original and all the counterparts together shall constitute one and the same instrument.

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EXECUTION PAGE

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

SIGNED BY	/s/ Alan Rae

Name: ALAN RAE

Title: CEO

For and on behalf of O2DIESEL EUROPE LMITED

SIGNED BY	/s/ Ronen Hazarika

Name: RONEN HAZARIKA

Title: Director

For and on behalf of O2DIESEL ASIA LIMITED

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Schedule 1

The Licensed Patents

Invention	Country	Application No	Grant No

Fatty acid alkoxylate/alkananolamide fuel additives (Invention 2)	Australia	2002308016	Pending. Acceptance advertised 27 Sept. 2007.

Alkanolamide-free selected fuel additives (Invention 3)	Australia	2002223789	2002223789. Granted 14 June 2007.

Alkoxylate and Alcohol free fuel additives (Invention 4)	Australia	2002223787	200223787 Granted 16 Nov. 2006.

Emission reduction using additised E-diesel with diesel oxidation catalysts (Invention 5)	Australia	2005212304	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols). (Invention 6)	Australia	P118550AU	Pending

Fuel composition – priority patent (AAE07) (Invention 1)	Hong Kong	00103597.1	HK 1024259 Granted 12 Nov 2004.

Alkanolamide-free selected fuel additives (Invention 3)	Hong Kong	04101060.9	Pending

Alkoxylate and Alcohol free fuel additives (Invention 4)	Hong Kong	04101059.2	HK1059797 Granted 4 May 2007.

Emission reduction using additised E-diesel with diesel oxidation catalysts (Invention 5)	Hong Kong	07100559.6	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Hong Kong	P118550HK	Pending

Emission reduction using additised E-diesel with diesel oxidation catalysts (Invention 5)	India	4448/DELNP/2006	Pending

Fuel additive alkoxylates & alkanolamides with higher alcohols.	India	16571DEL/2007	Pending

1

Invention	Country	Application No	Grant No

(Invention 6)

Fuel additive alkanolamides & alkoxylates with higher alcohols. (Invention 6)	Indonesia	P118550 ID	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Malaysia	P118550 MY	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols (Invention 6)	New Zealand	P 118550 NZ	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Singapore	P118550 SG	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	South Africa	P118550 ZA	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Thailand	P118550TH	Pending

Alkoxylated fatty acid/ester additive in fuel compositions. (Invention 7)	Thailand	0638413	Pending

2

EXHIBIT 10.27

Dated the 9th day of November 2007

O2DIESEL ASIA LIMITED
as Licensor

and

O2DIESEL CORPORATION

as Licensee

LICENCE AGREEMENT

WATSON, FARLEY & WILLIAMS

Singapore

 [*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  OMITTED TEXT IS INDICATED BY A “*”.

INDEX

Clause		Page

1	INTERPRETATION	1

2	GRANT	4

3	SUB-LICENSING	4

4	FORMAL LICENCES	5

5	LICENSEE’S OBLIGATIONS	5

6	PROVISION OF LICENSED KNOW-HOW	5

7	IMPROVEMENTS	6

8	CONFIDENTIALITY	6

9	PROTECTION OF LICENSED PATENTS & THIRD PARTY CLAIMS	7

10	INDEMNITY	8

11	ROYALTIES	8

12	RESTRICTIONS ON THE PARTIES	9

13	LIABILITY UNDER THIS AGREEMENT	9

14	DURATION AND TERMINATION	9

15	GENERAL	11

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THIS LICENCE is made the 9th day of November 2007

BETWEEN

(1)                                  O2DIESEL ASIA LIMITED, a company registered in the Republic of Ireland with Company No. 444569 and whose registered office is at 3 Burlington Road, Dublin 4, Republic of Ireland (the “Licensor”); and

(2)                                  O2DIESEL CORPORATION, a company registered in the State of Delaware and trading on the American Stock Exchange and having its registered office at 100 Commerce Drive, Newark, DE 19713 USA (the “Licensee”)

(each a “Party” and together the “Parties”).

WHEREAS:

(A)                              The Licensor is the exclusive licensee of the rights to Licensed Patents and Licensed Know-How under the Head Licence.  The Licensor has agreed to grant and the Licensee has agreed to take an exclusive licence under the Licensed Patents and the Licensed Know-How in the Territory on the terms set out in this Licence.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               In this Licence except where the context otherwise requires the following terms shall have the following meanings:

“Associated Company”

means, in relation to a company, its parent undertaking or its subsidiary undertaking, or a subsidiary undertaking of its parent undertaking or any other person controlled by or under the same control either directly or indirectly (as defined in sections 258 and 259 of the Companies Act 1985);

“Annual Net Profit”

means the Licensee’s total and received profit from sales of the Licensed Products in the Territory in any calendar year calculated by deducting from the total gross sales of the Licensed Products in the Territory in that calendar year (i) the manufacturing costs incurred by or paid to third parties, not being the Licensee’s Associated Companies, by the Licensee, (ii) the Royalties paid or to be paid to the Licensor in respect of the sale by the Licensee of the Licensed Products in the Territory in the relevant calendar year and (iii) cost of transportation, handling charges, taxes and any other costs and charges reasonably incurred by the Licensee in connection with, and required to facilitate, the supply and/or sale of the Licensed Products in the Territory;

“Confidential Information”

means all information disclosed by one Party to the other in material form (including without limitation in a written document) provided that each such item of information would appear to a reasonable person to be confidential;

“Control”	means the direct or indirect beneficial ownership of 25% or more of the combined voting power of shares;

“Current Treat Rate”	means the ratio of * parts per million of Licensed Product required to stabilize one blended unit of ethanol diesel fuel;

“Head Licence”	means the licence agreement between the Head Licensor and the Licensor dated 9 November 2007;

“Head Licensor”	means O2 Diesel Europe Limited;

“Improvement”	means any improvement, enhancement or modification to the Licensed Products or their method of manufacture;

“Licensed Know-How”

means any methods, techniques, processes, discoveries or inventions (whether patentable or not), specifications, formulae, data and any other substantial and identifiable know-how which relates to the Licensed Products;

“Licensed Patents”

means

1.       the patents and patent applications listed in Schedule 1 to which the Licensor is the sole registered proprietor;

2.       all granted patents and patent applications in the Territory which are equivalent to and/or claim priority from the applications listed at Schedule 1 from time to time and granted patents issuing from such applications together with all re-issues and extensions of such granted patents; and

3.       all patent applications and/or granted patents in the Territory for inventions developed by the Licensor or its Associated Companies which relate to the mixing of diesel fuel and ethanol;

“Licensed Products”

means the O2 Diesel Additive and the O2 Diesel Product and any other product manufactured using, or embodying, (i) the Licensed Patents and/or (ii) Licensed Know-How and/or (iii) any Improvement developed by the Head Licensor;

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“Net Sales Price”

means the actual invoiced price in an arm’s length transaction, less transport, freight and value added (or like) tax to the extent identified on the invoice provided that where the Licensed Products are:

(a)           used by the Licensee; or

(b)           old or otherwise supplied to any Associated Company of the Licensee (being a subsidiary or holding company of the Licensee, or any subsidiary of such holding company from time to time, where such terms have the meanings given in section 736 of the Companies Act 1985, as amended by the Companies Act 1989); or

(c)           incorporated in another product and sold or otherwise supplied at a price which is included in the price of the other product,

the Net Sales Price of each such Licensed Product shall be deemed to be the Net Sales Price which would have been applied under this agreement, had such Licensed Product been transferred to an independent arm’s length customer;

“O2 Diesel Additive”	means the O2 Diesel proprietary compound that allows the mixing of diesel fuel and ethanol;

“O2 Diesel Product”	means oxygenated diesel fuel comprising base diesel fuel, the O2 Diesel Additive, ethanol and acetane improver;

“Person(s)”	includes any person, firm or company or group of persons or unincorporated body;

“Profit Royalties”

means *% of the Licensee’s Annual Net Profit payable in the event that the volume of Sales of the Licensed Products by the Licensee in the Territory in any calendar year exceeds * litres or the applicable volume as adjusted to take into account any downward adjustment from the Current Treat Rate;

“Royalties”	means the Sales Royalties and the Profit Royalties;

“Sales Royalties”	means *% of the Net Sales Price of Licensed Products made, sold or used in the Territory by Licensee;

“Sales”

means sales made by the Licensee of the Licensed Products in the Territory as a result of orders received by the Licensee in the relevant calendar year and in respect of which the Licensee has received payment;

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“Supply Agreement”	means the Supply and Distribution Agreement between Energenics Pte Limited and the Licensee dated 15 September 2006; and

“Territory”

means India, Singapore, Thailand, Malaysia, Hong Kong, Australia, New Zealand, and South Africa, including all other countries in Asia in which the Licensor may choose to file further patent applications and any further territories agreed between the parties from time to time in writing.

1.2                               The singular includes the plural and vice versa.

1.3                               Headings in this Licence are included for the purpose of ease of reference only and shall not have any effect on its construction.

2.                                      GRANT

2.1                               The Licensor hereby grants to the Licensee an exclusive licence under the Licensed Patents and the Licensed Know-How to manufacture, have manufactured and to sell or supply or otherwise deal in the Licensed Products in the Territory.

3.                                      SUB-LICENSING

3.1                               The Licensee is authorized to sub-licence the manufacture of the Licensed Products to third parties but only on terms and conditions which have been approved by the Licensor.  The Licensee may without the approval of the Licensor grant sub-licences of its rights under this Licence to Associated Companies of the Licensor, but such sub-licenses must include (a) relevant general provisions which are as similar to this Licence as possible, (b) no provisions which run contrary to this Licence and (c) termination provisions mutatis mutandi as provided for in clause 14 of this Licence and such sub-licences shall terminate in respect of any sub-licensee upon such sub-licensee ceasing to be an Associated Company of the Licensor.  The Licensee shall promptly inform the Licensor of any sub-licence granted to an Associated Company of the Licensor.

3.2                               The Licensee shall be responsible for any breach of the licence by its sub-licensee as if the breach had been that of the Licensee under this Licence and the Licensee shall indemnify the Licensor against any loss, damages, costs, claims or expenses which are awarded against or suffered by the Licensor as a result of any such breach by the sub-licensee.

3.3                               In the event of any change to the identity or Control of the sub-licensee or the terms of the sub-licence,

(a)                                  the Licensee must inform the Licensor of such change; and

(b)                                 the Licensor will have the right to review and veto the continuation of the sub-licence.

3.4                               No further right to sub-licence is granted by the Licensor to the Licensee save as expressly set out in this clause 3.

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4.                                      FORMAL LICENCES

4.1                               The Parties shall execute such formal documents as the Licensor’s advisers consider may be necessary or appropriate for registration of this licence and any sub-licences granted under it with Patent Offices and other relevant authorities in particular territories covered by this Licence.

4.2                               Prior to the execution of the formal sub-licence (if any) referred to in clause 4.1 the parties shall so far as possible have the same rights and obligations towards one another as if such documents had been executed.  In the event of any conflict in meaning between any such sub-licence and the provisions of this Licence the provisions of this Licence shall prevail wherever possible.

5.                                      LICENSEE’S OBLIGATIONS

5.1                               The Licensee shall:

(a)                                  ensure that all of the Licensed Products marketed by it are of satisfactory quality and comply with all applicable laws and regulations in those parts of the Territory in which they are sold by the Licensee or its sub-licensee;

(b)                                 mark or cause to be marked in a legible manner on some conspicuous part of the packaging of the Licensed Products words indicating, as applicable, either that patents have been applied for or patents have been granted in respect of the Licensed Product and giving the relevant patent application number(s) or patent number(s) and that the Licensed Products are manufactured and supplied by the Licensee under licence;

(c)                                  on request from the Licensor at its own expense send samples of the Licensed Products to the Licensor;

(d)                                 permit and shall use its best endeavours to obtain permission for the Licensor or its duly authorised representatives at all reasonable times to enter any place where the manufacture of the Licensed Products is carried on for the purpose of inspection of methods of manufacture of the Licensed Products.

5.2                               The Licensee shall at all times indemnify and keep indemnified the Licensor against all or any costs, claims, damages, or expenses incurred by the Licensor or for which the Licensor may become liable with respect to any product liability claim relating to Licensed Products.

5.3                               The Licensee shall maintain adequate product liability insurance and shall ensure that the Licensor’s interest is noted on the policy, which policy the Licensee shall supply to the Licensor on request without unreasonable delay.

6.                                      PROVISION OF LICENSED KNOW-HOW

6.1                               The Licensor shall in addition make available to the Licensee such know-how as the Licensor is at liberty to disclose and in the opinion of Licensor is reasonably necessary for such purpose.

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6.2                               Such know-how furnished by the Licensor under clause 6.1 shall be used by the Licensee only for the purpose of the manufacture of the Licensed Products in the Territory and shall be subject to the provisions of clause 8.

7.                                      IMPROVEMENTS

7.1                               If either Party shall at any time devise, discover or acquire rights in any Improvement it shall to the extent that it is not prohibited by law or by any undertaking given to any other person (other than to an associated company) or by considerations relating to the securing of a patent promptly notify the other in writing giving details of it and provide to the other such information or explanations as the other may reasonably require to be able effectively to utilise the same and the Party devising, discovering or acquiring rights in any such Improvement shall grant to the other Party a non-exclusive royalty-free licence throughout the Territory (irrevocable in the case of a licence to the Licensor and for the term of this Licence in the case of a licence to the Licensee) under such application and any patent granted pursuant to it to the other.

7.2                               Such information as is provided by the Licensor to the Licensee under clause 7.1 shall be subject to the provisions of clause 8.

8.                                      CONFIDENTIALITY

8.1                               Each Party will take all proper steps to keep confidential all Confidential Information of the other which is disclosed to or obtained by it pursuant to or as a result of this Licence, and will not divulge the same to any third party provided that each Party is permitted to allow access to such Confidential Information by members of its own staff directly or indirectly concerned with the manufacture, use or sale of the Licensed Products.  Upon termination of this Agreement, each Party will return to the other any equipment and written data (without retaining copies thereof) provided for the purposes of this Licence.

8.2                               The obligations of confidentiality under this clause 8 shall not apply to any information or material which the recipient Party can prove:

(a)                                  was already known to it prior to its receipt thereof from the disclosing Party;

(b)                                 was subsequently disclosed to it lawfully by a third party who did not obtain the same (whether directly or indirectly) from the disclosing Party; or

(c)                                  was in the public domain at the time of receipt by the recipient Party or has subsequently entered into the public domain other than by reason of the breach of the provisions of this clause or of any obligation of confidence owed by the recipient Party or by any of its sub-licensees to the disclosing Party.

8.3                               The Licensee agrees that it will upon the request of the Licensor but at its own expense take such steps as the Licensor may require to enforce any confidentiality undertaking given by a director or employee or adviser of the Licensee including in particular but without limitation the initiation and prosecution of any legal proceedings and the enforcement of any judgment obtained.  All such steps to be taken by the Licensee shall be taken as expeditiously as possible and the Licensee agrees that in respect of its

6

obligation to enforce confidentiality undertakings time shall be of the essence in complying with the requirements of the Licensor.

8.4                               The provisions of this clause 8 shall remain in force notwithstanding earlier termination of this Licence.

9.                                      PROTECTION OF LICENSED PATENTS & THIRD PARTY CLAIMS

9.1                               In the event that:

(a)                                  any Licensed Patent is attacked or being a patent application is opposed; or

(b)                                 any application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to the Licensee under any Licensed Patent; or

(c)                                  any unlicensed activities are carried on by any third party which could constitute an infringement of any Licensed Patent; or

(d)                                 any application is made for a compulsory licence under any Licensed Patent; or

(e)                                  legal action is commenced or threatened against any Party under the Licensed Patents or in relation to the manufacture, use or sale of any Licensed Product, the Party becoming aware of such matter shall forthwith notify the other of any such matters and the parties, including the Head Licensor, shall decide on a course of action.

the Party becoming aware of such matter shall forthwith notify the other of any such matters and the parties, including the Head Licensor, shall decide on a course of action.

9.2                               If, within 14 days, the parties are unable to agree under clause 9.1, the Licensor shall have the option to take such action, at its own cost, as it considers necessary.

9.3                               Where the Licensor elects to take such action,

(a)                                  the Licensee shall furnish the Licensor with all necessary assistance, including procuring the co-operation and assistance of its sub-licensee; and

(b)                                 the Licensor shall have in its sole discretion the right to settle with such third party.  The Licensee has the right to be consulted in this regard.

9.4                               Where the Licensor elects not to take any action,

(a)                                  the Licensee may, subject to the agreement of the Head Licensor and at its own expense, do so in its place; and

(b)                                 the Licensor shall provide the Licensee with all reasonable assistance and the Licensee shall have in its sole discretion the right to settle with such third party.  The Licensor has the right to be consulted in this regard.

9.5                               Nothing in this Licence shall constitute any representation that:

7

(a)                                  any Licensed Patent (if a patent application) shall proceed to grant or if granted shall be valid or

(b)                                 the Licensed Products do not fall within the scope of any intellectual property rights (including patents) other than the Licensed Patents.

10.                               INDEMNITY

10.1                        Without prejudice to the provision of clauses 5 or 9, the Licensee shall indemnify the Licensor against any loss, damages, costs or expenses which are awarded against or incurred by the Licensor as a result of any claim or threatened claim relating to or under the Licensed Patent or otherwise in connection with the manufacture use or sale of or any other dealing in any of the Licensed Products by the Licensee or any of its sub-licensees.

10.2                        For the purpose of this clause 10 ‘claims’ shall mean all demands, claims and liability whether criminal or civil in contract, tort or otherwise for losses, damages, legal costs and other expenses of any nature whatsoever and all costs and expenses (including without limitation legal costs) incurred in connection therewith.

11.                               ROYALTIES

11.1                        In consideration of the rights granted under clause 2 the Licensee shall pay to the Licensor the Royalties.

11.2                        Royalties payable under clause 11.1 of this agreement:

(a)                                  are exclusive of any value added (or like) tax which may be payable on them and shall be paid gross without deduction of any withholding or other income taxes.  If Royalties are subject to withholding or other income taxes, the Licensee shall ensure that such sum is paid to the Licensor as shall, after deduction of such withholding or other income tax, be equivalent to the royalties otherwise payable under the agreement; and

(b)                                 shall be paid by the Licensee to the Licensor in US Dollars on or before 14th April of the year following the calendar year in respect of which the payment falls due.

11.3                        In the event of any delay in paying any sum/amount due under clause 11.1 of this Licence by the due date, the Licensee shall pay to the Licensor interest (calculated on a daily basis) on the overdue payment from the date such payment was due to the date of actual payment at a rate of 3% over the base lending rate of Ulster Bank from time to time.

11.4                        At the same time as payment of Royalties falls due, the Licensee shall submit or cause to be submitted to the Licensor a statement in writing recording the calculation of such Royalties payable including:

(a)                                  A detailed breakdown and calculation of the Annual Net Profit;

(b)                                 A detailed breakdown and calculation of the Net Sales Price;

(c)                                  Details of the volume of Licensed Products that have been supplied;

(d)                                 the amount of Royalties due and payable; and

8

(e)                                  all supporting documents including invoices and payment vouchers.

11.5                        The Licensee shall keep proper records and books of account showing the quality, description and price of Licensed Products supplied or put into use.  Such records and books shall be kept separate from any records and books not relating solely to the Licensed Products and be open at all times to inspection and audit by the Licensor (or its duly authorised agent or representative), who shall be entitled to take copies of or extracts from the same.  If such inspection or audit should reveal a discrepancy in the Royalties paid, the Licensee shall immediately make up the shortfall and reimburse the Licensor in respect of any professional charges incurred for such audit or inspection.

11.6                        The provisions of this clause 11 shall remain in effect notwithstanding termination or expiry of this Licence until the settlement of all subsisting claims by the Licensor.

12.                               RESTRICTIONS ON THE PARTIES

12.1                        Neither the Licensee nor any of its sub-licencees shall for the duration of this Licence and for the period of 12 months immediately after the termination or expiry of this Licence, carry on or be employed, engaged or interested in any business in the Territory which would be in direct or indirect competition with any part of the business of the Licensor or any of its Associated Companies from time to time.

12.2                        Neither the Licensee nor any of its sub-licencees shall, for the duration of this Licence and for the period of 12 months immediately after the termination or expiry of this Licence, deal with or seek the custom of any person that is a client or customer of the Licensor or any of its Associated Companies.

12.3                        The undertakings in this clause are given by each Party to the other and apply to actions carried out by each Party (or any of its Associated Companies) in any capacity and whether directly or indirectly, on the Party’s {or Associated Company’s) own behalf, on behalf of any other person or jointly with any other person.

12.4                        Each of the covenants in this clause is considered fair and reasonable by the parties.  If any such restriction shall be found to be unenforceable but would be valid if any part of it were deleted or the period or area of application reduced, the restriction shall apply with such modifications as may be necessary to make it valid and effective.

13.                               LIABILITY UNDER THIS AGREEMENT

13.1                        Notwithstanding any other provision of this Licence no Party shall be liable to any other Party to this Licence in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by that other Party or its affiliates of an indirect or consequential nature including without limitation any economic loss or other loss of turnover profits business or goodwill.

14.                               DURATION AND TERMINATION

14.1                        This Licence shall come into force on the date on which it is signed by both parties and shall unless determined in accordance with clause 14.2 remain in force until the expiry of

9

the last to expire of the Licensed Patents or, if being patent applications, until there is no further possibility of any of patent applications proceeding to grant.

14.2                        The Licensor shall have the right to terminate this License forthwith by notice in writing to the Licensee;

(a)                                  In the event that:

(i)                                     the Licensee fails to perform or observe any of the obligations on its part to be performed or observed under this Licence provided that in a case where the Licensor reasonably considers the breach to be remediable such notice from Licensor shall also require the Licensee to remedy such breach and if the Licensee so remedies within 60 days of such notice being served such notice to terminate this Licence shall be deemed to be void and of no effect; or

(ii)                                  an interim order is applied for or made, or a petition for a bankruptcy order is presented or a bankruptcy order is made against the Licensee or a receiver or trustee in bankruptcy is appointed of the Licensee’s estate or an administration order is made, or a receiver or administrative receiver is appointed of any of the Licensee’s assets or undertaking or a winding-up resolution or petition is passed or presented (otherwise than for the purposes of reconstruction or amalgamation) or any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order or other similar or equivalent action is taken against or by the Licensee by reason of its insolvency or in consequence of debt.  The Licensor shall have no right to terminate pursuant to this clause 14 if any of the above insolvency situations are remedied within 90 days;

(iii)                               the Head License is terminated or expires;

(iv)                              the Supply Agreement is terminated or expires; or

(v)                                 there is a change of Control of the Licensee.

14.3                        In case of termination of this Licence howsoever rising, and subject to any express provisions set out elsewhere in this Licence or otherwise agreed by the parties in writing:

(a)                                  All rights and licences shall cease;

(b)                                 The Licensee and its sub-licensee shall cease all and any exploitation of the Licensed Patents save that they may continue to deal in any unsold or unused stocks of Licensed Products for a period of 6 months following the date of termination, subject to the Licensee and its sub-licensees paying Royalties as provided by this Agreement.

14.4                        The termination of this Licence howsoever arising shall be without prejudice to the provisions of this clause 14 and to any rights of either Party which may have accrued by or up to the date of such termination.

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15.                               GENERAL

15.1                        Without prejudice to the Licensee’s rights under clause 3, save with the prior written agreement of the Licensor which agreement is in its sole discretion, the Licensee shall not assign, novate, transfer, charge, encumber or otherwise deal with the whole or any part of this Licence or its obligations under it.

15.2                        In the event that any clause or any part of any clause in this Licence is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken all other clauses or parts of clauses contained in this Licence shall remain in full force and effect and shall not be affected by such finding for the term of this Licence.

15.3                        No relaxation, forbearance delay or indulgence by either Party in enforcing any of the terms and conditions of this Licence or the granting of time by either Party to the other shall prejudice affect or restrict the rights and powers of the said Party nor shall any waiver by either Party of any breach of this Licence operate as a waiver of or in relation to any subsequent or any continuing breach of it.

15.4                        This Licence may only be amended by a document in writing signed by a duly authorised officer of each Party.

15.5                        The parties shall execute all further documents as may be necessary or desirable to give full effect to the terms of this Licence and to protect the rights of the parties under it.

15.6                        This Licence constitutes the entire agreement and understanding of the parties relating to its subject matter.  Each of the parties acknowledges and agrees that in entering into this Licence it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether Party to this Licence or not) other than as expressly set out in this Licence as a warranty or representation.  The only remedy available to it for breach of such warranties or representations shall be for breach of contract under the terms of this Licence.  Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

15.7                        No term of this Licence shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act.

15.8                        Notices or other communications given pursuant to this Licence by any Party to this Licence to any other Party to this Licence shall be in writing and shall be sufficiently given (a) if delivered by hand or sent by post to the address set forth herein of the Party to which the notice or communication is being given or to such other address as such Party shall communicate to the Party giving the notice or communication; or (b) if sent by facsimile or other electronic means of visible reproduction to the correct facsimile or electronic mail number of the Party to which it is being sent.  Any notice, or communication, given or sent by post hereunder, shall be sent by registered post.  Any Party serving a notice or making a communication by facsimile or other means of visible electronic reproduction shall promptly confirm such notice or communication by telephoning the Party to whom it is addressed but the absence of such confirmation shall

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not affect the validity of any such notice or communication.  Every notice or communication given in accordance with this Section shall be deemed to have been received as follows:

Means of Dispatch	Deemed Received

Delivery by hand or courier	The day of delivery;

Facsimile or other means of delivery	At the visible electronic reproduction provided that no delivery error message was subsequently received by the Party making the notice,

provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to have been given or made outside working hours (being 9.00 a.m. to 5.00 p.m. on a Business Day) such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day. The relevant addressee, address and facsimile number of each Party for the purposes of this Agreement, subject to notification of change under this Clause are:-

NAME OF PARTY	ADDRESS/FAX NUMBER

O2Diesel Corporation	Mr Alan Rae O2Diesel Corp. 100 Commerce Drive Suite 301, Newark, DE 19713 Fax: +1 (3O2) 266-7076

O2Diesel Asia Limited	Mr Alan Rae O2Diesel Corp. 100 Commerce Drive Suite 301, Newark, DE 19713 Fax: +1 (3O2) 266-7076

And

Mr Ronen Hazarika Energenics Holdings Pte Limited 7 Temasek Boulevard #04-01A Suntec Tower One Singapore 038987 Fax: +65 6415 1656

A Party shall notify the other of a change in its name, relevant address, address, telephone number or facsimile number for the purposes of this Clause. Such notification shall only

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be effective on the date specified in the notification as the date on which the change is to take place; or if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

15.9                        This License shall be governed by and interpreted in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

15.10                 This Licence may be executed in any number of counterparts each of which when executed and delivered shall be an original and all the counterparts together shall constitute one and the same instrument.

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EXECUTION PAGE

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

SIGNED BY	/s/ Ronen Hazarika

Name: RONEN HAZARIKA

Title: Director

For and on behalf of O2DIESEL ASIA

SIGNED BY	/s/ Alan Rae

Name: ALAN RAE

Title: CEO

For and on behalf of O2DIESEL CORPORATION

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SCHEDULE 1

THE LICENSED PATENTS

Invention	Country	Application No	Grant No

Fatty acid alkoxylate/alkananolamide fuel additives (Invention 2)	Australia	20O2308016	Pending. Acceptance advertised 27 Sept 2007.

Alkanolamide-free selected fuel additives (Invention 3)	Australia	20O2223789	20O2223789. Granted 14 June 2007.

Alkoxylate and Alcohol free fuel additives (Invention 4)	Australia	20O2223787	20O223787 Granted 16 Nov 2006.

Emission reduction using additised E-diesel with diesel oxidation catalysts (Invention 5)	Australia	2005212304	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols). (Invention 6)	Australia	P118550AU	Pending

Fuel composition priority patent (AAE07) (Invention 1)	Hong Kong	00103597.1	HK 1O24259 Granted 12 Nov 2004.

Alkanolamide-free selected fuel additives (Invention 3)	Hong Kong	04101060.9	Pending

Alkoxylate and Alcohol free fuel additives (Invention 4)	Hong Kong	04101059.2	HK1059797 Granted 4 May 2007.

Emission reduction using additised E-diesel with diesel oxidation catalysts (Invention 5)	Hong Kong	07100559.6	Pending

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Invention	Country	Application No	Grant No

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Hong Kong	P118550HK	Pending

Emission reduction using additised E-diesel with diesel oxidation catalysts (Invention 5)	India	4448/DELNP/2006	Pending

Fuel additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	India	1657/DEL/2007	Pending

Fuel additive alkanolamides & alkoxylates with higher alcohols.	Indonesia	P118550 ID	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Malaysia	P118550 MY	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols (Invention 6)	New Zealand	P 118550 NZ	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Singapore	P118550 SG	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	South Africa	P118550 ZA	Pending

Fuel Additive alkoxylates & alkanolamides with higher alcohols. (Invention 6)	Thailand	P118550TH	Pending

Alkoxylated fatty acid/ester additive in fuel compositions. (Invention 7)	Thailand	0638413	Pending

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Exhibit 10.28

Dated the 17th day of October 2007

O2DIESEL EUROPE LIMITED

as Existing Shareholder

and

ENERGENICS HOLDINGS PTE LTD
as New Shareholder

and

O2DIESEL ASIA LIMITED

as Company

SHAREHOLDERS AGREEMENT

EUGENE F. COLLINS,

Solicitors,

Temple Chambers,

3, Burlington Road,

Dublin 4

O28720.1

WATSON, FARLEY & WILLIAMS
Singapore

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  OMITTED TEXT IS INDICATED BY A “*”.

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THIS AGREEMENT is made the 17th day of October 2007

BETWEEN

(1)                                 O2 DIESEL EUROPE LIMITED, a company registered under the laws of Ireland with company number 327106 and having its registered office at 5 Lapps Quay, Cork (the “Existing Shareholder,” which expression shall include its successors in title and permitted assigns);

(2)                                 ENERGENICS HOLDINGS PTE LTD, a company registered under the laws of Singapore with registration number 200612991G and having its principal place of business at 7 Temasek Boulevard, #04-01A Suntec Tower One, Singapore 038987 (the “New Shareholder,” which expression shall include its successors in title and permitted assigns); and

(3)                                 O2 DIESEL ASIA LIMITED, a company registered under the laws of Ireland with company number 444569 and having its registered office at 3 Burlington Road, Dublin 4 (the “Company,” which expression shall include its successors in title).

WHEREAS:

(A)                              The Company is a limited company which was incorporated in Ireland on 13 August, 2007 under the Companies Acts, 1963 to 2006 and at the date hereof has an authorised share capital of €100,000,000 divided into 100,000,000 Ordinary Shares of €1.00 each (“Ordinary Shares”) of which 100 of the Ordinary Shares have been issued and are fully paid.

(B)                                The Existing Shareholder and O2Diesel Corporation, a company trading on the American Stock Exchange and having its principal place of business at 100 Commerce Drive, Suite 301, Newark, Delaware DE 19713, U.S.A. (the “Departing Shareholder,” which expression shall include its successors in title and permitted assigns) are the legal and beneficial owners of the entire issued share capital of the Company.

(C)                                The Existing Shareholder and the Departing Shareholder have together agreed to transfer 50% of the issued share capital in the Company to the New Shareholder at a total price of USD750,000 (the “Transfer”).

(D)                               The First Schedule contains particulars of the Company as at the date hereof.

(E)                                 The Memorandum and Articles of Association of the Company as at the date hereof are in the form annexed hereto as Annexure A.

(F)                                 The parties hereto have agreed to enter into this Agreement for the purposes of regulating the relationship between the New Shareholder and the Existing Shareholder as the holders of the entire issued and allotted share capital in the Company.

(G)                                The Company has joined in this Agreement for the purposes hereafter appearing.

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NOW THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions, agreements and payments hereafter set forth and provided for IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:-

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions.  In this Agreement and in the Schedules the following words and expressions shall have the following meanings:-

“Affiliate” means, in the case of a body corporate, each of its subsidiaries and holding companies (as such expressions are defined in Section 155 of the Companies Act, 1963) and any subsidiary of any such company, including any companies which become subsidiaries or holding companies after the date hereof;

“Accountants”means Cremin McCarthy O’Connor, of 28 Harcourt Street, Dublin 2;

“Auditors” means any firm of independent international auditors;

“Board” means the Board of Directors of the Company;

“Business” means the entering into of the O2Diesel Europe Licence and the O2Diesel Asia Licence as well as the distribution of royalties received in accordance with this Agreement.

“Business Day” means a full working day in Dublin, Ireland and Singapore, being a day when a day when banks in these cities are open for business and not including Saturday, Sunday or a Bank or Public Holiday;

“Closing” means the consummation of the transaction as contemplated by this Agreement including but not limited to the payment and receipt of all monies from the New Shareholder, the agreement by the parties to the terms of the License Deeds and the execution and delivery of all documents by the parties.

“Control” and “Change of Control” means any event whereby any of the following occurs:-

(a)                                  any person who is not a party to this Agreement or an “Affiliate” of a Shareholder as of the date of this Agreement becomes the beneficial owner, directly or indirectly of 25% or more of the combined voting power of the then shares of such Shareholder except pursuant to a public offering of securities of that Shareholder;

(b)                                 the sale of a Shareholder substantially as an entity (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an Affiliate of that Shareholder as of the date of this Agreement; or

(c)                                  there occurs a merger, consolidation or other reorganization of a Shareholder with a person who is not an Affiliate of that Shareholder as of the date of this Agreement, and in which shareholders of that Shareholder immediately preceding the merger hold less than

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50% of the combined voting power for the election of directors of that Shareholder immediately following the merger.

“Competitor” means a person, firm or company engaged in any present business of the Company:-

(a)                                  in the Territory; or

(b)                                 outside the Territory into the Territory;

“Companies Acts” means the Companies Acts, 1963 to 2006 together with all orders and regulations made thereunder or made under the European Communities Acts, 1972 to 2006 and intended to be construed as one with the Companies Acts, 1963 to 2006;

“Completion Date” means the date of execution of this Agreement;

“Confidential Information” means all information, forms, specifications, processes statements, formulae, trade secrets, drawings and data (and copies and extracts made of or from that information and data) concerning:-

(a)                                  the operations and dealings of the Company, the Business, a Shareholder or a Related Company of the Company or a Related Company of a Shareholder;

(b)                                 the organisation, finance, customers, markets, suppliers, intellectual property and know-how of the Company, a Shareholder or a Related Company of the Company or a Related Company of a Shareholder; or

(c)                                  the operations and transactions of a Shareholder concerning the Business and the Shareholder’s shareholding in the Company;

“Deed of Adherence” means a Deed of Adherence in the form set out in the Second Schedule;

“Default Notice” means a notice in the form of the Third Schedule;

“Encumbrance” means and includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any claim, charge, security, mortgage, pledge, lien or assignment or any other encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

“EURO” and “€” means the lawful currency for the time being of, inter alia, Ireland;

“Fair Value” means, with respect to any Ordinary Shares at any time, the market value of those Ordinary Shares at that time as determined by the Auditors on the basis of the price a willing vendor would expect to receive in respect of the sale of those Ordinary Shares, there being taken into account any rights attaching thereto and not taking into account that the Ordinary Shares may constitute a minority interest.

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In the event that (i) any person being party hereto or claiming through such party (being the intending or deemed vendor or the Company) disagrees with such market value of the Shares as determined by the Auditors of the Company or (ii) the Auditors are unprepared to determine such market value, within fourteen (14) days of such determination such person shall have the right to refer the matter to another firm of Auditors agreed between the parties or in default of agreement on the choice of such firm within a period of five (5) days to such firm of Auditors as shall be chosen by the President for the time being of the Institute of Auditors in Ireland who shall be requested to make such appointment within a period of fourteen (14) days of such party referring this matter to him.

The said firm of Auditors so agreed or so determined shall be requested to give their determination of such market value of the shares in the Company within a period of twenty-eight (28) days of their appointment.  In making their determination the firm of Auditors chosen or appointed to determine the value of the Shares shall act as experts and the provisions of the Arbitration Acts 1954 to 1998 shall not apply and their decision shall be binding on the Company and the parties hereto.

The date by reference to which the Fair Value is to be determined is the date of the Transfer Notice, deemed Transfer Notice (as hereafter defined) or Board resolution (as the case may be);

“Financial Year” means the calendar year;

“Holding Company” means a holding company of the Company as defined in Section 155 of the Companies Act, 1963;

“Industry Participant” a customer, supplier or other person involved directly or indirectly in the Business or a person whose personal interests actually or potentially conflict with those of the Company;

“Intellectual Property” means the Intellectual Property as defined in the O2Diesel Asia License, and the O2Diesel Europe License;

“Net Profit” means the Revenue less all necessary, reasonable and prudent provisions and reserves in respect of the costs, taxation and expenses of the Company for the current financial year;

“O2 Diesel Europe Licence” means the Licence Deed dated the date hereof pursuant to which the Intellectual Property is licensed by the Existing Shareholder to the Company;

“O2 Diesel Asia Licence” means the Licence Deed dated the date hereof pursuant to which the Intellectual Property is licensed by the Company to the Departing Shareholder;

“Related Company” has the meaning given to that term in Section 140(5) of the Companies Act, 1990;

“Revenue” means all sums annually received by the Company by way of royalty payments in accordance with and pursuant to the terms of the O2Diesel Asia Licence;

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“Shareholders” means the Existing Shareholder and the New Shareholder and any (if any) other holder of Ordinary Shares in the capital of the Company;

“Shares” means the shares of the Company;

“Territory” means all geographic areas detailed or envisaged in either or both of the O2 Diesel Europe Licence and the O2Diesel Asia Licence; and

“Transfer Notice” means the Notice in the form set out in the Fourth Schedule.

1.2                               Interpretation

(a)                                   References to statutory provisions shall be construed as references to those provisions as respectively amended, extended, re-enacted or consolidated (whether before or after the date hereof) from time to time and shall include any provisions of which they are reenactments (whether with or without modification) and shall also include any orders, regulations, instruments or other subordinate legislation made from time to time under those provisions.

(b)                                  Reference to the singular includes reference to the plural and vice versa and reference to the masculine gender includes reference to the feminine and neuter genders and vice versa.

(c)                                   Unless the context otherwise requires, any reference to any clause, sub-clause, paragraph or schedule shall be a reference to the clause, sub-clause, paragraph or schedule of this Agreement in which the reference occurs unless it is indicated that reference to some other provision is intended.

(d)                                  The headings contained in this Agreement and in the Schedules hereto are inserted for convenience of reference only and shall not in any way form part of nor affect nor be taken into account in the construction or interpretation of any provisions of this Agreement or the said Schedules.

(e)                                   The provisions of the Schedules to this Agreement shall form an integral part of this Agreement and shall have as full effect as if they were incorporated in the body of this Agreement and the expressions “this Agreement” and “the Agreement” shall be deemed to include the Schedules to this Agreement.

(f)                                     All references to Schedules and Annexures shall be deemed to be references to Schedules and Annexures to this Agreement.

(g)                                  Words such as “hereunder,” “hereto,” hereof’ and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section, clause or sub-clause thereof.

(h)                                  All reference in this Agreement to costs, charges or expenses include any value added tax or similar tax charged or chargeable in respect thereof.

5

(i)                                      Words and phrases the definition of which is contained or referred to in the Companies Acts shall be construed as having the meanings thereby attributed to them.

2.                                      OBJECTS/OBLIGATIONS OF THE COMPANY

2.1                                 The Company shall and the Shareholders shall procure that:-

(a)                                   the Company shall carry on the Business in an effective and business-like manner on sound commercial profit-making principles and shall enter all transactions on an arm’s length basis so as to generate the maximum achievable maintainable profits available for distribution;

(b)                                  the Business of the Company shall be controlled by the Board and the Company shall not enter into any contract, arrangement or transaction whereby any of its business would be controlled otherwise than by the Board;

(c)                                   all of the Company’s property and assets of an insurable nature shall be insured to the replacement cost thereof at all times with a well established and reputable insurance office against loss or damage and other normal risks in accordance with good commercial practice normally insured against by companies carrying on a similar business as the Business and the Company shall keep and maintain adequate insurance cover against accidents, third party public liability (including products liability) and other risks normally insured against by other enterprises carrying on a similar business, and the Company shall produce the policies and all endorsements issued in relation thereto for all such insurances to each of the other parties hereto for inspection on demand and duly pay or cause to be paid the premiums and other sums of money payable in respect of all such insurance and if required produce to each of them on demand the receipt for the same;

(d)                                 an annual budget for the Company will be prepared by the Company, at least four weeks prior to the end of each Financial Year;

(e)                                  all rents, rates, taxes, duties and assessments payable by it shall be paid on or before the date any such payments are due; and

(f)            the Accountants shall maintain the books of account and records of the Company.

3.                                      COMPLETION

3.1                               The Existing Shareholder and Departing Shareholder shall produce the relevant consents in respect of the Transfers.

3.2                               Completion of this Agreement shall take place at the offices of Arnold and Porter LLP on the Completion Date.

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3.3                               At or before Completion:

(a)                                   The New Shareholder shall execute the stock transfer forms in respect of the Transfer and effect remittance of the agreed amount to the Client Trust Account of Arnold & Porter LLP;

(b)                                  The Company shall convene a meeting of the board at which:

(i)                                     subject to the production of the two duly stamped stock transfer forms in respect of the Transfer, the Transfer is approved by the directors;

(ii)                                  Subject as aforesaid, a new share certificate is issued to each of the New Shareholder and the Existing Shareholder and the original share certificate held by each of the Departing Shareholder and the Existing Shareholder is cancelled ; and

(iii)                               Dave Shipman resigns as a director and Ronen Hazarika is appointed to the Board.

3.4                               The parties shall agree and finalise the terms of the O2Diesel Europe License and the O2Diesel Asia License before Closing.

4.                                      COVENANTS

4.1                               Each of the Shareholders covenant that they shall not, subject to Clause 4.3, directly or indirectly during the period in which they hold Shares in the Company and for the 12 month period after any of them ceases to hold Shares in the Company:-

(a)                                  on their own account;

(b)                                 jointly with or on behalf of any other person, firm or company; or

(c)                                  as an employee, manager, director, shareholder, member, partner, joint venture participant, consultant, or in any other capacity:-

(i)                                     be concerned or interested or employed, manage or operate or participate in the management or operation or marketing of any business anywhere in the Territory which provides goods or services in competition with or which is otherwise substantially similar to the Business;

(ii)                                  canvass or solicit or endeavour to entice away from the Business any present director or employee of the Company provided that none of the Shareholders shall be treated as being in breach of this covenant in the case of employment of or offer of employment to such an employee as a result of public advertisement or where notice of termination has been given by the Company under the relevant person’s contract of employment, or where the relevant person has ceased to be employed by the Company (other than as a result of such person’s resignation within six months prior to such employment or offer of employment);

7

(iii)                               canvass or solicit or endeavour to entice away or interfere with the custom of any person, firm or company who or which is currently (or who or which has, during the twelve months immediately preceding the date of Completion, been) a customer or client of the Company provided, for the avoidance of doubt, that the following shall not be treated as being in breach of this covenant:-

(A)                          where, so long as it is not solicited to do so, the relevant person, firm or company shall approach a Shareholder or shall have ceased to be such a customer (otherwise than by reason of canvassing or solicitation by any Shareholder); or

(B)                            where the canvassing or solicitation is undertaken by method of general advertising or mail-shots to particular segments (whether defined geographically or otherwise) of the potential market;

(iv)                              canvass or solicit or endeavour to entice away from the Company any supplier to the Company who has supplied goods or services to the Company at any time during the twelve months immediately preceding the date of Completion where such solicitation or enticement materially reduces the suppliers supply of those goods or services to the Company or to procure any other person so to do; or

(v)                                 in the case of the New Shareholder only carry on any business directly or indirectly under the names or under any name which includes the name (or part of the name) “O2Diesel” (or any name likely to be confused therewith).

4.2                               Reasonableness of Restraints.  The Shareholders believe that each of the restraint obligations imposed by Clause 4.1 are reasonable in their extent (as to all of duration, geographical area and restrained conduct) having regard to the interests of the Company and extend no further than is reasonably necessary but if any such restriction or any part thereof shall be found to be void but would be valid if some part thereof were deleted or the period of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

4.3                               Further Exceptions.  The provisions of Clause 4.1 do not prevent, generally, any of the Shareholders from holding directly or indirectly less than 3% of the issued capital of any company where that company may be engaged in a business competitive with the Company.

4.4                                 The New Shareholder shall promptly refer all enquiries relating to the Business of the Company to the Company.

5.                                      COVENANTS CONCERNING THE COMPANY

5.1                               Board of Directors of the Company

(a)                                  The Board of Directors of the Company shall have responsibility for the day-to-day supervision and management of the Company and its business and all decisions of the Board shall be by way of unanimous vote.

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(b)                                 The Board shall, following Completion, consist of two members, made up of one director appointed by each of the Existing Shareholder and the New Shareholder.

(c)                                  The maximum number of directors holding office shall be two unless the Board resolves otherwise.

(d)                                 No director of the Company shall be entitled to be paid any fees in respect of his position as a director.

(e)                                  The position of Chairman of the Board shall be held by one of the two directors.  The position of Chairman shall be held in alternate meetings by an Existing Shareholder director or by the New Shareholder director.  The Chairman shall not have a casting vote in the event of an equality of votes.

(f)                                    Each director of the Company shall be entitled to appoint an alternate director to attend any meetings of the Board and to carry out any of the functions of the director for whom he is an alternate and the appointment of any such alternate director shall be made in accordance with the Articles of Association of the Company (namely, that any such alternate director must be approved by the Board).

(g)                                 At least two meetings of the Board of directors shall be held in each calendar year and not more than six months shall elapse between one meeting and the next, such meetings to be held in accordance with an agenda which shall include all relevant items as any of the directors may request and which shall be circulated, together with the notice of the meeting, by the secretary of the Company.

(h)                                 The quorum of directors required for the transaction of business of the directors at meetings of the Board shall be two directors provided always that at least one nominee of each of the New and the Existing Shareholder is counted in that number provided however that if after the expiration of one hour after the time fixed for the Board meeting the requisite quorum is not present the meeting shall stand adjourned to the same time and place on a day at least seven days after the first meeting was to be held and if at such adjourned meeting the requisite quorum of directors is not present within thirty minutes of the time fixed for the meeting the meeting shall proceed with such director or directors as are then present who shall (provided they number at least two) be deemed to constitute a quorum.

(i)                                     All decisions of the Board shall require unanimous approval.

(j)                                     None of the provisions of this Clause 5.1 above that would constitute an unlawful fetter on the Company’s statutory powers shall be enforceable against the Company.

5.2                               Shareholders’ Meetings

(a)                                   Voting.  Subject to the provisions of the Companies Acts, all decisions of the Shareholders in a general meeting shall be made by unanimous vote.

9

(b)           Quorum.  The quorum for general meetings of the Company shall be two shareholders present in person or by proxy.  If within half-an-hour from the time appointed for the meeting a quorum is not present, the meeting will stand adjourned to the same day in the next week, at the same time and place, or to such other day and such other time and place as the Board may determine, and if at the adjourned meeting a quorum is not present within half-an-hour from the time appointed for the meeting the members present in person (so long as there is at least one) and by proxy shall be a quorum.

(c)           Companies Acts and Articles of Association.  Save as provided in this Clause 5.2, the Companies Acts and the Articles of Association shall govern the matters relating to general meetings of the Company.

5.3          Disposal or Charging of Shares.  None of the Shareholders shall, except with the prior written consent of all the other Shareholders, create or permit to subsist any Encumbrance over or dispose of any interest in all or any of the Ordinary Shares held by it otherwise (in the case of a disposal) than by transfer of such Ordinary Shares in accordance with the provisions of Section 7 below.

5.4          Deadlock.  Where a matter relating to the affairs of the Company has been considered either in a Board meeting or in a general meeting of the Company and no resolution has been carried at such meeting in relation to the matter by reason of an equality of votes for and against any proposal for dealing with it, then the parties hereto agree to invoke the procedures set out in Clause 17 hereto.

6.             ISSUE OF SHARES

6.1          New issues of Ordinary Shares.  On it being decided to make an allotment of Shares (by majority decision of the Board), all unissued Shares (whether in the original or any increase in capital) shall first be offered to the Shareholders in the proportion to the nominal value of the existing Shares held by them.

6.2          Allotment in default of taking up of entitlement.  In the event that any Shareholder fails to take the whole or any part of its entitlement within the period specified in the allotment letter, the Shares not so taken up shall be offered to the other Shareholder(s) who took up the entire of their entitlements pro rata to their existing shareholdings and in the event of such other Shareholder(s) not taking up the whole or any part of their further entitlements within 14 days of such further offer being made then the Board shall be entitled to offer any remaining shares to a third party at the same price as they were offered to the Shareholders.

6.3          Adherence by any subsequent shareholder.  Before any shares are issued to a person who is not already party to this Agreement, such person shall be required to execute and deliver to the Company a Deed of Adherence in the form set out in the Second Schedule whereby that person agrees to be bound by this Agreement as if he had been party to it.

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7.             TRANSFER OF SHARES

7.1          Transfers generally.  Without prejudice to the provisions of Clause 10, neither Shareholder shall be entitled to voluntarily transfer its Shares for a period of 2 years from the date hereof.

7.2           Subject to the remaining clauses of this Section 7, if and whenever a Shareholder wishes to sell his Shares, the following provisions apply:-

(a)           Transfer Notice.  If any Shareholder of the Company desires to transfer any Shares (referred to in this Clause as the “Vendor”) he shall give to the Company notice in writing (the “Transfer Notice”) specifying; (a) the number of Ordinary Shares he wishes to sell (the “Specified Shares”); (b) a specified price for the Specified Shares (the “Specified Price”); and (c) the identity of the bona fide unrelated third party who has made an offer to purchase the Specified Shares at the Specified Price conditional only upon any pre-emption rights of the other Shareholder being waived or exhausted and any regulatory approval that may be required by law for completion of the purchase having been obtained.

(b)           Company to be Vendor’s Agent.  The Vendor shall at the same time deposit with the Company the share certificate(s) in respect of the Specified Shares.  Any such Transfer Notice shall constitute the Company as agent of the Vendor for the sale of the Specified Shares to the other at that Specified Price.  A Transfer Notice may contain a provision that unless all the Shares comprised therein are sold by the Company pursuant to this Clause, none shall be so sold and any such provision shall be binding on the Company.

(c)           Board discretion on receipt of Transfer Notice.  Forthwith upon the receipt by the Company of the Transfer Notice the directors shall forthwith by notice in writing inform the other shareholder of the number of Specified Shares and of the Specified Price and invite such shareholder to apply in writing to the Company to purchase within 30 days of the date of despatch of the notice (which date shall be specified therein) the Specified Shares at the Specified Price.  Any such application shall be irrevocable.

(d)           Sale and purchase formalities.  In the event the other Shareholder applies to purchase the Specified Shares pursuant to Clause 7.2(c) above, the Vendor shall be bound to transfer the shares comprised in a Transfer Notice to the other Shareholder at the time and place specified by the Board and if he shall fail to do so the Chairman of the Board or some other person appointed by the directors for the purpose shall be deemed to have been appointed attorney of the Vendor with full power to execute, complete and deliver, in the name and on behalf of the Vendor transfers of such Specified Shares as aforesaid to the other Shareholder against payment to the Vendor in respect of the Specified Shares.

(e)           Power to sell where pre-emption right declined.  If the directors do not dispose of the shares comprised in any Transfer Notice in accordance with the foregoing provisions of this Clause , they shall notify the Vendor forthwith and during the period of 120 days next following the despatch of such notice the Vendor shall be at liberty to transfer the

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Specified Shares to the party identified in the Transfer Notice at any price not being less than the Specified Price.

7.3          No concealment of true ownership

(a)           No share or any interest in any Share shall be held by any Shareholder as a bare nominee for or sold or disposed of to any person.

(b)           If Clause 7.2(a) is infringed the holder of such Share shall, if the Board so resolves be deemed to have served a Transfer Notice in respect thereof, with a Specified Price per Share equivalent to the original price paid for each such Share.

7.4          Adherence by a Transferee.  A Shareholder may not conclude an agreement to transfer any Shares to a transferee who is not already party to this Agreement unless the proposed transferee has executed under seal in favour of and delivered to the Company a Deed of Adherence in the form set out in the Second Schedule whereby the transferee agrees to be bound by this Agreement as if he had been party to it.

7.5          Effect of transfer in breach.  Any transfer or purported transfer made otherwise than in accordance with the provisions of this Agreement or the Articles, shall be void and of no effect whatsoever and the Company and each of the Shareholders shall procure that the Board shall not register the same.

7.6          Group Transfers.  Subject to Clause 7.3 and without prejudice to Clause 7.2(a), subject to the prior consent of the remaining shareholders, such consent not to be unreasonably withheld, a shareholder shall have the right to transfer any Shares (including any shares of any class) held by it in the Company to any Affiliate but in the event that such a transferee ceases to be an Affiliate of the transferor, the transferee must immediately transfer such Shares (or shares of any class) to the transferor or to an Affiliate of the Transferor, failing which the transferee shall be deemed to have served a Transfer Notice in respect of such Shares (or shares).

7.7          Waiver of Pre-emption Rights.  Each of the parties hereto hereby waives any preemption rights to which he may be entitled (whether under the Articles of Association or otherwise) in respect of the transfer of any shares in the Company pursuant to Clause 7.6.

8.             DIVIDEND POLICY

8.1          The Company shall, subject to compliance with the Companies Acts, annually (unless the Board agrees otherwise), return by way of dividend to the Shareholders or their nominees, 100% (one hundred per cent) of the Net Profit of the Company in the proportions set out in the Third Schedule (“Dividend”).

8.2          The parties hereto agree that, in addition to the Dividend detailed in Clause 8.1, any other income after taxes of the Company shall, subject to compliance with the Companies Acts, be returned by way of further dividend to the Shareholders as the Board may decide.

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9.             WARRANTIES

9.1         Each party hereby represents, warrants to and undertakes in favour of the other parties that:-

(a)           it has the requisite power and authority to enter into and perform this Agreement and any (if any) other documents which are to be executed by the relevant party at Completion (in each case, the “Party’s Completion Documents”);

(b)           this Agreement constitutes and the Party’s Completion Documents will, when executed by the relevant party (or its lawfully appointed attorney), constitute binding obligations of the relevant party in accordance with their respective terms; and

(c)           the execution and delivery of, and the performance by each party of its obligations under this Agreement and the Party’s Completion Documents will not:-

(i)            result in a breach of any provision of the Memorandum or Articles of Association (or equivalent constitutional documents of that party);

(ii)           result in a breach of, or constitute a default under, any instrument to which that party is a party or by which that party is bound;

(iii)          result in a breach of any order, judgment or decree of any court or governmental agency to which that party is a party or by which that party is bound; or

(iv)          require that party to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof, both on an unconditional basis and on a basis which cannot be revoked.

10.          DURATION AND TERMINATION

10.1        This Agreement shall come into force on Completion and, subject to the following provisions of this Clause, shall continue in full force and effect as regards each party hereto:-

(a)          until the passing of a resolution to wind up the Company or upon an order being made that the Company be wound up;

(b)         until an encumbrance takes possession or a Receiver is appointed over any of the property or assets of the Company or an Examiner is appointed to the Company;

(c)          until the Company ceases to carry on the Business; or

(d)         until such time as a party to this Agreement ceases to hold Shares in the capital of the Company at which time the Agreement will be deemed to be terminated against the party disposing of all its shares but thereafter shall continue as regards each remaining party hereto unless terminated by agreement in writing by all such remaining parties.

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10.2        The following constitute or shall be deemed to constitute an Event of Default by any of the Shareholders:-

(a)          an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that Shareholder (or, if applicable, its Holding Company);

(b)         a Shareholder makes any voluntary arrangement with its creditors (in a situation that includes insolvency of that Shareholder);

(c)          a Shareholder enters into liquidation (except for the purposes of an amalgamation, reconstruction or other re-organisation while still solvent and in such a manner that the company resulting from the re-organisation effectively agrees to be bound by or to assume the obligations imposed on that party under this Agreement and such reconstruction does not cause any loss to the Company);

(d)         a Shareholder becomes bankrupt or there is any Change of Control in a Shareholder; or

(e)          the provisions of clauses 10.2(b) to 10.2(d) shall apply equally to the Departing Shareholder as well as Energenics Pte Limited, and such shareholder shall be referred to as a “Defaulting Shareholder”.

10.3        For the purpose of Clause 10.2(a), a breach shall be considered capable of remedy if the Defaulting Shareholder can comply with the provision in question in all respects other than as to the original time of performance of that provision.

10.4        In the event that the Defaulting Shareholder fails to remedy such Event of Default (if capable of remedy) to the reasonable satisfaction of the other non-defaulting shareholder within 30 days of being given notice to do so, the non-defaulting shareholder shall be deemed to have been appointed the attorney of the Defaulting Shareholder with full power at its option to execute, complete and deliver in the name of and on behalf of the Defaulting Shareholder the transfer, for Fair Value, of the entire shareholding of the Defaulting Shareholder to the non-defaulting Shareholder or its nominee).  Any such transfer shall be free from Encumbrances.

10.5        The Defaulting Shareholder agrees that he will, on the transfer of its shares in the Company pursuant to the terms hereof, confirm in writing that those shares are being transferred free from any charge, Encumbrance or lien of any kind whatsoever and with all rights attaching thereto.

11.          CONFIDENTIALITY

11.1        No publicity.  Subject to Clause 11.2, no Shareholder may make a public announcement relating to this Agreement without first getting the written consent of the other Shareholders.  Shareholders are not to withhold their consent unreasonably.

11.2        Publicity required by law or court.  A Shareholder or its Affiliate may make a public announcement relating to this Agreement if such disclosure is required by law, an order of a court of competent jurisdiction or by stock exchange rules.

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11.3        Use of Confidential Information.  Each Shareholder (for this Clause, “Recipient”) agrees in relation to Confidential Information of another Shareholder or of the Company (for this Clause, “Owner”):-

(a)           to use the Confidential Information only for the purposes of the Business; and

(b)           to keep that Confidential Information confidential and not disclose it or allow it to be disclosed to any third party except:

(i)            with the consent of the Owner;

(ii)           with the consent of the Company and the Shareholders with respect to Confidential Information of the Company; or

(iii)          to officers, employees and consultants or advisers of the Recipient and the Recipient’s Related Companies who have a need to know (and only to the extent that each has a need to know) and are aware that the Confidential Information must be kept confidential, and the Shareholders must take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

11.4        Exclusions.  The obligations of confidentiality under this Agreement do not extend to information that (whether before or after this Agreement is executed):-

(a)           is disclosed to a Recipient under or in relation to this Agreement but at the time of disclosure is rightfully known to or in the possession or control of the Recipient and not subject to an obligation of confidentiality on the Recipient;

(b)           is public knowledge (otherwise than as a result of a breach of this Agreement); or

(c)           is required by law to be disclosed and the Recipient required to make the disclosure has taken all reasonable steps to oppose or prevent the disclosure and to limit, as far as reasonably possible, the extent of the disclosure.

11.5        Continuing obligations.  On ceasing to be a Shareholder or on the termination of this Agreement each Shareholder must:-

(a)           continue to keep confidential all Confidential Information of each other Shareholder and the Company; and

(b)           at each Owner’s option, return to that Owner or destroy and certify the destruction of that Owner’s Confidential Information.

11.6        Survives termination.  The rights and obligations of the Shareholders set out in this Agreement with respect to Confidential Information will survive termination of this Agreement and are unlimited in time.

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12.          RELATIONSHIP BETWEEN THE SHAREHOLDERS

12.1        No agency or partnership.  Nothing in this Agreement is to be treated as creating:-

(a)           a partnership between the Shareholders (or any of them) and the Company; or

(b)           a relationship of principal and agent between the Shareholders or between the Shareholders (or any of them) and the Company.

13.          RELATIONSHIP BETWEEN THE SHAREHOLDERS AND THE COMPANY

13.1        Each party agrees to:-

(a)           exercise all its rights, powers and remedies in relation to the Company in a way that gives effect to the terms of this Agreement;

(b)           cause all votes that may be cast either by it or by any other person under its control or influence at general meetings of the Company to be cast in a way that gives effect to the terms of this Agreement; and

(c)           (Insofar as each party can) procure that the directors of the Company shall cast all votes that may be cast at meetings of the Board in a way that gives effect to the terms of this Agreement.

14.          RELATIONSHIP BETWEEN THIS AGREEMENT AND THE ARTICLES OF ASSOCIATION

14.1        Agreement and Articles of Association to be read together.  The Shareholders agree that the instruments that govern the relationship amongst themselves and between themselves and the Company are this Agreement and the Articles of Association and it is intended that this Agreement and the Articles of Association be read together.

14.2        Agreement prevails.  As between the Shareholders, if there is any inconsistency (whether expressly referred to or to be implied from this Agreement or otherwise) between the provisions of this Agreement and those of the Articles of Association, the Articles of Association shall be read subject to this Agreement and the provisions of this Agreement shall prevail to the extent of the inconsistency.

14.3        Shareholders’ undertaking.  Each Shareholder undertakes with each other Shareholder to:

(a)           exercise all rights, powers and remedies under the Articles of Association so as to give full force and effect to the terms of this Agreement; and

(b)           observe and comply fully and properly with the Articles of Association to the intent and effect that the Articles of Association will be enforceable by the Shareholders amongst themselves and in whatever capacity.

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15.          RE-ORGANISATION

Each of the Shareholders agree that if it is subsequently decided by those of the Shareholders holding more than 50% of the voting issued Ordinary Shares of the Company to establish a Holding Company for the Company then, in such circumstances, each of the Shareholders shall transfer to any such Holding Company his/its entire holding of shares in the Company in exchange, on a pro-rata basis, for shares in the said Holding Company and each of the Shareholders confirm, acknowledge, accept and agree that the provisions of this Agreement shall apply to, and govern, their relationship as shareholders in the Holding Company.

16.          NOTICES

16.1        Notices or other communications given pursuant to this Agreement by any party to this Agreement to any other party to this Agreement shall be in writing and shall be sufficiently given:-

(a)           if delivered by hand or sent by post to the address set forth herein of the party to which the notice or communication is being given or to such other address as such party shall communicate to the party giving the notice or communication; or

(b)             if sent by facsimile or other electronic means of visible reproduction to the correct facsimile or electronic mail number of the party to which it is being sent.

16.2        Any notice, or communication, given or sent by post hereunder, shall be sent by registered post.

16.3        Any party serving a notice or making a communication by facsimile or other means of visible electronic reproduction shall promptly confirm such notice or communication by telephoning the party to whom it is addressed but the absence of such confirmation shall not affect the validity of any such notice or communication.

16.4        Every notice or communication given in accordance with this Section shall be deemed to have been received as follows:-

Means of Dispatch	Deemed Received

Delivery by hand or courier	The day of delivery;

Facsimile or other means of delivery	At the visible electronic reproduction provided that no delivery error message was subsequently received by the Party making the notice,

provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to have been given or made outside working hours (being 9.00 a.m. to 5.00 p.m. on a Business Day) such notice or other

17

communication shall be deemed to be given or made at the start of working hours on the next Business Day.

16.5                        The relevant addressee, address and facsimile number of each Party for the purposes of this Agreement, subject to notification of change under this Clause are:-

NAME OF PARTY	ADDRESS/FAX NUMBER

(a) O2Diesel Europe	Attn: Mr. Alan Rae c/o O2Diesel Corp. 100 Commerce Drive Suite 301, Newark, DE 19713 Fax: +1 (3O2) 266-7076

(b) O2Diesel Asia Limited	Attn: Mr. Alan Rae O2 Diesel Corp. 100 Commerce Drive Suite 301, Newark, DE 19713 Fax: +1 (3O2) 266-7076

And

Attn: Ronen Hazarika c/o Energenics Holdings Pte Limited 7 Temasek Boulevard #04-01A Suntec Tower One Singapore 038987 Fax: +65 6415 1656

(c) Energenics Holdings Pte Limited	Attn: Ronen Hazarika 7 Temasek Boulevard #04-01A Suntec Tower One Singapore 038987 Fax: +65 6415 1656

16.6                        A Party shall notify the other of a change in its name, relevant address, address, telephone number or facsimile number for the purposes of this Clause 16.5.  Such notification shall only be effective on:

(a)                                  the date specified in the notification as the date on which the change is to take place; or

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(b)                                 if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

17.                               DISPUTES

17.1                        In the event of any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, the parties shall first seek settlement of that dispute by mediation in accordance with the London Court of International Arbitration (LCIA) Mediation Procedure, which procedure is deemed to be incorporated by reference into this clause.

17.2                        If the dispute is not settled by mediation within 30 days of the commencement of the mediation, or such further period as the parties shall agree in writing, the dispute shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.

17.3                        The language to be used in the mediation and in the arbitration shall be English.

17.4                        The governing law of the contract shall be the substantive law of Ireland.

17.5                        In any arbitration commenced pursuant to this clause,

(a)                                  the number of arbitrators shall be 3; and

(b)                                 the seat, or legal place, of arbitration shall be London.

18.                               GENERAL

18.1                        Assignment.  Subject to the provisions of Clause 7.6, this Agreement shall not be assignable by any party hereto without the prior consent in writing of the other parties and in accordance with the terms of this Agreement.

18.2                        Entire Agreement.  This Agreement and the Schedules (each of which shall be deemed to form part hereof) set out the whole understanding of the parties hereto in respect of the transaction dealt with herein and supersede any prior agreement and may be amended only by a written instrument executed by all the parties hereto.

18.3                        Completeness of Documentation.  The parties hereby covenant with each other that they will perform such acts and execute such deeds and documents and do all such things as may be required to give effect to the provisions of this Agreement provided that where any cost or expense is reasonably incurred in the completion of such deeds and documents the costs or expenses shall be borne by the party requesting the execution of same.

18.4                        Successors and Assigns.  This Agreement shall enure for the benefit of and be binding on the respective successors in title and permitted assigns of each of the parties.

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18.5                        Waiver.  The rights of each party shall not be prejudiced or restricted by any forbearance or indulgence extended to any other party and no waiver by any party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

18.6                        Severability.  If any of the provisions of this Agreement are found by a court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from the Agreement and the remaining provisions of this Agreement shall continue in full force and effect.  Notwithstanding the foregoing the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision found to be void or unenforceable.

18.7                        Manner of Execution.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile transmission) each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument provided always that this Agreement shall not be effective until each party has executed and dated at least one counterpart.

18.8                        Business Days.  If any action or duty to be taken or performed under any of the provisions hereof would, apart from the provisions of this Clause, fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such date.

18.9                        Costs.  Each party to this Agreement shall pay its own costs, charges and expenses incurred in the preparation, negotiation, execution, completion and implementation of this Agreement (and the documents referred to herein), save that the cost of incorporation of the Company and any stamp duty payable by the New Shareholder in respect of the Transfer shall be borne equally by the Shareholders.

19.                               INDEPENDENT LEGAL ADVICE

Each of the Shareholders acknowledges that they have the right to take independent legal advice and that they understand the effect and implications of this Agreement and every part thereof.  Each of the Shareholders further acknowledges that they have entered into this Agreement without any coercion of any description.

20.                               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first herein written.

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ANNEXURE A

MEMORANDUM AND ARTICLES OF ASSOCIATION

21

FIRST SCHEDULE

PARTICULARS IN RELATION TO THE COMPANY

Registered Number:	444569

Registered Office:	3 Burlington Road, Dublin 4, Ireland

Date of Incorporation:	13 August, 2007

Annual Return Date:	13 February, 2008

Directors:	Alan Rae Ronen Hazarika

Secretary:	David Shipman

Authorised Capital:	€ 100,000,000 divided into 100,000,000 Ordinary Shares of €1.00 each

Issued Capital:	100 Ordinary Shares of €1.00 each

Shareholders:	O2 Diesel Europe Limited Energenics Holdings Pte Limited

Charges, Mortgages:	Nil

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SECOND SCHEDULE

DEED OF ADHERENCE

By this Deed of Adherence I/We [•] of [•] having my address/our registered office at [•] intending to become a shareholder of O2Diesel Asia Limited (the “Company”) in respect of [number and class of shares] in the capital of the Company (the “Shares”) hereby agree[s] with the Company and each of its shareholders to comply with and to be bound by all of the provisions of a certain Share Subscription and Shareholders Agreement dated [•] between a list of persons referred to therein as therein as the “Existing Shareholder”, the “New Shareholders” and the Company (the “Agreement”) a copy of which has been delivered to me/us and which I/we have initialed and attached hereto for identification in all respects as if I/We was/were a party/parties to such agreement and named therein as a party/parties thereto of the same part/parts as the proposing transferor [name] of the Shares.

IN WITNESS whereof I/We have executed this Deed under Seal on the [•] day of [•]

SIGNED SEALED AND DELIVERED	)
by the said	)
in the presence of:-)

or

PRESENT when the Common Seal	)
of	)
was affixed hereto:-of	)

Director

Director/Secretary

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THIRD SCHEDULE

1                                All Dividends declared by the Company shall be divided between the New Shareholder and the Existing Shareholder in the proportions set out in the table below.

2                                For the avoidance of doubt, the division of dividends between the parties shall be determined by reference to the aggregate gross volume of the Licensed Product (as defined in the O2 Diesel Europe Licence) sold in the relevant year by the Departing Shareholder and paid for by Energenics Pte Ltd pursuant to the terms of a Supply & Distributorship Agreement dated 15 September 2006.

3                                For the purposes of determining the aggregate gross volume of Licensed Product sold in the relevant year, the parties agree that the figure stated as the gross volume in each of the relevant invoices issued by the Departing Shareholder with respect to which payment has been received shall be conclusive.

4                                In the event the New Shareholder achieves sales of the Licensed Product of the volumes set out in Column I below, it shall receive the corresponding percentage dividend as set out in Column II with the balance of the Dividend payable to the Existing Shareholder in the corresponding percentage as set out in Column III.

5                                Payment of the dividend by the Company shall only be made to the extent that payment of the invoice by Energenics Pte Ltd has been made to the Departing Shareholder.

I	II		III
Aggregate Annual Volume of Licensed Product sold by the Existing Shareholder (in litres)	Percentage Dividend payable by the Company to the New Shareholder on Aggregate Annual Volume		Percentage Dividend payable by the Company to the Existing Shareholder on Aggregate Annual Volume

For sales up to *	*	%	*	%

Between * and *	*	%	*	%

Between * and *	*	%	*	%

Between * and *	*	%	*	%

Between * and *	*	%	*	%

Any amount greater than *	*	%	*	%

6                                The volumes above are defined as applying to a Treat-rate of * parts per million.  If the Treat-rates are adjusted downwards, i.e., below * ppm, then the volume applicable will be adjusted downward on a pro rata basis.

7                                The “Treat-rate” for the purposes of this Schedule shall mean the volume of the Licensed Product required to stabilize one blended unit of ethanol diesel fuel.

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PRESENT when the Common Seal of	)	/s/ David Shipman
O2 DIESEL EUROPE LIMITED	)	Director
was affixed hereto:-)
	)	/s/ Alan Rae
Director/Secretary

SIGNED by [ ]
on behalf of ENERGENICS HOLDINGS
PTE LIMITED	/s/ Ronen Hazarika
being duly authorised

PRESENT when the Common Seal of	)	/s/ David Shipman
O2 DIESEL ASIA LIMITED	)	Director
was affixed hereto:-)
	)	/s/ Alan Rae
Director/Secretary

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Exhibit 10.29

INVESTMENT WARRANT

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

October 17, 2007

O2DIESEL CORPORATION

Warrant for the Purchase of Common Stock (Void after October 17, 2012)

No. W-

FOR VALUE RECEIVED, this Warrant is hereby issued by O2DIESEL CORPORATION, a Delaware corporation with file number 3857061 and publicly traded on the American Stock Exchange and having its Principal Executive Offices at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 (the “Company”), to Energenics Holdings Pte Ltd, a company incorporated in Singapore with registration number 200612991G and having its registered office at 7 Temasek Boulevard, Suntec City Tower 1 #04-01A, Singapore 038987 (the “Holder”).  Subject to the provisions of this Warrant, the Company hereby grants to Holder the right to purchase up to 1,275,510 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at US$0.375 per share (“Exercise Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.                                       Exercise of Warrant.  Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant on or after April 17, 2008, but no later than October 17, 2012. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form, attached hereto as Appendix A, duly executed by the Holder and accompanied by payment in cash or by certified check, payable to the order of the Company or by a wire transfer to the Company, of the aggregate Exercise Price for the total aggregate number of securities for which this Warrant is exercised.  The Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.”

Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price, if any, for the securities to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the

1

Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Warrant Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

2.                                       Reservation of Shares.  The Company will reserve for issuance and delivery upon exercise of this Warrant all shares of Warrant Stock.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3.                                       Assignment or Loss of Warrant.  Subject to the transfer restrictions herein (including Section 6), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form, attached hereto as Appendix B, duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

4.                                       Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.                                       Adjustments.

(a)                                  Adjustment for Recapitalization.  If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.

2

(b)                                 Adjustment for Reorganization, Consolidation, Merger, Etc.  If at any time after the date hereof the Company has a Change in Control, the Holder agrees that, either (a) Holder shall exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of the Change of Control. For purposes of this Warrant, a “Change in Control” shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that immediately before the Change of Control directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

(c)                                  Certificate as to Adjustments.  The adjustments provided in this Section 5 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder).  In each case of an adjustment in the number of shares of Common Stock  receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will mail a copy of each such certificate to each Holder.

(d)                                 Notices of Record Date, Etc.  In the event that:

(i)                                     the Company shall declare any dividend or other distribution to the holders of Common Stock, or authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(ii)                                  the Company has a Change in Control; or

(iii)                               the Company authorizes any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or

3

winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.  Such notice shall be mailed at least 20 days prior to the date therein specified.

(e)                                  No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

6.                                       Transfer to Comply with the Securities Act.  This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:  (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

7.                                       Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the Securities Exchange Commission (“Commission”) that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)                                  make and keep public information available, as required by Rule 144, at all times;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to the Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

8.                                       Legend.

(a)                                  Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant

4

Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

(b)                                 The legend requirements shall terminate when (i) the shares in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

(c)                                  Upon termination of the legend requirements as per Section 8(b) above, the Company shall instruct its transfer agent to issue a new share certificate at no cost to the Holder without a legend limiting the sale or transfer of the shares.

9.                                       Notices.  All notices required hereunder shall be in writing and shall be deemed given by facsimile transmission, delivered personally or within one day after mailing when mailed by an overnight courier service, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party as set forth in the Common Stock and Warrant Purchase Agreement, dated as of October 17, 2007, between the Company and Energenics Holdings Pte Ltd, or if to the Company, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713 or at such other address of which the Company or the Holder has been advised by notice hereunder.

10.                                 Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

5

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

O2Diesel Corporation

By:
Alan R. Rae
Chief Executive Officer

6

Appendix A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase                      shares of the Common Stock of O2DIESEL CORPORATION, a Delaware corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $                     in payment therefor, or (ii) exercise this Warrant for the purchase of                shares of Common Stock, pursuant to the provisions of Section 1 of the attached Warrant.  The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

Signature

Print Name:

Signature, if jointly held

Print Name:

Date:

7

Appendix B

ASSIGNMENT FORM

FOR VALUE RECEIVED                                                           (“Assignor”) hereby sells, assigns and transfers unto                                                                (“Assignee”) all of Assignor’s right, title and interest in, to and under Warrant No. W-         issued by                                                         , dated                             .

DATED:

ASSIGNOR:

Signature
Print Name:

Signature, if jointly held
Print Name:

ASSIGNEE:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.

Signature
Print Name:

Signature, if jointly held
Print Name:

8

Exhibit 10.30

JV WARRANT

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

[Date]

O2DIESEL CORPORATION

Warrant for the Purchase of Common Stock (Void after October 17, 2012)

No. W-

FOR VALUE RECEIVED, this Warrant is hereby issued by O2DIESEL CORPORATION, a Delaware corporation with file number 3857061 and publicly traded on the American Stock Exchange and having its Principal Executive Offices at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 (the “Company”), to Energenics Holdings Pte Ltd,  a company incorporated in Singapore with registration number 200612991G and having its registered office at 7 Temasek Boulevard, Suntec City Tower 1 #04-01A, Singapore 038987 (the “Holder”).  Subject to the provisions of this Warrant, the Company hereby grants to Holder the right to purchase up to 1,500,000 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at US$0.375 per share (“Exercise Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.                                       Exercise of Warrant.  Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant on or after the date hereof, but no later than October 17, 2012. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form, attached hereto as Appendix A, duly executed by the Holder and accompanied by payment in cash or by certified check, payable to the order of the Company or by a wire transfer to the Company, of the aggregate Exercise Price for the total aggregate number of securities for which this Warrant is exercised.  The Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.”

Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price, if any, for the securities to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the

1

Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Warrant Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

2.                                       Reservation of Shares.  The Company will reserve for issuance and delivery upon exercise of this Warrant all shares of Warrant Stock.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3.                                       Assignment or Loss of Warrant.  Subject to the transfer restrictions herein (including Section 6), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form, attached hereto as Appendix B, duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

4.                                       Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.                                       Adjustments.

(a)                                  Adjustment for Recapitalization.  If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.

(b)                                 Adjustment for Reorganization, Consolidation, Merger, Etc.  If at any time after the date hereof the Company has a Change in Control, the Holder agrees that, either

2

(a) Holder shall exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of the Change of Control. For purposes of this Warrant, a “Change in Control” shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that immediately before the Change of Control directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

(c)                                  Certificate as to Adjustments.  The adjustments provided in this Section 5 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder).  In each case of an adjustment in the number of shares of Common Stock  receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will mail a copy of each such certificate to each Holder.

(d)                                 Notices of Record Date, Etc.  In the event that:

(i)                                     the Company shall declare any dividend or other distribution to the holders of Common Stock, or authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(ii)                                  the Company has a Change in Control; or

(iii)                               the Company authorizes any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or

3

other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.  Such notice shall be mailed at least 20 days prior to the date therein specified.

(e)                                  No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

6.                                       Transfer to Comply with the Securities Act.  This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:  (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

7.                                       Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the Securities Exchange Commission (“Commission”) that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)                                  make and keep public information available, as required by Rule 144, at all times;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to the Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

8.                                       Legend.

(a)                                  Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

(b)                                 The legend requirements shall terminate when (i) the shares in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

(c)                                  Upon termination of the legend requirements as per Section 8(b) above, the Company shall instruct its transfer agent to issue a new share certificate at no cost to the Holder without a legend limiting the sale or transfer of the shares.

9.                                       Notices.  All notices required hereunder shall be in writing and shall be deemed given by facsimile transmission, delivered personally or within one day after mailing when mailed by an overnight courier service, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party as set forth in the Common Stock and Warrant Purchase Agreement, dated as of October 17, 2007, between the Company and Energenics Holdings Pte Ltd, or if to the Company, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713 or at such other address of which the Company or the Holder has been advised by notice hereunder.

10.                                 Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

5

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

O2Diesel Corporation

By:
David H. Shipman
Chief Financial Officer

6

Appendix A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase                      shares of the Common Stock of O2DIESEL CORPORATION, a Delaware corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $                     in payment therefor, or (ii) exercise this Warrant for the purchase of                shares of Common Stock, pursuant to the provisions of Section 1 of the attached Warrant.  The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

Signature

Print Name:

Signature, if jointly held

Print Name:

Date:

7

Appendix B

ASSIGNMENT FORM

FOR VALUE RECEIVED                                                           (“Assignor”) hereby sells, assigns and transfers unto                                                                (“Assignee”) all of Assignor’s right, title and interest in, to and under Warrant No. W-         issued by                                                         , dated                             .

DATED:

ASSIGNOR:

Signature
Print Name:

Signature, if jointly held
Print Name:

ASSIGNEE:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.

Signature
Print Name:

Signature, if jointly held
Print Name:

8

Exhibit 10.31

Form of Market Development Warrant

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

[Date]

O2DIESEL CORPORATION

Warrant for the Purchase of Common Stock (Void after October 17, 2012)

No. W-

FOR VALUE RECEIVED, this Warrant is hereby issued by O2DIESEL CORPORATION, a Delaware corporation with file number 3857061 and publicly traded on the American Stock Exchange and having its Principal Executive Offices at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 (the “Company”), to Energenics Holdings Pte Ltd,  a company incorporated in Singapore with registration number 200612991G and having its registered office at 7 Temasek Boulevard, Suntec City Tower 1 #04-01A, Singapore 038987 (the “Holder”).  Subject to the provisions of this Warrant, the Company hereby grants to Holder the right to purchase up to              shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at US$0.375 per share (“Exercise Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.                                       Exercise of Warrant.  Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant on or after date hereof and no later than October 17, 2012. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form, attached hereto as Appendix A, duly executed by the Holder and accompanied by payment in cash or by certified check, payable to the order of the Company or by a wire transfer to the Company, of the aggregate Exercise Price for the total aggregate number of securities for which this Warrant is exercised.  The Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.”

Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price, if any, for the securities to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the

1

Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Warrant Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

2.                                       Reservation of Shares.  The Company will reserve for issuance and delivery upon exercise of this Warrant all shares of Warrant Stock.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3.                                       Assignment or Loss of Warrant.  Subject to the transfer restrictions herein (including Section 6), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form, attached hereto as Appendix B, duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

4.                                       Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.                                       Adjustments.

(a)                                  Adjustment for Recapitalization.  If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.

(b)                                 Adjustment for Reorganization, Consolidation, Merger, Etc.  If at any time after the date hereof the Company has a Change in Control, the Holder agrees that, either

2

(a) Holder shall exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of the Change of Control. For purposes of this Warrant, a “Change in Control” shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that immediately before the Change of Control directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

(c)                                  Certificate as to Adjustments.  The adjustments provided in this Section 5 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder).  In each case of an adjustment in the number of shares of Common Stock  receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will mail a copy of each such certificate to each Holder.

(d)                                 Notices of Record Date, Etc.  In the event that:

(i)                                     the Company shall declare any dividend or other distribution to the holders of Common Stock, or authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(ii)                                  the Company has a Change in Control; or

(iii)                               the Company authorizes any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or

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other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.  Such notice shall be mailed at least 20 days prior to the date therein specified.

(e)                                  No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

6.                                       Transfer to Comply with the Securities Act.  This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:  (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

7.                                       Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the Securities Exchange Commission (“Commission”) that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)                                  make and keep public information available, as required by Rule 144, at all times;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to the Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

8.                                       Legend.

(a)                                  Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

(b)                                 The legend requirements shall terminate when (i) the shares in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

(c)                                  Upon termination of the legend requirements as per Section 8(b) above, the Company shall instruct its transfer agent to issue a new share certificate at no cost to the Holder without a legend limiting the sale or transfer of the shares.

9.                                       Notices.  All notices required hereunder shall be in writing and shall be deemed given by facsimile transmission, delivered personally or within one day after mailing when mailed by an overnight courier service, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party as set forth in the Common Stock and Warrant Purchase Agreement, dated as of October 17 2007, between the Company and Energenics Holdings Pte Ltd, or if to the Company, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713 or at such other address of which the Company or the Holder has been advised by notice hereunder.

10.                                 Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

O2Diesel Corporation

By:
David H. Shipman
Chief Financial Officer

6

Appendix A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase                      shares of the Common Stock of O2DIESEL CORPORATION, a Delaware corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $                     in payment therefor, or (ii) exercise this Warrant for the purchase of                shares of Common Stock, pursuant to the provisions of Section 1 of the attached Warrant.  The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

Signature

Print Name:

Signature, if jointly held

Print Name:

Date:

7

Appendix B

ASSIGNMENT FORM

FOR VALUE RECEIVED                                                           (“Assignor”) hereby sells, assigns and transfers unto                                                                (“Assignee”) all of Assignor’s right, title and interest in, to and under Warrant No. W-         issued by                                                         , dated                             .

DATED:

ASSIGNOR:

Signature
Print Name:

Signature, if jointly held
Print Name:

ASSIGNEE:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.

Signature
Print Name:

Signature, if jointly held
Print Name:

8

Exhibit 10.32

AMENDMENT No. 1 to

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This AMENDMENT No. 1 (this “Amendment”), dated as of December 10, 2007, by and between O2Diesel Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Energenics Holdings Pte Ltd, a company incorporated in Singapore (the “Energenics”).

W I T N E S S E T H

WHEREAS, the Company and Seller are parties to the Common Stock and Warrant Purchase Agreement, dated October 17, 2007 (the “Purchase Agreement”), pursuant to which the Company is selling to Energenics shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock (“Investment Warrant”); and

WHEREAS, the parties wish to modify certain provisions of the Purchase  Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties hereby agree as follows:

1.                                      AMENDMENTS TO THE PURCHASE AGREEMENT.

a.                                       In Section 1.1(a), the number (i) “2,551,020” is hereby deleted, and “3,333,333” is inserted in lieu thereof, and (ii) “1,275,510” is hereby deleted, and “1,666,667” is inserted in lieu thereof.

b.                                      In Section 1.1(b), the number “US$0.50” is hereby deleted and “US$0.375” is inserted in lieu thereof.

c.                                       In Section 1.1(c), the phrase “equal to the lesser of (i) US$0.50, or (ii) 106% of the closing price per share (rounded to the nearest cent) of the Company’s Common Stock on the American Stock Exchange or, if the Company’s Common Stock is not listed on the American Stock Exchange, the closing price or bid per share on such other national securities exchange or quotation system upon which the Company’s Common Stock is listed or quoted, on the date such warrants are earned as described below” is hereby deleted and “of US$0.375” is inserted in lieu thereof.

d.                                      In Section 1.2, (i) the number “US$0.49” is hereby deleted and “US$0.375” is inserted in lieu thereof, and (ii) the phrase “The calculation of the Per Share Price consists of 105% of the closing price per share of the Company’s Common Stock on the American Stock Exchange on the day before the date hereof” is hereby deleted, and “The calculation of the Per Share Price consists of 121% of the closing price per share of the

Company’s Common Stock on the American Stock Exchange on the day before the date of the Amendment.”

2.                                      MISCELLANEOUS.

a.                                       Except as expressly provided herein, the Purchase Agreement shall be unmodified and shall remain in full force and effect in accordance with its terms.

b.                                      This Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

The foregoing Amendment is hereby executed effective as of the date first set first set forth above.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Name:	Alan R. Rae
Title:	Chief Executive Officer

ENERGENICS HOLDINGS PTE LTD

By:	/s/ Ronen Hazarika
Name:	Ronen Hazarika
Title:	Director

[Signature Page to Amendment - Share Price at $0.375]

Exhibit 10.33

ADDITIONAL WARRANT

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

October 17, 2007

O2DIESEL CORPORATION

Warrant for the Purchase of Common Stock (Void after October 17, 2012)

No. W-

FOR VALUE RECEIVED, this Warrant is hereby issued by O2DIESEL CORPORATION, a Delaware corporation with file number 3857061 and publicly traded on the American Stock Exchange and having its Principal Executive Offices at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 (the “Company”), to Energenics Holdings Pte Ltd, a company incorporated in Singapore with registration number 200612991G and having its registered office at 7 Temasek Boulevard, Suntec City Tower 1 #04-01A, Singapore 038987 (the “Holder”).  Subject to the provisions of this Warrant, the Company hereby grants to Holder the right to purchase up to 391,157 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at US$0.375 per share (“Exercise Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.                                       Exercise of Warrant.  Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant on or after April 17, 2008, but no later than October 17, 2012. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form, attached hereto as Appendix A, duly executed by the Holder and accompanied by payment in cash or by certified check, payable to the order of the Company or by a wire transfer to the Company, of the aggregate Exercise Price for the total aggregate number of securities for which this Warrant is exercised.  The Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.”

Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price, if any, for the securities to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the

1

Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Warrant Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

2.                                       Reservation of Shares.  The Company will reserve for issuance and delivery upon exercise of this Warrant all shares of Warrant Stock.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3.                                       Assignment or Loss of Warrant.  Subject to the transfer restrictions herein (including Section 6), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form, attached hereto as Appendix B, duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

4.                                       Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.                                       Adjustments.

(a)                                  Adjustment for Recapitalization.  If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.

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(b)                                 Adjustment for Reorganization, Consolidation, Merger, Etc.  If at any time after the date hereof the Company has a Change in Control, the Holder agrees that, either (a) Holder shall exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of the Change of Control. For purposes of this Warrant, a “Change in Control” shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that immediately before the Change of Control directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

(c)                                  Certificate as to Adjustments.  The adjustments provided in this Section 5 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder).  In each case of an adjustment in the number of shares of Common Stock  receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will mail a copy of each such certificate to each Holder.

(d)                                 Notices of Record Date, Etc.  In the event that:

(i)                                     the Company shall declare any dividend or other distribution to the holders of Common Stock, or authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(ii)                                  the Company has a Change in Control; or

(iii)                               the Company authorizes any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or

3

winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.  Such notice shall be mailed at least 20 days prior to the date therein specified.

(e)                                  No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

6.                                       Transfer to Comply with the Securities Act.  This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:  (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

7.                                       Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other rule or regulation of the Securities Exchange Commission (“Commission”) that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a)                                  make and keep public information available, as required by Rule 144, at all times;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to the Holder, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

8.                                       Legend.

(a)                                  Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant

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Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO O2DIESEL CORPORATION (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

(b)                                 The legend requirements shall terminate when (i) the shares in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

(c)                                  Upon termination of the legend requirements as per Section 8(b) above, the Company shall instruct its transfer agent to issue a new share certificate at no cost to the Holder without a legend limiting the sale or transfer of the shares.

9.                                       Notices.  All notices required hereunder shall be in writing and shall be deemed given by facsimile transmission, delivered personally or within one day after mailing when mailed by an overnight courier service, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party as set forth in the Common Stock and Warrant Purchase Agreement, dated as of October 17, 2007, between the Company and Energenics Holdings Pte Ltd, or if to the Company, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713 or at such other address of which the Company or the Holder has been advised by notice hereunder.

10.                                 Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

O2Diesel Corporation

By:
Alan R. Rae
Chief Executive Officer

6

Appendix A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase                      shares of the Common Stock of O2DIESEL CORPORATION, a Delaware corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $                     in payment therefor, or (ii) exercise this Warrant for the purchase of                shares of Common Stock, pursuant to the provisions of Section 1 of the attached Warrant.  The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

Signature

Print Name:

Signature, if jointly held

Print Name:

Date:

7

Appendix B

ASSIGNMENT FORM

FOR VALUE RECEIVED                                                           (“Assignor”) hereby sells, assigns and transfers unto                                                                (“Assignee”) all of Assignor’s right, title and interest in, to and under Warrant No. W-         issued by                                                         , dated                             .

DATED:

ASSIGNOR:

Signature
Print Name:

Signature, if jointly held
Print Name:

ASSIGNEE:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.

Signature
Print Name:

Signature, if jointly held
Print Name:

8

Exhibit 10.34

December 15, 2007

Mr. Dale S. Barker

ProEco Energy Company

P.O. Box 26

Belle Fourche, South Dakota 57717

Re:	Project for Ethanol Plants

Dear Mr. Barker:

As we have previously discussed, the current market conditions for raising capital for ethanol plants are not favorable.  Nonetheless, we would like to continue our relationship with you, regarding the 56 million gallons per year ethanol plant in South Dakota (“Potential Project”).  The purpose of this letter (this “Letter”) is to set forth certain binding agreements between O2Diesel Corporation, a Delaware corporation (“O2Diesel”), and ProEco Energy Company, Inc. (“ProEco”) and certain selling shareholders of ProEco (the “Shareholders”), with respect to the Potential Project.  This Letter shall become effective on the day it is countersigned by you (“Effective Date”).

1.                                       Loan Agreement.  The parties agree to extend the maturity date of the Amended and Restated Term Loan Agreement, dated as of December 22, 2006, and as amended and restated on September 14, 2007 (“Loan Agreement”) from December 15, 2007 to January 31, 2008 (“Maturity Date”), and the parties shall execute a revised Amended and Term Loan Agreement, as attached hereto as Exhibit A.  As of December 15, 2007, there is $1,396,971.92 principal and interest outstanding (the “Loan”), and ProEco acknowledges and agrees that no further funds will be advanced pursuant to Section 2.1(b) of the Loan Agreement.  The Loan is evidenced by the Secured Promissory Note, as attached hereto as Exhibit B, and the Secured Promissory Note, as attached hereto as Exhibit C.

2.                                       Share Exchange Agreement.  Section 6.1(f) of the Share Exchange Agreement (the “Exchange Agreement”), dated as of January 12, 2007, by and between O2Diesel and ProEco, sets forth the automatic termination date of the Exchange Agreement.  Since the parties agree to extend the Maturity Date, the automatic termination date of the Exchange Agreement is also extended to January 31, 2008.

3.                                       Guarantee for Katzen International, Inc.  From the Effective Date, ProEco acknowledges and agrees that O2Diesel will not guarantee any additional payments above the $250,000, as set forth in the Letter, dated March 27, 2007, from O2Diesel to Katzen International, Inc.

4.                                       Negotiations with Other Parties.

a.               From the Effective Date, O2Diesel hereby expressly waives the prohibition in Section 4.4 of the Share Exchange Agreement.

b.              From the Effective Date, the parties agree that O2Diesel may enter into any merger, consolidation, share exchange, sale of assets, sale of securities, acquisition of beneficial ownership of capital stock of any party, or any joint venture or a similar transaction with respect to the design, construction and operation of ethanol power plants and/or biodiesel plants.

5.                                       Miscellaneous.

a.               Except as expressly set forth herein, the Loan Agreement and the Exchange Agreement remain in full force and effect in accordance with their respective terms.

b.              This Letter may be executed in any number of counterparts, which taken together shall constitute one and the same document.

[Remainder of the Page Left Intentionally Blank]

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Please sign and date this Letter in the space provided below to confirm the binding agreement and return a copy to the undersigned.  We look forward to continuing working together with you.

Very truly yours,

O2DIESEL CORPORATION

By:	/s/ Alan Rae
Alan Rae, Chief Executive Officer

Accepted and agreed.

PROECO ENERGY COMPANY, INC.

By:	/s/ Dale S. Baker
Dale S. Barker

Date: January 2, 2008

3

EXHIBIT A

AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of December 22, 2006, and as amended and restated on December 15, 2007 between

ProEco Energy Company (the “Borrower”)

and

Dale S. Barker and Barbara Pyle, as Pledgors

and

O2Diesel Corporation (the “Lender” and the “Collateral Agent”)

AMENDED AND RESTATED TERM LOAN AGREEMENT

This Amended and Restated Term Loan Agreement (this “Agreement”), dated as of December 22, 2006, (the “Effective Date”) and amended and restated as of December 15, 2007, is entered into by and among ProEco Energy Company, a South Dakota corporation (the “Borrower”), the Pledgors (as defined herein) and O2Diesel Corporation, a Delaware corporation as lender (the “Lender”) and as collateral agent (the “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower requires capital for the purchase of an option (the “Option”) to purchase parcels of land (collectively, the “Parcels” and individually, a “Parcel”) on which a new fuel-grade ethanol plant (the “Potential Project”) is to be constructed;

WHEREAS, the Borrower is willing to secure all of its Obligations (as hereinafter defined) by granting to the Collateral Agent, for the benefit of itself and the Lender, security interests in and a lien upon all of its property and assets now owned or hereafter acquired by the Borrower;

WHEREAS, certain stockholders and officers of the Borrower will benefit from the Loans (as hereinafter defined) made by the Lender to the Borrower and are willing to pledge collateral as security for payment and performance of all of the Obligations of the Borrower and to grant to the Collateral Agent, for the benefit of itself and the Lender, a security interest in and a lien upon all shares of the issued and outstanding common stock of the Borrower (the “Common Stock”) held by such officers;

WHEREAS, the Lender is willing to provide the Borrower with such capital on the terms and conditions hereafter provided; and

WHEREAS, the Borrower has requested, and the Lender has agreed to provide, (i) an extension of the Maturity Date of the Loans (as defined below) and (ii) an increase in the aggregate principal amount of the Delayed Draws (as defined below) that may be borrowed pursuant to this Agreement.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Business Day” means, with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in the State of Delaware.

“Change in Control” means (i) the failure of Dale S. Barker and Barbara Pyle to own, beneficially and of record, the issued and outstanding shares of voting stock of the Borrower held by them as of the Closing Date (appropriately adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events), (ii) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Borrower, in which the stockholders of the Borrower immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination; (iii) the sale of all, or substantially all, of the assets of the Borrower; or (iv) the sale of voting securities of the Borrower in a transaction or a series of related transactions to any person (or group of persons acting in concert) that results in such person (or group of persons) (together with their affiliates) owning more than fifty percent (50%) of the outstanding voting securities of the Borrower; provided that “Change of Control” shall not include any transaction involving the Lender acquiring voting securities or assets or merging with the Borrower.

“Closing Date” means December 22, 2006, or such later date as may be agreed by the parties hereto.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Credit Parties” (each individually, a “Credit Party”) shall mean the Borrower and each of the Pledgors.

“Disclosure Schedule” means the disclosure schedule to this Agreement delivered to the Lender by the Borrower upon execution and delivery of this Agreement.

“Environmental Condition” means any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by the Borrower or any other Person.  With respect to claims by employees or any other third parties, Environmental Condition shall also include the exposure of Persons to amounts of Hazardous Materials in amounts that have been determined to be deleterious to human health.

“Environmental Laws” means all currently applicable federal, state and local laws, ordinances, rules and regulations and standards, policies and other governmental requirements, administrative rulings and court judgments and decrees, including all amendments, and requirements applicable under common law that relate to (1) pollution; (2) the protection of human health and safety; (3) the protection or regulation of the environment, including without limitation, air, soils, wetlands, surface and underground water; (4) aboveground or underground storage tank regulation or removal; (5) wildlife; (6) protection or regulation of natural resources; (7) radioactive materials, including without limitation radon; (8) indoor air quality; and (9) chemicals, pesticides, mold or fungus or similar substances.  “Environmental Laws” include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651, et  seq., the Emergency

Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001, et seq., the Atomic Energy Act, 42 U.S.C. Section 2014, et seq., the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., the Endangered Species Act, 16 U.S.C. Section 1531, et seq., the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. Section 136, et seq., and their state analogs, all applicable state superlien or environmental clean-up or disclosure statutes in any state in which the Borrower operates or conducts any business, and all similar local laws, and all implementing regulations.

“Environmental Noncompliance” means any violation of any Environmental Law.

“Hazardous Materials” shall mean any materials regulated as hazardous or toxic under applicable Environmental Laws, or any other material regulated, or that could result in the imposition of liability, under Environmental Laws, including, without limitation, petroleum, petroleum products, fuel oil, crude oil or any fraction thereof, derivatives or byproducts of petroleum products or fuel oil, natural gas, mold, hazardous substances, toxic substances, polychlorinated biphenyls, any materials containing more than one percent (1%) asbestos by weight and any other substance determined to present a deleterious effect on human health or the environment.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Borrower:  (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled) (collectively, “Patents”); (b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, “Trademarks”); (c) works of authorship and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, “Copyrights”); (d) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, “Trade Secrets”); (e) all domain name registrations, web sites and web pages and related rights, items and documentation related thereto (collectively, “Internet Assets”); (f) computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases (“Software”); (g) mask works, and (h) all licenses, and sublicenses, and other agreements or permissions related to the preceding property.

“IT Assets” means computers, computer software (except for “off the shelf” or “shrink-wrap” software), firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines, and all other information technology equipment, and all associated documentation.

“Loan Documents” means this Agreement, the LOI, the Notes and any Security Documents.

“LOI” means that certain letter of intent, dated November 30, 2006, signed by the Lender and acknowledged by the Borrower.

“Maturity Date” means January 31, 2008.

“Mortgage” (or “Mortgages”) means any mortgage, deed of trust, deed to secure debt and other instrument, from time to time executed by the Borrower for the purpose of granting the Collateral Agent, for its benefit and the benefit of the Lender, a lien on real property of the Borrower, in form and substance satisfactory to the Lender.

“Obligations” means (i) all current or future unpaid principal of and accrued and unpaid interest (including without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; (ii) all other monetary obligations, including but not limited to, interest, fees, charges; and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower now or hereafter due arising under or in connection with the Loan Documents, expenses, indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower now or hereafter due under or in connection with the Loan Documents.

“Person” means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, by and among the Pledgors and the Collateral Agent.

“Pledged Collateral” shall have the meaning ascribed to such term in the Pledge Agreement.

“Pledgors” means Dale S. Barker and Barbara Pyle.

“Purchase Agreement” means that any definitive agreement entered into between the Borrower and the Lender pursuant to which the Lender acquires all or a portion of the Borrower’s assets or voting securities.

“Security Documents” means the Security Agreement, the Pledge Agreement and such other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or reasonably requested by the Lender to perfect and maintain perfected the Lender’s first priority security interest in the Collateral.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and between the Borrower and the Pledgors as Grantors and the Collateral Agent.

“Solvent” means, with respect to any Person, that (i) the fair value of all of such Person’s properties and assets is in excess of the total amount of its debts (within the meaning of the U.S. Bankruptcy Code); (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not “insolvent” as such term is defined in Section 101(31) of the U.S. Bankruptcy Code.

“Trains Project” means the project to build two 50 million gallon trains in connection with the Potential Project as described in the LOI.

“Transaction” means the acquisition by the Lender of 80% of the Common Stock of the Borrower in accordance with the terms and conditions set forth in the Purchase Agreement.

“U.S. Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C.  Section 101, et seq.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II

THE LOANS

2.1           Loans.

(a)         Subject to satisfaction of the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount of $150,000 (the “Initial Loan”), the proceeds of which shall be used by the Borrower solely to purchase the Option.

(b)         The Borrower may request that the Lender make additional term loans to the Borrower in an aggregate principal amount of up to $1,250,000 (each a “Delayed Draw”, and together with the Initial Loan, the “Loans”) by delivering a written request to the Lender specifying the amount of the Delayed Draw, the Business Day on which the Borrower wishes to make the Delayed Draw and the proposed use of the funds provided by the Delayed Draw.  The Lender may, in its absolute discretion, agree to provide a Delayed Draw to the Borrower, in each case in the amount and on the Business Day specified in the applicable Borrowing Request, subject to the conditions set forth in Section 3.2 of this Agreement.

2.2           Repayment.

(a)         The Borrower shall repay the Loans, together with all interest due thereon, and all other amounts owing under this Agreement or the Loan Documents in connection with the Loans in full on the Maturity Date; notwithstanding any of the foregoing, upon the Lender closing on a transaction to provide financing for the Trains Project, all amounts owing under this Agreement or the Loan Documents in connection with the Loans shall be converted into an intercompany loan from the Lender to the Borrower (the “Intercompany Loan”) evidenced by a promissory note to be repaid on a date mutually agreed upon by the parties.

(b)         The obligation of the Borrower to repay the principal amount of the Loans, and any and all interest which accrues thereon, shall be evidenced by a series of promissory notes executed and delivered by the Borrower in the form of Exhibit A hereto (collectively, the “Notes” and each individually, a “Note”).

(c)         In the event that the Lender informs the Borrower that the Lender either (i) is unable to obtain financing for the Trains Project or (ii) chooses to participate in another opportunity related to an ethanol plant or the ethanol industry, the parties shall use commercially reasonable efforts to renegotiate mutually agreeable repayment terms of all amounts then owing under this Agreement or the Loan Documents in connection with the Loans.

2.3           Interest.  Interest on the Loans shall accrue at a per annum rate equal to seven percent (7%) (the “Applicable Rate”), provided, however, during any period in which a Default (as defined below), shall exist, interest on the Loans shall accrue at a rate per annum equal to two percent (2%) above the Applicable Rate.  Interest shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest on the Loans shall not be paid in cash but instead automatically shall be added to the outstanding principal balance of the Loans on the first (1st) Business Day of each calendar month prior to the Maturity Date and shall be treated in all respects as outstanding principal under the Loans.

2.4           Method of Payment.  All payments of principal and fees hereunder shall be made in immediately available funds in United States Dollars to the Lender at the Lender’s address specified pursuant to Section 8.11, by noon (local time) on the date the same shall be due.  The Loans may be prepaid in whole or in part without penalty.  Amounts repaid or prepaid with respect to the Loans may not be reborrowed, provided that the Borrower shall give the Lender written notice of its intention to prepay any of the outstanding amounts, which notice shall specify the amount to be so prepaid and the date of such prepayment, not less than two (2) Business Days prior to such prepayment.

ARTICLE III

CONDITIONS PRECEDENT

3.1           Conditions to the Initial Loan.  The obligation of the Lender to make the Initial Loan shall be subject to the following conditions precedent:

(a)         each of the Credit Parties, to the extent applicable to such Credit Party, shall have furnished to the Lender, or caused to be furnished to the Lender (unless otherwise waived by Lender in writing), the following, in form and substance reasonably satisfactory to the Lender and its counsel, each dated as of the Effective Date (or such other date as shall be acceptable to the Lender):

(i) each of the following Loan Documents to which it is a party, duly executed by an authorized officer and the other parties thereto: this Agreement, a Note in the principal amount of $150,000, the Security Agreement and the Pledge Agreement;

(ii) evidence of all filings of the financing statements with respect to the Security Agreement and the other Security Documents; searches or other evidence as to the absence of any liens on the Collateral; and evidence that all other actions with respect to the liens created by the Security Documents have been taken as are necessary or appropriate to perfect such liens and establish a first priority security interest in favor of the Lender in the Collateral, including the Pledged Collateral; and

(iii) such other documents as the Lender or its counsel may reasonably request.

(b)         the representations and warranties of each Credit Party made in Article IV of this Agreement and the other Loan Documents shall be true and correct when made, and shall be true in on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(c)         each Credit Party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date; and

(d)         the Lender shall have received an opinion letter, dated as of the Closing Date and addressed to the Collateral Agent and the Lender, from counsel to the Borrower, in a form that is reasonably satisfactory to the Lender.

3.2           Conditions to Subsequent Drawings.  The obligation of the Lender to lend additional amounts for any Delayed Draw shall be subject to the following conditions precedent and solely at the discretion of the Lender:

(a)         no Default (as defined below) has occurred or is continuing or would result from the Delayed Draw;

(b)         as of the date that the Delayed Draw is made, all of the representations and warranties of the Borrower contained in Article IV and in the other Loan Documents shall be true and correct (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except for changes after the Closing Date which are not prohibited by any Loan Document);

(c)         the Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it in order to make a Delayed Draw, including the Post-Closing Conditions Subsequent, if applicable;

(d)         the Lender shall have completed its first level due diligence review of the Borrower’s business, assets, contracts, prospects and financial condition and the technical feasibility of the Potential Project, and the Lender shall be satisfied in all respects with the results of such first level due diligence review; and

(e)         the Borrower shall have delivered (i) a Note, duly executed by an authorized officer, in the principal amount of the applicable Delayed Draw and (ii) any documents related to the proposed use of Funds for the Delayed Draw as the Lender shall reasonably request.

3.3           Post-Closing Conditions Subsequent.

(a)           Within thirty (30) days following the Closing Date, the Borrower shall enter into an executed account control agreement, in a form reasonably satisfactory to the Lender, with respect to each account maintained by the Borrower.

(b)           Within ten (10) days following the Closing Date, the Borrower shall deliver to the Lender evidence in a form acceptable to the Lender that the Borrower has used the funds advanced in the Initial Loan to make a payment toward the purchase of the Option.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedule delivered by the Borrower to the Lender, each section of which shall only qualify the representation or warranty in the correspondingly numbered Section of this Agreement, each Credit Party, as applicable, represents and warrants to the Lender that on the date hereof:

4.1           Organization and Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of South Dakota, is qualified to transact business in the jurisdictions listed on the Disclosure Schedule and has the requisite corporate power and authority and legal capacity to own and operate its properties and assets, to conduct its business as now conducted and as currently proposed to be conducted in the future, to enter into, execute and deliver this Agreement and the Loan Documents, to issue the Notes and to perform its obligations under this Agreement and the Loan Documents and any other agreement to which the Borrower is a party, the execution and delivery of which are contemplated hereby.  The Borrower is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, condition, results or operations, assets or liabilities (a “Material Adverse Effect”).

4.2           Authorization; Enforceable Obligations.  Except as set forth on the Disclosure Schedule, the execution, delivery and performance by the Borrower of each of the Loan Documents, to the extent it is a party thereto, and the creation of all liens provided for herein and therein:  (a)  have been and will be duly authorized by all necessary or proper action; (b) are not in contravention of any provision of the Borrower’s by-laws or charter; (c) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (d) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect); (e) will not result in the creation or imposition of any lien upon any of the property of the Borrower other than those in favor of the Lender, all pursuant to the Loan Documents; and (f) do not require the consent or approval of any governmental body, agency, authority or any other Person, except such consents as have been obtained.  Each of the Loan Documents delivered in connection herewith at such time shall have been duly executed and delivered for the benefit of or on behalf of the Borrower, and each shall then constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

4.3           No Default.  The Borrower is not, and after giving effect to this Agreement shall not be, in default in the payment or performance of any contractual obligation where such default could have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) on the Borrower.

4.4           Financial Information; Minute Books, Solvency.

(a)         All balance sheets, all statements of operations, stockholders’ equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes.  As of the date here, the Borrower has no material contingent liabilities or material liabilities for taxes, long-term leases or forward or long-term commitments except as set forth on the Disclosure Schedule.

(b)         The Borrower is Solvent and, after giving effect to the borrowings under this Agreement, will be Solvent.

4.5           Investment Company Act.  No Credit Party is, or after giving effect to the transactions contemplated by the Loan Documents will be, an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or any other federal or state law limiting its ability to incur debt or to execute, deliver or perform the Loan Documents to which it is a party.

4.6           Intellectual Property.

(a)         The Disclosure Schedule sets forth a true and complete list of (i) all Intellectual Property owned by the Borrower, indicating for each item that is registered the registration or application number and the applicable filing jurisdiction and (ii) all Intellectual Property contracts (other than licenses for commercial “off-the-shelf” or “shrink-wrap” software that are not material to the business, operations, financial condition or performance of the Borrower, taken as a whole).  The Borrower exclusively owns (beneficially, and of record where applicable) all right, title and interest in and to all Intellectual Property set forth on the Disclosure Schedule (the “Scheduled Intellectual Property”) free and clear of all liens not otherwise permitted in this Agreement, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business.  The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree, or agreement adversely affecting the use thereof by the Borrower or its rights thereto, and is valid, subsisting and enforceable.  The Borrower does not, and has not in the past five years, infringed or otherwise violated the Intellectual Property rights of any third party.  The Borrower has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement unchanged  There is no litigation, opposition, cancellation, proceeding, objection, or claim pending, asserted, or threatened against the Borrower concerning the ownership, validity, registerability, enforceability, infringement, use of, or licensed right to use any Intellectual Property, except as set forth on the Disclosure Schedule.  To the knowledge of the Borrower, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection, or claim.  To the Borrower’s knowledge, no person is violating any Scheduled Intellectual Property right that the Borrower holds exclusively.

(b)         The Scheduled Intellectual Property that is registered has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as applicable, and such registration, filings, issuances, and other actions remain in full force and effect, and are current and unexpired.  The Borrower has properly executed and recorded all documents necessary to perfect its title to all Scheduled Intellectual Property, and has filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items.

(c)         The Borrower has taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used, or held by the Borrower, and, to the Borrower’s knowledge, such Trade Secrets have not been used, disclosed to, or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached.  All current and prior employees of the Borrower have executed valid intellectual property and confidentiality agreements for the benefit of the Borrower, and to the Borrower’s knowledge, no current or prior employee is in default or breach of any term of any such agreement.

(d)         The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Borrower in connection with its business, and have not materially malfunctioned or failed within the past three (3) years.  To the Borrower’s knowledge, no person has gained unauthorized access to the IT Assets.  The Credit Parties have implemented reasonable backup and disaster recovery technology consistent with industry practices.

4.7           Insurance.  All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, (a) as of the Closing Date are listed on the Disclosure Schedule, (b) are in full force and effect, and (c) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses as the Borrower.  The Borrower does not provide any of its insurance through self-insurance.

4.8           Environmental Matters.  Except as set forth on the Disclosure Schedule, the Borrower has not received any written, or to the knowledge of any Credit Party oral, claim or notice alleging that the Borrower is not in compliance with or is in violation of any Environmental Law, or has liability or responsibility under any Environmental Law.  There are no pending or, to the knowledge of any Credit Party threatened, investigations, inquiries, administrative proceedings, actions, suits, claims, charges, complaints, demands, notices or legal proceedings against the Borrower, the Borrower’s business or assets, under Environmental Laws, including those that involve or relate to Environmental Conditions, Environmental Noncompliance or the release, use, disposal or arranging for disposal of any Hazardous Materials on or from any real property used, leased or owned by the Borrower.  Except as set forth on the Disclosure Schedule, the Borrower has not released any Hazardous Materials on, under or about any real property used, leased or owned by the Borrower in quantities that are required to be reported under or that requires investigation or remediation pursuant to Environmental Law or that otherwise is in violation of any requirement of any Environmental Law.  The Borrower is in compliance with Environmental Laws.  The Borrower has not generated, stored, treated, handled, disposed of, or arranged to dispose of, Hazardous Materials in a manner or to a location that could reasonably be expected to result in liability to the Borrower under Environmental Laws.  The Borrower has not exposed any employee or other individual to any Hazardous Materials or conditions that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand for damage to, or investigation and remediation of, any site, location or body of water (surface or subsurface), or any illness of or personal injury to any employee or individual.

4.9           Accounts.  The Disclosure Schedule lists all accounts, whether a deposit account or a securities account, of the Borrower.

4.10         Additional Representations and Warranties.  All representations and warranties made in the Security Agreement are true, correct and complete as of the Effective Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such particular date).

ARTICLE V

COVENANTS

For so long as the Loans remain outstanding under this Agreement, unless the Lender shall otherwise consent in writing, each Credit Party covenants and agrees, as applicable, that from, and after the date hereof (except as otherwise provided in this Agreement, or unless the Lender has given its prior written consent):

5.1           Notices.  It shall give the Collateral Agent prompt written notice of any (a) Default (as defined below), (b) any notice received related to any environmental matter described in Section 4.8 of this Agreement, (c) any material amendment to the Borrower’s bylaws or charter, or (d) the occurrence of any event, condition or other circumstance that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, in each case accompanied by copies of all notices given or received by such Credit Party with respect to such event or condition.

5.2           Maintenance of a Perfected, First Priority Security Interest.  It shall execute all documents and take all actions necessary to perfect and maintain at all times the Lender’s first priority security interest in all of the Collateral (including the Pledged Collateral as defined in the Pledge Agreement), now owned or acquired at any later date by such Credit Party.

5.3           Real Estate.  If the Borrower shall acquire a fee or leasehold interest in real estate, the Borrower will execute a first priority Mortgage, in form and substance reasonably satisfactory to the Lender, in favor of the Collateral Agent, for its benefit and the benefit of the Lender, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords’ estoppel agreements with respect thereto as the Collateral Agent or the Lender shall reasonably request.

5.4           Deposit Accounts.  The Borrower shall not maintain any account without an effective account control agreement, in form and substance reasonably satisfactory to the Lender.

5.5           Execution of Supplemental Instruments.  It shall execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this Agreement may be carried into effect.

5.6           Corporate Name; Domicile.  The Borrower shall not amend or modify its Articles of Incorporation to change its corporate name.  No Credit Party shall change its domicile without providing at least ten (10) Business Days’ prior written notice to the Collateral Agent.

5.7           Change of Control.  No Change of Control shall occur.

ARTICLE VI

DEFAULTS

The occurrence of any one or more of the following events shall constitute a default hereunder (each, a “Default”):

6.1           Any representation or warranty made in this Agreement by any Credit Party to the Lender shall be materially false on the date as of which the same is made.

6.2           Nonpayment of any amount of principal or accrued, unpaid interest due under any Note as and when the same is due and payable.

6.3           The breach by the Borrower of any of the covenants contained in Article V hereof.

6.4           The occurrence of any default or event of default under any of the other Loan Documents.

6.5           The Borrower shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, acquiesce in, or have appointed for it or any substantial portion of its property a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.5.

ARTICLE VII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

7.1           Acceleration.  If any Default described in Section 6.5 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election, notice or action on the part of the Lender.  If any other Default occurs, the Lender may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

7.2           Amendments.  The Lender and the Credit Parties may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or any Credit Party hereunder or waiving any Default hereunder.  To be effective, any such amendment or waiver must be in writing and signed by the Lender and each Credit Party.

7.3           Preservation of Rights, No Adverse Impact.  No delay or omission of the Lender or the Collateral Agent to exercise any right under this Agreement or any of the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents, or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

7.4           Remedies.

(a)         Upon the occurrence and during the continuance of a Default, the Lender may proceed to protect and enforce to the Lender’s rights by suit in equity, action of law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement, any Loan Document or in any instrument or document delivered to the Lender pursuant hereto, or in the exercise of any rights, remedies or powers granted in this Agreement, any Loan Document and/or any such instrument or document.  The Lender may proceed to declare the obligations under this Agreement or any Loan Document to be due and payable pursuant to Section 7.1 hereof and the Lender may proceed to enforce payment of such documents as provided herein, or in any Loan Document, and may offset and apply toward the payment of such amount any indebtedness of any Credit Party to the Borrower.

(b)         Upon the occurrence and during the continuance of a Default, the Lender may apply as any Credit Party’s attorney-in-fact for any Intellectual Property rights, and sell, lease or license the Collateral to third persons or associations without being liable to such Credit Party on account of any losses, damage or depreciation that may occur as a result thereof so long as the Lender shall act reasonably and in good faith; and at the Lender’s option and without notice to such Credit Party (except as specifically herein provided) the Lender may sell, license, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as the Lender deems advisable.  The Lender shall give the applicable Credit Party at least ten (10) Business Days’ by hand delivery at or by United States first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), to the address specified herein, of the time and place of any public or private sale or other disposition.

(c)         If any Default described in Section 6.2 occurs with respect to the Borrower, the Lender may, at its absolute discretion, exercise the Option to purchase the Parcels or any Parcel.

7.5           Application of Proceeds.  Any and all proceeds of any Collateral realized or obtained by the Lender upon exercise of its rights and remedies hereunder, shall be applied to the amounts outstanding under this Agreement or any other Loan Document, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

(a)         Any and all proceeds of any Collateral shall first be applied to the payment of any and all expenses, charges or other amounts which may be due and owing under this Agreement or the other Loan Documents; and

(b)         Any and all proceeds of any Collateral remaining after application as provided in paragraph (a) above shall be applied to the payment of principal, interest or charges outstanding with respect to the Loans or under any Note or the other Loan Documents; and

(c)         Any surplus remaining after application as provided in paragraphs (a) and (b) above, shall be paid to the Borrower, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII

GENERAL PROVISIONS

8.1           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of any Note and the making of the Loans herein contemplated.

8.2           Termination of Security Interest and Related Obligations.  In the event that the Loans are converted to an Intercompany Loan as provided for in Section 2.2 of this Agreement, the covenants set forth in Sections 5.2 through 5.4 of this Agreement and any and all obligations of the Credit Parties to provide security under or arising out of any other Loan Document shall terminate and the Collateral Agent will release the Collateral pursuant to the terms of the applicable Security Documents, except that any indemnities provided to the Lender in its capacity as “Lender” or as “Collateral Agent” shall survive the termination of any provisions of this Agreement or any Loan Document.

8.3           Headings.  Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

8.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding between the Credit Parties and the Lender and supersede all prior agreements and understandings between the Credit Parties and the Lender relating to the subject matter thereof.

8.5           No Third Party Beneficiary.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

8.6           Expenses.  Upon the occurrence of a Default, and so long as a Default is continuing, the Credit Parties shall pay to the Lender on demand all expenses reasonably incurred in connection with the collection and enforcement of all Obligations under the Loan Documents including, without limitation, all reasonable attorneys’ fees, and all reasonable costs incurred by the Lender in connection with the collection and enforcement of the Obligations and in connection with any proceeding commenced by or against the Borrower under the U.S. Bankruptcy Code.

8.7           Severability of Provisions.  Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.8           Nonliability of the Lender.  The relationship between the Borrower and the Lender shall be solely that of borrower and lender, and that between the Pledgors and the Lender shall be solely that of pledgor and secured creditor.  The Lender shall have no fiduciary responsibilities to any Credit Party.  The Lender undertakes no responsibility to any Credit Party to review or inform the any Credit Party of any matter in connection with any phase of any Credit Party’s business or operations.

8.9           CHOICE OF LAW.  THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF DELAWARE.

8.10         Jurisdiction/Jury Trial Waiver/Other Matters.

(a)         The Lender and each Credit Party acknowledge and agree that any controversy which may arise under this Agreement or the relationship of such Credit Party and the

Lender established hereby, would be based upon difficult and complex issues.  Accordingly, to the fullest extent permitted by law, each Credit Party and the Lender hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against such Credit Party arising out of this Agreement or by reason of any other cause or dispute whatsoever between such Credit Party and the Lender of any kind or nature.

(b)         Each Credit Party and the Lender agree that the United States District Court for Delaware or any state court located in the State of Delaware shall have jurisdiction to hear and determine any claims or disputes between such Credit Party and the Lender pertaining directly or indirectly to this Agreement or to any matter arising herefrom.  Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such court.  Each Credit Party and the Lender waive any objection that they may now or hereafter have to the venue of any proceeding in any such court or that such proceeding was brought in an inconvenient forum and each agrees not to plead or claim the same.

(c)         Each Credit Party hereby waives personal service of any summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint, or other process or papers may be made by United States mail, postage prepaid addressed to such Credit Party at the address set forth below his or her signature hereto.  Should such Credit Party fail to appear or answer any summons, complaint, process or papers so served within thirty days after the mailing thereof, he or she shall be deemed in default and an order and/or judgment may be entered against him or her or her as prayed for in such summons, complaint, process or papers.

8.11         Further Assurances.  Each Credit Party at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lender may reasonably require, including, without limitation, (a) executing, delivering and filing financing statements and continuation statements under the Uniform Commercial Code of the State of Delaware, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

8.12         Successors and Assigns.  The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Credit Parties and the Lender and their respective successors and assigns, except that the Credit Parties shall not have the right to assign its rights or obligations under the Loan Documents and any assignment in violation thereof shall be null and void.

8.13         Giving Notice.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at their addresses as follows (unless designated in writing to the other parties): (i) if to any Credit Party, at the address set forth below such Credit Party’s name on the signature page hereto and (ii) if to the Lender, at the address set forth the Lender’s name on the signature page hereto.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after being sent; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

8.14         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this

Agreement by signing any such counterpart.  Facsimiled and photocopied signatures to this Agreement shall be valid.  This Agreement shall be effective when it has been executed by each Credit Party and the Lender.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

PROECO ENERGY COMPANY

By:	/s/ Dale S. Barker
Name:	Dale S. Barker
Title:	President
Address:	P.O. Box 261
Belle Fourche, South Dakota 57717
Telephone:
Facsimile:

O2DIESEL CORPORATION

By:	/s/ David H. Shipman
Name:	David H. Shipman
Title:	Chief Financial Officer
Address:	100 Commerce Drive, Suite 301
Newark, Delaware 19713

Telephone:	(302) 266-6000
Facsimile:	(302) 266-7076

PLEDGORS:

DALE S. BARKER

/s/ Dale S. Barker
Address:
Telephone:
Facsimile:

BARBARA PYLE

/s/ Barbara Pyle
Address:
Telephone:
Facsimile:

EXECUTION COPY

EXHIBIT B

SECURED PROMISSORY NOTE

$150,000	Newark, Delaware
December 26, 2006

ProEco Energy Company, Inc., a South Dakota corporation (the “Company”), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of O2Diesel Corporation (“O2Diesel” or the “Holder”), in U.S. dollars in immediately available funds, the principal amount of One Hundred Fifty Thousand and NO/100 ($150,000) (the “Principal Amount”), together with interest on the unpaid principal balance of this Secured Promissory Note (the “Note”) outstanding from time to time from the date hereof, at the rate provided in the Loan Agreement (as defined below).  The books and records of the Holder shall be conclusive as to the unpaid principal amount of this Note at any time outstanding, absent manifest error.

This Note is issued pursuant to the terms of the Loan Agreement, dated December 22, 2006 (as such agreement may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) to which the Company and the Holder are parties, to which reference is hereby made for a statement of all of the terms and conditions applicable to the Loan evidenced, hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.             Loan.  The Holder hereby loans to the Company on the date hereof the sum of the Principal Amount.  The principal amount of the indebtedness evidenced hereby shall be due and payable on the dates specified in the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full in accordance with and at such interest rates and at such times as are specified in the Loan Agreement.

2.             Default.  Upon the occurrence and during the continuance of a Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind (other than notices expressly provided for in the Loan Documents), be declared, and immediately shall become, due and payable.  In addition, the Holder shall have the right to exercise other remedies as provided in the Loan Agreement.  This Note is secured by the Security Documents.

3.             Waivers.

(a)           The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

(b)           No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.  No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

4.             Secured Obligations.  In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered, or caused to be delivered, to O2Diesel, as collateral agent for the Holder and any other holder of Notes (the “Collateral Agent”), the Security Documents, pursuant to which the Pledgors (as defined in that certain Security Agreement, dated as of December 22, 2006, by and among the Borrower, the Pledgors and the Secured Creditor and Collateral Agent (the “Security Agreement”)) has granted to the Collateral Agent, on behalf of the Holder and any other holder of Notes, as security and collateral for the payment and performance of its obligations hereunder, a first priority security interest in all of the property and assets of the Company and certain assets of each of the Pledgors, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement.

5.             General.

(a)           Successors: Assignment.  This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors.  The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

(b)           Changes.  Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein, may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Holder.

(c)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

O2Diesel Corporation
100 Commerce Drive, Suite 301
Newark, Delaware 19713
Attn:	David Shipman, Chief Financial Officer
Tel:	(302) 266-6000
Fax:	(302) 266-7076

With a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin, Esq.
Tel:	(703) 720-7011
Fax:	(703) 720-7399

2

and to the Company at the address indicated below:

ProEco Energy Company.
P.O. Box 261
Belle Fourche, South Dakota 57717
Attn: Dale S. Barker
Tel:	(605)
Fax:	(605)

With a copy to:

Buckmaster Law Offices, PC
P.O. Box 726
Belle Fourche, South Dakota 57717
Attn: Wesley W. Buckmaster
Tel:	(605) 892-2623
Fax:	(605) 892-6337

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d)           Severability.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

6.             Governing Law.

(a)           This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

(b)           The parties hereto hereby submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding relating to any dispute under this Note.  The Company hereby waives any right it may have to transfer or change the venue of any litigation between itself and the Holder in accordance with this sub-section.

(c)           THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.

PROECO ENERGY COMPANY

By:	/s/ Dale Barker
Name:	Dale Barker
Title:	President

4

EXECUTION COPY

EXHIBIT C

SECURED PROMISSORY NOTE

Newark, Delaware

ProEco Energy Company, Inc., a South Dakota corporation (the “Company”), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of O2Diesel Corporation (“O2Diesel” or the “Holder”), in U.S. dollars in immediately available funds, the Principal Amount (as defined below) together with interest on the unpaid principal balance of this Secured Promissory Note (the “Note”) outstanding from time to time from the date hereof, at the rate provided in the Loan Agreement (as defined below).  The books and records of the Holder shall be conclusive as to the unpaid Principal Amount of this Note at any time outstanding, absent manifest error.

This Note is issued pursuant to the terms of the Loan Agreement, dated December 22, 2006 (as such agreement may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) to which the Company and the Holder are parties, to which reference is hereby made for a statement of all of the terms and conditions applicable to the Loan evidenced, hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.             Loan.  The Holder hereby loans to the Company on the date hereof the sum of the Principal Amount.  As used in this Note, the “Principal Amount” means the aggregate amount loaned to the Company by the Holder as reflected on Schedule A to this Note.  Schedule A reflects all amount loaned to the Company by the Holders as of December 15, 2007.  The Company shall amend Schedule A to include any such loans to the Company by the Holder or any of its affiliates made after such date.  The Principal Amount of the indebtedness evidenced hereby shall be due and payable on the dates specified in the Loan Agreement.  Interest thereon shall be paid until such Principal Amount is paid in full in accordance with and at such interest rates and at such times as are specified in the Loan Agreement.

2.             Default.  Upon the occurrence and during the continuance of a Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind (other than notices expressly provided for in the Loan Documents), be declared, and immediately shall become, due and payable.  In addition, the Holder shall have the right to exercise other remedies as provided in the Loan Agreement.  This Note is secured by the Security Documents.

3.             Waivers.

(a)           The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

(b)           No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.  No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

4.             Secured Obligations.  In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered, or caused to be delivered, to O2Diesel, as collateral agent for the Holder and any other holder of Notes (the “Collateral Agent”), the Security Documents, pursuant to which the Pledgors (as defined in that certain Security Agreement, dated as of December 22, 2006, by and among the Borrower, the Pledgors and the Secured Creditor and Collateral Agent, as such agreement may from time to time be amended, restated, modified or supplemented (the “Security Agreement”)) has granted to the Collateral Agent, on behalf of the Holder and any other holder of Notes, as security and collateral for the payment and performance of its obligations hereunder, a first priority security interest in all of the property and assets of the Company and certain assets of each of the Pledgors, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement.

5.             General.

(a)           Successors: Assignment.  This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors.  The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

(b)           Changes.  Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Holder.

(c)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

O2Diesel Corporation
100 Commerce Drive, Suite 301
Newark, Delaware 19713
Attn:	David Shipman, Chief Financial Officer
Tel:	(302) 266-6000
Fax:	(302) 266-7076

With a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin, Esq.
Tel:	(703) 720-7011
Fax:	(703) 720-7399

and to the Company at the address indicated below:

ProEco Energy Company.
P.O. Box 261
Belle Fourche, South Dakota 57717
Attn: Dale S. Barker
Tel:	(605)
Fax:	(605)

With a copy to:

Buckmaster Law Offices, PC
P.O. Box 726
Belle Fourche, South Dakota 57717
Attn: Wesley W. Buckmaster
Tel:	(605) 892-2623
Fax:	(605) 892-6337

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d)           Severability.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

6.             Governing Law.

(a)           This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

(b)           The parties hereto hereby submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding relating to any dispute under this Note.  The Company hereby waives any right it may have to transfer or change the venue of any litigation between itself and the Holder in accordance with this sub-section.

(c)           THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.

PROECO ENERGY COMPANY

By:	/s/ Dale Barker
Name:	Dale Barker
Title:	President

SCHEDULE A

Date	Amount
1/17/2007	125,000.00
3/14/2007	125,000.00
4/25/2007	75,000.00
5/14/2007	65,000.00
5/30/2007	65,000.00
6/12/2007	65,000.00
6/27/2007	65,000.00
7/10/2007	65,000.00
7/25/2007	65,000.00
8/15/2007	65,000.00
9/07/2007	65,000.00
10/01/2007	65,000.00
10/15/2007	65,000.00
10/25/2007	40,000.00
11/01/2007	65,000.00
11/15/2007	40,000.00
11/30/2007	40,000.00
12/14/2007	40,000.00

Total:	$1,200,000.00

Exhibit 10.35

January 31, 2008

Mr. Dale S. Barker

ProEco Energy Company

P.O. Box 26

Belle Fourche, South Dakota 57717

Re:          Project for Ethanol Plants

Dear Mr. Barker:

In our previous letter dated December 15, 2007 (“December Letter”), the parties agreed to revise the agreements relating to their relationship regarding the 56 million gallons per year ethanol plant in South Dakota (“Potential Project”).  The purpose of this letter (this “Letter”) is to set forth additional binding agreements between O2Diesel Corporation, a Delaware corporation (“O2Diesel”), and ProEco Energy Company, Inc. (“ProEco”) and certain selling shareholders of ProEco, with respect to the Potential Project.  This Letter shall become effective on the day it is countersigned by you.

1.             Loan Agreement.  The parties agree to extend the maturity date of the Amended and Restated Term Loan Agreement, dated as of December 22, 2006, and as amended and restated on September 14, 2007 and December 15, 2007 (“Loan Agreement”) from January 31, 2008 to February 29, 2008 (“Maturity Date”), and the parties shall execute a revised Amended and Term Loan Agreement, as attached hereto as Exhibit A.  As of January 31, 2008, there is $1,419,424.25 principal and interest outstanding (the “Loan”).  The Loan is evidenced by the Secured Promissory Note, as attached hereto as Exhibit B, and the Secured Promissory Note, as attached hereto as Exhibit C.

2.             Share Exchange Agreement.  Section 6.1(f) of the Share Exchange Agreement (the “Exchange Agreement”), dated as of January 12, 2007, by and between O2Diesel and ProEco, sets forth the automatic termination date of the Exchange Agreement.  Since the parties agree to extend the Maturity Date, the automatic termination date of the Exchange Agreement is also extended to February 29, 2008.

3.             Miscellaneous.

a.     Except as expressly set forth herein, the Loan Agreement, the Exchange Agreement and December Letter remain in full force and effect in accordance with their respective terms.

b.     This Letter may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Please sign and date this Letter in the space provided below to confirm the binding agreement and return a copy to the undersigned.  We look forward to continuing working together with you.

Very truly yours,

O2DIESEL CORPORATION

By:	/s/ Alan Rae
Alan Rae, Chief Executive Officer

Accepted and agreed.

PROECO ENERGY COMPANY, INC.

By:	/s/ Dale S. Baker
Dale S. Barker

Date:  February 2, 2008

2

EXECUTION COPY

EXHIBIT A

AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of December 22, 2006, and as amended and restated on January 31, 2008 between

ProEco Energy Company (the “Borrower”)

and

Dale S. Barker and Barbara Pyle, as Pledgors

and

O2Diesel Corporation (the “Lender” and the “Collateral Agent”)

AMENDED AND RESTATED TERM LOAN AGREEMENT

This Amended and Restated Term Loan Agreement (this “Agreement”), dated as of December 22, 2006, (the “Effective Date”) and amended and restated as of January 31, 2008, is entered into by and among ProEco Energy Company, a South Dakota corporation (the “Borrower”), the Pledgors (as defined herein) and O2Diesel Corporation, a Delaware corporation as lender (the “Lender”) and as collateral agent (the “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower requires capital for the purchase of an option (the “Option”) to purchase parcels of land (collectively, the “Parcels” and individually, a “Parcel”) on which a new fuel-grade ethanol plant (the “Potential Project”) is to be constructed;

WHEREAS, the Borrower is willing to secure all of its Obligations (as hereinafter defined) by granting to the Collateral Agent, for the benefit of itself and the Lender, security interests in and a lien upon all of its property and assets now owned or hereafter acquired by the Borrower;

WHEREAS, certain stockholders and officers of the Borrower will benefit from the Loans (as hereinafter defined) made by the Lender to the Borrower and are willing to pledge collateral as security for payment and performance of all of the Obligations of the Borrower and to grant to the Collateral Agent, for the benefit of itself and the Lender, a security interest in and a lien upon all shares of the issued and outstanding common stock of the Borrower (the “Common Stock”) held by such officers;

WHEREAS, the Lender is willing to provide the Borrower with such capital on the terms and conditions hereafter provided; and

WHEREAS, the Borrower has requested, and the Lender has agreed to provide, (i) an extension of the Maturity Date of the Loans (as defined below) and (ii) an increase in the aggregate principal amount of the Delayed Draws (as defined below) that may be borrowed pursuant to this Agreement.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Business Day” means, with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in the State of Delaware.

“Change in Control” means (i) the failure of Dale S. Barker and Barbara Pyle to own, beneficially and of record, the issued and outstanding shares of voting stock of the Borrower held by them as of the Closing Date (appropriately adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events), (ii) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Borrower, in which the stockholders of the Borrower immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination; (iii) the sale of all, or substantially all, of the assets of the Borrower; or (iv) the sale of voting securities of the Borrower in a transaction or a series of related transactions to any person (or group of persons acting in concert) that results in such person (or group of persons) (together with their affiliates) owning more than fifty percent (50%) of the outstanding voting securities of the Borrower; provided that “Change of Control” shall not include any transaction involving the Lender acquiring voting securities or assets or merging with the Borrower.

“Closing Date” means December 22, 2006, or such later date as may be agreed by the parties hereto.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Credit Parties” (each individually, a “Credit Party”) shall mean the Borrower and each of the Pledgors.

“Disclosure Schedule” means the disclosure schedule to this Agreement delivered to the Lender by the Borrower upon execution and delivery of this Agreement.

“Environmental Condition” means any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by the Borrower or any other Person.  With respect to claims by employees or any other third parties, Environmental Condition shall also include the exposure of Persons to amounts of Hazardous Materials in amounts that have been determined to be deleterious to human health.

“Environmental Laws” means all currently applicable federal, state and local laws, ordinances, rules and regulations and standards, policies and other governmental requirements, administrative rulings and court judgments and decrees, including all amendments, and requirements applicable under common law that relate to (1) pollution; (2) the protection of human health and safety; (3) the protection or regulation of the environment, including without limitation, air, soils, wetlands, surface and underground water; (4) aboveground or underground storage tank regulation or removal; (5) wildlife; (6) protection or regulation of natural resources; (7) radioactive materials, including without limitation radon; (8) indoor air quality; and (9) chemicals, pesticides, mold or fungus or similar substances.  “Environmental Laws” include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., the Emergency

Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001, et seq., the Atomic Energy Act, 42 U.S.C. Section 2014, et seq., the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., the Endangered Species Act, 16 U.S.C. Section 1531, et seq., the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. Section 136, et seq., and their state analogs, all applicable state superlien or environmental clean-up or disclosure statutes in any state in which the Borrower operates or conducts any business, and all similar local laws, and all implementing regulations.

“Environmental Noncompliance” means any violation of any Environmental Law.

“Hazardous Materials” shall mean any materials regulated as hazardous or toxic under applicable Environmental Laws, or any other material regulated, or that could result in the imposition of liability, under Environmental Laws, including, without limitation, petroleum, petroleum products, fuel oil, crude oil or any fraction thereof, derivatives or byproducts of petroleum products or fuel oil, natural gas, mold, hazardous substances, toxic substances, polychlorinated biphenyls, any materials containing more than one percent (1%) asbestos by weight and any other substance determined to present a deleterious effect on human health or the environment.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Borrower:  (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled) (collectively, “Patents”); (b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, “Trademarks”); (c) works of authorship and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, “Copyrights”); (d) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, “Trade Secrets”); (e) all domain name registrations, web sites and web pages and related rights, items and documentation related thereto (collectively, “Internet Assets”); (f) computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases (“Software”); (g) mask works, and (h) all licenses, and sublicenses, and other agreements or permissions related to the preceding property.

“IT Assets” means computers, computer software (except for “off the shelf” or “shrink-wrap” software), firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines, and all other information technology equipment, and all associated documentation.

“Loan Documents” means this Agreement, the LOI, the Notes and any Security Documents.

“LOI” means that certain letter of intent, dated November 30, 2006, signed by the Lender and acknowledged by the Borrower.

“Maturity Date” means February 29, 2008.

“Mortgage” (or “Mortgages”) means any mortgage, deed of trust, deed to secure debt and other instrument, from time to time executed by the Borrower for the purpose of granting the Collateral Agent, for its benefit and the benefit of the Lender, a lien on real property of the Borrower, in form and substance satisfactory to the Lender.

“Obligations” means (i) all current or future unpaid principal of and accrued and unpaid interest (including without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; (ii) all other monetary obligations, including but not limited to, interest, fees, charges; and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower now or hereafter due arising under or in connection with the Loan Documents, expenses, indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower now or hereafter due under or in connection with the Loan Documents.

“Person” means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, by and among the Pledgors and the Collateral Agent.

“Pledged Collateral” shall have the meaning ascribed to such term in the Pledge Agreement.

“Pledgors” means Dale S. Barker and Barbara Pyle.

“Purchase Agreement” means that any definitive agreement entered into between the Borrower and the Lender pursuant to which the Lender acquires all or a portion of the Borrower’s assets or voting securities.

“Security Documents” means the Security Agreement, the Pledge Agreement and such other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or reasonably requested by the Lender to perfect and maintain perfected the Lender’s first priority security interest in the Collateral.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and between the Borrower and the Pledgors as Grantors and the Collateral Agent.

“Solvent” means, with respect to any Person, that (i) the fair value of all of such Person’s properties and assets is in excess of the total amount of its debts (within the meaning of the U.S. Bankruptcy Code); (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not “insolvent” as such term is defined in Section 101(31) of the U.S. Bankruptcy Code.

“Trains Project” means the project to build two 50 million gallon trains in connection with the Potential Project as described in the LOI.

“Transaction” means the acquisition by the Lender of 80% of the Common Stock of the Borrower in accordance with the terms and conditions set forth in the Purchase Agreement.

“U.S. Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C.  Section 101, et seq.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II

THE LOANS

2.1           Loans.

(a)           Subject to satisfaction of the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount of $150,000 (the “Initial Loan”), the proceeds of which shall be used by the Borrower solely to purchase the Option.

(b)           The Borrower may request that the Lender make additional term loans to the Borrower in an aggregate principal amount of up to $1,250,000 (each a “Delayed Draw”, and together with the Initial Loan, the “Loans”) by delivering a written request to the Lender specifying the amount of the Delayed Draw, the Business Day on which the Borrower wishes to make the Delayed Draw and the proposed use of the funds provided by the Delayed Draw.  The Lender may, in its absolute discretion, agree to provide a Delayed Draw to the Borrower, in each case in the amount and on the Business Day specified in the applicable Borrowing Request, subject to the conditions set forth in Section 3.2 of this Agreement.

2.2           Repayment.

(a)           The Borrower shall repay the Loans, together with all interest due thereon, and all other amounts owing under this Agreement or the Loan Documents in connection with the Loans in full on the Maturity Date; notwithstanding any of the foregoing, upon the Lender closing on a transaction to provide financing for the Trains Project, all amounts owing under this Agreement or the Loan Documents in connection with the Loans shall be converted into an intercompany loan from the Lender to the Borrower (the “Intercompany Loan”) evidenced by a promissory note to be repaid on a date mutually agreed upon by the parties.

(b)           The obligation of the Borrower to repay the principal amount of the Loans, and any and all interest which accrues thereon, shall be evidenced by a series of promissory notes executed and delivered by the Borrower in the form of Exhibit A hereto (collectively, the “Notes” and each individually, a “Note”).

(c)           In the event that the Lender informs the Borrower that the Lender either (i) is unable to obtain financing for the Trains Project or (ii) chooses to participate in another opportunity related to an ethanol plant or the ethanol industry, the parties shall use commercially reasonable efforts to renegotiate mutually agreeable repayment terms of all amounts then owing under this Agreement or the Loan Documents in connection with the Loans.

2.3           Interest.  Interest on the Loans shall accrue at a per annum rate equal to seven percent (7%) (the “Applicable Rate”), provided, however, during any period in which a Default (as defined below), shall exist, interest on the Loans shall accrue at a rate per annum equal to two percent (2%) above the Applicable Rate.  Interest shall be calculated for actual days elapsed on the basis of a
360-day year.  Interest on the Loans shall not be paid in cash but instead automatically shall be added to the outstanding principal balance of the Loans on the first (1st) Business Day of each calendar month prior to the Maturity Date and shall be treated in all respects as outstanding principal under the Loans.

2.4           Method of Payment.  All payments of principal and fees hereunder shall be made in immediately available funds in United States Dollars to the Lender at the Lender’s address specified pursuant to Section 8.11, by noon (local time) on the date the same shall be due.  The Loans may be prepaid in whole or in part without penalty.  Amounts repaid or prepaid with respect to the Loans may not be reborrowed, provided that the Borrower shall give the Lender written notice of its intention to prepay any of the outstanding amounts, which notice shall specify the amount to be so prepaid and the date of such prepayment, not less than two (2) Business Days prior to such prepayment.

ARTICLE III

CONDITIONS PRECEDENT

3.1           Conditions to the Initial Loan.  The obligation of the Lender to make the Initial Loan shall be subject to the following conditions precedent:

(a)           each of the Credit Parties, to the extent applicable to such Credit Party, shall have furnished to the Lender, or caused to be furnished to the Lender (unless otherwise waived by Lender in writing), the following, in form and substance reasonably satisfactory to the Lender and its counsel, each dated as of the Effective Date (or such other date as shall be acceptable to the Lender):

(i) each of the following Loan Documents to which it is a party, duly executed by an authorized officer and the other parties thereto: this Agreement, a Note in the principal amount of $150,000, the Security Agreement and the Pledge Agreement;

(ii) evidence of all filings of the financing statements with respect to the Security Agreement and the other Security Documents; searches or other evidence as to the absence of any liens on the Collateral; and evidence that all other actions with respect to the liens created by the Security Documents have been taken as are necessary or appropriate to perfect such liens and establish a first priority security interest in favor of the Lender in the Collateral, including the Pledged Collateral; and

(iii) such other documents as the Lender or its counsel may reasonably request.

(b)           the representations and warranties of each Credit Party made in Article IV of this Agreement and the other Loan Documents shall be true and correct when made, and shall be true in on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(c)           each Credit Party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date; and

(d)           the Lender shall have received an opinion letter, dated as of the Closing Date and addressed to the Collateral Agent and the Lender, from counsel to the Borrower, in a form that is reasonably satisfactory to the Lender.

3.2           Conditions to Subsequent Drawings.  The obligation of the Lender to lend additional amounts for any Delayed Draw shall be subject to the following conditions precedent and solely at the discretion of the Lender:

(a)           no Default (as defined below) has occurred or is continuing or would result from the Delayed Draw;

(b)           as of the date that the Delayed Draw is made, all of the representations and warranties of the Borrower contained in Article IV and in the other Loan Documents shall be true and correct (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except for changes after the Closing Date which are not prohibited by any Loan Document);

(c)           the Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it in order to make a Delayed Draw, including the Post-Closing Conditions Subsequent, if applicable;

(d)           the Lender shall have completed its first level due diligence review of the Borrower’s business, assets, contracts, prospects and financial condition and the technical feasibility of the Potential Project, and the Lender shall be satisfied in all respects with the results of such first level due diligence review; and

(e)           the Borrower shall have delivered (i) a Note, duly executed by an authorized officer, in the principal amount of the applicable Delayed Draw and (ii) any documents related to the proposed use of Funds for the Delayed Draw as the Lender shall reasonably request.

3.3           Post-Closing Conditions Subsequent.

(a)           Within thirty (30) days following the Closing Date, the Borrower shall enter into an executed account control agreement, in a form reasonably satisfactory to the Lender, with respect to each account maintained by the Borrower.

(b)           Within ten (10) days following the Closing Date, the Borrower shall deliver to the Lender evidence in a form acceptable to the Lender that the Borrower has used the funds advanced in the Initial Loan to make a payment toward the purchase of the Option.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedule delivered by the Borrower to the Lender, each section of which shall only qualify the representation or warranty in the correspondingly numbered Section of this Agreement, each Credit Party, as applicable, represents and warrants to the Lender that on the date hereof:

4.1           Organization and Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of South Dakota, is qualified to transact business in the jurisdictions listed on the Disclosure Schedule and has the requisite corporate power and authority and legal capacity to own and operate its properties and assets, to conduct its business as now conducted and as currently proposed to be conducted in the future, to enter into, execute and deliver this Agreement and the Loan Documents, to issue the Notes and to perform its obligations under this Agreement and the Loan Documents and any other agreement to which the Borrower is a party, the execution and delivery of which are contemplated hereby.  The Borrower is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, condition, results or operations, assets or liabilities (a “Material Adverse Effect”).

4.2           Authorization; Enforceable Obligations.  Except as set forth on the Disclosure Schedule, the execution, delivery and performance by the Borrower of each of the Loan Documents, to the extent it is a party thereto, and the creation of all liens provided for herein and therein:  (a)  have been and will be duly authorized by all necessary or proper action; (b) are not in contravention of any provision of the Borrower’s by-laws or charter; (c) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (d) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect); (e) will not result in the creation or imposition of any lien upon any of the property of the Borrower other than those in favor of the Lender, all pursuant to the Loan Documents; and (f) do not require the consent or approval of any governmental body, agency, authority or any other Person, except such consents as have been obtained.  Each of the Loan Documents delivered in connection herewith at such time shall have been duly executed and delivered for the benefit of or on behalf of the Borrower, and each shall then constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

4.3           No Default.  The Borrower is not, and after giving effect to this Agreement shall not be, in default in the payment or performance of any contractual obligation where such default could have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) on the Borrower.

4.4           Financial Information; Minute Books, Solvency.

(a)           All balance sheets, all statements of operations, stockholders’ equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes.  As of the date here, the Borrower has no material contingent liabilities or material liabilities for taxes, long-term leases or forward or long-term commitments except as set forth on the Disclosure Schedule.

(b)           The Borrower is Solvent and, after giving effect to the borrowings under this Agreement, will be Solvent.

4.5           Investment Company Act.  No Credit Party is, or after giving effect to the transactions contemplated by the Loan Documents will be, an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or any other federal or state law limiting its ability to incur debt or to execute, deliver or perform the Loan Documents to which it is a party.

4.6           Intellectual Property.

(a)           The Disclosure Schedule sets forth a true and complete list of (i) all Intellectual Property owned by the Borrower, indicating for each item that is registered the registration or application number and the applicable filing jurisdiction and (ii) all Intellectual Property contracts (other than licenses for commercial “off-the-shelf” or “shrink-wrap” software that are not material to the business, operations, financial condition or performance of the Borrower, taken as a whole).  The Borrower exclusively owns (beneficially, and of record where applicable) all right, title and interest in and to all Intellectual Property set forth on the Disclosure Schedule (the “Scheduled Intellectual Property”) free and clear of all liens not otherwise permitted in this Agreement, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business.  The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree, or agreement adversely affecting the use thereof by the Borrower or its rights thereto, and is valid, subsisting and enforceable.  The Borrower does not, and has not in the past five years, infringed or otherwise violated the Intellectual Property rights of any third party.  The Borrower has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement unchanged There is no litigation, opposition, cancellation, proceeding, objection, or claim pending, asserted, or threatened against the Borrower concerning the ownership, validity, registerability, enforceability, infringement, use of, or licensed right to use any Intellectual Property, except as set forth on the Disclosure Schedule.  To the knowledge of the Borrower, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection, or claim.  To the Borrower’s knowledge, no person is violating any Scheduled Intellectual Property right that the Borrower holds exclusively.

(b)           The Scheduled Intellectual Property that is registered has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as applicable, and such registration, filings, issuances, and other actions remain in full force and effect, and are current and unexpired.  The Borrower has properly executed and recorded all documents necessary to perfect its title to all Scheduled Intellectual Property, and has filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items.

(c)           The Borrower has taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used, or held by the Borrower, and, to the Borrower’s knowledge, such Trade Secrets have not been used, disclosed to, or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached.  All current and prior employees of the Borrower have executed valid intellectual property and confidentiality agreements for the benefit of the Borrower, and to the Borrower’s knowledge, no current or prior employee is in default or breach of any term of any such agreement.

(d)           The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Borrower in connection with its business, and have not materially malfunctioned or failed within the past three (3) years.  To the Borrower’s knowledge, no person has gained unauthorized access to the IT Assets.  The Credit Parties have implemented reasonable backup and disaster recovery technology consistent with industry practices.

4.7           Insurance.  All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, (a) as of the Closing Date are listed on the Disclosure Schedule, (b) are in full force and effect, and (c) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses as the Borrower.  The Borrower does not provide any of its insurance through self-insurance.

4.8           Environmental Matters.  Except as set forth on the Disclosure Schedule, the Borrower has not received any written, or to the knowledge of any Credit Party oral, claim or notice alleging that the Borrower is not in compliance with or is in violation of any Environmental Law, or has liability or responsibility under any Environmental Law.  There are no pending or, to the knowledge of any Credit Party threatened, investigations, inquiries, administrative proceedings, actions, suits, claims, charges, complaints, demands, notices or legal proceedings against the Borrower, the Borrower’s business or assets, under Environmental Laws, including those that involve or relate to Environmental Conditions, Environmental Noncompliance or the release, use, disposal or arranging for disposal of any Hazardous Materials on or from any real property used, leased or owned by the Borrower.  Except as set forth on the Disclosure Schedule, the Borrower has not released any Hazardous Materials on, under or about any real property used, leased or owned by the Borrower in quantities that are required to be reported under or that requires investigation or remediation pursuant to Environmental Law or that otherwise is in violation of any requirement of any Environmental Law.  The Borrower is in compliance with Environmental Laws.  The Borrower has not generated, stored, treated, handled, disposed of, or arranged to dispose of, Hazardous Materials in a manner or to a location that could reasonably be expected to result in liability to the Borrower under Environmental Laws.  The Borrower has not exposed any employee or other individual to any Hazardous Materials or conditions that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand for damage to, or investigation and remediation of, any site, location or body of water (surface or subsurface), or any illness of or personal injury to any employee or individual.

4.9           Accounts.  The Disclosure Schedule lists all accounts, whether a deposit account or a securities account, of the Borrower.

4.10         Additional Representations and Warranties.  All representations and warranties made in the Security Agreement are true, correct and complete as of the Effective Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such particular date).

ARTICLE V

COVENANTS

For so long as the Loans remain outstanding under this Agreement, unless the Lender shall otherwise consent in writing, each Credit Party covenants and agrees, as applicable, that from, and after the date hereof (except as otherwise provided in this Agreement, or unless the Lender has given its prior written consent):

5.1           Notices.  It shall give the Collateral Agent prompt written notice of any (a) Default (as defined below), (b) any notice received related to any environmental matter described in Section 4.8 of this Agreement, (c) any material amendment to the Borrower’s bylaws or charter, or (d) the occurrence of any event, condition or other circumstance that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, in each case accompanied by copies of all notices given or received by such Credit Party with respect to such event or condition.

5.2           Maintenance of a Perfected, First Priority Security Interest.  It shall execute all documents and take all actions necessary to perfect and maintain at all times the Lender’s first priority security interest in all of the Collateral (including the Pledged Collateral as defined in the Pledge Agreement), now owned or acquired at any later date by such Credit Party.

5.3           Real Estate.  If the Borrower shall acquire a fee or leasehold interest in real estate, the Borrower will execute a first priority Mortgage, in form and substance reasonably satisfactory to the Lender, in favor of the Collateral Agent, for its benefit and the benefit of the Lender, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords’ estoppel agreements with respect thereto as the Collateral Agent or the Lender shall reasonably request.

5.4           Deposit Accounts.  The Borrower shall not maintain any account without an effective account control agreement, in form and substance reasonably satisfactory to the Lender.

5.5           Execution of Supplemental Instruments.  It shall execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this Agreement may be carried into effect.

5.6           Corporate Name; Domicile.  The Borrower shall not amend or modify its Articles of Incorporation to change its corporate name.  No Credit Party shall change its domicile without providing at least ten (10) Business Days’ prior written notice to the Collateral Agent.

5.7           Change of Control.  No Change of Control shall occur.

ARTICLE VI

DEFAULTS

The occurrence of any one or more of the following events shall constitute a default hereunder (each, a “Default”):

6.1           Any representation or warranty made in this Agreement by any Credit Party to the Lender shall be materially false on the date as of which the same is made.

6.2           Nonpayment of any amount of principal or accrued, unpaid interest due under any Note as and when the same is due and payable.

6.3           The breach by the Borrower of any of the covenants contained in Article V hereof.

6.4           The occurrence of any default or event of default under any of the other Loan Documents.

6.5           The Borrower shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, acquiesce in, or have appointed for it or any substantial portion of its property a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.5.

ARTICLE VII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

7.1           Acceleration.  If any Default described in Section 6.5 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election, notice or action on the part of the Lender.  If any other Default occurs, the Lender may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

7.2           Amendments.  The Lender and the Credit Parties may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or any Credit Party hereunder or waiving any Default hereunder.  To be effective, any such amendment or waiver must be in writing and signed by the Lender and each Credit Party.

7.3           Preservation of Rights, No Adverse Impact.  No delay or omission of the Lender or the Collateral Agent to exercise any right under this Agreement or any of the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents, or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

7.4           Remedies.

(a)           Upon the occurrence and during the continuance of a Default, the Lender may proceed to protect and enforce to the Lender’s rights by suit in equity, action of law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement, any Loan Document or in any instrument or document delivered to the Lender pursuant hereto, or in the exercise of any rights, remedies or powers granted in this Agreement, any Loan Document and/or any such instrument or document.  The Lender may proceed to declare the obligations under this Agreement or any Loan Document to be due and payable pursuant to Section 7.1 hereof and the Lender may proceed to enforce payment of such documents as provided herein, or in any Loan Document, and may offset and apply toward the payment of such amount any indebtedness of any Credit Party to the Borrower.

(b)           Upon the occurrence and during the continuance of a Default, the Lender may apply as any Credit Party’s attorney-in-fact for any Intellectual Property rights, and sell, lease or license the Collateral to third persons or associations without being liable to such Credit Party on account of any losses, damage or depreciation that may occur as a result thereof so long as the Lender shall act reasonably and in good faith; and at the Lender’s option and without notice to such Credit Party (except as specifically herein provided) the Lender may sell, license, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as the Lender deems advisable.  The Lender shall give the applicable Credit Party at least ten (10) Business Days’ by hand delivery at or by United States first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), to the address specified herein, of the time and place of any public or private sale or other disposition.

(c)           If any Default described in Section 6.2 occurs with respect to the Borrower, the Lender may, at its absolute discretion, exercise the Option to purchase the Parcels or any Parcel.

7.5           Application of Proceeds.  Any and all proceeds of any Collateral realized or obtained by the Lender upon exercise of its rights and remedies hereunder, shall be applied to the amounts outstanding under this Agreement or any other Loan Document, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

(a)           Any and all proceeds of any Collateral shall first be applied to the payment of any and all expenses, charges or other amounts which may be due and owing under this Agreement or the other Loan Documents; and

(b)           Any and all proceeds of any Collateral remaining after application as provided in paragraph (a) above shall be applied to the payment of principal, interest or charges outstanding with respect to the Loans or under any Note or the other Loan Documents; and

(c)           Any surplus remaining after application as provided in paragraphs (a) and (b) above, shall be paid to the Borrower, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII

GENERAL PROVISIONS

8.1           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of any Note and the making of the Loans herein contemplated.

8.2           Termination of Security Interest and Related Obligations.  In the event that the Loans are converted to an Intercompany Loan as provided for in Section 2.2 of this Agreement, the covenants set forth in Sections 5.2 through 5.4 of this Agreement and any and all obligations of the Credit Parties to provide security under or arising out of any other Loan Document shall terminate and the Collateral Agent will release the Collateral pursuant to the terms of the applicable Security Documents, except that any indemnities provided to the Lender in its capacity as “Lender” or as “Collateral Agent” shall survive the termination of any provisions of this Agreement or any Loan Document.

8.3           Headings.  Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

8.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding between the Credit Parties and the Lender and supersede all prior agreements and understandings between the Credit Parties and the Lender relating to the subject matter thereof.

8.5           No Third Party Beneficiary.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

8.6           Expenses.  Upon the occurrence of a Default, and so long as a Default is continuing, the Credit Parties shall pay to the Lender on demand all expenses reasonably incurred in connection with the collection and enforcement of all Obligations under the Loan Documents including, without limitation, all reasonable attorneys’ fees, and all reasonable costs incurred by the Lender in connection with the collection and enforcement of the Obligations and in connection with any proceeding commenced by or against the Borrower under the U.S. Bankruptcy Code.

8.7           Severability of Provisions.  Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.8           Nonliability of the Lender.  The relationship between the Borrower and the Lender shall be solely that of borrower and lender, and that between the Pledgors and the Lender shall be solely that of pledgor and secured creditor.  The Lender shall have no fiduciary responsibilities to any Credit Party.  The Lender undertakes no responsibility to any Credit Party to review or inform the any Credit Party of any matter in connection with any phase of any Credit Party’s business or operations.

8.9           CHOICE OF LAW.  THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF DELAWARE.

8.10         Jurisdiction/Jury Trial Waiver/Other Matters.

(a)           The Lender and each Credit Party acknowledge and agree that any controversy which may arise under this Agreement or the relationship of such Credit Party and the

Lender established hereby, would be based upon difficult and complex issues.  Accordingly, to the fullest extent permitted by law, each Credit Party and the Lender hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against such Credit Party arising out of this Agreement or by reason of any other cause or dispute whatsoever between such Credit Party and the Lender of any kind or nature.

(b)           Each Credit Party and the Lender agree that the United States District Court for Delaware or any state court located in the State of Delaware shall have jurisdiction to hear and determine any claims or disputes between such Credit Party and the Lender pertaining directly or indirectly to this Agreement or to any matter arising herefrom.  Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such court.  Each Credit Party and the Lender waive any objection that they may now or hereafter have to the venue of any proceeding in any such court or that such proceeding was brought in an inconvenient forum and each agrees not to plead or claim the same.

(c)           Each Credit Party hereby waives personal service of any summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint, or other process or papers may be made by United States mail, postage prepaid addressed to such Credit Party at the address set forth below his or her signature hereto.  Should such Credit Party fail to appear or answer any summons, complaint, process or papers so served within thirty days after the mailing thereof, he or she shall be deemed in default and an order and/or judgment may be entered against him or her or her as prayed for in such summons, complaint, process or papers.

8.11         Further Assurances.  Each Credit Party at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lender may reasonably require, including, without limitation, (a) executing, delivering and filing financing statements and continuation statements under the Uniform Commercial Code of the State of Delaware, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

8.12         Successors and Assigns.  The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Credit Parties and the Lender and their respective successors and assigns, except that the Credit Parties shall not have the right to assign its rights or obligations under the Loan Documents and any assignment in violation thereof shall be null and void.

8.13         Giving Notice.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at their addresses as follows (unless designated in writing to the other parties): (i) if to any Credit Party, at the address set forth below such Credit Party’s name on the signature page hereto and (ii) if to the Lender, at the address set forth the Lender’s name on the signature page hereto.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after being sent; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

8.14         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this

Agreement by signing any such counterpart.  Facsimiled and photocopied signatures to this Agreement shall be valid.  This Agreement shall be effective when it has been executed by each Credit Party and the Lender.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

PROECO ENERGY COMPANY

By:	/s/ Dale S. Barker
Name:	Dale S. Barker
Title:	President
Address:	P.O. Box 261
Belle Fourche, South Dakota 57717

Telephone:
Facsimile:

O2DIESEL CORPORATION

By:	/s/ David H. Shipman
Name:	David H. Shipman
Title:	Chief Financial Officer
Address:	100 Commerce Drive, Suite 301
Newark, Delaware 19713

Telephone:	(302) 266-6000
Facsimile:	(302) 266-7076

PLEDGORS:

DALE S. BARKER

/s/ Dale S. Barker
Address:
Telephone:
Facsimile:

BARBARA PYLE

/s/ Barbara Pyle
Address:
Telephone:
Facsimile:

EXECUTION COPY

EXHIBIT B

SECURED PROMISSORY NOTE

$150,000	Newark, Delaware
December 26, 2006

ProEco Energy Company, Inc., a South Dakota corporation (the “Company”), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of O2Diesel Corporation (“O2Diesel” or the “Holder”), in U.S. dollars in immediately available funds, the principal amount of One Hundred Fifty Thousand and NO/100 ($150,000) (the “Principal Amount”), together with interest on the unpaid principal balance of this Secured Promissory Note (the “Note”) outstanding from time to time from the date hereof, at the rate provided in the Loan Agreement (as defined below).  The books and records of the Holder shall be conclusive as to the unpaid principal amount of this Note at any time outstanding, absent manifest error.

This Note is issued pursuant to the terms of the Loan Agreement, dated December 22, 2006 (as such agreement may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) to which the Company and the Holder are parties, to which reference is hereby made for a statement of all of the terms and conditions applicable to the Loan evidenced, hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.             Loan.  The Holder hereby loans to the Company on the date hereof the sum of the Principal Amount.  The principal amount of the indebtedness evidenced hereby shall be due and payable on the dates specified in the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full in accordance with and at such interest rates and at such times as are specified in the Loan Agreement.

2.             Default.  Upon the occurrence and during the continuance of a Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind (other than notices expressly provided for in the Loan Documents), be declared, and immediately shall become, due and payable.  In addition, the Holder shall have the right to exercise other remedies as provided in the Loan Agreement.  This Note is secured by the Security Documents.

3.             Waivers.

(a)           The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

(b)           No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.  No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

4.             Secured Obligations.  In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered, or caused to be delivered, to O2Diesel, as collateral agent for the Holder and any other holder of Notes (the “Collateral Agent”), the Security Documents, pursuant to which the Pledgors (as defined in that certain Security Agreement, dated as of December 22, 2006, by and among the Borrower, the Pledgors and the Secured Creditor and Collateral Agent (the “Security Agreement”)) has granted to the Collateral Agent, on behalf of the Holder and any other holder of Notes, as security and collateral for the payment and performance of its obligations hereunder, a first priority security interest in all of the property and assets of the Company and certain assets of each of the Pledgors, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement.

5.             General.

(a)           Successors: Assignment.  This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors.  The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

(b)           Changes.  Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein, may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Holder.

(c)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

O2Diesel Corporation
100 Commerce Drive, Suite 301
Newark, Delaware 19713
Attn: David Shipman, Chief Financial Officer
Tel:	(302) 266-6000
Fax:	(302) 266-7076

With a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin, Esq.
Tel:	(703) 720-7011
Fax:	(703) 720-7399

2

and to the Company at the address indicated below:

ProEco Energy Company.
P.O. Box 261
Belle Fourche, South Dakota 57717
Attn: Dale S. Barker
Tel:	(605)
Fax:	(605)

With a copy to:

Buckmaster Law Offices, PC
P.O. Box 726
Belle Fourche, South Dakota 57717
Attn: Wesley W. Buckmaster
Tel:	(605) 892-2623
Fax:	(605) 892-6337

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d)           Severability.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

6.             Governing Law.

(a)           This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

(b)           The parties hereto hereby submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding relating to any dispute under this Note.  The Company hereby waives any right it may have to transfer or change the venue of any litigation between itself and the Holder in accordance with this sub-section.

(c)           THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.

PROECO ENERGY COMPANY

By:	/s/ Dale Barker
Name:	Dale Barker
Title:	President

4

EXECUTION COPY

EXHIBIT C

SECURED PROMISSORY NOTE

Newark, Delaware

ProEco Energy Company, Inc., a South Dakota corporation (the “Company”), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of O2Diesel Corporation (“O2Diesel” or the “Holder”), in U.S. dollars in immediately available funds, the Principal Amount (as defined below) together with interest on the unpaid principal balance of this Secured Promissory Note (the “Note”) outstanding from time to time from the date hereof, at the rate provided in the Loan Agreement (as defined below).  The books and records of the Holder shall be conclusive as to the unpaid Principal Amount of this Note at any time outstanding, absent manifest error.

This Note is issued pursuant to the terms of the Loan Agreement, dated December 22, 2006 (as such agreement may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) to which the Company and the Holder are parties, to which reference is hereby made for a statement of all of the terms and conditions applicable to the Loan evidenced, hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.             Loan.  The Holder hereby loans to the Company on the date hereof the sum of the Principal Amount.  As used in this Note, the “Principal Amount” means the aggregate amount loaned to the Company by the Holder as reflected on Schedule A to this Note.  Schedule A reflects all amount loaned to the Company by the Holders as of December 15, 2007.  The Company shall amend Schedule A to include any such loans to the Company by the Holder or any of its affiliates made after such date.  The Principal Amount of the indebtedness evidenced hereby shall be due and payable on the dates specified in the Loan Agreement.  Interest thereon shall be paid until such Principal Amount is paid in full in accordance with and at such interest rates and at such times as are specified in the Loan Agreement.

2.             Default.  Upon the occurrence and during the continuance of a Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind (other than notices expressly provided for in the Loan Documents), be declared, and immediately shall become, due and payable.  In addition, the Holder shall have the right to exercise other remedies as provided in the Loan Agreement.  This Note is secured by the Security Documents.

3.             Waivers.

(a)           The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

(b)           No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.  No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

4.             Secured Obligations.  In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered, or caused to be delivered, to O2Diesel, as collateral agent for the Holder and any other holder of Notes (the “Collateral Agent”), the Security Documents, pursuant to which the Pledgors (as defined in that certain Security Agreement, dated as of December 22, 2006, by and among the Borrower, the Pledgors and the Secured Creditor and Collateral Agent, as such agreement may from time to time be amended, restated, modified or supplemented (the “Security Agreement”)) has granted to the Collateral Agent, on behalf of the Holder and any other holder of Notes, as security and collateral for the payment and performance of its obligations hereunder, a first priority security interest in all of the property and assets of the Company and certain assets of each of the Pledgors, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement.

5.             General.

(a)           Successors: Assignment.  This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors.  The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

(b)           Changes.  Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Holder.

(c)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

O2Diesel Corporation
100 Commerce Drive, Suite 301
Newark, Delaware 19713
Attn: David Shipman, Chief Financial Officer
Tel:	(302) 266-6000
Fax:	(302) 266-7076

With a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin, Esq.
Tel:	(703) 720-7011
Fax:	(703) 720-7399

and to the Company at the address indicated below:

ProEco Energy Company.
P.O. Box 261
Belle Fourche, South Dakota 57717
Attn: Dale S. Barker
Tel:	(605)
Fax:	(605)

With a copy to:

Buckmaster Law Offices, PC
P.O. Box 726
Belle Fourche, South Dakota 57717
Attn: Wesley W. Buckmaster
Tel:	(605) 892-2623
Fax:	(605) 892-6337

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d)           Severability.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

6.             Governing Law.

(a)           This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

(b)           The parties hereto hereby submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding relating to any dispute under this Note.  The Company hereby waives any right it may have to transfer or change the venue of any litigation between itself and the Holder in accordance with this sub-section.

(c)           THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.

PROECO ENERGY COMPANY

By:	/s/ Dale Barker
Name:	Dale Barker
Title:	President

SCHEDULE A

Date	Amount
1/17/2007	125,000.00
3/14/2007	125,000.00
4/25/2007	75,000.00
5/14/2007	65,000.00
5/30/2007	65,000.00
6/12/2007	65,000.00
6/27/2007	65,000.00
7/10/2007	65,000.00
7/25/2007	65,000.00
8/15/2007	65,000.00
9/07/2007	65,000.00
10/01/2007	65,000.00
10/15/2007	65,000.00
10/25/2007	40,000.00
11/01/2007	65,000.00
11/15/2007	40,000.00
11/30/2007	40,000.00
12/14/2007	40,000.00
1/18/2008	10,000.00

Total:	$1,210,000.00

Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

        O2Diesel Corporation (the "Company") is a Delaware corporation. The table below sets forth all of the Company's subsidiaries as to state or jurisdiction of organization.

Subsidiary	State or Jurisdiction of Organization
O2Diesel, Inc.	Delaware
O2Diesel Químicos, Ltda.	Brazil
O2Diesel R&D SPA, S.L.	Spain
O2Diesel Europe PLC	Ireland
O2Diesel Asia Limited	Ireland

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-146797, 333-136119 and 333-127720 on Form S-3 and No. 333-136121 on Form S-8 of our report dated March 28, 2008, relating to the consolidated balance sheet of O2Diesel Corporation as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2007 and 2006 and for the period October 14, 2000 (inception) through December 31, 2007, included in the 2007 Annual Report on Form 10-KSB of O2Diesel Corporation.

/s/ Mayer Hoffman McCann P.C.

Plymouth Meeting, Pennsylvania
March 31, 2008

Exhibit 31.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER PURSUANT
TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alan Rae, certify that:

1.
I have reviewed this report on Form 10-KSB of O2Diesel Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, small business issuer's internal control over financial reporting; and

5.
The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 31, 2008
/s/  ALAN R. RAE

Alan R. Rae
 Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David Shipman, certify that:

1.
I have reviewed this report on Form 10-KSB of O2Diesel Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, small business issuers internal control over financial reporting; and

5.
The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

(a)
All Significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 31, 2008

/s/ David Shipman

David Shipman
Chief Financial Officer

Exhibit 32.1

O2DIESEL CORPORATION
(A Development Stage Company)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of O2Diesel Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alan Rae, Chief Executive Officer of the Company, and I, David H. Shipman, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

  1.
  The Report on Form 10-KSB fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date: March 31, 2008

/s/ ALAN RAE Alan Rae Chief Executive Officer	/s/ DAVID H. SHIPMAN David H. Shipman Chief Financial Officer

QuickLinks

  File No. 333-141974 Filed Pursuant to Rule 424(b)(4)
Annex A Form 10-KSB for 12/31/2007
O2Diesel Corporation (A Development Stage Company)
TABLE OF CONTENTS TO ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2007
NOTE REGARDING FORWARD LOOKING STATEMENTS
PART I
  Item 1. Description Of Business
  Item 2. Description of Property
  Item 3. Legal Proceedings
  Item 4. Submission of Matters to a Vote of Security Holders
PART II
  Item 5. Market for Common Equity and Related Stockholder Matters
  Item 7. Financial Statements
  Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures
  Item 8A. Controls and Procedures
  Item 8B. Other Information
PART III
  Item 9. Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance With Section 16(a) of the Exchange Act
  Item 10. Executive Compensation
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION
EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS
DIRECTOR COMPENSATION
  Item 11. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
  Item 14. Principal Accountant Fees and Services
SIGNATURES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
O2DIESEL CORPORATION (A Development Stage Company) CONSOLIDATED BALANCE SHEET December 31, 2007
O2DIESEL CORPORATION (A Development Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS
O2DIESEL CORPORATION (A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS
O2DIESEL CORPORATION (A Development Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
  Exhibit 31.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
  Exhibit 31.2
CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
  Exhibit 32.1
O2DIESEL CORPORATION (A Development Stage Company)
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002